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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
COMPUTER HORIZONS CORP.
(Name of Registrant as Specified In Its Charter)
NOT APPLICABLE
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        The purchase prices payable under the asset purchase agreements referred to herein consists of aggregate cash payments of $137,000,000. The amount of the filing fee, calculated in accordance with Rule 0-11 of the Securities Exchange Act of 1934, as amended, equals $107 for each $1,000,000 of the value of the transactions.

	(4)	Proposed maximum aggregate value of transaction: $137,000,000
	(5)	Total fee paid: $14,659
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED NOVEMBER 21, 2006

COMPUTER HORIZONS CORP.
49 Old Bloomfield Avenue
Mountain Lakes, NJ 07046-1495

                        , 200

Dear Shareholder:

        You are cordially invited to attend a special meeting of the holders of shares of Computer Horizons Corp., a New York corporation, common stock, par value $.10 per share, to be held on                         , 200    , at             a.m. local time, at                        .

        At the special meeting, you will be asked to consider and vote upon several proposals, including a proposal to approve the sale by us of substantially all of the assets of our Chimes, Inc. subsidiary (Proposal No. 1 in the proxy statement), a proposal to approve the sale by us of substantially all of the assets of our Commercial Services business (Proposal No. 2 in the proxy statement), and a proposal to approve and adopt a plan of complete liquidation and dissolution and to approve the transactions contemplated thereby pursuant to which our company will be dissolved and liquidated (Proposal No. 3 in the proxy statement).

        Details of the proposals are set forth in the enclosed proxy statement, which you are urged to read carefully. The Board of Directors believes that the proposals are in our and your best interests. In arriving at its decision to recommend the proposals, the Board of Directors carefully reviewed and considered the terms and conditions of the proposals and the factors described in the enclosed proxy statement.

        Your Board of Directors has unanimously approved each of the proposals and recommends that the holders of common stock vote FOR the approval of each of the proposals.

        The Board of Directors has fixed                        , 200    as the record date for the special meeting. Only shareholders of record at the close of business on that date will receive notice of and be entitled to vote at the special meeting. All shareholders are cordially invited to attend the special meeting.

        If you attend the special meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy card. Simply attending the special meeting, however, will not revoke your proxy; you must vote at the special meeting. If you do not attend the special meeting, you may still revoke your proxy at any time prior to the special meeting by providing a later dated proxy or by providing written notice of your revocation to our company's Secretary. Your prompt cooperation will be greatly appreciated.

        The notice and proxy statement are first being mailed to our shareholders on or about                        , 200  .

        Please follow the voting instructions on the enclosed proxy card to vote either by mail, telephone or electronically by the Internet.

By Order of the Board of Directors
Dennis J. Conroy President and Chief Executive Officer

If you have any questions, require assistance in voting your proxy card, or need additional copies of the Company's proxy materials, please call
MacKenzie Partners at the phone numbers listed below.

105 Madison Avenue
New York, NY 10016
proxy@mackenziepartners.com

(212) 929-5500 (Call Collect)
or
 TOLL-FREE (800) 322-2885

COMPUTER HORIZONS CORP.
49 Old Bloomfield Avenue
Mountain Lakes, NJ 07046-1495

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON                        , 200

To our shareholders:

        This is notice that a special meeting of the holders of shares of Computer Horizons Corp., a New York corporation, common stock, par value $.10 per share, will be held on                         , 200    at             a.m. local time, at                        . At the special meeting, you will be asked:

  1.
  To consider and vote upon a proposal to approve the sale by us of substantially all of the assets of our Chimes, Inc. subsidiary to an affiliate of Axium International, Inc. pursuant to the Asset Purchase Agreement dated as of October 18, 2006 by and among Axium International, Inc., Diversity MSP, Inc., Chimes, Inc., and us;

  2.
  To consider and vote upon a proposal to approve the sale by us of substantially all the assets of our Commercial Services business to an affiliate of Allegis Group, Inc. pursuant to an Asset Purchase Agreement dated as of November 7, 2006 by and among TEKsystems, Inc., Allegis Group, Inc., TEKsystems EF&I Solutions, LLC, Allegis Group Canada Corporation, GBS Holdings Private Limited, CHC Healthcare Solutions, LLC, and us;

  3.
  To consider and vote upon a proposal to approve a proposed plan of complete liquidation and dissolution of Computer Horizons Corp. and to approve the transactions contemplated thereby pursuant to which Computer Horizons Corp. will be dissolved;

  4.
  To consider and vote upon a proposal to approve one or more adjournments of the special meeting if deemed necessary to facilitate the approval of any of Proposal Nos. 1, 2, and 3, including to permit the solicitation of additional proxies if there are not sufficient votes at the time of the special meeting to establish a quorum or to approve any of Proposal Nos. 1, 2, and 3; and

  5.
  To transact such other business as may properly come before the special meeting and any adjournment thereof.

        The Board of Directors has fixed                        , 200  as the record date for the special meeting. Only common stock shareholders of record at the close of business on that date will receive notice of and be entitled to vote at the special meeting. All common stock shareholders are cordially invited to attend the special meeting.

        Whether or not you plan to attend the special meeting, you are urged to sign, date and return the enclosed proxy in the accompanying pre-addressed envelope which requires no postage stamp. Your proxy may be revoked prior to the voting by filing with our Secretary a written revocation or a duly executed proxy bearing a later date or by attending the special meeting and voting in person.

        If you attend the special meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy card. Simply attending the special meeting, however, will not revoke your proxy; you must vote at the special meeting. If you do not attend the special meeting, you may still revoke your proxy at any time prior to the special meeting by providing a later dated proxy or by providing written notice of your revocation to our corporate Secretary. Your prompt cooperation will be greatly appreciated.

        Please follow the voting instructions on the enclosed proxy card to vote either by mail, telephone or electronically by the Internet.

By the order of the Board of Directors,
Dennis J. Conroy President and Chief Executive Officer
Mountain Lakes, NJ , 200

IMPORTANT

        Your vote is important, no matter how few shares of common stock you own. We urge you to sign, date, and return the enclosed proxy card today to vote FOR the approval of each of the proposals contained in this proxy statement.

  •
  If your shares are registered in your own name, please sign and date the enclosed proxy card and return it in the envelope provided today. For your convenience telephone and internet voting is available; please follow the instructions on your proxy card.

  •
  If any of your shares are held in the name of a brokerage firm, bank, bank nominee or other institution on the record date, only it can vote such shares and only upon receipt of your specific instructions. Please use the proxy card enclosed with this mailing to vote your shares; you can also vote via telephone or internet by following the instructions on your proxy card.

If you have any questions regarding your proxy,
or need assistance in voting your shares, please call:

105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
proxy@mackenziepartners.com

or
 CALL TOLL FREE (800) 322-2885

Conduct of our Liquidation and Dissolution	65
Sale of any Remaining Assets	66
Payment of Claims and Obligations	66
Distributions to Shareholders	66
Liquidating Trusts	67
Survival of Remedies Against Shareholders After Dissolution	67
Accounting Treatment	68
Regulatory Matters	68
Material U.S. Federal Income Tax Consequences of the Dissolution	68
Required Vote	71
Recommendation of our Board of Directors and Reasons for the Dissolution	71
ADJOURNMENT OF THE SPECIAL MEETING (PROPOSAL No. 4)	72
Required Vote	72
Recommendation of our Board of Directors	72
INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON	72
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	73
ELECTION OF THE BOARD OF DIRECTORS FOLLOWING OCTOBER 2005 PROXY CONTEST	75
ADDITIONAL INFORMATION ABOUT THE COMPANY	76
Recent Sale of a Company Subsidiary	76
UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF CHIMES, INC.	78
UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF COMMERCIAL SERVICES BUSINESS	97
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION OF CHIMES, INC. AND COMMERCIAL SERVICES BUSINESS	117
INCORPORATION BY REFERENCE	133
WHERE YOU CAN FIND ADDITIONAL INFORMATION	133
OTHER MATTERS	134
REQUEST TO SIGN, DATE AND RETURN PROXIES	134

Annex A	Chimes Asset Purchase Agreement
Annex B	Fairness Opinion of Jefferies Broadview, a division of Jefferies & Company, Inc. [Chimes Asset Sale]
Annex C	Commercial Services Asset Purchase Agreement
Annex D	Fairness Opinion of Jefferies Broadview, a division of Jefferies & Company, Inc. [Commercial Services Asset Sale]
Annex E	Plan of Complete Liquidation and Dissolution of Computer Horizons Corp.
Annex F	Copy of Sections 623 and 910 of the New York Business Corporation Law Explaining Appraisal Rights

SUMMARY TERM SHEET

        The following is a brief summary of information contained elsewhere in this proxy statement. This summary is not a complete statement of all information, facts or materials to be voted on at the special meeting. This summary should only be read in conjunction with, and is qualified in its entirety by reference to, the more detailed information contained in this proxy statement and the Annexes hereto. In this proxy statement, the terms "Computer Horizons," "Company," "CHC," "we," "our," "ours," and "us" refer to Computer Horizons Corp., a New York corporation, and its subsidiaries. References to the Chimes Business and Chimes are to the business conducted by our wholly-owned subsidiary, Chimes, Inc., a Delaware Corporation. References to the Commercial Services Business, or Commercial, are to the Commercial Services Business conducted by us and our wholly-owned subsidiaries, Computer Horizons (Canada) Corp., an Ontario Corporation, Global Business Technology Services Private Limited, a corporation organized under the laws of India, and CHC Healthcare Solutions, LLC, a Maryland limited liability company. References to the Asset Sales are to the Chimes Asset Sale and the Commercial Services Asset Sale, collectively, each of which are described below. References to the Board or the Board of Directors are to the board of directors of Computer Horizons. Shareholders are urged to review carefully this proxy statement and the Annexes hereto in its entirety.

The Chimes Asset Sale (Proposal No. 1)

The Chimes Asset Purchase Agreement (See page    )

        Axium International, Inc., or Axium, a Delaware corporation, Diversity MSP, Inc., or Diversity MSP, a California corporation, and a subsidiary of Axium, Chimes and Computer Horizons entered into an Asset Purchase Agreement dated as of October 18, 2006 pursuant to which we agreed to sell to Diversity MSP substantially all of the assets of our Chimes Business, excluding operating cash and marketable securities, for a purchase price of $80,000,000 in cash. We refer to this transaction and this Asset Purchase Agreement in this proxy statement as the Chimes Asset Sale and the Chimes Asset Purchase Agreement, respectively.

  Representations and Warranties (See page    )

        The Chimes Asset Purchase Agreement contains customary representations and warranties of the parties relating to, among other things, their authority to enter into the Chimes Asset Purchase Agreement and, in the case of Computer Horizons, various aspects of the Chimes Business.

  Covenants (See page    )

        The Chimes Asset Purchase Agreement contains customary covenants of the parties, including agreements by us to conduct the Chimes Business in the ordinary course in accordance with past practices and to refrain from certain actions between the time of signing the Chimes Asset Purchase Agreement and the closing of the Chimes Asset Sale, to use commercially reasonable efforts to obtain the requisite approval of our shareholders, and to provide certain transition services to Diversity MSP pursuant to a separate transition services agreement for up to ninety days after the closing.

  Superior Offer (See page    )

        The Chimes Asset Purchase Agreement provides that the our Board may at any time prior to the Chimes Asset Sale closing, withdraw or modify its approval or recommendation of the Chimes Asset Purchase Agreement or the Chimes Asset Sale or approve or recommend a superior offer to purchase the Chimes Business if our Board determines in good faith that such offer constitutes a superior offer and determines that the withdrawal or modification of its approval or recommendation of the Chimes Asset Sale is required to comply with the fiduciary duties of the Board.

  Indemnification (See page    )

        The Chimes Asset Purchase Agreement provides that we, on the one hand, and Axium and Diversity MSP, on the other hand, will indemnify each other for any losses incurred by, among other things, breaches of representations, warranties and covenants, subject to specified dollar and time limitations.

  Conditions to Closing (See page    )

        The obligations of the parties to consummate the Chimes Asset Sale are subject to certain customary closing conditions, including, among other things, that the Chimes Asset Sale has been approved by our shareholders and that the waiting period under Federal antitrust rules has terminated.

  Termination (See page    )

        The Chimes Asset Purchase Agreement can be terminated:

  •
  by mutual agreement of the parties;

  •
  by Diversity MSP or us (assuming the terminating party is not in default thereunder) if the Chimes Asset Sale has not been consummated by March 18, 2007 or such earlier date as the parties might agree, or if there is a court order prohibiting the Chimes Asset Sale;

  •
  by Diversity MSP or us if a counterparty has breached the Chimes Asset Purchase Agreement and the breach is not cured within five business days after notice; and

  •
  by us if our Board of Directors withdraws its approval of the Chimes Asset Sale in the event we receive a superior proposal to acquire our Chimes Business and Diversity MSP does not within a specified period make an offer that our Board of Directors determines to be at least as favorable to our shareholders as such superior offer.

  Termination Payment and Expenses (See page    )

        If we terminate the Chimes Asset Purchase Agreement following our receipt of a superior offer as described above, we are obligated to pay a $4,000,000 termination payment to Diversity MSP.

        All parties to the Chimes Asset Purchase Agreement have agreed that each party will pay its own expenses, but that the aggregate filing fees under Federal antitrust laws will be split equally and that if the Chimes Asset Purchase Agreement is terminated by either side in the event of a breach by the other, the breaching party will pay the other party's expenses up to a maximum amount of $250,000.

Regulatory Approvals (See page    )

        We believe that no state or Federal regulatory approval is required in connection with the Chimes Asset Sale other than the expiration or termination of the waiting period under Federal antitrust laws.

Appraisal Rights in Respect of the Asset Sales (See page    )

        We believe each of the Asset Sales constitutes the sale of all or substantially all of our assets within the meaning of the New York Business Corporation Law. Accordingly, the appraisal rights under New York law discussed herein and set forth in Annex F apply. Shareholders who follow the procedures set forth in Sections 623 and 910 of the New York Business Corporation Law, or the Appraisal Statute, will be entitled to have their common stock appraised by a New York State Court and to receive payment of the "fair value" of such shares as determined by such court. The Appraisal Statute is reprinted in its entirety as Annex F to this proxy statement. If you wish to exercise such appraisal rights or to preserve the right to do so, you should review the discussion on page       of this proxy statement

and Annex F carefully because failure to timely and properly comply with the procedures specified will result in the loss of your dissenters' appraisal rights under the New York Business Corporation Law. Each party in any appraisal proceeding will bear its own costs and expenses, including the fees of counsel and any experts employed by it, unless the court determines otherwise.

Accounting Treatment (See page    )

        We will record the Chimes Asset Sale in accordance with generally accepted accounting principles in the United States. Upon completion of the disposition we will recognize a financial reporting gain equal to the net proceeds (sum of purchase price less expenses of the sale) less the book value of the assets and liabilities sold.

The Consummation of the Chimes Asset Sale is Not Conditioned on Diversity MSP Obtaining Financing (See page    )

        We understand that the total amount of funds required by Diversity MSP to pay the purchase price under the Chimes Asset Sale, and to pay related fees and expenses, is estimated to be approximately $80.5 million. Diversity MSP has indicated that it plans to fund this through its working capital and borrowings. Diversity MSP has received a financing commitment letter with respect to $62 million of debt financing with respect to the Chimes Asset Sale. The foregoing estimate does not take into account the results of the exercise by shareholders of dissenters' rights under New York law which may result in their receipt of amounts less than, more than or equal to the amount which may otherwise be paid to them in the event the Chimes Asset Sale is consummated.

Certain Federal Income Tax Consequences (See page    )

        The Chimes Asset Sale will be a taxable transaction for us. We will realize gain or loss measured by the difference between the proceeds received by us and our affiliates on such sale and our (or our affiliate's) tax basis in the assets sold. For purposes of calculating gain or loss, the proceeds received by us and our affiliates will include the cash we received, the amount of our indebtedness that is cancelled or assumed, and any other consideration we receive for our assets. It is anticipated that we will have sufficient losses (including net operating loss carryforwards) to offset the gain expected to be realized from the Chimes Asset Sale for regular Federal income tax purposes, subjecting us only to Federal alternative minimum tax.

        We and/or our affiliates may be subject to state income taxes to the extent that gains exceed losses for state tax law purposes, but do not anticipate that such taxes, if any, will be significant. We and/or our affiliates may be subject to foreign taxes with respect to this transaction, but do not anticipate that such taxes, if any, will be significant.

        We do not expect that the Chimes Asset Sale will result in any Federal income tax consequences to our shareholders.

Background of the Chimes Asset Sale (See page    )

        The current members of the Board of Directors and current senior executive officers of Computer Horizons took office in October 2005, as the result of a proxy contest led by shareholders of Computer Horizons who believed that the business decisions of Computer Horizons' prior directors and management were not maximizing the value of Computer Horizons. Immediately after taking office, the new Board and management began exploring strategic alternatives for Computer Horizons and its business units and requested Jefferies Broadview, a division of Jefferies & Company, Inc., or Jefferies Broadview, which had been retained previously by Computer Horizons, to continue as financial advisor in that effort. With the Board's frequent and extensive consultation and guidance throughout a process extending many months, management and Jefferies Broadview considered a number of strategic alternatives for Computer Horizons and its businesses. This included an analysis of the operating history and prospects for growth of Computer Horizons as a whole and each business unit separately, including the Chimes Business.

        In the course of the review, with the assistance of Jefferies Broadview, we contacted numerous parties that we believed might have an interest in entering into a strategic transaction to purchase our Chimes Business, either as part of a purchase of Computer Horizons as a whole or separately. As a result of these contacts, we received a number of expressions of interest in purchasing our Chimes Business. In response to these expressions of interest, our Board sent a letter to the interested parties, together with a proposed form of asset purchase agreement which we would be prepared to sign if a transaction were agreed to, and requested the recipients to make offers for our Chimes Business and give their comments, if any, to such form of asset purchase agreement. In response to this solicitation two interested parties, including Axium, submitted final bids and tendered revised asset purchase agreements. After considerable negotiation with Axium and the other bidder, we determined that a sale of our Chimes Business in accordance with the Chimes Asset Sale is in the best interests of Computer Horizons and our shareholders, and approved the Chimes Asset Sale and the Chimes Asset Purchase Agreement.

Reasons for the Chimes Asset Sale (See page    )

        We considered the risks and challenges facing our Chimes Business in the future as compared with the opportunities available to us from the continued operation of our Chimes Business and concluded that sale of our Chimes Business in accordance with the terms of the Chimes Asset Sale is the best alternative for maximizing value to our shareholders.

        In addition, we have determined that the Chimes Asset Sale represents an opportunity to sell our Chimes Business at an attractive valuation given current market conditions. In reaching this decision, we considered the terms of the Chimes Asset Purchase Agreement, the fact that the Chimes Asset Sale represents the best offer available after diligent efforts by us and Jefferies Broadview to secure additional offers, the absence of credible expressions of interest in purchasing Computer Horizons as a whole and a fairness opinion delivered to the Board by Jefferies Broadview, described below. In light of the foregoing, we determined that, in our judgment, our entry into the Chimes Asset Purchase Agreement and the consummation of the Chimes Asset Sale is fair to and in the best interests of Computer Horizons and our shareholders.

Opinion of Jefferies Broadview (See page    )

        On October 13, 2006, Jefferies Broadview rendered its oral opinion to our Board of Directors with respect to the Chimes Asset Sale, and subsequently confirmed in writing that, as of October 13, 2006, based upon and subject to certain assumptions, qualifications, limitations and factors described in the Jefferies Broadview opinion, the $80,000,000 purchase price to be received by Computer Horizons in the Chimes Asset Sale was fair, from a financial point of view, to Computer Horizons.

        The opinion of Jefferies Broadview is addressed solely to our Board of Directors for our benefit and use, is directed only to the consideration to be paid in the Chimes Asset Sale and does not constitute a recommendation to our Board of Directors or you as to how to vote in connection with the Chimes Asset Sale or any other matter. The opinion of Jefferies Broadview does not address our underlying business decision to pursue the Chimes Asset Sale, the relative merits of the Chimes Asset Sale as compared to any alternative business strategies that might exist for us, the financing of the Chimes Asset Sale or the effects of any other asset sale in which we might engage. The full text of the opinion of Jefferies Broadview, dated October 13, 2006, with respect to the Chimes Asset Sale, which sets forth the procedures followed, limitations on the review undertaken, matters considered and assumptions made in connection with such opinion, is attached as Annex B to this proxy statement and is described more fully under "The Chimes Asset Sale (Proposal No. 1)—Opinion of Financial Advisor to the Board of Directors" beginning on page    of this proxy statement. We recommend that you read the opinion carefully in its entirety.

Effect of the Asset Sales and the Plan of Complete Liquidation and Dissolution on Computer Horizons and Our Shareholders (See page    )

        If shareholder approval is obtained to consummate only one of the Asset Sales we will seek to successfully complete such Asset Sale. In the event shareholder approval is obtained to consummate both Asset Sales we will seek to successfully complete both Asset Sales. Following the successful consummation of one or both Asset Sales, it is the Board's intention to distribute a substantial portion of the net proceeds received by Computer Horizons as a result of any Asset Sale which has been consummated, as promptly as practicable after the closing thereof. In the event we receive shareholder approval to consummate either or both Asset Sales, the Board believes that closing of each such Asset Sale is likely to occur in the first quarter of 2007.

        At this time, in the event we receive shareholder approval to consummate both Asset Sales, we estimate that the aggregate amount of distributions to shareholders may be in the range of $4.68 to $4.81 per share of the Company's Common Stock. We expect that an initial distribution would be made as promptly as practicable after consummation of the Asset Sales and that one or more further distributions would be made thereafter. However, uncertainties as to the precise net value of our assets and the ultimate amount of our liabilities make it impossible to predict with certainty the actual aggregate net amounts that will ultimately be available for distribution to shareholders or the timing of any such distribution. Such amount and timing will depend on a number of factors, several of which cannot be determined at this time, including:

  •
  The ultimate amount of our known, unknown and contingent debts and liabilities;

  •
  The fees and expenses incurred by us in the dissolution of Computer Horizons and the liquidation of our assets; and

  •
  Whether the purchasers in the Asset Sales meet their respective obligations to perform and discharge the Computer Horizons liabilities assumed by them.

As a result, the amount of cash remaining following completion of our liquidation and dissolution could vary significantly from our current estimates.

        Assuming the proposed plan of complete liquidation and dissolution is approved by our shareholders and implemented by the Board of Directors, we will pursue those steps necessary to wind down and liquidate any remaining assets and operations in accordance with the plan of complete liquidation and dissolution and, after paying or making provision for all of our liabilities, distribute our remaining assets to our shareholders. In order to provide for contingent liabilities which cannot be determined until the expiry of statutory and contractual time limits, Computer Horizons expects that it would make such distributions of assets over a course of time, rather than in one single distribution.

        If we successfully complete both Asset Sales, we expect that we will no longer be engaged in any business activities. Thereafter, in order to reduce expenses, Computer Horizons may seek to delist our common stock from trading on the Nasdaq Global Market and, if permitted by applicable law, to deregister our common stock from the public company reporting obligations under federal securities laws. Upon delisting there may no longer be a public market for our common stock and upon deregistration our shareholders will no longer be entitled to receive annual reports, quarterly reports, current reports or other similar information from us under the federal securities laws. However, subsequent to any such deregistration, we and/or any liquidating trust to which our assets may be transferred may make financial information available to shareholders or holders of interests in any such trust, as the case may be, through press releases or other appropriate means, in the discretion of the Board or the trustees of any such trust.

        If we fail to obtain shareholder approval for or to consummate both Asset Sales, then the Board of Directors will not seek to dissolve Computer Horizons and liquidate its assets. In such event, the Board will consider all strategic alternatives available to Computer Horizons and its prospects at such time, including the continued operation of Computer Horizons or the possible entry into a strategic transaction with respect to either or both of the operating divisions or Computer Horizons as a whole at a later time, but there can be no assurance that Computer Horizons would succeed in its efforts to continue to successfully conduct its business or undertake any other strategic transaction.

        If we fail to obtain shareholder approval for or to consummate one of the Asset Sales while the other Asset Sale receives shareholder approval, then the Board of Directors will seek to consummate the Asset Sale which has received shareholder approval and will not at such time seek to dissolve Computer Horizons and liquidate its assets. Following the successful consummation of a single Asset Sale, the Board of Directors will continue to consider our strategic alternatives with respect to its other operating division, including the possible sale of that division at a later time, and the Board will consider alternatives for making available to our shareholders all or a substantial portion of the net proceeds of the Asset Sale that is consummated (after transaction costs and other appropriate reserves) as promptly as practicable, giving due consideration to tax and economic efficiencies. Such a distribution of proceeds may be in the form of a dividend, a return of capital or a self tender offer among other alternatives and is expected also to include net proceeds from the recent sale of our subsidiary, RGII Technologies, Inc., or RGII.

        If shareholder approval is obtained to consummate both Asset Sales but the plan of complete liquidation and dissolution is not approved by shareholders or the Board of Directors fails to implement it, then Computer Horizons expects that it will become a "shell" corporation with cash assets and no operating business while other potential alternatives are evaluated.

Required Vote (See Page    )

        All holders of Computer Horizons' common stock as of the record date are entitled to vote on Proposal No. 1. The affirmative vote of the holders of two-thirds of the votes of all outstanding shares entitled to vote thereon is required to approve and adopt the Chimes Asset Sale and Chimes Asset Purchase Agreement. Abstentions and broker "non-votes" will have the same effect as votes against Proposal No. 1.

Recommendation of our Board of Directors

        Our Board of Directors has concluded unanimously that the Chimes Asset Purchase Agreement and the Chimes Asset Sale are in the best interests of our shareholders and recommends that you approve the Chimes Asset Purchase Agreement and the Chimes Asset Sale and that you vote FOR the approval of Proposal No. 1.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 1.

The Commercial Services Asset Sale (Proposal No. 2)

The Commercial Services Asset Purchase Agreement (See page    )

        Allegis Group Inc., a Maryland corporation (and which we sometimes refer to in this proxy statement as Allegis), TEKsystems, Inc., a Maryland corporation and a wholly owned subsidiary of Allegis (and which we sometimes refer to in this proxy statement as TEKsystems), certain other affiliates of Allegis, Computer Horizons, and certain other of our subsidiaries, entered into an Asset Purchase Agreement, dated as of November 7, 2006, pursuant to which we have agreed to sell to

TEKsystems and its affiliates substantially all of the assets of our Commercial Services Business, excluding cash and cash equivalents and approximately $7.7 million relating to a tax receivable owing from the Province of Quebec, for a purchase price of $57,000,000 in cash, subject to a post closing working capital adjustment. TEKsystems and its affiliates are also assuming certain specified liabilities related to the Commercial Services Business. We refer to this transaction and this Asset Purchase Agreement in this proxy statement as the Commercial Services Asset Sale and the Commercial Services Asset Purchase Agreement, respectively.

  Representations and Warranties (See page    )

        The Commercial Services Asset Purchase Agreement contains customary representations and warranties of the parties relating to, among other things, their authority to enter into the Commercial Services Asset Purchase Agreement and, in the case of Computer Horizons, relating to various aspects of our Commercial Services Business.

  Covenants (See page    )

        The Commercial Services Asset Purchase Agreement contains customary covenants of the parties, including agreements by us to conduct the Commercial Services Business in the ordinary course in accordance with past practice and to refrain from certain actions between the time of signing the Commercial Services Asset Purchase Agreement and the closing of the transaction, to use commercially reasonable efforts to obtain the requisite approval of our shareholders, and to provide certain transition services pursuant to a separate transition services agreement for up to four months after the closing.

  Exclusivity and "Fiduciary Out" (See page    )

        The Commercial Services Asset Purchase Agreement provides that we will not solicit or initiate any inquiry or proposal with respect to an alternative transaction for the purchase of our Commercial Services Business (other than a proposal to purchase Computer Horizons in its entirety), although we are permitted to engage in discussions and furnish information in response to an unsolicited inquiry to acquire our Commercial Services Business. Our Board is entitled to withdraw its approval or recommendation of the Commercial Services Asset Sale if we receive a proposal to purchase Computer Horizons in its entirety or if we receive an unsolicited proposal for an alternative transaction and our Board determines in good faith that it is a superior alternative transaction. In such a case, withdrawal of the Board's approval of the Commercial Services Asset Sale is required to comply with the Board's fiduciary duties.

  Indemnification (See page    )

        The Commercial Services Asset Purchase Agreement provides that we and TEKsystems will indemnify each other for any losses arising out of, among other things, breaches of representations, warranties and covenants made in the Commercial Services Asset Purchase Agreement, subject to certain dollar and time limitations.

  Conditions to Closing (See page    )

        The obligations of the parties to the Commercial Services Asset Purchase Agreement to consummate the Commercial Services Asset Sale are subject to customary closing conditions, including, among other things, that the Commercial Services Asset Sale has been approved by our shareholders and that the waiting period under Federal antitrust laws has terminated.

        The obligation of TEKsystems to consummate the Commercial Services Asset Sale is subject to the fulfillment (or waiver) of additional conditions, including that there shall have been no material adverse effect on our Commercial Services Business or on our ability to consummate the Commercial Services

Asset Sale, that we shall have obtained certain customer consents, and that we shall have received certain confirmations from relevant Canadian governmental agencies.

  Termination (See page    )

        The Commercial Services Asset Purchase Agreement can be terminated:

  •
  by mutual agreement of the parties;

  •
  by either TEKsystems or us if our Board of Directors withdraws or modifies adversely to TEKsystems its approval of the Commercial Services Asset Sale, or if there has been a material breach of the Commercial Services Asset Purchase Agreement by the other party that is not cured within 20 business days after notice, the closing does not occur by March 31, 2007 because of the non-satisfaction of a condition to the terminating party's obligation to close that is not within the terminating party's control, or there is a court order prohibiting the Commercial Services Asset Purchase Agreement; and

  •
  by Computer Horizons if we wish to accept an offer for a total company sale.

  Termination Payment (See page    )

        Under the Commercial Services Asset Purchase Agreement, we are obligated to pay to TEKsystems a $2,000,000 termination fee if the Commercial Services Asset Purchase Agreement is terminated by us or TEKsystems in the event our Board has withdrawn or modified its approval of the Commercial Services Asset Sale or if we wish to accept an offer for a sale of Computer Horizons in its entirety.

Regulatory Approvals (See page    )

        We believe that no state or Federal regulatory approval is required in connection with the Commercial Services Asset Sale other than the expiration or termination of the waiting period under Federal antitrust laws.

Appraisal Rights in Respect of the Asset Sales (See page    )

        We believe the Commercial Services Asset Sale constitutes the sale of all or substantially all of our assets within the meaning of the New York Business Corporation Law. Accordingly, the appraisal rights under New York law discussed herein and set forth in Annex F apply. Shareholders who follow the procedures set forth in Sections 623 and 910 of the New York Business Corporation Law, or the Appraisal Statute, will be entitled to have their common stock appraised by a New York State Court and to receive payment of the "fair value" of such shares as determined by such court. The Appraisal Statute is reprinted in its entirety as Annex F to this proxy statement. If you wish to exercise such appraisal rights or to preserve the right to do so, you should review the discussion on page       of this proxy statement and Annex F carefully because failure to timely and properly comply with the procedures specified will result in the loss of your dissenters' appraisal rights under the New York Business Corporation Law. Each party in any appraisal proceeding will bear its own costs and expenses, including the fees of counsel and any experts employed by it, unless the court determines otherwise.

Accounting Treatment (See page    )

        We will record the Commercial Services Asset Sale in accordance with generally accepted accounting principles in the United States. Upon completion of the disposition we will recognize a financial reporting gain equal to the net proceeds (sum of purchase price less expenses of the sale) less the book value of the assets and liabilities sold.

The Consummation of the Commercial Services Asset Sale is not Conditioned on TEKsystems Obtaining Financing (See page    )

        We understand that the total amount of funds required by TEKsystems to pay the purchase price under the Commercial Services Asset Sale, and to pay related fees and expenses, is estimated to be approximately $57.5 million. TEKsystems has indicated that it plans to fund this through its working capital and borrowings under existing lines of credit. The foregoing estimate does not take into account the results of the exercise by shareholders of dissenters' rights under New York law which may result in their receipt of amounts less than, more than or equal to the amounts which may otherwise be payable to them under the terms of the Commercial Services Asset Purchase Agreement.

Certain Federal Income Tax Consequences (See page    )

        The Commercial Services Asset Sale will be a taxable transaction for us. We will realize gain or loss measured by the difference between the proceeds received by us on such sale and our tax basis in the assets. For purposes of calculating gain or loss, the proceeds received by us and our affiliates will include the cash we received, the amount of our indebtedness that is cancelled or assumed, and any other consideration we receive for our assets. It is anticipated that we will have sufficient losses

(including net operating loss carryforwards) to offset the gain expected to be realized from the Commercial Services Asset Sale for regular Federal income tax purposes, subjecting us only to Federal alternative minimum tax.

        We and/or our affiliates may be subject to state income taxes to the extent that gains exceed losses for state tax law purposes, but do not anticipate that such taxes, if any, will be significant. We and/or our affiliates may be subject to foreign taxes with respect to this transaction, but do not anticipate that such taxes, if any, will be significant.

        We do not expect that the Commercial Services Asset Sale will result in any Federal income tax consequences to our shareholders.

Background of the Commercial Services Asset Sale (See page    )

        The current members of the Board of Directors and current senior executive officers of the Company took office in October 2005, as the result of a proxy contest led by shareholders of Computer Horizons who believed that the business decisions of Computer Horizons' prior directors and management were not maximizing the value of Computer Horizons. Immediately after taking office, the new Board and management began exploring strategic alternatives for Computer Horizons and its business units and requested Jefferies Broadview, which had been retained previously by Computer Horizons, to continue as Computer Horizons' financial advisor in that effort. With the Board's frequent and extensive consultation and guidance throughout a process extending many months, management and Jefferies Broadview considered a number of strategic alternatives for Computer Horizons and its businesses. This included an analysis of the operating history and prospects for growth of Computer Horizons as a whole and each business unit separately, including the Commercial Service Business.

        In the course of the review, with the assistance of Jefferies Broadview, we contacted numerous parties that we believed might have an interest in entering into a strategic transaction to purchase the Commercial Services Business, either as part of a purchase of Computer Horizons as a whole or separately. As a result of these contacts, we received a number of expressions of interest in purchasing our Commercial Services Business. Based on our review of these expressions of interest, and after considerable negotiation with representatives of Allegis, our Board determined to enter into a letter of intent with Allegis. After due diligence investigation of the Commercial Services Business by Allegis and negotiation of definitive terms of an asset purchase agreement, our Board determined that a sale of the Commercial Services Business in accordance with the Commercial Services Asset Sale is in the best interests of Computer Horizons and our shareholders, and approved the Commercial Services Asset Sale and the Commercial Services Asset Purchase Agreement.

Reasons for the Commercial Services Asset Sale (See page    )

        We considered the risks and challenges facing the Commercial Services Business in the future as compared with the opportunities available to us from the continued operation of our Commercial Services Business and concluded that sale of the Commercial Services Business in accordance with the terms of the Commercial Services Asset Purchase Agreement is the best alternative for maximizing value to our shareholders.

        In addition, we have determined that the Commercial Services Asset Sale represents an opportunity to sell the Commercial Services Business at an attractive valuation given current market conditions. In reaching this decision, we considered the terms of the Commercial Services Asset Purchase Agreement, the fact that the Commercial Services Asset Sale represents the best offer available after diligent efforts by us and Jefferies Broadview to secure additional offers, the absence of credible expressions of interest in purchasing Computer Horizons as a whole and the fairness opinion delivered to the Board by Jefferies Broadview, described below. In light of the foregoing, we determined that, in our judgment, our entry into the Commercial Services Asset Purchase Agreement and the consummation of the Commercial Services Asset Sale is fair to and in the best interests of Computer Horizons and our shareholders.

Opinion of Jefferies Broadview (See page    )

        On November 7, 2006, Jefferies Broadview rendered its oral opinion to our Board of Directors with respect to the Commercial Services Asset Sale, subsequently confirmed in writing that, as of November 7, 2006, based upon and subject to certain assumptions, qualifications, limitations and factors described in the Jefferies Broadview opinion, the $57,000,000 purchase price to be received by Computer Horizons in the Commercial Services Asset Sale was fair, from a financial point of view, to Computer Horizons.

        The opinion of Jefferies Broadview is addressed solely to our Board of Directors for our benefit and use, is directed only to the consideration to be paid in the Commercial Services Asset Sale and does not constitute a recommendation to our Board of Directors or you as to how to vote in connection with the Commercial Services Asset Sale or any other matter. The opinion of Jefferies Broadview does not address our underlying business decision to pursue the Commercial Services Asset Sale, the relative merits of the Commercial Services Asset Sale as compared to any alternative business strategies that might exist for us, the financing of the Commercial Services Asset Sale or the effects of any other Commercial Services Asset Sale in which we might engage. The full text of the opinion of Jefferies Broadview, dated November 7, 2006, with respect to the Commercial Services Asset Sale, which sets forth the procedures followed, limitations on the review undertaken, matters considered and assumptions made in connection with such opinion, is attached as Annex D to this proxy statement and is described more fully under "The Commercial Services Asset Sale (Proposal No. 2)—Opinion of Financial Advisor to the Board of Directors" beginning on page    of this proxy statement. We recommend that you read the opinion carefully in its entirety.

Effect of the Asset Sales and the Plan of Complete Liquidation and Dissolution on Computer Horizons and our Shareholders (See page    .)

        See "Summary Term Sheet—The Chimes Asset Sale (Proposal No. 1)—Effect of the Asset Sales and the Plan of Complete Liquidation and Dissolution on Computer Horizons and our shareholders."

Required Vote (See page    )

        All holders of Computer Horizons' common stock as of the record date are entitled to vote on Proposal No. 2. The affirmative vote of the holders of two-thirds of the votes of all outstanding shares entitled to vote thereon is required to approve and adopt the Commercial Services Asset Sale and Commercial Services Asset Purchase Agreement. Abstentions and broker "non-votes" will have the same effect as votes against Proposal No. 2.

Recommendation of our Board of Directors

        Our Board of Directors has concluded unanimously that the Commercial Services Asset Purchase Agreement and the Commercial Services Asset Sale are in the best interests of our shareholders and recommends that you approve the Commercial Services Asset Purchase Agreement and the Commercial Services Asset Sale and that you vote FOR the approval of Proposal No. 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 2.

Plan of Complete Liquidation and Dissolution (Proposal No. 3)

        We are seeking the approval of our shareholders of a plan of complete liquidation and dissolution of Computer Horizons, to be implemented after both Asset Sales are completed. The plan of complete liquidation and dissolution provides for the voluntary liquidation, winding up and dissolution of our company. The dissolution would take place following the completion of both Asset Sales. If the plan of complete liquidation and dissolution is approved by our shareholders and implemented by us, we will liquidate our remaining assets, satisfy or make reasonable provisions for the satisfaction of our remaining obligations, and make distributions to shareholders of any available liquidation proceeds, as well as other cash on hand. If at any time our Board of Directors determines that liquidation and dissolution are not in the best interests of our shareholders, our Board of Directors may direct that the plan of complete liquidation and dissolution be abandoned, or may amend or modify the plan of complete liquidation and dissolution to the extent permitted by New York law, without the necessity of further shareholder approval. For more information regarding the proposed liquidation and dissolution of Computer Horizons, see "Approval of Proposal to Adopt Plan of Complete Liquidation and Dissolution and to Liquidate and Dissolve the Company."

        Uncertainties as to the precise net value of our assets and the ultimate amount of our liabilities make it impossible to predict the aggregate net amounts that will ultimately be available for distribution to shareholders or the timing of any such distribution. At this time, we estimate that the aggregate amount of distributions to our shareholders may be in the range of $4.68 to $4.81 per share of Common Stock. However, the actual amount of cash available for distribution following dissolution will depend on a number of factors, several of which are outside our control, including:

  •
  The ultimate amount of our known, unknown and contingent debts and liabilities;

  •
  The fees and expenses incurred by us in the liquidation of our assets and the dissolution of our company; and

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  Whether the respective purchasers meet their obligations to perform and discharge the Computer Horizons liabilities assumed by them.

As a result, the amount of cash remaining following completion of our liquidation and dissolution could vary significantly from our current estimates. See "Approval of Proposal to Adopt Plan of Complete Liquidation and Dissolution and to Liquidate and Dissolve the Company."

Conduct of Our Liquidation and Dissolution (See Page    )

        In conducting our liquidation and dissolution our Board of Directors and officers will:

  •
  settle and close our business;

  •
  convert to cash as many of our non-cash assets as possible;

  •
  withdraw from any jurisdiction where we are qualified to do business;

  •
  pay or make provision to pay our expenses and other liabilities;

  •
  prosecute and defend any lawsuits;

  •
  distribute our remaining assets to the shareholders; and

  •
  engage in any other acts necessary to wind up and liquidate our business and affairs.

        See "Approval of Proposal to Adopt Plan of Complete Liquidation and Dissolution and to Liquidate and Dissolve the Company—Conduct of our Liquidation and Dissolution."

Liquidating Distribution to Shareholders (See Page    )

        Before distributing any assets to our shareholders, we will pay and discharge, or make provisions reasonably likely to provide sufficient compensation for, all of our claims and obligations, including pending, contingent, conditional, or unmatured claims as well as claims that have not arisen but that are likely to arise after our dissolution. See "Approval of Proposal to Adopt Plan of Complete Liquidation and Dissolution and to Liquidate and Dissolve the Company—Distributions to Shareholders."

Liquidating Trusts (See Page    )

        Although no decision has been made, our Board of Directors may, in its absolute discretion, transfer some or all of our assets to one or more liquidating trusts in connection with our liquidation and dissolution. See "Approval of Proposal to Adopt Plan of Complete Liquidation and Dissolution and to Liquidate and Dissolve the Company—Liquidating Trusts."

Continuing Liability of Shareholders (See Page    )

        Under certain circumstances, shareholders may be liable for claims against Computer Horizons that have not been paid or otherwise provided for in an amount up to that the amount distributed to the shareholder. See "Approval of Proposal to Adopt Plan of Complete Liquidation and Dissolution and to Liquidate and Dissolve the Company—Continuing Liability of Shareholders After Dissolution."

U.S. Federal Income Tax Consequences (See Page    )

        Each shareholder will generally recognize a capital gain or loss equal to the difference between the aggregate amount of the distribution made to the shareholder in connection with our liquidation and the adjusted tax basis of such shareholder's shares. See "Approval of Proposal to Adopt Plan of Complete Liquidation and Dissolution and to Liquidate and Dissolve the Company—Material U.S. Federal Income Tax Consequences of the Dissolution."

Required Vote (See Page    )

        All holders of Computer Horizons' common stock as of the record date are entitled to vote on the dissolution proposal. The affirmative vote of the holders of two-thirds of the votes of all outstanding shares entitled to vote thereon is required to approve and adopt the plan of complete liquidation and dissolution and to approve the liquidation and dissolution of the Company. Abstentions and broker "non-votes" will have the same effect as votes against Proposal No. 3.

Recommendation of our Board of Directors (See Page    )

        Our Board of Directors has concluded unanimously that the plan of complete liquidation and dissolution and the liquidation and dissolution proposal are in the best interests of our shareholders and recommends that you approve the plan of complete liquidation and dissolution and the liquidation and dissolution proposal and that you vote FOR the approval of Proposal No. 3.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 3.

Adjournment of the Special Meeting (Proposal No. 4)

        We may ask our shareholders to vote on a proposal to adjourn the special meeting, if necessary or appropriate, in order to allow for the solicitation of additional proxies if there are insufficient votes at the time of the special meeting to approve and adopt any of Proposal Nos. 1, 2 or 3.

Required Vote

        The approval of the adjournment proposal requires the approval of the holders of a majority of the shares of common stock voting at the special meeting. Shares that are voted "FOR" or "AGAINST" the proposal will be counted towards the vote requirement. Neither broker "non-votes"

nor abstentions are included in the tabulation of the voting results and, therefore, they do not have the effect of votes against Proposal No. 4.

Recommendation of our Board of Directors

        Our Board of Directors has concluded unanimously that the adjournment proposal is in the best interests of our shareholders and recommends that you approve Proposal No. 4.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 4.

THE SPECIAL MEETING

Time, Date and Place; Matters to be Considered

        The special meeting will be held on            , 200            , at             a.m. local time, at                        . At the special meeting, shareholders will be asked to consider and vote upon each of the proposals and conduct such other business as may properly come before the special meeting and any adjournment thereof.

Voting and Record Date

        The Board of Directors has fixed                        , 2006, as the record date for determining holders of shares of our common stock of record entitled to receive notice of and to vote at the special meeting. Each holder of record of shares of our common stock on the record date is entitled to cast one vote per share, exercisable in person or by a properly executed proxy, with respect to the approval of the proposals and any other matter to be submitted to a vote of shareholders at the special meeting.

        Approval of Proposal Nos. 1, 2 and 3 will require in each case an affirmative vote of the holders of two-thirds of the votes of all outstanding shares entitled to vote thereon. Abstentions and broker "non-votes" will have the same effect as votes against each of Proposal Nos. 1, 2 and 3. Approval of Proposal No. 4, requires the affirmative vote of the holders of a majority of the shares of our common stock voting on the proposal. Neither broker "non-votes" nor abstentions will be included in the tabulation of the voting results and, therefore, they do not have the effect of votes against Proposal No. 4.

        The Board has unanimously approved each of the proposals and recommends a vote FOR the approval of each of the proposals. We are seeking requisite shareholder approval of each of the proposals.

        Quorum.    The required quorum for the transaction of business at the special meeting is a majority of the votes of shares entitled to vote thereat by holders of shares of our common stock outstanding on the record date. Shares that are voted "FOR" or "AGAINST" a proposal or marked "ABSTAIN" are treated as being present at the special meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the special meeting with respect to such proposal. New York law provides that the shareholders present may adjourn the special meeting despite the absence of a quorum.

        Abstentions and Broker Non-Votes.    Broker "non-votes" and the shares of common stock as to which a shareholder abstains are included for purposes of determining whether a quorum of shares of common stock is present at a meeting. A broker "non-vote" occurs when a nominee holding shares of common stock for the beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Since Proposals Nos. 1, 2 and 3 require the approval of the holders of two-thirds of the votes of all outstanding shares entitled to vote thereon, both broker "non-votes" and abstentions would have the same effect as votes against such proposals. With respect to Proposal No. 4, to approve the adjournment of the special meeting if deemed necessary, neither broker "non-votes" nor abstentions are included in the tabulation of the voting results and, therefore, they do not have the effect of votes against such proposal.

Proxies

        Our Board of Directors is asking for your proxy. Giving the Board of Directors your proxy means you authorize it to vote your shares at the special meeting in the manner you direct. You may vote for or against the proposals or abstain from voting. All valid proxies received prior to the special meeting will be voted. All shares of common stock that are represented at the special meeting by properly executed proxies received prior to or at the special meeting, and not duly and timely revoked, will be voted at the special meeting in accordance with the choices marked thereon by the shareholders. Unless a contrary choice is marked, the shares represented by each proxy will be voted FOR approval of each of the proposals. At the time this proxy statement was mailed to shareholders, we were not aware that any other matters not referred to herein would be presented for action at the special meeting. If any other matters properly come before the special meeting, the persons designated in the proxy intend to vote the shares represented thereby in accordance with their best judgment.

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with our corporate Secretary at or before the taking of the vote at the special meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later-dated proxy relating to the same shares and delivering it to our corporate Secretary before the taking of the vote at the special meeting or (iii) attending the special meeting and voting in person (although attendance at the special meeting will not in and of itself constitute a revocation of a proxy).

        Attendance at the Special Meeting.    Only holders of common stock, their proxy holders and guests we may invite may attend the special meeting. If you wish to attend the special meeting in person but you hold your shares through someone else, such as a stockbroker, you must bring proof of your ownership and identification with a photo at the special meeting. For example, you could bring an account statement showing that you beneficially owned shares of common stock of Computer Horizons as of the record date as acceptable proof of ownership.

Costs of Solicitation

        We will bear the cost of printing and mailing proxy materials, including the reasonable expenses of brokerage firms and others for forwarding the proxy materials to beneficial owners of common stock. In addition to solicitation by mail, solicitation may be made by certain of our directors, officers and employees, or firms specializing in solicitation; and may be made in person or by telephone or telegraph. No additional compensation will be paid to any of our directors, officers or employees for such solicitation. We have retained Mackenzie Partners, Inc., 105 Madison Avenue, 14th Floor, New York, New York 10016, as proxy solicitor, for a fee of $7,500 plus out-of-pocket expenses.

SPECIAL FACTORS

Risks Related to the Asset Sales

Failure to complete one or both of the Asset Sales may have an adverse effect on our stock price

        Each Asset Sale is subject to a number of conditions to closing. As a result, we cannot assure you that either of the Asset Sales will be completed. The failure to complete one or both of the Asset Sales may result in a decrease in the market value of our common stock and may create substantial doubt as to our ability to effectively implement our current business strategies.

We may be left with a less diversified business if our shareholders only approve one of the Asset Sales

        If one of the Asset Sales is approved but not the other, then we will proceed solely with the approved Asset Sale. In such a case, we would be left with a significantly less diversified business following the consummation of the Asset Sale that receives shareholder approval. We cannot assure you that we can grow the revenues of our remaining business or conduct it on a profitable basis. Until the remaining business is sold, if ever, our revenue and profitability will depend on our ability to maintain and generate additional customers and to maintain and grow any remaining business. A reduction in demand for the products and services of any remaining business would have a material adverse effect on our business.

        We cannot assure you that we would be able to maintain or increase our current level of revenues or profits from any remaining business in future periods.

The Asset Sales subject us to potential termination payments and expenses

        Under the Chimes Asset Purchase Agreement, we are obligated to pay to Diversity MSP $4,000,000 if we terminate the Chimes Asset Purchase Agreement in order to accept a superior offer. In addition, we have agreed, in the event that the Chimes Asset Purchase Agreement is terminated by Axium or Diversity MSP as a result of our breach of the Chimes Asset Purchase Agreement, to pay the reasonably documented expenses of Axium and Diversity MSP up to a maximum amount of $250,000.

        Under the Commercial Services Asset Purchase Agreement, we are obligated to pay to TEKsystems a $2,000,000 termination fee if we or TEKsystems terminates the Commercial Services Asset Purchase Agreement because our Board has withdrawn or modified its approval of the Commercial Services Asset Sale or we terminate the Commercial Services Asset Purchase Agreement in order to accept an offer to purchase Computer Horizons in its entirety.

We have indemnification obligations under each of the Chimes Asset Purchase Agreement and the Commercial Services Asset Purchase Agreement

        Under the Chimes Asset Purchase Agreement, we have agreed to indemnify Axium, Diversity MSP and their affiliates and other related parties among other things, any losses incurred by them arising out of our breach of the Chimes Asset Purchase Agreement, subject to certain dollar and time limitations.

        Under the Commercial Services Asset Purchase Agreement, we have agreed to indemnify TEKsystems and its affiliates for, among other things, any losses incurred by them arising out of our breach of the Commercial Services Asset Purchase Agreement, subject to certain dollar and time limitations.

Risks Related to the Liquidation and Dissolution

If we liquidate and dissolve, our Board will need to make provision for the satisfaction of all of our known and unknown liabilities, which could substantially delay or limit our ability to make distribution in full to shareholders.

        If we liquidate and dissolve, our Board of Directors will be required to make adequate provision to satisfy our liabilities, including known and unknown claims against us, before authorizing any distribution to shareholders. Although we expect to make a substantial initial distribution as promptly as practicable after the consummation of the Asset Sales, the process of accounting for our liabilities, including those that are presently unknown, may involve difficult valuation decisions, which could adversely impact the Board's ability to make distribution in full in a timely manner. Substantial time may be required for us to determine the extent of our liabilities to known third party creditors and claimants and for us to settle or judicially resolve any claims that are contested. Furthermore, pursuant to the New York Business Corporation Law, we may be subject to claims being commenced against us for liabilities unknown to us for a period of time after dissolution. Assuming we have sufficient remaining cash, a period of time must elapse after dissolution before we would be able to make any distribution in full to shareholders of our assets remaining after satisfying or providing for all our liabilities and obligations, and such distribution may likely be made in more than one installment over an extended period of time.

If our contingent reserves are insufficient to satisfy our liabilities, creditors could assert claims against us seeking to prevent distributions or against our shareholders to the extent of distributions received.

        If a court holds at any time that we have failed to make adequate provision for our expenses and liabilities or if the amount ultimately required to be paid in respect of such liabilities exceeds the amount available from the contingency reserve, our creditors could seek an injunction against the making of distributions on the grounds that the amounts to be distributed are needed to provide for the payment of our expenses and liabilities. Any such action could delay or substantially diminish the amount of any cash distributions to shareholders.

        Under certain circumstances, if we fail to create an adequate contingency reserve for payment of our expenses and liabilities, creditors could assert claims against each shareholder receiving a distribution for the payment of any shortfall, up to the amounts previously received by the shareholder in distributions from us.

CAUTIONARY STATEMENT
CONCERNING FORWARD-LOOKING INFORMATION

        Certain information contained in this proxy statement that does not relate to historical information may be deemed to constitute forward-looking statements. The words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "believe" or similar expressions identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. This proxy statement contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company and its subsidiaries and the effect of the Asset Sales. Because such statements are subject to risks and uncertainties, actual results may differ materially from historical results and those presently anticipated or projected. Shareholders are cautioned not to place undue reliance on such statements, which speak only as of the date hereof. Neither the Company nor any of its subsidiaries undertakes any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

THE CHIMES ASSET SALE (PROPOSAL NO. 1)

Information about the Parties

        Computer Horizons Corp. provides professional information technology (IT) services to a broad array of vertical markets, including financial services, healthcare, pharmaceutical, telecom and consumer packaged goods. The Company's principal executive offices are at Computer Horizons Corp., 49 Old Bloomfield Avenue, Mountain Lakes, NJ 07046-1495, Telephone: (973) 402-7986. The Company is listed on the Nasdaq Global Market under the symbol CHRZ.

        Chimes, Inc. is a Delaware corporation and a wholly-owned subsidiary of the Company that provides workforce procurement and vendor management services to Global 2000 companies using scaleable, web-based software through which it administers the entire staffing cycle to identify, leverage and manage the enterprise-wide spend on human capital. Chimes's principal executive offices are located at 5455 Corporate Drive, Suite 303, Troy, MI 48098, Telephone: (248) 293-6767.

        Axium International Inc. is a Delaware corporation that provides EOR payroll services, workforce management and vendor management services and proprietary technologies to clients across the United States and globally. Axium's principal executive offices are located at Axium International, Inc., 5800 Wilshire Boulevard, Los Angeles, CA 90036, Telephone: (323) 988-2999.

        Diversity MSP, Inc. is a California corporation, a majority-owned subsidiary of Axium and the primary operating company of Axium Global—Ensemble Workforce Solutions, a division of Axium which provides clients with contingent labor management, services procurement management, supply chain management, vendor management software, payroll services and risk mitigation services. Diversity MSP's principal executive offices are located at Diversity MSP, Inc., 5800 Wilshire Boulevard, Los Angeles, CA 90036, Telephone: (323) 988-2999.

The Chimes Asset Purchase Agreement

        On October 18, 2006, Axium, Diversity MSP, Chimes and the Company entered into the Chimes Asset Purchase Agreement providing for the sale to Diversity MSP of substantially all of the assets and liabilities of the Chimes Business, other than certain excluded assets, for an aggregate purchase price of $80,000,000 in cash.

        The following is a summary of the material provisions of the Chimes Asset Purchase Agreement and is qualified in its entirety by reference to the complete text of the Chimes Asset Purchase Agreement, a copy of which is attached as Annex A to this proxy statement.

Assets to be Sold

        The assets to be sold include all of the Company's right, title and interest of Chimes in and to its business assets, properties, rights and claims (other than certain excluded assets described below), including all of Chimes's inventory, intellectual property rights, personal property leases, contracts, permits, interests in office leases, scheduled accounts receivable, claims and other causes of action, marketing materials, backlog, client lists, security deposits and prepaid expenses, goodwill, and certain cash held in client-specific bank accounts for disbursement to vendors of such clients or held for disbursement to Chimes' vendors pursuant to client arrangements.

        The assets excluded from the Chimes Asset Sale are the corporate records, insurance policies (except as they relate to warranty obligations assumed by Axium), cash and marketable securities (except for certain cash held in client-specific bank accounts for disbursement to vendors of such clients or held for disbursement to Chimes's vendors pursuant to client arrangements), income tax credits and refunds for the period ending on the Closing Date, employee benefit plans, rights and assets of Chimes with respect to any liabilities not assumed by Axium and Diversity MSP, all rights of Chimes or the

Company under the Chimes Asset Purchase Agreement, and documents related thereto, including the purchase price to be paid thereunder and the right to receive mail and other communication with respect to the excluded assets referred to above.

Liabilities to be Assumed

        In the event the Chimes Asset Sale is consummated, Diversity MSP has agreed to assume all liabilities and commitments of the Chimes Business, including accounts payable, accrued liabilities relating to the assets transferred as shown on Chimes' June 30, 2006 balance sheet, liabilities and commitments arising under the permits, personal property leases, office leases and contracts transferred to Diversity MSP and warranty obligations.

Purchase Price

        Diversity MSP has agreed to pay to us an aggregate purchase price of $80,000,000 in cash, or the Chimes Asset Sale purchase price, for the Chimes Business pursuant to the Chimes Asset Purchase Agreement.

Representations and Warranties

        The Chimes Asset Purchase Agreement contains certain representations and warranties of the parties relating to, among other things, the authority of each of the parties to execute and enter into the Chimes Asset Purchase Agreement, the lack of conflict with any organizational documents, agreements or rules and obtaining requisite consents and approvals. The Chimes Asset Purchase Agreement also contains certain representations and warranties of Chimes and the Company relating to, among other things,

  •
  compliance with environmental laws;

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  the absence, since September 30, 2006, of certain material adverse effects on Chimes's business or its ability to consummate the Chimes Asset Sale or the occurrence of certain other transactions or events out of the ordinary course of business or in excess of specified dollar limits;

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  taxes, including Chimes's accurate and timely filing of returns with respect thereto and payment thereof;

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  employee and employment benefit matters;

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  Chimes's ownership of or leasehold rights in the personal property to be transferred to Diversity MSP;

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  intellectual property, including Chimes's right to use the intellectual property to be transferred and the sufficiency thereof for the conduct of Chimes's business as presently conducted;

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  accounts receivable and payable;

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  the absence of litigation and other legal proceedings;

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  Chimes' material contracts;

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  the absence of certain transactions between Chimes and its officers or employees or related parties;

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  licenses held by Chimes;

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  Chimes's compliance with laws; and

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  the absence disputes between Chimes and any of its customers or suppliers or awareness by the Company or Chimes of indications that any customer or supplier of Chimes intends to cease doing business with Chimes or materially alter the amount of business they are currently doing with Chimes.

Certain Covenants

        The Chimes Asset Purchase Agreement contains certain covenants and agreements of the Company and Chimes regarding the relationship prior to and after Closing between the Company and Chimes, on the one hand, and Diversity MSP and Axium, on the other. These covenants include agreements by all of the parties to protect the confidentiality of the matters covered by the Chimes Asset Purchase Agreement and to use reasonable efforts to do all things necessary to consummate the transactions contemplated by the Chimes Asset Purchase Agreement.

        The covenants also include agreements by the Company and Chimes, among other things:

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  from October 18, 2006 until the Chimes Asset Sale closing, to conduct Chimes's business in the ordinary course in accordance with past practices and refrain from certain actions specified in the Chimes Asset Purchase Agreement and to provide notice to Diversity MSP of events that could result in a default under the Chimes Asset Purchase Agreement;

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  until ninety days after the Chimes Asset Sale closing, to preserve and allow Diversity MSP reasonable access to Chimes' records and provide such additional financial and operational data as Diversity MSP may reasonably request;

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  to use commercially reasonable efforts to obtain the requisite approval of our shareholders;

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  for a period of three years after the Chimes Asset Sale closing, not to engage in or compete with the Chimes Business (other than the conduct and operation of the Commercial Services Business); and

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  for a period of up to 90 days after the closing of the Chimes Asset Sale, to provide certain transition services to Diversity MSP and Axium pursuant to a transition services agreement.

        The Chimes Asset Purchase Agreement also includes an agreement by Diversity MSP to offer full-time employment to substantially all (i.e., at least 90% and up to 100%) of the employees who are employed by Chimes as of the closing of the Chimes Asset Sale on terms and conditions comparable to the terms and conditions of Diversity MSP in similar job classifications and grades, and to hire all such employees who accept such offer, and to maintain for the benefit of such employees a package of employee benefits that is comparable in the aggregate to the employee benefit programs for current employees of Diversity MSP in similar job classifications and grades.

Superior Offer

        The Chimes Asset Purchase Agreement provides that the Company's Board may at any time prior to the Chimes Asset Sale closing, withdraw or modify its approval or recommendation of the Chimes Asset Purchase Agreement or the Chimes Asset Sale or approve or recommend a superior offer if: a bona fide written offer is made to the Company by a third party for an acquisition proposal, and such offer is not withdrawn, the Board determines in good faith, after consultation with its financial advisor, that such offer constitutes a superior offer; following consultation with outside legal counsel, the Board or a committee of disinterested directors determines that the withdrawal or modification of its approval or recommendation of the Chimes Asset Purchase Agreement or the Chimes Asset Sale is required to comply with the fiduciary duties of the Board to our shareholders; such approval or recommendation is not withdrawn or modified in a manner adverse to Diversity MSP at any time prior to five business days after Diversity MSP and Axium receive written notice from the Company confirming that the

Board has determined that such offer is a superior offer, setting forth in reasonable detail all material terms of such superior offer; and at the end of such five business day period, after taking into account any adjustment or modification of the terms of the Chimes Asset Purchase Agreement proposed by Diversity MSP or Axium (and any adjustment or modification of the terms of such acquisition proposal), the Board again makes the determination in good faith that the withdrawal or modification of such approval or recommendation of the Chimes Asset Purchase Agreement or the Chimes Asset Sale is required to comply with the fiduciary duties of the Board to our shareholders.

        As used herein, the term superior offer means an acquisition proposal on terms that the Company's Board determines, in good faith, based upon consultations with its outside legal counsel and its financial advisor, that if consummated, is more favorable to our shareholders than the Chimes Asset Sale or the Chimes Asset Purchase Agreement and is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the offer and the person making the offer and would, if consummated, be in the best interests of the Shareholders of the Company. Also, as used herein, the term acquisition proposal means (other than Chimes Asset Sale) any inquiry, proposal or offer from any person relating to; any direct or indirect acquisition or purchase of our Chimes Business, any direct or indirect acquisition or purchase of assets representing 20% or more of the assets of the Company, any issuance, sale, or other disposition of (including by way of merger, consolidation, business combination, share exchange, joint venture, or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 20% or more of the voting power of the Company, any tender offer, exchange offer or other transaction in which, if consummated, any person shall acquire beneficial ownership, or the right to acquire beneficial ownership, or any "group" shall have been formed which beneficially owns or has the right to acquire beneficial ownership, of 20% or more of the outstanding voting capital stock of the Company, or any merger, consolidation, share exchange, business combination, recapitalization, liquidation or dissolution involving the Company.

Indemnification

        Under the Chimes Asset Purchase Agreement, the Company and Chimes have jointly and severally agreed to indemnify Axium, Diversity MSP and their affiliates and other related parties against any damages, losses or liabilities, including reasonable legal fees and expenses, which arise out of, result from or relate to:

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  any inaccuracy in or any breach of any representation and warranty, or any breach of any covenant or agreement, of Chimes or the Company contained in the Chimes Asset Purchase Agreement or in any document or other papers delivered pursuant to thereto, provided that a claim for indemnity is asserted on or before the expiration of six months after the closing date of the Chimes Asset Sale, provided that the indemnification liability of Chimes and the Company to Axium and Diversity MSP under the Chimes Asset Purchase Agreement shall not exceed $8,000,000 and that neither Axium nor Diversity MSP shall make any claim for indemnification by Chimes and the Company until the total claims for indemnification of Axium or Diversity MSP are at least $250,000; and

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  any claim for indemnification, or any litigation, by Hewlett-Packard Company, or its affiliates or subsidiaries, for any loss which arises out of, results from or relates to occurrences prior to or at the closing of the Chimes Asset Sale. In addition, Axium and Diversity MSP have agreed to indemnify the Company and Chimes on substantially the same terms and subject to the same limitations as stated above with respect to breaches of representations, warranties and covenants of Axium and Diversity MSP.

Conditions to Closing

        The obligations of the Company and Chimes, on the one hand, and Axium and Diversity MSP, on the other hand, to consummate the Chimes Asset Sale are subject to the fulfillment (or waiver) of certain conditions including, among other things, that:

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  the Chimes Asset Sale has been approved by our shareholders;

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  no law, rule or regulation has been enacted or investigation, action, suit or proceeding has been threatened or instituted against any of the parties which in the reasonable judgment of the Company or Chimes, on the one hand, or Axium or Diversity MSP, on the other hand, prohibits or precludes the consummation of the Chimes Asset Sales, or which claims, or might give rise to a claim for, damages against Chimes or the Company as a result of the consummation of the Chimes Asset Sale;

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  the representations and warranties of the other party in the Chimes Asset Purchase Agreement are true and correct and the other party has performed all of their obligations under the Chimes Asset Purchase Agreement to be performed by them on or before the closing of the Chimes Asset Sale;

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  all required governmental approvals have been received; and

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  the waiting period under Federal antitrust laws has expired without adverse action by the applicable governmental authority.

Termination

        The Chimes Asset Purchase Agreement may be terminated at any time prior to the closing of the Chimes Asset Sale:

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  by mutual written agreement of the parties;

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  by Diversity MSP, Chimes or the Company (provided such party has not previously been declared in default of the Chimes Asset Purchase Agreement) if closing has not occurred by March 18, 2007 (or such later date as the parties may agree);

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  by Diversity MSP, Chimes or the Company if there shall be in effect a final non-appealable court order restraining, enjoining or otherwise prohibiting the consummation of the Chimes Asset Sale;

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  by Diversity MSP (provided neither Chimes nor the Company has previously terminated pursuant to the following clause), if Chimes or the Company breaches any of their respective material representations, warranties, covenants or agreements contained in the Chimes Asset Purchase Agreement and (if curable) such breach is not cured within five business days after written notice thereof;

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  by Chimes or the Company (provided neither Diversity MSP nor Axium has previously terminated pursuant the preceding paragraph), if Diversity MSP or Axium breaches any of its material representations, warranties, covenants or agreements contained in the Chimes Asset Purchase Agreement and (if curable) such breach is not cured within five business days after written notice thereof; and

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  by the Company or Chimes, if the Company's Board withdraws (or modifies in a manner adverse to Diversity MSP) its approval or recommendation of the Chimes Asset Purchase Agreement or the Chimes Asset Sale in accordance with the provisions described above under "—Superior Offer", but only (i) after providing written notice to Diversity MSP (a "notice of superior offer") advising Diversity MSP that the Board has received a superior offer, specifying the material terms and conditions of such superior offer in reasonable detail and identifying the person making such superior offer, and (ii) if Diversity MSP does not, within five business days of Diversity MSP's receipt of the notice of superior offer, make an offer that the Board determines, in its good faith judgment (after consultation with its advisors), to be at least as favorable to our shareholders as the superior offer; provided that during such five business day period, the Company shall negotiate in good faith with Diversity MSP (to the extent Diversity MSP wishes to negotiate) to enable Diversity MSP to make such an offer; and provided that Diversity MSP acknowledges and agrees that concurrently with such termination the Company may enter into a definitive agreement providing for implementation of such superior offer.

Termination Payment and Expenses

        Under the Chimes Asset Purchase Agreement, the Company and Chimes are obligated to pay $4,000,000 to Diversity MSP if Chimes or the Company terminates the Chimes Asset Purchase Agreement in connection with a superior offer as described above. In addition, the parties have agreed that all expenses incurred in connection with the Chimes Asset Purchase Agreement and the Chimes Asset Sale shall be paid by the party incurring such expenses except that the parties shall split equally their total filing fees under Federal antitrust laws and that if the Chimes Asset Purchase Agreement is terminated as provided above by Diversity MSP in the event of a breach thereof by Chimes or the Company or by Chimes or the Company in the event of a breach thereof by Diversity MSP or Axium, the breaching party will pay the reasonably documented expenses of the terminating party up to a maximum amount of $250,000.

Regulatory Approvals

        The Company believes that no state or Federal regulatory approval is required in connection with the Chimes Asset Sale other than the expiration or termination of a waiting period under Federal antitrust laws.

Appraisal Rights in Respect of the Asset Sales

        The Company believes that each of the Asset Sales constitutes the sale of all or substantially all of the Company's assets within the meaning of the New York Business Corporation Law. Accordingly, under Section 910 of the New York Business Corporation Law, shareholders who follow the procedures set forth in the Appraisal Statute will be entitled to have their common stock appraised by a New York State court and to receive payment of the "fair value" of such shares as determined by such court. The Appraisal Statute is reprinted in its entirety as Annex F to this proxy statement. While the following discussion summarizes all material terms of the law pertaining to appraisal rights under the New York Law, it is qualified in its entirety by the full text of the Appraisal Statute. Any shareholder who wishes to exercise such appraisal rights or to preserve the right to do so, should review the following discussion and Annex F carefully because failure to timely and properly comply with the procedures specified will result in the loss of dissenters' appraisal rights under the New York Business Corporation Law.

        All references in the Appraisal Statute and in this discussion to a shareholder are to the record holder of our company's common stock on the record date specified in the Notice of Special Meeting. A person having a beneficial interest in shares of our common stock that are held of record by another person such as a broker or nominee must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect whatever appraisal rights the beneficial owner may have.

        A shareholder wishing to exercise appraisal rights must (i) deliver to us, prior to or at the special meeting but before the vote is taken on Proposal No. 1 or Proposal No. 2 as the case may, a written objection to the proposed Asset Sale as provided in Proposal No. 1 or Proposal No. 2, as the case may be, such objection notice, the Notice of Election, which must include a notice of his election to dissent, the shareholder's name, residence address, the number of shares as to which the shareholder dissents and a demand for payment of the fair value of such shares (which Notice of Election must be in addition to and separate from any proxy or vote against the proposed Asset Sale under Proposal No. 1 or Proposal No. 2, as the case may be) and (ii) not vote for approval of such Asset Sale. BECAUSE A PROXY WHICH DOES NOT CONTAIN VOTING INSTRUCTIONS WILL, UNLESS REVOKED, BE VOTED FOR APPROVAL OF PROPOSAL NO. 1 AND PROPOSAL NO. 2, AS THE CASE MAY BE, A SHAREHOLDER WHO VOTES BY PROXY AND WHO WISHES TO EXERCISE APPRAISAL RIGHTS MUST (A) VOTE AGAINST APPROVAL OF PROPOSAL NO. 1 OR PROPOSAL NO. 2, AS THE CASE MAY BE, OR (B) ABSTAIN FROM VOTING ON PROPOSAL NO. 1 OR PROPOSAL NO. 2, AS THE CASE MAY BE. Neither a vote against the asset sale, in person or by proxy, nor a proxy directing such vote or an abstention, will in and of itself constitute a written objection to the asset sale under the Appraisal Statute (Shareholders who timely file such Notice of Election and who do not vote in favor of the asset sale are referred to as Dissenting Shareholders).

        A shareholder may not dissent as to less than all of the shares, as to which such shareholder has a right to dissent, held by such shareholder of record and owned beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares held of record by such nominee or fiduciary on behalf of such owner and as to which such nominee or fiduciary has a right to dissent. All Notices of Election should be addressed to Computer Horizons Corp., 49 Old Bloomfield Avenue, Mountain Lakes, NJ 07046-1495, Attn: Secretary.

        Within 10 days after the date on which shareholders approve Proposal No. 1 or Proposal No. 2, as the case may be, we must send written notice by registered mail to each Dissenting Shareholder to such effect. At the time of the completion of the Asset Sale contemplated by Proposal No. 1 or Proposal No. 2, as the case may be, each Dissenting Shareholder will cease to have any rights of a shareholder except the right to be paid the fair value of his shares and rights under the Appraisal Statute.

        A Notice of Election may be withdrawn by a Dissenting Shareholder prior to his acceptance in writing of an offer made by us to pay the value of such Dissenting Shares, except that a Notice of Election may not be withdrawn later than 60 days following the Effective Time unless we fail to make a timely offer to pay such value, in which case such Dissenting Shareholder shall have 60 days from the date an offer is made to withdraw his election. In either event, after such time, a Notice of Election may not be withdrawn without our written consent. In order to be effective, withdrawal of a Notice of Election must be accompanied by a return to us of any advance payment made by us to the Dissenting Shareholder as described below.

        Upon filing the Notice of Election, or within one month thereafter, Dissenting Shareholders must submit to us the certificates representing their shares of common stock, at the address set forth above or to our transfer agent, Registrar and Transfer Company, and there will be noted thereon that a Notice of Election has been filed and the certificates will be returned to the Dissenting Shareholders. Any Dissenting Shareholders who fail to submit such certificates for such notation will, at our option exercised by written notice to such Dissenting Shareholders within 45 days of the date of filing of such Notice of Election, lose their appraisal rights unless a court, for good cause shown, shall otherwise direct.

        Within 15 days after the expiration of the period within which shareholders may file their Notice of Election, or within 15 days after the Asset Sale closing, whichever is later (but in no case later than 90 days after the shareholders' vote to approve the Asset Sale contemplated by Proposal No. 1 or Proposal No. 2, as the case may be), we must make a written offer to pay for the Dissenting Shares held by such Dissenting Shareholder at a price which we consider to be their fair value. This offer will be accompanied by a statement setting forth the aggregate number of shares, which will be at the same price for all Dissenting Shares, with respect to which Notices of Election to dissent have been received and the aggregate number of holders of such shares.

        If the Asset Sale closing has occurred at the time the offer is made, the offer will be accompanied by (i) advance payment to each Dissenting Shareholder who has submitted certificates for notation thereon of the election to dissent of an amount equal to 80% of such offer or (ii) as to each Dissenting Shareholder who has not yet submitted certificates for notation thereon of the election to dissent, a statement that advance payment of an amount equal to 80% of the amount of such offer will be made by us promptly upon submission of certificates. If the Asset Sale closing contemplated by Proposal No. 1 or Proposal No. 2, as the case may be, has not occurred at the time of the making of such offer, such advance payment or statement as to advance payment will be sent to each Dissenting Shareholder entitled thereto upon the Asset Sale closing. Acceptance of such advance payment by a Dissenting Shareholder will not constitute a waiver of dissenter's rights. If the Asset Sale contemplated by Proposal No. 1 or Proposal No. 2, as the case may be, is not completed within 90 days after approval of such Asset Sale by shareholders, such offer will be conditioned upon consummation of such Asset Sale.

        If within 30 days after making such offer, we and any Dissenting Shareholder agree on the price to be paid for such Dissenting Shareholder's Dissenting Shares, we will pay the agreed price to such holder within 60 days after the later of the date such offer was made or the Asset Sale closing, upon surrender of certificates representing such holder's shares of common stock.

        If we fail to make an offer within the 15-day period described above, or if we make an offer and any Dissenting Shareholder fails to agree within 30 days of the making of such offer, we must, within 20 days thereafter, institute a special proceeding in an appropriate court to determine the rights of Dissenting Shareholders and to fix the fair value of the shares. If we do not institute such a proceeding within such 20-day period, any Dissenting Shareholder may, within 30 days after such 20-day period expires, institute a proceeding for the same purpose. If such proceeding is not instituted by any Dissenting Shareholder within such 30-day period, all dissenters' rights will be extinguished unless the New York Supreme Court, for good cause shown, otherwise directs. All Dissenting Shareholders, other than those who agree with us to the price to be paid for their shares, will be made parties to such proceeding.

        With respect to Dissenting Shareholders entitled to payment, the court will proceed to fix the value of our common stock, which will be the fair value as of the close of business on the day prior to the special meeting. In fixing the fair value of the shares of our common stock, the court will consider the nature of the asset sale and the effects on us and our shareholders, the concepts and methods then customary in relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors.

        The court will determine the fair value of such shares without a jury and without referral to an appraiser or referee. The final order by the court will include an allowance for interest (unless the court finds the refusal of any Dissenting Shareholder to accept our offer thereof as arbitrary, vexatious, or otherwise not in good faith) of such rate as the court finds to be equitable, accruing from the Asset Sale closing to the date of payment.

        Each party in the appraisal proceeding will bear its own costs and expenses, including the fees of counsel and any experts employed by it. The court may, however, in its discretion, assess any of the costs, fees and expenses incurred by us against Dissenting Shareholders (including those who withdraw their Notice of Election) if the court finds that their refusal to accept our offer was arbitrary, vexatious or otherwise not in good faith. Similarly, the costs, fees and expenses incurred by Dissenting Shareholders may be assessed by the court in its discretion, against us if the fair value of the shares as determined by the court materially exceeds the amount that we offered to pay, we failed to follow certain procedures of the Appraisal Statute or our manner of compliance with the Appraisal Statute was arbitrary, vexatious or not otherwise in good faith.

        Within 60 days after the final determination of the proceeding, we will pay to each Dissenting Shareholder the amount found in such proceeding to be due such shareholder, upon the Dissenting Shareholder's surrender of certificates of the our common stock.

        Any shareholder who duly demands, prior to the special meeting, an appraisal in compliance with the Appraisal Statute will not, after the Asset Sale closing, be entitled to vote the shares subject to such demand for any purpose or to the payment of dividends or other distributions on those shares, except dividends or other distributions payable to shareholders of record as of a date prior to the Asset Sale closing.

        Failure to follow the steps required by the Appraisal Statute for perfecting appraisal rights may result in the loss of such rights. IN VIEW OF THE COMPLEXITY OF THE PROVISIONS OF THE APPRAISAL STATUTE, SHAREHOLDERS WHO ARE CONSIDERING DISSENTING FROM AN ASSET SALE SHOULD CONSULT THEIR LEGAL ADVISORS.

The Consummation of the Chimes Asset Sale is Not Conditioned on Diversity MSP Obtaining Financing.

        The total amount of funds required by Diversity MSP to pay the consideration to be paid under the Chimes Asset Sale, and to pay related fees and expenses, is estimated to be approximately $80.5 million. Diversity MSP has indicated that it plans to fund this through its working capital and borrowings. Diversity MSP has received a financing commitment letter with respect to $62 million of debt financing with respect to the Chimes Asset Sale. The foregoing estimate does not take into account the results of the exercise by shareholders of dissenters' rights under New York law which may result in their receipt of consideration less than, more than or equal to the Chimes Asset Sale purchase price which would have been payable to them under the terms of the Chimes Asset Purchase Agreement.

Accounting Treatment

        The Company will record the Chimes Asset Sale in accordance with generally accepted accounting principles in the United States. Upon completion of the disposition the Company will recognize a financial reporting gain equal to the net proceeds (sum of purchase price less expenses of the sale) less the book value of the assets and liabilities sold.

Certain Federal Income Tax Consequences

        The sale of the Company's and its affiliates assets pursuant to the Chimes Asset Purchase Agreement will be a taxable transaction with respect to the Company. The Company will realize gain or loss measured by the difference between the proceeds received by it and its affiliates on such sale and the Company's (or an affiliate's) tax basis in the assets. For purposes of calculating gain or loss, the proceeds received by the Company and its affiliates will include the cash received by them, the amount of their indebtedness that is cancelled or assumed, and any other consideration received by them for their assets. It is anticipated that the Company will have sufficient losses (including net operating loss carryforwards) to offset the gain expected to be realized from the Chimes Asset Sale for regular Federal income tax purposes, subjecting the Company only to Federal alternative minimum tax.

        The Company and its affiliates may be subject to state income taxes to the extent that gains exceed losses for state tax law purposes, but does not anticipate that such taxes, if any, will be significant. We and/or our affiliates may be subject to foreign taxes with respect to this transaction, but do not anticipate that such taxes, if any, will be significant.

        The Company does not expect that the Chimes Asset Sale will result in any Federal income tax consequences to our shareholders. The subsequent liquidation and dissolution of the Company, however, may result in Federal income tax consequences for shareholders. Shareholder are urged to read carefully the information set forth under the caption "Approval of Proposal to Adopt Plan of Liquidation and Dissolution and to Liquidate and Dissolve the Company—Material U.S. Federal Income Tax Consequences of the Dissolution" and to consult their tax advisors for a full understanding of the tax consequences of the liquidation and dissolution for them.

Financial Advisor

        In September 2005, our Board of Directors retained Jefferies Broadview to act as our financial advisor to assist us in our efforts to identify and implement strategic alternatives for our company and its operating divisions, including the Chimes Business, and we have agreed to pay Jefferies Broadview customary fees for their services in that regard.

Background of the Chimes Asset Sale

        The current members of the Board of Directors and current senior executive officers of the Company took office in October 2005, as the result of a proxy contest led by shareholders of the Company who believed that the business decisions of the Company's prior directors and management were not maximizing the value of the Company. Immediately after taking office, the new Board and management began exploring strategic alternatives for the Company and its business units and requested Jefferies Broadview, which had been retained previously by the Company, to continue as the Company's financial advisor in that effort. With the Board's frequent and extensive consultation and guidance throughout a process extending many months, management and Jefferies Broadview considered a number of strategic alternatives for the Company and its businesses. This included an analysis of the operating history and prospects for growth of the Company as a whole and each business unit separately, including the Chimes Business.

        In the course of the review, the Company and Jefferies Broadview contacted more than 50 parties that they believed might have an interest in entering into a strategic transaction to purchase the Chimes Business, either as part of a purchase of the Company as a whole or separately. Approximately 60% of the parties contacted were strategic buyers and the balance were financial buyers.

        As a result of the contacts with potentially interested parties, the Company received a number of expressions of interest in evaluating a purchase of the Chimes Business and entered into non-disclosure agreements with several of the potentially interested parties, including Axium, which executed and returned a non-disclosure agreement on March 17, 2006.

        On March 20, 2006, a representative of Axium called Jefferies Broadview with questions about valuation, process and timing. Jefferies Broadview, at the direction of the Company, advised Axium that valuation would have to exceed $70 million to be competitive. The Axium representative indicated that he would consult with Lazard Ltd., Axium's financial advisor in the matter.

        On March 27, 2006, a representative of Axium called a representative of Jefferies Broadview and indicated that Axium was thinking of a valuation in the low $50 million range up to possibly $60 million and asked that Jefferies Broadview get back to him if the Company's valuation expectations decreased.

        Between April 21 and May 9, Jefferies Broadview sent out process letters to interested parties describing the due diligence process for parties interested in Chimes and received indications of interest from three parties, each of which showed a valuation in excess of $80 million.

        On May 10, 2006, a representative of Axium contacted a representative of Jefferies Broadview by email inquiring about the status of Chimes. Jefferies Broadview, at the direction of the Company,

advised Axium that the process was highly competitive, that valuations had increased since their last contact and that Axium needed to be above $80 million to be competitive.

        On May 12, 2006, a representative of Axium advised Jefferies Broadview that Axium's valuation remained below $80 million and, accordingly, it would not submit a new offer for the Chimes Business.

        From May 9 to mid-July 2006, the other parties that had given indications of interest continued their due diligence investigations of the Company.

        On May 30, 2006, Jefferies Broadview sent a process letter to a representative of Axium and on May 31, 2006 Jefferies Broadview received an indication of interest from Axium at a valuation of $90 million.

        On June 5, 2006, Jefferies Broadview representatives spoke with Axium's financial advisers at Lazard and discussed Axium's level of commitment to and ability to finance a transaction.

        On June 6, 2006, Jefferies Broadview contacted a representative of Lazard to schedule management meetings between Axium and Company representatives and to arrange for transmitting business due diligence information to Axium.

        On June 9, 2006, a representative of Lazard informed Jefferies Broadview that Axium, upon further consideration, was withdrawing from the bidding citing various factors. On or around June 23, 2006, a representative of Jefferies Broadview received a call from representatives of Axium and a representative of Lazard expressing continued interest in Chimes and a desire to be contacted should the structure of the process change.

        On July 19, 2006, Jefferies Broadview sent a process letter to each of the other three interested parties outlining a confirmatory due diligence process and inviting each bidder to submit a definitive and binding offer for the purchase of Chimes containing its best and final offer and to return a copy of a draft asset purchase agreement to be furnished by the Company marked to show any changes the bidder would require to proceed with the transaction.

        On July 21, 2006, in response to emails from Axium, a representative of Jefferies Broadview held a telephone conversation with representatives of Axium, who asked the Jefferies Broadview representative if there were a number at which Axium could pre-empt the bidding process for Chimes. At the Company's direction, the Jefferies Broadview representative responded that such a figure would have to be substantially higher than $100 million for any such preemption to be considered. The Axium representatives stated that they were interested in purchasing the Chimes Business and were prepared to pay a price of $90 million and wished to have this communicated to the board.

        On July 22, 2006, a representative of Jefferies Broadview called a representative of Lazard to confirm the nature and level of Axium's interest.

        On July 25, 2006, a representative of Jefferies Broadview spoke again with a representative of Lazard who advised that he had spoken to Axium and its lender and that Axium was serious about the transaction although the valuation Axium would place on the Chimes Business was unclear. The representative of Lazard confirmed that Lazard would be acting as Axium's advisor if Axium moved forward on the transaction and that Axium would like to know as soon as possible if they could be involved.

        On August 1, 2006, Jefferies Broadview sent an email to the representative of Lazard indicating that Jefferies Broadview was working to accommodate Axium's late entry into the competitive process, and requesting information needed in that regard, and sent the process letter and draft Asset Purchase Agreement to a representative at Axium.

        On August 8, 2006, one of the other interested parties, the Other Bidder submitted a letter to Jefferies Broadview setting forth a non-binding proposal to acquire the Chimes Business for $81 million, all cash, and providing for exclusivity and submitted a markup of the draft Chimes Asset Purchase Agreement, with extensive comments.

        By August 11, 2006, two of the other interested parties had indicated that they would not be submitting bids.

        On August 12, 2006, Axium submitted a proposal letter to acquire the Chimes Business for $66 million, all cash, and submitted a markup of the draft Chimes Asset Purchase Agreement, with relatively few comments.

        On August 17, 2006, at the Company's direction Jefferies Broadview spoke with a representative of Lazard and indicated that Axium's bid would have to increase substantially and that, although the Company appreciated the fact that Axium's markup of the draft Chimes Asset Purchase Agreement was relatively light, there were still issues presented by that markup that would have to be addressed. The representative of Lazard raised the issue of exclusivity and, at the Company's direction, was told by Jefferies Broadview that the Company was unlikely to grant it.

        On August 17, 2006, representatives of Jefferies Broadview spoke with the Chief Executive Officer of the Other Bidder and expressed concern about the price and the extensive nature of their markup and the business issues raised thereby.

        On August 18, 2006, Axium submitted a revised bid of $73 million, all cash.

        On August 22, 2006, at the Company's direction, Jefferies Broadview spoke with a representative of Lazard and advised him that there was still a gap between Axium's improved bid and the competition. The representative of Lazard urged that the Company's Board consider exclusivity for Axium.

        On August 24, 2006, at the Company's direction, Jefferies Broadview spoke with a representative of Lazard and advised him that in order to win the bidding, Axium would have to increase its bid to $82 million, agree to some adjustments in the draft Chimes Asset Purchase Agreement and present a commitment letter establishing its lender's financial commitment.

        On August 28, Axium submitted a revised bid of $80 million, all cash.

        On August 30, 2006, at the Company's direction, Jefferies Broadview advised a representative of Lazard that the Company's Board was considering the Axium proposal and would be meeting on the matter and that the Company expected to propose a package of changes to Axium's proposed terms, including the breakup fee and indemnification, and to insist on a superior proposal provision. Jefferies Broadview also indicated at the Company's direction that the Board did not expect to agree to exclusivity and that Axium would have to move quickly to signing.

        On August 31, 2006, a representative of Jefferies Broadview spoke to a representative of Lazard and indicated that a revised Asset Purchase Agreement would be sent to Axium by the next day and discussed some of the issues in the draft Chimes Asset Purchase Agreement raised by the Company, including the breakup fee and the need for approval by the Company's shareholders, and Axium's request for exclusivity.

        On September 6, 2006, a representative of Lazard sent an email to Jefferies Broadview describing Axium's proposed debt and equity financing for the transaction.

        On September 11, 2006, the Company's counsel sent a revised draft of the Chimes Asset Purchase Agreement to counsel for Axium.

        Between September 15 and October 13, 2006, the Company and Axium, with the assistance of their legal and financial advisors, negotiated and agreed upon the outstanding issues in the Axium draft Chimes Asset Purchase Agreement and on the form of a transition services agreement and other exhibits to the draft Chimes Asset Purchase Agreement.

        From August 21, 2006 to October 8, 2006, representatives of the Other Bidder and the Company, their respective counsel and Jefferies Broadview held a number of telephone calls and meetings to discuss and attempt to resolve differences over the Other Bidder's request for exclusivity and issues raised by the Other Bidder's proposed changes to the draft Chimes Asset Purchase Agreement. Ultimately, the Other Bidder advised the Company that its Board had concluded that the $81 million bid should be withdrawn, and verbally indicated a new price of $72 million.

        From October 11 to October 13, 2006, representatives of the Company, Axium and Axium's lender negotiated and reached agreement on a form of financing commitment letter from Axium's lender to Axium.

        On October 13, 2006, the Company's Board met and considered the Asset Purchase Agreement with Axium and the transaction contemplated thereby. At the meeting, Jefferies Broadview reviewed its financial analyses of the $80,000,000 in cash to be paid in the Chimes Asset Sale. Jefferies Broadview then rendered its oral opinion to our Board of Directors with respect to the Chimes Asset Sale, subsequently confirmed in writing, that, as of October 13, 2006, based upon and subject to certain assumptions, qualifications, limitations and factors described in the Jefferies Broadview opinion, the $80,000,000 in cash to be received by the Company in the Chimes Asset Sale was fair, from a financial point of view, to the Company. After discussion, the Board unanimously approved the Asset Purchase Agreement with Axium and the transaction contemplated thereby, subject to receipt of a signed copy of the financing commitment from Axium's lender to Axium.

        On October 17, 2006, counsel to Axium and the Company completed execution copies of the Asset Purchase Agreement and the Exhibits and schedules thereto and exchanged executed signature pages to the Asset Purchase Agreement to be released the following day.

        On October 18, 2006, the Chimes Asset Purchase Agreement was entered into by the parties and the Company issued a press release announcing the Chimes Asset Sale.

Reasons for the Chimes Asset Sale

        Our Board of Directors considered the risks and challenges facing Chimes in the future as compared with the opportunities available to the Company from the continued operation of Chimes and concluded that the Chimes Asset Sale is the best alternative for maximizing value to our shareholders.

        In addition, our Board of Directors has determined that the Chimes Asset Sale represents an opportunity to sell the Chimes Business at an attractive valuation given current market conditions. In reaching its decision with respect to the Chimes Asset Sale, the Board considered the terms of the Chimes Asset Purchase Agreement, the fact that the Chimes Asset Sale represents the best offer available after diligent efforts by the Company and its financial advisor, Jefferies Broadview, to secure additional offers, the absence of credible expressions of interest in purchasing the Company as a whole and a fairness opinion delivered to the Board by Jefferies Broadview described below. In light of the foregoing, the Board of Directors determined that, in its judgment, the Chimes Asset Sale is fair to and in the best interests of the Company and our shareholders.

Opinion of Financial Advisor to the Board of Directors

        Pursuant to a letter agreement dated as of October 27, 2005, the Company's Board of Directors requested that Jefferies Broadview render its opinion as to the fairness, from a financial point of view, to the Company of the right to receive the $80,000,000 Chimes Asset Sale purchase price for the sale of the Chimes Business provided for in the Chimes Asset Purchase Agreement. The Board selected Jefferies Broadview based on its reputation and experience in providing investment banking services, including merger and acquisition advisory services, to information technology, communications and media companies. At the Company's Board meeting on October 13, 2006, Jefferies Broadview rendered its oral opinion, subsequently confirmed in writing, that, as of October 13, 2006, based upon and subject to certain assumptions and limitations described in the Jefferies Broadview opinion, the right to receive the Chimes Asset Sale purchase price for the Chimes Business was fair, from a financial point of view, to the Company.

        Jefferies Broadview's opinion, which describes the assumptions made, matters considered and limitations on the review undertaken by Jefferies Broadview, is attached as Annex B to this proxy statement. The Company's shareholders are urged to, and should, read the Jefferies Broadview opinion carefully and in its entirety. Jefferies Broadview's opinion was directed solely to the Board and addresses only the fairness from a financial point of view of the Chimes Asset Sale purchase price to be received by the Company. The Jefferies Broadview opinion does not address any other aspect of the Chimes Asset Sale and does not constitute a recommendation to any shareholder of the Company or any other person as to how to vote or act with respect to the Chimes Asset Sale. The summary of the Jefferies Broadview opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion.

        In connection with rendering its opinion, Jefferies Broadview, among other things:

  •
  reviewed a draft of the Chimes Asset Purchase Agreement dated as of October 11, 2006, which for purposes of the Jefferies Broadview opinion, Jefferies Broadview assumed to be identical in all material respects to the definitive Chimes Asset Purchase Agreement;

  •
  reviewed certain financial and other information about the Company that was publicly available;

  •
  reviewed information concerning Chimes and the Company furnished to Jefferies Broadview by the managements of Chimes and the Company, including certain internal financial forecasts and analyses, budgets, reports and other information;

  •
  held discussions with senior management of Chimes and the Company concerning the Chimes Business' historical and current operations, financial condition and prospects, including recent financial performance, as well as the importance of engaging in the Chimes Asset Sale in light of the Company's other business plans and strategic objectives;

  •
  reviewed the valuations of publicly traded companies in lines of business that Jefferies Broadview deemed comparable in certain respects to the Chimes Business;

  •
  reviewed, to the extent publicly available, the financial terms of selected acquisition transactions involving companies in lines of business that Jefferies Broadview deemed comparable in certain respects to the business of the Chimes Business;

  •
  assisted in negotiations and discussions related to the Chimes Asset Sale among Chimes, the Company and Axium and their respective financial and legal advisors; and

  •
  reviewed the offer submitted by Axium.

        In Jefferies Broadview's review and analysis and in rendering the Jefferies Broadview opinion, Jefferies Broadview assumed and relied upon, but did not assume any responsibility to independently investigate or verify, the accuracy, completeness and fair presentation of all financial and other information that was provided to Jefferies Broadview by the Company or Chimes, or that was publicly available (including, without limitation, the information described above), or that was otherwise reviewed by Jefferies Broadview. The Jefferies Broadview opinion was expressly conditioned upon such information (whether written or oral) being complete, accurate and fair in all respects material to Jefferies Broadview's analysis.

        With respect to the financial forecasts provided Jefferies Broadview and examined by Jefferies Broadview, Jefferies Broadview noted that projecting future results of any company is inherently subject to uncertainty. The Company and Chimes informed Jefferies Broadview, however, and Jefferies Broadview assumed, that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company and Chimes as to the future performance of the Chimes Business. Jefferies Broadview expressed no opinion as to any financial forecasts or the assumptions on which they were made. In addition, in rendering the Jefferies Broadview opinion, Jefferies Broadview assumed that the Chimes Business would perform in accordance with the financial forecasts for the Chimes Business for all periods specified therein. Although such financial forecasts did not form the principal basis for the Jefferies Broadview opinion, but rather constituted one of many items that Jefferies Broadview employed, changes to such financial forecasts could affect the Jefferies Broadview opinion.

        Jefferies Broadview's opinion did not address the relative merits of the Chimes Asset Sale as compared to other business strategies that might have been available to the Company, nor did it address the underlying business decision of the Company to proceed with the Chimes Asset Sale. Jefferies Broadview expressed no view as to the Federal, state or local tax consequences of the Chimes Asset Sale.

        Jefferies Broadview's opinion was based upon market, economic, financial, and other conditions as they existed and could be evaluated as of the date of the Jefferies Broadview opinion. Jefferies Broadview further noted that although subsequent developments may affect the Jefferies Broadview opinion, Jefferies Broadview had no obligation to update, revise or reaffirm the Jefferies Broadview opinion.

        Jefferies Broadview's analyses must be considered as a whole. Considering any portion of such analyses or the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the conclusions expressed in the Jefferies Broadview opinion. Jefferies Broadview expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which Jefferies Broadview became aware after the date of the Jefferies Broadview opinion.

        In its review, Jefferies Broadview did not obtain any independent evaluation or appraisal of the assets or liabilities of, nor did Jefferies Broadview conduct a comprehensive physical inspection of any of the assets of, Chimes, nor was Jefferies Broadview furnished with any such evaluations or appraisals or reports of such physical inspections, nor did Jefferies Broadview assume any responsibility to obtain any such evaluations, appraisals or inspections. The Jefferies Broadview opinion was based on economic, monetary, regulatory, market and other conditions existing and which can be evaluated as of the date of the Jefferies Broadview opinion. Jefferies Broadview made no independent investigation of any legal or accounting matters affecting Chimes, and Jefferies Broadview assumed the correctness in all respects material to Jefferies Broadview's analysis of all legal and accounting advice given to the Company and its Board of Directors, including, without limitation, advice as to the legal, accounting and tax consequences of the terms of, and transactions contemplated by, the Chimes Asset Purchase Agreement.

        In its opinion, Jefferies Broadview also assumed with the Company's consent that: (i) the Chimes Asset Sale would be consummated on the terms described in the Chimes Asset Purchase Agreement without any waiver of any material terms or conditions which would affect the amount or timing of receipt of the Chimes Asset Sale purchase price; (ii) there was not as of the date of the Jefferies Broadview opinion, and there will not as a result of the consummation of the Chimes Asset Sale be, any default, or event of default, under any indenture, credit agreement or other material agreement or instrument to which Chimes or any of its subsidiaries or affiliates is a party; and (iii) all material assets and liabilities (contingent or otherwise, known or unknown) of the Chimes Business were as set forth in the consolidated financial statements provided to Jefferies Broadview as of the dates of such financial statements.

        Jefferies Broadview noted in its opinion that the Company publicly announced in September 2005 that its Board of Directors had retained the services of Jefferies Broadview to assist the Company in exploring strategic alternatives, including the possible sale of all or certain parts of the Company. Jefferies Broadview also noted in its opinion that, at the Company's request, Jefferies Broadview contacted more than 50 parties during the eleven months prior to the date of the Jefferies Broadview opinion to solicit their interest in acquiring the Chimes Business.

        The following is a brief summary of the material sources of information and valuation methodologies employed by Jefferies Broadview in rendering its opinion. These analyses were presented to the Board at its meeting on October 13, 2006. This summary includes the financial analyses used by Jefferies Broadview and deemed by it to be material, but does not purport to be a complete description of the analyses performed by Jefferies Broadview in arriving at its opinion. Except as otherwise expressly noted below, Jefferies Broadview did not explicitly assign any relative weights to the various factors and analyses considered. This summary of financial analyses includes information presented in tabular format. In order to fully understand the financial analyses used by Jefferies Broadview, the tables must be read together with the text of each corresponding summary. The tables alone do not constitute a complete description of the financial analyses performed.

Public Company Comparables Analysis

        Jefferies Broadview considered ratios of market capitalization, adjusted for cash and debt when appropriate, to selected historical and projected operating metrics in order to derive multiples placed on a company in a particular market segment. In order to perform this analysis, Jefferies Broadview compared financial information of Chimes with publicly available information for a select group of companies comparable to Chimes based on market focus and business model. Jefferies Broadview reviewed the following seven public company comparables in the human resources business process outsourcing industry that are profitable and growing from a financial point of view (and which we refer to in this proxy statement as the Chimes Comparable Index):

  1.
  Paychex, Inc.;

  2.
  TALX Corporation;

  3.
  Automatic Data Processing, Inc.;

  4.
  Ceridian Corporation;

  5.
  Convergys Corporation;

  6.
  Hewitt Associates, Inc.; and

  7.
  Gevity HR, Inc.

        The following table presents, as of October 12, 2006, the median multiples and the range of multiples for the companies contained in the Chimes Comparable Index of Total Enterprise Value, or TEV, which is defined as equity market capitalization plus total debt minus cash and cash equivalents, divided by selected operating metrics:

	Median Multiples	Range of Multiples
Trailing Twelve Months ("TTM")TEV/Revenue	2.12x	0.92x - 7.98x
TTM TEV/EBITDA	10.58x	6.93x - 18.64x
Projected 12/31/06 TEV/Revenue	2.04x	0.89x - 7.72x
Projected 12/31/06 TEV/EBITDA	9.45x	7.33x - 18.15x
Projected 12/31/07 TEV/Revenue	1.90x	0.78x - 6.77x
Projected 12/31/07 TEV/EBITDA	8.55x	5.88x - 15.85x

        The following table presents, as of October 12, 2006, the median implied equity values for Chimes, calculated by using the multiples shown above and the appropriate Chimes metric. For analyses employing Chimes's TTM financials, Jefferies Broadview utilized figures for the TTM ended June 30, 2006, as reported by the Company in its Form 10-Q for such period.

	Median Implied Equity Value	Range of Implied Equity Values
	(Dollars in Thousands)
TTM TEV/Revenue	$64,890	$28,060 - $243,674
TTM TEV/EBITDA	$37,530	$24,590 - $ 66,124
Projected 12/31/06 TEV/Revenue	$68,095	$29,682 - $257,855
Projected 12/31/06 TEV/EBITDA	$47,857	$37,119 - $ 91,975
Projected 12/31/07 TEV/Revenue	$76,051	$31,398 - $270,975
Projected 12/31/07 TEV/EBITDA	$56,904	$39,162 - $105,474

        No company included in the Chimes Comparable Index is identical to Chimes. In evaluating such comparables, Jefferies Broadview made numerous assumptions with respect to the human resources business process outsourcing industry's performance and general economic conditions, many of which are beyond the control of the Company. Mathematical analysis, such as determining the average, median or range, is not in itself a meaningful method of using comparable company data.

Transaction Comparables Analysis

        Jefferies Broadview considered ratios of equity purchase price, adjusted for the seller's cash and debt when appropriate, to selected historical operating metrics in order to indicate the value strategic and financial acquirors have been willing to pay for companies in a particular market segment. In order to perform this analysis, Jefferies Broadview reviewed a number of transactions, including those involving companies deemed by Jefferies Broadview to be comparable to Chimes based on financial performance, market focus, business model and size. Jefferies Broadview reviewed six comparable merger and acquisition ("M&A") transactions announced from January 1, 2005 to October 12, 2006 involving sellers in the human resources business process outsourcing industry from a financial point of view, including each transaction's: Adjusted Price (which we refer to as equity price plus debt minus cash); seller TTM Revenue; and Adjusted Price/TTM Revenue ratio. These transactions were selected from Jefferies Broadview's proprietary database of published and confidential M&A transactions in the information technology, communications and media industries. These transactions consisted of the acquisitions of:

  1.
  Jon-Jay Associates, Inc. by TALX Corporation;

  2.
  Manpower Inc. (Manpower Business Solutions Service Center AB) by Tietoenator Oyj (Personec Group);

  3.
  Towers Perrin (Human Resources Outsourcing Unit) by Electronic Data Systems Corporation;

  4.
  Mellon Financial Corporation (HR Processing Division) by Affiliated Computer Services, Inc.;

  5.
  Regions Financial Corporation (Strategic Outsourcing Inc.) by Clarion Capital Partners, LLC through Management Buyout; and

  6.
  ClearPoint Business Resources, Inc. by Terra Nova Acquisition Corporation.

        The following table presents, as of October 12, 2006, the median multiple and the range of multiples of Adjusted Price divided by the seller's TTM revenue for the transactions listed above:

	Median Adjusted Multiple	Range of Multiples
Adjusted Price / Revenue	1.16x	0.28x - 2.82x

        The following table presents, as of October 12, 2006, the median implied equity value and the range of implied equity values of the Chimes Business, calculated by multiplying the multiples shown above by the appropriate the Chimes Business operating metric:

	Median Implied Equity Value	Range of Implied Equity Values
	(Dollars in Thousands)
Adjusted Price / Revenue	$35,450	$8,430 - $86,239

        No transaction utilized as a comparable in the transaction comparables analysis is identical to the Chimes Asset Sale. In evaluating the comparable transactions, Jefferies Broadview made numerous assumptions with respect to the human resources business process outsourcing industry's performance and general economic conditions, many of which are beyond the control of the Company. Mathematical analysis, such as determining the average, median or range, is not in itself a meaningful method of using comparable transaction data.

Consideration Of The Discounted Cash Flow Valuation Methodology

        While discounted cash flow analysis is a commonly used valuation methodology, Jefferies Broadview did not employ such an analysis for the purposes of the Jefferies Broadview opinion. Discounted cash flow analysis is most appropriate for companies that exhibit relatively steady or somewhat predictable streams of future cash flow. For a company such as Chimes, with very limited intermediate and long-term visibility, a preponderance of the value in a valuation based on discounted cash flow will be in the terminal value of the entity, which is extremely sensitive to assumptions about the sustainable long-term growth rate of the Chimes Business. Given the lack of consistent and reliable long-term forecasts and the uncertainty in forecasting the product mix, operating performance, future cash flows and sustainable long-term growth rate for the Chimes Business, Jefferies Broadview considered a discounted cash flow analysis inappropriate for valuing the Chimes Business in the context of the Jefferies Broadview opinion.

        The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Jefferies Broadview considered the results of all of its analyses as a whole and, except as expressly noted above, did not attribute any particular weight to any analysis or factor considered by it. Furthermore, Jefferies Broadview believes that selecting any portion of its analysis, without considering all analyses, would create an incomplete view of the process underlying its opinion.

        In performing its analyses, Jefferies Broadview made numerous assumptions with respect to industry performance and general business and economic conditions and other matters, many of which are beyond the control of the Company. The analyses performed by Jefferies Broadview are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Jefferies Broadview made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all such analyses. The foregoing summary does not purport to be a complete description of the analyses performed by Jefferies Broadview. Additionally, analyses relating to the value of businesses or securities are not appraisals. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. The Chimes Asset Sale purchase price and other terms of the Chimes Asset Purchase Agreement were determined through negotiations between the Company and Axium, and were approved by the Board. Jefferies Broadview did not recommend any specific consideration to the Board or that any specific consideration constituted the only appropriate consideration with respect to the Chimes Asset Purchase Agreement and the transactions contemplated thereby, including the Chimes Asset Sale. In addition, Jefferies Broadview's opinion and presentation to the Board was one of many factors taken into consideration by the Board in making its decision to approve and adopt the Chimes Asset Purchase Agreement and approve the transactions contemplated thereby, including the Chimes Asset Sale. Consequently, the Jefferies Broadview analyses as described above should not be viewed as determinative of the opinion of the Board of Directors with respect to the value of the Chimes Business or whether the Board of Directors would have been willing to agree to different consideration.

        Based upon and subject to the foregoing qualifications and limitations and those set forth below, Jefferies Broadview was of the opinion that, as of October 13, 2006, the Chimes Asset Sale purchase price to be received by the Company pursuant to the Chimes Asset Purchase Agreement, was fair, from a financial point of view, to the Company.

        Jefferies Broadview acted as financial advisor to the Board, received a customary fee from the Company upon delivery of its opinion and will receive an additional customary fee upon the successful conclusion of the Chimes Asset Sale. In addition, the Company has agreed to indemnify Jefferies Broadview and its affiliates and related parties in connection with its engagement, including liabilities under the Federal securities laws, and to reimburse certain of their expenses. Jefferies Broadview was not requested to provide, or to identify potential sources of, financing to the Company. Except as set forth in the preceding sentence, no limitations were imposed on Jefferies Broadview by the Board with respect to the investigations made or procedures followed by Jefferies Broadview in rendering its opinion. In the ordinary course of their businesses, Jefferies and its affiliates may publish research reports regarding the securities of the Company, may actively trade or hold such securities for their own accounts and for the accounts of their customers and, accordingly, may at any time hold long or short positions in those securities.

Effect of the Asset Sales and the Plan of Complete Liquidation and Dissolution on Computer Horizons and our shareholders

        If shareholder approval is obtained to consummate only one of the Asset Sales we will seek to successfully complete such Asset Sale. In the event shareholder approval is obtained to consummate both Asset Sales we will seek to successfully complete both Asset Sales. Following the successful consummation of one or both Asset Sales, it is the Board's intention to distribute a substantial portion of the net proceeds received by Computer Horizons as a result of any Asset Sale which has been consummated, as promptly as practicable after the closing thereof. In the event we receive shareholder approval to consummate either or both Asset Sales, the Board believes that closing of each such Asset Sale is likely to occur in the first quarter of 2007.

        At this time, in the event we receive shareholder approval to consummate both Asset Sales, we estimate that the aggregate amount of distributions to shareholders may be in the range of $4.68 to $4.81 per share of the Company's Common Stock. We expect that an initial distribution would be made as promptly as practicable after consummation of the Asset Sales and that one or more further distributions would be made thereafter. However, uncertainties as to the precise net value of our assets and the ultimate amount of our liabilities make it impossible to predict with certainty the actual aggregate net amounts that will ultimately be available for distribution to shareholders or the timing of any such distribution. Such amount and timing will depend on a number of factors, several of which cannot be determined at this time, including:

  •
  The ultimate amount of our known, unknown and contingent debts and liabilities;

  •
  The fees and expenses incurred by us in the dissolution of Computer Horizons and the liquidation of our assets; and

  •
  Whether the purchasers in the Asset Sales meet their respective obligations to perform and discharge the Computer Horizons liabilities assumed by them.

As a result, the amount of cash remaining following completion of our liquidation and dissolution could vary significantly from our current estimates. See "Computer Horizons Corp. Unaudited Condensed Pro Forma Liquidation Consolidated Balance Sheet."

        Assuming the proposed plan of complete liquidation and dissolution is approved by our shareholders and implemented by the Board of Directors, we will pursue those steps necessary to wind down and liquidate any remaining assets and operations in accordance with the plan of complete liquidation and dissolution and, after paying or making provision for all of our liabilities, distribute our remaining assets to our shareholders. In order to provide for contingent liabilities which cannot be determined until the expiry of statutory and contractual time limits, Computer Horizons expects that it would make such distributions of assets over a course of time, rather than in one single distribution.

        If we successfully complete both Asset Sales, we expect that we will no longer be engaged in any business activities. Thereafter, in order to reduce expenses, Computer Horizons may seek to delist our common stock from trading on the Nasdaq Global Market and, if permitted by applicable law, to deregister our common stock from the public company reporting obligations under federal securities laws. Upon delisting there may no longer be a public market for the Company's common stock and upon deregistration our shareholders will no longer be entitled to receive annual reports, quarterly reports, current reports or other similar information from the Company under the federal securities laws. However, subsequent to any such deregistration, we and/or any liquidating trust to which our assets may be transferred may make financial information available to shareholders or holders of interests in any such trust, as the case may be, through press releases or other appropriate means, in the discretion of the Board or the trustees of any such trust.

        If we fail to obtain shareholder approval for or to consummate both Asset Sales, then the Board of Directors will not seek to dissolve Computer Horizons and liquidate its assets. In such event, the Board will consider all strategic alternatives available to Computer Horizons and its prospects at such time, including the continued operation of Computer Horizons or the possible entry into a strategic transaction with respect to either or both of the operating divisions or Computer Horizons as a whole at a later time, but there can be no assurance that Computer Horizons would succeed in its efforts to continue to successfully conduct its business or undertake any other strategic transaction.

        If we fail to obtain shareholder approval for or to consummate one of the Asset Sales while the other Asset Sale receives shareholder approval, then the Board of Directors will seek to consummate the Asset Sale which has received shareholder approval and will not at such time seek to dissolve Computer Horizons and liquidate its assets. Following the successful consummation of a single Asset Sale, the Board of Directors will continue to consider our strategic alternatives with respect to its other operating division, including the possible sale of that division at a later time, and the Board will consider alternatives for making available to our shareholders all or a substantial portion of the net proceeds of the Asset Sale that is consummated (after transaction costs and other appropriate reserves) as promptly as practicable, giving due consideration to tax and economic efficiencies. Such a distribution of proceeds may be in the form of a dividend, a return of capital or a self tender offer among other alternatives and is expected also to include net proceeds from the recent sale of our subsidiary, RGII Technologies, Inc.

Recommendation of the Board of Directors with Respect to Proposal No. 1

        The Board of Directors believes that the Chimes Asset Purchase Agreement and the Chimes Asset Sale is fair to and in the best interests of the Company and our shareholders. Accordingly, the Board of Directors has unanimously approved the Chimes Asset Purchase Agreement and the Chimes Asset Sale and recommends to our shareholders that they vote FOR the approval of Proposal No. 1.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 1.

THE COMMERCIAL SERVICES ASSET SALE (PROPOSAL NO. 2)

Information about the Parties

        Computer Horizons Corp. provides professional information technology (IT) services to a broad array of vertical markets, including financial services, healthcare, pharmaceutical, telecom and consumer packaged goods. The Company's principal executive offices are at 49 Old Bloomfield Avenue, Mountain Lakes, NJ 07046-1495, Telephone: (973) 402-7986. We are listed on the Nasdaq Global Market under the symbol CHRZ.

        GBS Holdings Private Limited, or GBS, is a corporation organized under the laws of Mauritius and a wholly owned subsidiary of the Company. GBS's principal executive offices are located at 10 Frere Felix de Valois Street, Port Louis, Mauritius, Telephone: 011 (230) 202 3017.

        CHC Healthcare Solutions, LLC is a Maryland limited liability company and a wholly owned subsidiary of the Company (and which we sometimes refer to as Healthcare Sub). Healthcare Sub conducts the Commercial Services Business with respect to the healthcare industry. Healthcare Sub's principal executive offices are located at 49 Old Bloomfield Avenue, Mountain Lakes, NJ 07046-1495, Telephone: (973) 402-7986.

        Allegis Group Inc. is a Maryland corporation that is the parent company of TEKsystems, Inc. and a number of other companies that provide temporary staffing and related services to clients in the United States, Canada and Europe. According to Staffing Industry Analysts, Inc., Allegis is the second largest staffing company in the United States and the seventh largest staffing company in the world based on 2005 revenues. Allegis's principal executive offices are located at 7301 Parkway Drive, Hanover, MD 21076, Telephone: (410) 579-3000.

        TEKsystems, Inc. is a Maryland corporation that provides information technology staffing and related services, either directly or through affiliates, to clients in the United States, Canada and Europe. TEKsystems operates through a network of more than 90 local offices and focuses its services on information technology applications, infrastructure and communications skill sets, serving clients in a wide range of industries, including financial services, telecommunications, and computer hardware and software. According to Staffing Industry Analysts, Inc., TEKsystems is the largest information technology staffing company in the world based on 2005 revenues. TEKsystems' principal executive offices are located at 7437 Race Road, Hanover, MD 21076, Telephone: (410) 579-3000.

        TEKsystems EF&I Solutions, LLC, or TEFIS, is a Maryland limited liability company that focuses on providing computer and network installation services to clients across the United States. TEFIS' principal executive offices are located at 7437 Race Road, Hanover, MD 21076, Telephone: (410) 579-3000.

        Allegis Group Canada Corporation, or AGCC is a Nova Scotia unlimited liability corporation that provides temporary staffing and related services to clients in Canada. AGCC's principal executive offices are located at 350 Burnhamthorpe Road West, Mississauga, Ontario ON L5B3J1, Telephone: (905) 283-1400.

The Commercial Services Asset Purchase Agreement

        TEKsystems, TEFIS, AGCC and Allegis (collectively, the TEKsystems Purchasers) and the Company, GBS and Healthcare Sub (collectively, the Seller Parties) entered into the Commercial Services Asset Purchase Agreement on November 7, 2006 providing for the sale of substantially all of the assets of the Company's Commercial Services Business and assumption of certain liabilities in connection therewith, as more fully described below, for a purchase price of $57,000,000 subject to a working capital adjustment.

        The following is a summary of the material provisions of the Commercial Services Asset Purchase Agreement and is qualified in its entirety by reference to the complete text of the Commercial Services Asset Purchase Agreement, a copy of which is attached as Annex C to this proxy statement.

Assets to be Sold

        The Commercial Services Asset Purchase Agreement provides for the sale to the TEKsystems Purchasers of substantially all of the properties and rights of the Company used or held for use by the Company in the conduct of the Commercial Services Business, including:

  •
  all of the assets of Healthcare Sub,

  •
  all ownership interests in subsidiaries of the Company engaged in the Commercial Services Business, including:

•	all of the stock of Computer Horizons (Canada) Corp., an Ontario Corporation an a wholly-owned subsidiary of the Company (sometimes referred to as Canada Sub), which conducts the Company's Commercial Services Business with respect to Canada;
•
all of the stock of Global Business Technology Services Private Limited a corporation organized under the laws of India (and which we sometimes refer to as India Sub), of which the Company and GBS together hold all of the outstanding stock; and
•
through the sale of the stock of India Sub, all of the stock of GBTS America, Inc., a Delaware corporation and a wholly-owned subsidiary of India Sub (we sometimes refer to it as GBTSA, Inc., and we sometimes refer to Canada Sub, India Sub and GBTSA, Inc. as Seller Subs), which, together with India Sub, conducts the Company's Commercial Services Business with respect to India
  •
  the interests of the Company in certain facilities in Missussauga, Ontario, Montreal Quebec and Chennai, India, which we sometimes refer to as the Facilities;

  •
  all tangible personal property of the Company used in the Commercial Services Business;

  •
  all contracts relating to the Commercial Services Business to which the Company or any of its relevant affiliates is a party;

  •
  all accounts receivable related to the Commercial Services Business as of the Commercial Services Asset Sale closing;

  •
  all intellectual property owned by the Company or any of its relevant affiliates and used in the Commercial Services Business;

  •
  all transferable permits issued to the Company or any of its relevant affiliates related to the Commercial Services Business;

  •
  all prepaid expenses and deposits of the Company or any of its relevant affiliates related to the Commercial Services Business as of the Commercial Services Asset Sale closing;

  •
  all books and records of the Seller Subs;

  •
  all rights of the Company or any of its relevant affiliates in indemnity claims, judgments, rights of recovery or of set-off and causes of action relating to the Commercial Services Business as of Commercial Services Asset Sale closing; insurance, warranty and condemnation proceeds received after the Commercial Services Asset Sale closing with respect to damage, nonconformance or loss to the transferred assets occurring on or prior to the Commercial Services Asset Sale closing date; and all rights under insurance policies with respect to such damage or loss;

  •
  all advertising and marketing materials prepared for use in the Commercial Services Business;

  •
  employee benefit plans for which either Canada Sub or India Sub is the plan sponsor; and

  •
  all rights to enforce restrictive covenants contained in any agreement with any current or former employee or independent contractor of the Commercial Services Business.

Excluded Assets

        The following assets, which we sometimes refer to as Excluded Assets, are excluded from the Commercial Services Asset Sale:

  •
  all organizational documents of the Seller Parties;

  •
  all rights of any of the Company against any party that would entitle any of them to recompense in respect of any excluded liability;

  •
  all employee benefit plans other than those of which Canada Sub or India Sub is the plan sponsor;

  •
  all rights of the Company in all current and past insurance policies;

  •
  all cash, marketable securities and cash equivalents;

  •
  all interests of the Company or any of its relevant affiliates in all leased real property other than the Facilities; (g) certain scheduled excluded contracts;

  •
  a refundable tax credit owing to Canada Sub by the Province of Quebec with respect to the E-Commerce tax credit program for tax years 2005 and 2006, which we sometimes refer to as the Quebec Tax Receivable;

  •
  the ownership interests in certain subsidiaries of the Company that are no longer active;

  •
  certain other scheduled assets;

  •
  certain contracts identified as "inactive" contracts; and

  •
  all other rights of the Seller Parties under the Commercial Services Asset Purchase Agreement and the documents delivered and to be delivered in connection therewith, including all rights to receive the purchase price and any other moneys to be received by them under the Commercial Services Asset Purchase Agreement.

Liabilities to be Assumed

        The Commercial Services Asset Purchase Agreement provides for the assumption by TEKsystems of the following liabilities of the Company and Healthcare Sub:

•	post-closing liabilities of the Company and Healthcare Sub under contracts which are assumed as part of the Commercial Services Asset Sale, other than:
•
contingent liabilities arising out of the failure of the Company or Healthcare Sub to comply with the terms of such assumed contracts during the period ending prior to the Commercial Services Asset Sale closing or
•	indemnity obligations under any assumed contract arising out of events occurring prior to the Commercial Services Asset Sale closing; and
  •
  liabilities of the Company and Healthcare Sub specifically included in the final calculation, pursuant to the Commercial Services Asset Purchase Agreement, of the net working capital of the Commercial Services Business transferred to TEKsystems.

Excluded Liabilities

        The following liabilities are not being assumed by any of the TEKsystems Purchasers:

  •
  all taxes of the Company related to the Excluded Assets;

  •
  all taxes of the Commercial Services Business that accrued on or prior to the Commercial Services Asset Sale closing date;

  •
  all liabilities related to the performance or non-performance of the Company or any of its relevant affiliates prior to the Commercial Services Asset Sale closing under any contract, permit or guarantee;

  •
  all liabilities (other than any included in the assumed liabilities described above) with respect to the employment or engagement by the Company or any of its relevant affiliates of employees or independent contractors, certain salary, payroll tax, and other employee withholdings and contributions under employee benefit plans, and any liabilities arising out of the transactions under the Commercial Services Asset Purchase Agreement being deemed to be a termination of an employee or a change of control under any agreement between any Seller Party and any employee;

  •
  all liabilities arising out of services performed by the Company or any of its relevant affiliates prior to the Commercial Services Asset Sale closing;

  •
  all liabilities of the Company or any of its relevant affiliates in respect of litigation arising out of events occurring at or prior to the Commercial Services Asset Sale closing and certain scheduled litigation matters;

  •
  all liabilities of certain excluded subsidiaries of the Company; and

  •
  any other liability attributable to the ownership of the transferred assets or the Commercial Services Business prior to the Commercial Services Asset Sale closing.

Purchase Price

        The purchase price under the Commercial Services Asset Purchase Agreement is $57,000,000 in cash, subject to adjustment for any amount by which the net working capital of the Commercial Services Business as of the Commercial Services Asset Sale closing date is less than or greater than $25,000,000. The net working capital will be determined, and any payment required thereby will be paid, post-closing.

        For purposes of the Commercial Services Asset Purchase Agreement, net working capital means the following assets and liabilities of the Commercial Services Business transferred to the TEKsystems Purchasers under the Commercial Services Asset Purchase Agreement determined as of the Commercial Services Asset Sale closing date in accordance with generally accepted accounting principles (but subject to an accounts receivable reserve calculation methodology agreed upon by the parties):

  •
  accounts receivable (less a reserve);

  •
  plus the other current assets (other than the Quebec Tax Receivable);

  •
  less the sum of: accounts payable; accrued payroll expenses; and other accrued expenses.

Representations and Warranties

        The Commercial Services Asset Purchase Agreement contains certain representations and warranties of the Company and TEKsystems relating to, among other things, the authority of each of the parties to execute and enter into the Commercial Services Asset Purchase Agreement, the lack of conflict with any organizational documents, agreements or rules and obtaining requisite consents and approvals. The Commercial Services Asset Purchase Agreement also contains certain representations and warranties of the Company relating to, among other things:

  •
  filings with the Securities and Exchange Commission and the absence of material misstatements or omissions from such filings,

  •
  financial statements,

  •
  absence of undisclosed liabilities;

  •
  accounts receivable;

  •
  bank accounts;

  •
  absence of changes having certain material adverse effects and the absence of the occurrence of certain other transactions or events out of the ordinary course of business;

  •
  compliance with laws and permits;

  •
  sufficiency of the transferred assets;

  •
  title to the transferred assets;

  •
  real estate;

  •
  insurance;

  •
  intellectual property;

  •
  material contracts;

  •
  labor and employment matters;

  •
  employee benefit plans;

  •
  guarantees on which the Company or any of its relevant affiliates are liable;

  •
  environmental, safety and health matters;

  •
  tax matters, including the Company' accurate and timely filing of tax returns and payment of taxes;

  •
  customer relations, including the absence of notice from any customer that it will stop, or materially decrease the rate of, buying from the Commercial Services Business;

  •
  fees payable to financial advisors in connection with the transaction;

  •
  absence of certain transactions between the Company and any of its officers or directors or related parties;

  •
  absence of any improper payments by any Company or employees, agents or affiliates of any Company

  •
  full performance of, and the absence of any breach of warranty with respect to, completed contracts with customers; and

  •
  the absence of untrue statements of material facts or omissions of material facts by the Company in the Commercial Services Asset Purchase Agreement or the schedules thereto.

Conduct of Business Pending Commercial Services Asset Sale closing

        The Company has agreed, until the Commercial Services Asset Sale closing, to conduct the Commercial Services Business in the ordinary course in accordance with past practice and to refrain from taking certain actions. Specifically, the Company is restricted from, among other things:

  •
  entering into any contract (other than contracts to provide the services regularly offered by the Commercial Services Business and certain other de minimis contracts);

  •
  amending or terminating any material contract;

  •
  disposing of any assets of the Commercial Services Business;

  •
  canceling, amending or compromising any debts or claims in favor of the Company or any of its relevant affiliates;

  •
  materially increasing compensation payable to employees or independent contractors;

  •
  amending any employment terms for certain highly-compensated employees;

  •
  changing the terms of any employee benefit plan;

  •
  changing any of the Company's accounting methods, practices or policies; and

  •
  incurring any capital expenditure or otherwise acquiring any assets outside the ordinary course of business.

Personnel Engaged in the Commercial Services Business

        The Commercial Services Asset Purchase Agreement also includes certain agreements concerning personnel of the Commercial Services Business who will be hired by a TEKsystems Purchaser (who we sometimes refer to as Transferred Personnel), including, among other things:

  •
  an agreement by TEKsystems to offer employment to a substantial number of current employees and independent contractors of the Company and Healthcare Sub that are employed or engaged in the Commercial Services Business;

  •
  an agreement by the Company and Healthcare Sub to be responsible for all severance or other liabilities arising in connection with the end of the independent contractor relationship or employment (as applicable) with the Company or Healthcare Sub of all Transferred Personnel (other than as the result of a TEKsystems Purchaser's termination of any person), except that the Company has agreed to reimburse Canada Sub for any severance obligations Canada Sub is required to be pay to those employees of Canada Sub the employment of whom TEKsystems has notified the Company in writing prior to the Commercial Services Asset Sale closing that it intends to terminate;

  •
  an agreement by the Company to cause all US group health plans under which personnel of the Commercial Services Business or their beneficiaries are covered as of the Commercial Services Asset Sale closing to continue to cover such persons through the end of the month in which that closing occurs, and an agreement by TEKsystems to bear all responsibility for providing transferred personnel and their beneficiaries with coverage under a group health plan after that time;

  •
  an agreement by the Company to continue to maintain a group health plan in effect until the Company completes the winding up of its business;

  •
  an agreement by TEKsystems to absorb all accrued but unpaid vacation pay for all Transferred Personnel, up to forty hours per transferred person;

  •
  an agreement by the Company to cause Canada Sub to maintain the employment of at least 315 "eligible employees" (as that term is used with respect to the refundable tax credit program for Major Employment-Generating Projects offered by Investissement Quebec) at all times between December 31, 2006 and the Commercial Services Asset Sale closing.

Post-Closing Collection and Remittance of Accounts Receivable

        The Company has agreed to promptly remit to TEKsystems any amounts collected by the Company or any of its affiliates (other than those entities transferred to TEKsystems) with respect to accounts receivable included in the transferred assets. TEKsystems has agreed to use reasonable efforts to collect, and to remit to the Company any amounts collected with respect to, accounts receivable related to the Business that were not included in the transferred assets and the Quebec Tax Receivable. TEKsystems has also agreed to take such other actions as the Company reasonably requests with respect to collection of the Quebec Tax Receivable. The TEKsystems Purchasers are entitled to keep 5%, and are obligated to remit to the Company 95%, of:

  •
  any collections TEKsystems makes within 60 days after the Commercial Services Asset Sale closing of accounts receivable included in the transferred assets that were aged over 180 days as of that closing; and

  •
  the aggregate of collections TEKsystems makes within 60 days after the Commercial Services Asset Sale closing of accounts receivable included in the transferred assets that were aged over 90 days and less than 181 days as of that closing, to the extent such collections exceed the aggregate amount of such receivables that are reserved as uncollectible for purposes of calculating the Company's net working capital as of that closing.

Non-Competition Agreement

        The Company has also agreed, pursuant to a separate non-competition agreement, that neither the Company nor its affiliates will engage in the Commercial Services Business in the United States, Canada or India for a period of five years after the Commercial Services Asset Sale closing (other than the conduct and operation of the Chimes Business), and that the Company will maintain the confidentiality of confidential or proprietary information about the Commercial Services Business.

Exclusivity and "Fiduciary Out"

        The Company has agreed that, except with respect to a Total Company Sale (that is, a merger or consolidation in which the Company is not the surviving entity or the acquisition of all or substantially all of the Company's assets or all of the Company's outstanding capital stock), the Company will not, without the prior written consent of TEKsystems: (1) solicit, initiate, facilitate or encourage, or furnish information with respect to any of the Company, in connection with any inquiry, proposal or offer with respect to an Alternative Transaction (as defined below); (2) negotiate, discuss, explore or otherwise communicate or cooperate in any way with any third person with respect to any Alternative Transaction; or (3) enter into any agreement, arrangement or understanding with respect to an Alternative Transaction or requiring any Company to abandon, terminate or refrain from consummating the Commercial Services Asset Sale. However, the Company may, in response to an unsolicited bona fide written inquiry, offer or proposal with respect to an Alternative Transaction furnish confidential or nonpublic information to (pursuant to a customary confidentiality agreement), and engage in discussions and negotiate with, the potential acquirer making such written inquiry, offer or proposal.

        The Company is required to notify TEKsystems orally and in writing no later than 48 hours after receipt by the Company of any inquiry, offer or proposal with respect to an Alternative Transaction or Total Company Sale, including the identity of the potential acquirer and stating the terms thereof, and to keep TEKsystems reasonably informed of any material change in the status of any discussions or negotiations with such potential acquirer and any material changes to the terms and conditions of such Alternative Transaction or Total Company Sale, and to promptly give TEKsystems a copy of any business or financial information related to any Company delivered to such potential acquirer which has not previously been reviewed by TEKsystems.

        However, the Board of Directors may at any time prior to the effectiveness of the shareholders' approval, withdraw or modify its approval or recommendation of the Commercial Services Asset Purchase Agreement and the Commercial Services Asset Sale, or approve or recommend an Alternative Transaction or a Total Company Sale provided that, in the case of an Alternative Transaction: (A) an unsolicited bona fide written offer or proposal is made to the Company by a third party with respect to such Alternative Transaction and such offer or proposal for an Alternative Transaction is not withdrawn; (B) the Board determines in good faith, after consultation with its financial advisor, that such offer or proposal constitutes a Superior Alternative Transaction (as defined below); and (C) following consultation with outside legal counsel, the Board or a committee of disinterested directors determines that the withdrawal or modification of its approval or recommendation of the Commercial Services Asset Purchase Agreement or the Commercial Services Asset Sale is required to comply with the fiduciary duties of the Board to our shareholders.

        As used in this proxy statement, "Alternative Transaction" means (other than the transactions contemplated by the Commercial Services Asset Purchase Agreement) a transaction involving the acquisition of all or a substantial portion of the assets to be transferred to TEKsystems (but not a material portion of any of the Company's other assets) whether through asset purchase, merger, consolidation or other business combination.

        As used in this proxy statement, "Superior Alternative Transaction" means an Alternative Transaction on terms that the Board of Directors of the Company determines, in good faith, based upon consultations with its outside legal counsel and its financial advisor, that if consummated, is more favorable to our shareholders than the Commercial Services Asset Sale.

Post-Closing Transition

        Pursuant to a separate transition services agreement, the Company will agree to provide certain transition services to TEKsystems for a period of up to four months after the Commercial Services Asset Sale closing. In addition, TEKsystems will grant a license to the Company, allowing the Company to use the "Computer Horizons" name for a period of up to nine months after the Commercial Services Asset Sale closing in connection with the winding-up of the Company, and as the Company's corporate name and domain name until liquidation or dissolution of the Company.

Other Covenants

        The Commercial Services Asset Purchase Agreement contains certain other covenants and agreements of the parties with respect to, among other things:

  •
  using commercially reasonable efforts to obtain the requisite approval of the Company's shareholders;

  •
  press releases about the Commercial Services Asset Purchase Agreement or the Commercial Services Asset Sale;

  •
  honoring the existing confidentiality agreement between the Company and Allegis Group Services, Inc., an affiliate of Allegis;

  •
  making necessary filings under United States Federal and other applicable antitrust laws;

  •
  using reasonable best efforts to comply with other applicable laws in connection with the transfer of assets to the TEKsystems Purchasers;

  •
  post-closing cooperation, including compliance with notification or other requirements of law applicable to the Commercial Services Business, tax return preparation and filing, retention and access to tax records and information and other records related to the Commercial Services Business; and

  •
  equal sharing of any transfer or similar taxes on the transfer of the transferred assets.

        In addition, the Company has agreed to afford TEKsystems' representatives, upon reasonable notice, access to the Company's assets, properties, officers, employees and books and records and to provide such financial and operating data and other information with respect to the Commercial Services Business as TEKsystems may reasonably request. The Company has agreed to turn over to TEKsystems all records related to the Commercial Services Business within 90 days after closing of the Commercial Services Asset Sale.

Indemnification

        Generally.    The Company has agreed that, from and after the Commercial Services Asset Sale closing, it will indemnify, defend, protect and hold harmless the TEKsystems Purchasers and their respective assigns, successors and affiliates from, against and in respect of all actions, claims, proceedings arbitration or suit or any appeal therefrom asserted against, and all damages, liabilities, losses, penalties, judgments, awards, costs or expenses (including reasonable attorneys' fees or other reasonable out-of-pocket expenses) actually suffered, sustained, incurred or paid by, any of them in connection with, resulting from or arising out of:

  •
  the breach of any representation or warranty of the Company set forth in the Commercial Services Asset Purchase Agreement, any transfer document in connection therewith or the Company's closing date compliance certificate (to the effect that the Company's representations and warranties are true as of Commercial Services Asset Sale closing of the Commercial Services Asset Sale and the covenants required to be performed by the Company on or before closing of the Commercial Services Asset Sale have been performed);

  •
  the nonfulfillment of any covenant or agreement on the part of the Company set forth in the Commercial Services Asset Purchase Agreement or other agreements and documents delivered by the Company at closing;

  •
  the excluded liabilities (that is, those liabilities not assumed by TEKsystems under the Commercial Services Asset Purchase Agreement); and

  •
  the failure of any person to which Canada Sub has assigned any lease (the assignment or termination of which is a condition of TEKsystems' obligation to close) to comply with any term or condition of such lease; and

  •
  any tax liability arising out of the Company's contribution to Canada Sub of the intercompany note from Canada Sub to the Company or the satisfaction of the payable owing to the Company from India Sub, which are described below under "The Commercial Services Asset Purchase Agreement—Conditions to Closing."

        TEKsystems has agreed that, from and after the Commercial Services Asset Sale closing, it will indemnify, defend, protect and hold harmless the Seller Parties and their respective assigns, successors and affiliates from, against and in respect of all all actions, claims, proceedings arbitration or suit or any appeal therefrom, asserted against, and all damages, liabilities, losses, penalties, judgments, awards, costs or expenses (including reasonable attorneys' fees or other reasonable out-of-pocket expenses)

actually suffered, sustained, incurred or paid by, any of them in connection with, resulting from or arising out of:

  •
  the breach of any representation or warranty of TEKsystems set forth in the Commercial Services Asset Purchase Agreement, any transfer document in connection therewith or TEKsystems' closing date compliance certificate (to the effect that TEKsystems' representations and warranties are true as of Commercial Services Asset Sale closing of the Commercial Services Asset Sale and the covenants required to be performed by TEKsystems on or before Commercial Business Asset Sale closing of the Commercial Services Asset Sale have been performed);

  •
  the nonfulfillment of any covenant or agreement on the part of TEKsystems set forth in the Commercial Services Agreement or other agreements and documents delivered by TEKsystems at closing; and

  •
  the liabilities assumed by TEKsystems under the Commercial Services Asset Purchase Agreement.

        Limitations.    No claim for indemnification may be asserted under the Commercial Services Asset Purchase Agreement more than nine months after the date of the Commercial Services Asset Sale closing, except for claims based on the Company's representations with respect to the Seller Parties' authority to enter into, and the binding effect on and enforceability against the Seller Parties of, the Commercial Services Asset Purchase Agreement and the other agreements and documents delivered by the Company at closing and the Company's title to the transferred assets, which may be asserted during a claims period that shall continue until the final liquidation or dissolution of the Company.

        In addition, the aggregate liability of the Company, on the one hand, and TEKsystems, on the other hand, for indemnification claims under the Commercial Services Asset Purchase Agreement is limited, with respect to each of them, to a maximum amount of $10,000,000. Indemnification claims may not be asserted the Company, on the one hand, or TEKsystems, on the other hand, until the total aggregate cumulative amount of such claims exceeds $100,000, in which case the Company or TEKsystems, as the case may be, will be liable for the entire amount of such claims, including the $100,000 threshold amount (not to exceed the $10,000,000 cap described in the preceding sentence).

        Maintenance of Assets to Satisfy Indemnification Obligations.    The Company has also agreed that it will maintain assets reasonably sufficient to satisfy its reasonably foreseeable indemnification obligations under the Commercial Services Asset Purchase Agreement at all times during the claims period and that it will not finally liquidate or dissolve prior to the end of the claims period unless a liquidating trust has assumed in writing all of the obligations of the Seller Parties under the Commercial Services Asset Purchase Agreement and the Company has given notice to Purchaser of such event.

Conditions to Closing

        Mutual Closing Conditions.    The obligations of each of TEKsystems and the Company to complete the Commercial Services Asset Sale are subject to the fulfillment (or waiver) of certain conditions including, among other things:

  •
  approval of the Commercial Services Asset Sale by our shareholders,

  •
  expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and any similar foreign or domestic antitrust law, if applicable;

  •
  absence of any legal prohibitions on the completion of the Commercial Services Asset Sale;

  •
  absence of any action or proceeding by any governmental entity or other person that, in the reasonable judgment of TEKsystems or the Company, challenges, or might result in a challenge to, the completion of the Commercial Services Asset Sale, or which claims, or might give rise to a claim for, damages against TEKsystems or the Company as a result of the completion of the Commercial Services Asset Sale

  •
  accurancy of the representations and warranties of the other party in the Commercial Services Asset Purchase Agreement;

  •
  performance of all of the other party's obligations under the Commercial Services Asset Purchase Agreement to be performed by it at or before Commercial Services Asset Sale closing;, and

  •
  receipt of all required governmental consents, and certain other approvals specified as conditions to the obligations of TEKsystems or the Company.

        Additional Closing Conditions for TEKsystems' Benefit.    The obligation of TEKsystems to complete the Commercial Services Asset Sale is subject to the fulfillment (or waiver) of certain additional conditions, including

  •
  absence of any material adverse effect on the Commercial Services Business or the ability of the Seller Parties to complete the Commercial Services Asset Sale;

  •
  contribution by the Company of an intercompany note to the capital of Canada Sub;

  •
  repayment in full of an intercompany payable owing to the Company from India Sub;

  •
  receipt of consents from a specified percentage of certain clients for the assignment of their Commercial Services Business contracts to TEKsystems;

  •
  receipt by TEKsystems of a letter from Investissement Quebec that the "Major Employment Generating Projects" program will continue to apply to TEKsystems' ownership of Canada Sub after closing of the Commercial Services Asset Sale; and

  •
  termination or assignment by Canada Sub of all of its rights and obligations under its real property leases, other than the leases with respect to the Facilities.

Termination

        The Commercial Services Asset Purchase Agreement may be terminated at any time prior to the closing:

  •
  by mutual written consent of TEKsystems and the Company;

  •
  by TEKsystems:

•	if the Company's Board of Directors withdraws, or modifies in any manner adverse to TEKsystems, the Board's approval of the Commercial Services Asset Sale; or
•
if there has been a material breach by the Company of any representation or warranty contained in the Commercial Services Asset Purchase Agreement or in the performance of any covenant contained therein and the breach has not been cured within 20 business days after notice; or
•
if the Closing shall not have occurred on or before March 31, 2007 by reason of the failure of any condition to TEKsystems' obligation to close (unless such failure was within the control of TEKsystems); or
•	if there shall be in effect a final non-appealable court order restraining, enjoining or otherwise prohibiting the consummation of the Commercial Services Asset Sale.

  •
  by the Company:

•	if the Company's Board shall have withdrawn or modified in a manner adverse to TEKsystems its approval or recommendation of the Commercial Services Asset Purchase Agreement or the Commercial Services Asset Sale (in which event, concurrently with such termination, the Company may enter into a definitive agreement providing for implementation of a superior alternative transaction); or
•
if there has been a material breach by TEKsystems of any representation or warranty contained in the Commercial Services Asset Purchase Agreement or in the performance of any covenant contained therein and in the breach has not been cured within 20 business days after the notice; or
•
if the Closing shall not have occurred on or before March 31, 2007 by reason of the failure of any condition to the Company's obligation to close (unless such failure was within the control of the Company); or
•	if there shall be in effect a final non-appealable court order restraining, enjoining or otherwise prohibiting the consummation of the Commercial Services Asset Sale; or
•	if the Company desires to accept an offer with respect to a Total Company Sale.

Termination Fee

        Under the Commercial Services Asset Purchase Agreement, the Company is obligated to pay to TEKsystems a termination fee of $2,000,000 if the Commercial Services Asset Purchase Agreement is terminated if the Board withdraws or adversely modifies its recommendation of the Commercial Services Asset Purchase Agreement, or because the Company wishes to accept an offer for a Total Company Sale. Such termination fee is TEKsystems' exclusive remedy for any loss it might suffer as a result of the Commercial Services Asset Sale not being consummated in connection with a termination of the Commercial Services Asset Purchase Agreement under those provisions.

Regulatory Approvals

        The Company believes that no state or Federal regulatory approval is required in connection with the Commercial Services Asset Sale other than the expiration or termination of a waiting period under Federal antitrust laws.

Appraisal Rights in Respect of the Asset Sales

        Please see the discussion set forth under Proposal No. 1 for a description of appraisal rights that will apply in respect of both Asset Sales.

Accounting Treatment

        The Company will record the Commercial Services Asset Sale in accordance with generally accepted accounting principles in the United States. Upon completion of the disposition the Company will recognize a financial reporting gain equal to the net proceeds (sum of purchase price less expenses of the sale) less the book value of the assets and liabilities sold.

Certain Federal Income Tax Consequences

        The sale of the Company's and its affiliates assets pursuant to the Commercial Services Asset Purchase Agreement will be a taxable transaction with respect to the Company. The Company will realize gain or loss measured by the difference between the proceeds received by it and its affiliates on such sale and the Company's (or an affiliate's) tax basis in the assets. For purposes of calculating gain or loss, the proceeds received by the Company and its affiliates will include the cash received by them, the amount of their indebtedness that is cancelled or assumed, and any other consideration received by them for their assets. It is anticipated that the Company will have sufficient losses (including net operating loss carryforwards) to offset the gain expected to be realized from the Commercial Services Asset Sale for regular Federal income tax purposes, subjecting the Company only to Federal alternative minimum tax.

        The Company and its affiliates may be subject to state income taxes to the extent that gains exceed losses for state tax law purposes, but does not anticipate that such taxes, if any, will be significant. We and/or our affiliates may be subject to foreign taxes with respect to this transaction, but do not anticipate that such taxes, if any, will be significant.

        The Company does not expect that the Commercial Services Asset Sale will result in any Federal income tax consequences to its Shareholders. The subsequent liquidation and dissolution of the Company, however, may result in Federal income tax consequences for shareholders. Shareholder are urged to read carefully the information set forth under the caption "Approval of Proposal to Adopt Plan of Liquidation and Dissolution and to Liquidate and Dissolve the Company—Material U.S. Federal Income Tax Consequences of the Dissolution" and to consult their tax advisors for a full understanding of the tax consequences of the liquidation and dissolution for them.

Financial Advisor

        In September 2005, our Board of Directors retained Jefferies Broadview to act as our financial advisor to assist us in our efforts to identify and implement strategic alternatives for Computer Horizons, including the Commercial Services Business, and we have agreed to pay Jefferies Broadview customary fees for their services in that regard.

Background of the Commercial Services Asset Sale

        The current members of the Board of Directors and current senior executive officers of the Company took office in October 2005, as the result of a proxy contest led by shareholders of the Company who believed that the business decisions of the Company's prior directors and management were not maximizing the value of the Company. Immediately after taking office, the new Board and management began exploring strategic alternatives for the Company and its business units and requested Jefferies Broadview, which had been retained previously by the Company, to continue as the Company's financial advisor in that effort. With the Board's frequent and extensive consultation and guidance throughout a process extending many months, management and Jefferies Broadview considered a number of strategic alternatives for the Company and its businesses. This included an analysis of the operating history and prospects for growth of the Company as a whole and each business unit separately, including the Commercial Services Business.

        In the course of the review, the Company and Jefferies Broadview contacted more than 45 parties that they believed might have an interest in entering into a strategic transaction to purchase the Commercial Services Business, either as part of a purchase of the Company as a whole or separately. Approximately 60% of the parties contacted were strategic buyers and the balance were financial buyers.

        As a result of the contacts with potentially interested parties, the Company received a number of expressions of interest in evaluating a purchase of the Commercial Services Business and entered into non-disclosure agreements with several of the potentially interested parties, including Allegis, which executed and returned a non-disclosure agreement on January 6, 2006. Based on these initial contacts, Jefferies Broadview sent a letter to approximately 25 parties, including to Allegis on January 9, inviting them to submit, on or before January 23, 2006, initial indications of interest in acquiring the Company as a whole, or to acquire one or more of its business units. Thereafter, Jefferies Broadview sent similar letters to other potentially interested parties.

        On January 9, 2006, Jefferies Broadview sent such a letter to representatives of another potential bidder that had expressed an interest in the Commercial Services Business only, or Other Bidder No. 1.

        On January 20, 2006, Jefferies Broadview received a telephone call from a representative of Allegis indicating that Allegis had concluded it did not have an interest in pursuing a purchase of the entire Company.

        On January 23, 2006, Other Bidder No. 1 submitted a preliminary indication of interest in purchasing the Commercial Services Business for $45 million.

        On February 16, 2006 representatives of Allegis and Jefferies Broadview held a telephone conversation in which the Allegis representative indicated that Allegis had an interest in looking at the Company's business units individually and requested additional financial information on the individual business units. Jefferies Broadview asked Allegis to specify the information desired.

        On February 16, 2006, representatives of Other Bidder No. 1 and Jefferies Broadview held a telephone conversation in which the other bidder's representative advised that they remained interested in purchasing the Commercial Services Business, but were not as interested as they had been in a cash transaction, stating a preference for the Company to first sell its Chimes and RGII Technologies businesses and then merge the remaining entity into Other Bidder No. 1 for stock.

        On March 1, 2006, by telephone call to Jefferies Broadview, Allegis requested certain financial information for the Company's individual business units, which information was furnished shortly thereafter.

        On March 10, 2006, Jefferies Broadview spoke with a representative of Allegis and requested a preliminary indication of interest for the Company's respective business units.

        On March 13, 2006, Allegis submitted an indication of interest for each of the Commercial Services Business, Chimes and RGII Technologies, Inc., with value ranges expressed as multiples of "adjusted" EBITDA for each unit. On March 14, 2006, representatives of Jefferies Broadview and Allegis exchanged messages clarifying certain aspects of the indication of interest.

        On March 14, 2006, Jefferies Broadview received an inquiry from another party, or Other Bidder No. 2, indicating a possible interest in acquiring the Commercial Services Business. On March 23, 2006, after several further conversations, Other Bidder No. 2 signed and returned a non-disclosure agreement and its representative participated in a management presentation with the Company.

        On March 24, 2006, Allegis's representatives attended a meeting with the management of the Commercial Services Business and of Chimes.

        On March 30, 2006, after several conversations between representatives of Other Bidder No. 2 and Jefferies Broadview, Other Bidder No. 2 submitted an indication of interest in purchasing the Commercial Services Business with a range of values from $30 million to $50 million. In subsequent telephone conversations, Other Bidder No. 2 indicated to Jefferies Broadview that Other Bidder No. 2 would likely value the Commercial Services Business at approximately $40 million or slightly higher, and would not be competitive if the price moved above $50 million.

        On April 4, 2006, Bidder No. 2 attended a meeting with Company management.

        On April 17, 2006 Jefferies Broadview sent a bid process letter to each of Other Bidder No. 1 and Other Bidder No. 2 requesting final indications of interest.

        On April 18, 2006, Jefferies Broadview received a fax communication from Other Bidder No.1 and held a follow up telephone conversation with a representative of Other Bidder No. 1, in which Jefferies

Broadview was advised that Other Bidder No. 1 had decided not to submit a bid for the Commercial Services Business.

        On April 19, 2006, representatives of Allegis attended a meeting with the management of RGII.

        On April 20, 2006. Allegis sent an email to Jefferies Broadview indicating that Allegis intended to submit an indication of interest for the Commercial Services Business only.

        On April 21, 2006, Allegis submitted a final indication of interest in purchasing the Commercial Services Business for a price of $60 million to $65 million in cash and Other Bidder No. 2 submitted a final indication of interest in purchasing the Commercial Services Business for a price of $37 million to $42 million in cash.

        Between April 20 and 27, 2006, representatives of Jefferies Broadview held several conversations with representatives of Other Bidder No. 1 concerning the Commercial Services Business and the possibility of Other Bidder No. 1 submitting a bid for the purchase of that business.

        On May 1, 2006, Other Bidder No. 1 submitted a final indication of interest in purchasing the Commercial Services Business for a price of $17.5 million in cash.

        Between April 21 and May 8, 2006, a representative of Other Bidder No. 2 had a number of conversations with Company management and indicated that Other Bidder No. 2 would be willing to pay as much as $60 million for the Commercial Services Business (despite its final indication of interest of $37 million to $42 million) and would also be interested in purchasing the entire Company. On May 9, 2006, representatives of Jefferies Broadview spoke with representatives of Other Bidder No. 2 and were told that its proposed price for the Commercial Services Business was in the mid-$50 million range and that any proposal to purchase the entire Company would be subject to a number of price adjustments to protect Other Bidder No 2 against exposure to unforeseen liabilities.

        On May 10, 2006, a representative of Jefferies Broadview spoke by telephone with a representative of Other Bidder No. 1, and advised him that the Company had received bids higher than both the preliminary and final indications that had been submitted by Other Bidder No. 1 but that the Company would be receptive to a more competitive bid. The representative of Other Bidder No. 1 indicated that Other Bidder No. 1 would not be increasing its bid.

        On May 12, 2006, representatives of Jefferies Broadview and Allegis held a telephone conversation in which the Allegis representative reiterated that Allegis was not interested in acquiring the Company as a whole, but was interested in moving quickly with respect to an acquisition of the Commercial Services Business and had sufficient availability of financing under existing facilities to effect such a transaction.

        On May 12, 2006, representatives of Jefferies Broadview spoke by telephone with a representative of Other Bidder No. 2 and asked for more clarity as to how Other Bidder No. 2 proposed to finance a purchase, including asking for direct contact between Jefferies Broadview and the proposed financing source(s). On May 15, a representative of Jefferies Broadview had a conversation with Bidder No. 2's potential financing source regarding Other Bidder No. 2's financing.

        On May 17, 2006, Jefferies Broadview advised Other Bidder No. 2 that, based on a number of factors, including price and certainty of closing, the Company had decided to grant exclusivity to another bidder.

        On May 19, 2006, Jefferies Broadview sent to Allegis a copy of the Allegis indication of interest marked with the Company's comments and requested Allegis to draft a letter of intent based on the indication of interest as marked up.

        On May 24, 2006, representatives of Allegis and Jefferies Broadview held a telephone conversation in which they discussed several issues raised by the Allegis indication of interest and the Company's markup, including among others the Company's comments that the letter of intent should state a flat purchase price, not a range of prices, and proposing a price of $63 million, and that a holdback in escrow of a portion of the purchase price provided for in the indication of interest should be eliminated. The Allegis representative responded that Allegis wanted to state a range of prices pending further due diligence concerning the Company and that Allegis would consider the possibility of a trade off between the purchase price and the escrow provision.

        On May 25, 2006, Jefferies Broadview sent Allegis additional information, including April 2006 financial results for the Commercial Services Business and information on a tax receivable owing to the Company's Canadian subsidiary by the Province of Quebec.

        On June 9, 2006 Allegis submitted a draft letter of intent to Jefferies Broadview, reflecting a flat purchase price, but decreased to $58 million, and an escrow of $5 million of the purchase price for six months. A representative of Allegis telephoned Jefferies Broadview to explain Allegis's analysis of various elements of the Commercial Services Business that, in their view, warranted the lower price. In the course of the conversation, the Allegis representative indicated that Allegis would consider a $55 million price with no holdback in lieu of the $58 million price and $5 million escrow holdback.

        On June 12, 2006, representatives of the Company, Jefferies Broadview and Allegis held a further conversation on the letter of intent and the analysis behind the Allegis decision to lower the purchase price.

        On June 19, 2006, Jefferies Broadview sent Allegis a revised draft of the letter of intent reflecting the Company's comments, prepared by outside counsel for the Company, including a revision of the purchase price to $59 million with no escrow.

        On June 20, 2006, representatives of Jefferies Broadview held a telephone conversation with a representative of Allegis in which various open issues in the letter of intent were discussed, including the price. The Allegis representative indicated that Allegis would probably agree to a $57 million price with no escrow but would probably not go higher than that.

        From June 21, 2006 to July 6, 2006, telephone conversations were held among representatives of Jefferies Broadview and Allegis and the respective outside legal counsel for the Company and Allegis, during the course of which the parties agreed to a price of $57 million dollars with no escrow and resolved other issues on the letter of intent and further revised drafts of the letter of intent were exchanged.

        On July 6, 2006, the letter of intent was executed by Allegis and the Company.

        On July 11, 2006, Allegis sent due diligence requests to Jefferies Broadview and from July 12, 2006 to August 15, 2006, Allegis conducted a detailed due diligence examination of the Commercial Services Business, including meetings and telephone calls between Company representatives and representatives of Allegis and Jefferies Broadview.

        On July 27, 2006, outside counsel for Allegis sent a draft Asset Purchase Agreement to Jefferies Broadview.

        On August 16, 2007, the Company and Allegis executed an amendment of the letter of intent extending the exclusivity period therein to September 15, 2006.

        From August 17, 2006 to August 22, 2006, telephone conversations were held among representatives of Jefferies Broadview, Allegis and Allegis' outside accountants, and Company personnel and among representatives of the Company's Canadian subsidiary and Allegis's Canadian counsel, concerning various due diligence items.

        On September 6, 2006, a revised draft of the Commercial Services Asset Purchase Agreement was sent to Allegis by the Company's outside counsel.

        On September 15, 2006, a representative of Jefferies Broadview and a representative of the Company held a telephone conversation with representatives of Allegis in which they discussed progress to date and open issues on the draft Commercial Services Asset Purchase Agreement.

        On September 19, 2006, representatives of the Company, Jefferies Broadview, Allegis and outside counsel for Allegis and the Company held a conference call in which they discussed outstanding issues on the draft Commercial Services Asset Purchase Agreement.

        On September 20, 2006, representatives of Allegis and Jefferies Broadview exchanged e-mails concerning key employees of the Commercial Services Business and on October 2 and 3, 2006, Allegis requested monthly financial statements for July and August 2006, and other information.

        On September 22, 2006, the letter of intent was amended to extend the exclusivity period to September 29, 2006.

        On October 12, 2006, the letter of intent was amended to extend the exclusivity period to October 23, 2006.

        On October 20, 2006, representatives of the Company and Allegis held a telephone call to discuss outstanding issues on the draft Commercial Services Asset Purchase Agreement.

        From October 26, 2006 to November 6, 2006, representatives of the Company and Allegis and their respective United States and Canadian counsel held a number of telephone conversations concerning issues raised by various provisions of the draft Commercial Services Asset Purchase Agreement, and the Company and Allegis, with the assistance of their respective advisors, negotiated and agreed upon all outstanding issues in the draft Commercial Services Asset Purchase Agreement.

        In telephone calls on November 1 and November 6, 2006, a representative of another potentially interested party that had previously expressed an interest in purchasing the entire Company advised Jefferies Broadview that they had an interest in purchasing the Commercial Services Business for between $50 million and $55 million, but indicated that they would not pay more than $55 million.

        On November 7, 2006, the Company's Board met and considered the draft Commercial Services Asset Purchase Agreement with Allegis and the transactions contemplated thereby. At the meeting, Jefferies Broadview reviewed its financial analysis of the $57,000,000 in cash to be paid in the Commercial Services Asset Sale. Jefferies Broadview then rendered its oral opinion to the Company's Board with respect to the Commercial Services Asset Sale, subsequently confirmed in writing, that, as of November 7, 2006, based upon and subject to certain assumptions, qualifications, limitations and factors described in the Jefferies Broadview opinion, the $57,000,000 in cash to be received by the Company in the Commercial Services Asset Sale was fair, from a financial point of view, to the Company. After discussion, the Board unanimously approved the final form of the Commercial Services Asset Purchase Agreement with Allegis and the transactions contemplated thereby.

        On November 7, 2006, Allegis, the Company and the other parties thereto entered into the Commercial Services Asset Purchase Agreement.

        On November 8, 2006, the Company issued a press release announcing the Commercial Services Asset Sale.

Reasons for the Commercial Services Asset Sale

        Our Board of Directors considered the risks and challenges facing the Commercial Services Business in the future as compared with the opportunities available to the Company from the continued operation of Commercial Services and concluded that sale of Commercial Services in accordance with the terms of the Commercial Services Asset Sale is the best alternative for maximizing value to our Shareholders.

        In addition, our Board of Directors has determined that the Commercial Services Asset Sale represents an opportunity to sell the Commercial Services Business at an attractive valuation given current market conditions. In reaching its decision with respect to the Commercial Services Asset Sale, the Board considered the terms of the various transaction documents, the fact that the Commercial Services Asset Sale represents the best offer available after diligent efforts by the Company and Jefferies Broadview to secure additional offers, the absence of credible expressions of interest in purchasing the Company as a whole and a fairness opinion delivered to the Board by Jefferies Broadview described below. In light of the foregoing, the Board of Directors determined that, in its judgment, the Commercial Services Asset Sale is fair to and in the best interests of the Company and the Shareholders.

Opinion of Financial Advisor to the Board of Directors

        Pursuant to a letter agreement dated as of October 27, 2005, the Company's Board of Directors requested that Jefferies Broadview render its opinion as to the fairness, from a financial point of view, to the Company of the right to receive the $57,000,000 Commercial Services Asset Sale purchase price for the Commercial Services Business Asset Sale provided for in the Commercial Services Asset Purchase Agreement. The Board selected Jefferies Broadview based on its reputation and experience in providing investment banking services, including merger and acquisition advisory services, to information technology, communications and media companies. At the Company's Board meeting on November 7, 2006, Jefferies Broadview rendered its oral opinion, subsequently confirmed in writing, that, as of November 7, 2006, based upon and subject to certain assumptions and limitations described in the Jefferies Broadview opinion, the right to receive the Commercial Services Asset Sale purchase price provided for in the Commercial Services Asset Purchase Agreement was fair, from a financial point of view, to the Company.

        Jefferies Broadview's opinion, which describes the assumptions made, matters considered and limitations on the review undertaken by Jefferies Broadview, is attached Annex D to this proxy statement. The Company's shareholders are urged to, and should, read the Jefferies Broadview opinion carefully and in its entirety. Jefferies Broadview's opinion was directed solely to the Board and addresses only the fairness from a financial point of view of the Commercial Services Business purchase price to be received by the Company. The Jefferies Broadview opinion does not address any other aspect of the Commercial Services Asset Sale and does not constitute a recommendation to any shareholder of the Company or any other person as to how to vote or act with respect to the Commercial Services Asset Sale. The summary of the Jefferies Broadview opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion.

        In connection with rendering its opinion, Jefferies Broadview, among other things:

  •
  reviewed a draft of the Commercial Services Asset Purchase Agreement dated as of November 2, 2006, which for purposes of the Jefferies Broadview opinion, Jefferies Broadview assumed to be identical in all material respects to the definitive Commercial Services Asset Purchase Agreement;

  •
  reviewed certain financial and other information about the Company that was publicly available;

  •
  reviewed information concerning Commercial and the Company furnished to Jefferies Broadview by the management of the Company, including certain internal financial forecasts and analyses, budgets, reports and other information;

  •
  held discussions with senior management of the Company regarding the importance of engaging in the Commercial Services Asset Sale in light of the Company's other business plans and strategic objectives;

  •
  reviewed the valuations of publicly traded companies in lines of business that Jefferies Broadview deemed comparable in certain respects to the Commercial Services Business;

  •
  reviewed, to the extent publicly available, the financial terms of selected acquisition transactions involving companies in lines of business that Jefferies Broadview deemed comparable in certain respects to the Commercial Services Business;

  •
  assisted in negotiations and discussions related to the Commercial Services Asset Sale; and

  •
  evaluated and assessed the offer submitted by the TEKsystems Purchasers.

        In Jefferies Broadview's review and analysis and in rendering the Jefferies Broadview opinion, Jefferies Broadview assumed and relied upon, but did not assume any responsibility to independently investigate or verify, the accuracy, completeness and fair presentation of all financial and other information that was provided to Jefferies Broadview by the Company, or that was publicly available (including, without limitation, the information described above), or that was otherwise reviewed by Jefferies Broadview. Specifically, Jefferies Broadview also assumed, with the Company's permission, that the allocation of the Company's corporate expenses to Commercial provided to Jefferies Broadview by management of the Company accurately reflected the portion of such expenses directly applicable to Commercial, and that such allocated expenses represented a true cost of doing business for Commercial. The Jefferies Broadview opinion was expressly conditioned upon such information (whether written or oral) being complete, accurate and fair in all respects material to Jefferies Broadview's analysis.

        With respect to the financial forecasts provided to Jefferies Broadview and examined by Jefferies Broadview, Jefferies Broadview noted that projecting future results of any company is inherently subject to uncertainty. The Company informed Jefferies Broadview, however, and Jefferies Broadview assumed, that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company as to the future performance of the Commercial Services Business. Jefferies Broadview expressed no opinion as to any financial forecasts or the assumptions on which they were made. In addition, in rendering the Jefferies

Broadview opinion, Jefferies Broadview assumed that the Commercial Services Business would perform in accordance with the financial forecasts for Commercial for all periods specified therein. Although such financial forecasts did not form the principal basis for the Jefferies Broadview opinion, but rather constituted one of many items that Jefferies Broadview employed, changes to such financial forecasts could affect the Jefferies Broadview opinion.

        Jefferies Broadview's opinion did not address the relative merits of the Commercial Services Asset Sale as compared to other business strategies that might have been available to the Company, nor did it address the underlying business decision of the Company to proceed with the Commercial Services Asset Sale. Jefferies Broadview expressed no view as to the Federal, state or local tax consequences of the Commercial Services Asset Sale.

        Jefferies Broadview's opinion was based upon market, economic, financial, and other conditions as they existed and could be evaluated as of the date of the Jefferies Broadview opinion. Jefferies Broadview further noted that although subsequent developments may affect its opinion, it had no obligation to update, revise or reaffirm the Jefferies Broadview opinion.

        Jefferies Broadview's analyses must be considered as a whole. Considering any portion of such analyses or the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the conclusions expressed in the Jefferies Broadview opinion. Jefferies Broadview expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which Jefferies Broadview became aware after the date of the Jefferies Broadview opinion.

        In its review, Jefferies Broadview did not obtain any independent evaluation or appraisal of the assets or liabilities of, nor did Jefferies Broadview conduct a comprehensive physical inspection of any of the assets of, the Commercial Services Business, nor was Jefferies Broadview furnished with any such evaluations or appraisals or reports of such physical inspections, nor did Jefferies Broadview assume any responsibility to obtain any such evaluations, appraisals or inspections. The Jefferies Broadview opinion was based on economic, monetary, regulatory, market and other conditions existing and which can be evaluated as of the date of the Jefferies Broadview opinion. Jefferies Broadview made no independent investigation of any legal or accounting matters affecting Commercial, and Jefferies Broadview assumed the correctness in all respects material to Jefferies Broadview's analysis of all legal and accounting advice given to the Company and its Board of Directors, including, without limitation, advice as to the legal, accounting and tax consequences of the terms of, and transactions contemplated by, the Commercial Services Asset Purchase Agreement.

        In rendering its opinion, Jefferies Broadview also assumed with the Company's consent that: (i) the transactions contemplated by the Commercial Services Asset Sale would be consummated on the terms described in the Commercial Services Asset Purchase Agreement without any waiver of any material terms or conditions which would affect the amount or timing of receipt of the Commercial Services Asset Sale purchase price; (ii) there was not as of the date of the Jefferies Broadview opinion, and there will not as a result of the consummation of the Commercial Services Asset Sale be, any default, or event of default, under any indenture, credit agreement or other material agreement or instrument to which the Company or any of its subsidiaries or affiliates is a party; and (iii) all material assets and liabilities (contingent or otherwise, known or unknown) of the Company were as set forth in the consolidated financial statements provided to Jefferies Broadview as of the dates of such financial statements.

        Jefferies Broadview noted in its opinion that the Company publicly announced in September 2005 that its Board of Directors had retained the services of Jefferies Broadview to assist the Company in exploring strategic alternatives, including the possible sale of all or certain parts of the Company. Jefferies Broadview also noted in its opinion that, at the Company's request, Jefferies Broadview contacted more than 50 parties during the eleven months prior to the date of the Jefferies Broadview opinion to solicit their interest in acquiring the Commercial Services Business.

        The following is a brief summary of the material sources of information and valuation methodologies employed by Jefferies Broadview in rendering its opinion. These analyses were presented to the Board at its meeting on November 7, 2006. This summary includes the financial analyses used by Jefferies Broadview and deemed by it to be material, but does not purport to be a complete description of the analyses performed by Jefferies Broadview in arriving at its opinion. Except as otherwise expressly noted below, Jefferies Broadview did not explicitly assign any relative weights to the various factors and analyses considered. This summary of financial analyses includes information presented in tabular format. In order to fully understand the financial analyses used by Jefferies Broadview, the tables must be read together with the text of each corresponding summary. The tables alone do not constitute a complete description of the financial analyses performed.

Public Company Comparables Analysis

        Jefferies Broadview considered ratios of market capitalization, adjusted for cash and debt when appropriate, to selected historical and projected operating metrics in order to derive multiples placed on a company in a particular market segment. In order to perform this analysis, Jefferies Broadview compared financial information of Commercial with publicly available information for a select group of companies comparable to Commercial based on market focus and business model. Jefferies Broadview reviewed from a financial point of view the following six public company comparables in the IT Staffing Services industry with Trailing Twelve Months, Earnings Before Interest, Taxes, Depreciation and Amortization (which we refer to as EBITDA) Margin of less than 5% (which we refer to as the Commercial Comparable Index):

  1.
  CDI Corp.;

  2.
  COMFORCE Corporation;

  3.
  Volt Information Sciences, Inc.;

  4.
  Computer Task Group, Incorporated;

  5.
  Spherion Corporation; and

  6.
  Analysts International Corporation.

        The following table presents, as of November 7, 2006, the median multiples and the range of multiples for the companies contained in the Commercial Comparable Index of Total Enterprise Value (which we refer to as TEV) which is defined as equity market capitalization plus total debt minus cash and cash equivalents, divided by selected operating metrics:

	Median Multiples	Range of Multiples
TTM TEV/Revenue	0.23x	0.17x - 0.37x
TTM TEV/EBITDA	7.78x	6.75x - 13.56x
Projected 12/31/06 TEV/Revenue	0.23x	0.19x - 0.37x
Projected 12/31/06 TEV/EBITDA	6.96x	6.84x - 9.96x
Projected 12/31/07 TEV/Revenue	0.21x	0.18x - 0.34x
Projected 12/31/07 TEV/EBITDA	6.11x	5.66x - 8.33x

        The following table presents, as of November 7, 2006, the median implied equity values for Commercial, calculated by using the multiples shown above and the appropriate Commercial metric.

For analyses employing Commercial's TTM financials, Jefferies Broadview utilized figures for the TTM ended September 30, 2006, as reported by the Company in its Form 10-Q for such period.

	Median Implied Equity Value	Range of Implied Equity Values
	(Dollars in Thousands)
TTM TEV/Revenue	$42,206	$31,302 - $67,907
TTM TEV/EBITDA	NV	NV - NV
Projected 12/31/06 TEV/Revenue	$42,850	$35,064 - $68,630
Projected 12/31/06 TEV/EBITDA	$7,212	$7,093 - $10,326
Projected 12/31/07 TEV/Revenue	$43,193	$36,195 - $68,990
Projected 12/31/07 TEV/EBITDA	$10,612	$9,826 - $14,464

        No company included in the Commercial Comparable Index is identical to Commercial. In evaluating such comparables, Jefferies Broadview made numerous assumptions with respect to the IT Staffing Services industry's performance and general economic conditions, many of which are beyond the control of the Company. Mathematical analysis, such as determining the average, median or range, is not in itself a meaningful method of using comparable company data.

Transaction Comparables Analysis

        Jefferies Broadview considered ratios of equity purchase price, adjusted for the seller's cash and debt when appropriate, to selected historical operating metrics in order to indicate the value strategic and financial acquirors have been willing to pay for companies in a particular market segment. In order to perform this analysis, Jefferies Broadview reviewed a number of transactions, including those involving companies deemed by Jefferies Broadview to be comparable to Commercial based on financial performance, market focus, business model and size. Jefferies Broadview reviewed seven comparable merger and acquisition ("M&A") transactions announced from January 1, 2004 to November 6, 2006 involving sellers in the IT Staffing Services industry from a financial point of view, including each transaction's: Adjusted Price ("Adjusted Price" defined as Equity Price plus debt minus cash); seller TTM Revenue; and Adjusted Price/TTM Revenue ratio ("P/R"). These transactions were selected from Jefferies Broadview's proprietary database of published and confidential M&A transactions in the information technology, communications, healthcare technology and media industries.

        These transactions consisted of the acquisitions of:

  1.
  iGate Mastech Ltd. by Brainhunter Inc.;

  2.
  Alternative Resources Corporation by Pomeroy IT Solutions, Inc.;

  3.
  Volante Group Ltd. by Commander Communications Limited;

  4.
  Venturi Partners, Inc. by COMSYS Holding, Inc.;

  5.
  RemedyTemp, Inc. by SELECT Personnel Services;

  6.
  RS Staffing Services, Inc. by TeamStaff, Inc.; and

  7.
  Canterbury Consulting Group, Inc. by CCG Group, Inc. (Management Buyout).

        The following table presents, as of November 6, 2006, the median multiple and the range of multiples of Adjusted Price divided by the seller's TTM revenue for the transactions listed above:

	Median Adjusted Multiple	Range of Multiples
Adjusted Price / Revenue	0.25x	0.11x - 0.35x

        The following table presents, as of November 6, 2006, the median implied equity value and the range of implied equity values of the Commercial Services Business, calculated by multiplying the multiples shown above by the appropriate Commercial Services Business operating metric:

	Median Implied Equity Value	Range of Implied Equity Values
	(Dollars in Thousands)
Adjusted Price / Revenue	$45,305	$20,523 - $64,955

        No transaction utilized as a comparable in the transaction comparables analysis is identical to the Commercial Services Asset Sale. In evaluating the comparable transactions, Jefferies Broadview made numerous assumptions with respect to the IT Staffing Services industry's performance and general economic conditions, many of which are beyond the control of the Company. Mathematical analysis, such as determining the average, median or range, is not in itself a meaningful method of using comparable transaction data.

Consideration Of The Discounted Cash Flow Valuation Methodology

        While discounted cash flow analysis is a commonly used valuation methodology, Jefferies Broadview did not employ such an analysis for the purposes of the Jefferies Broadview opinion. Discounted cash flow analysis is most appropriate for companies that exhibit relatively steady or somewhat predictable streams of future cash flow. For a business such as the Commercial Services Business, with very limited intermediate and long-term visibility, a preponderance of the value in a valuation based on discounted cash flow will be in the terminal value of the entity, which is extremely sensitive to assumptions about the sustainable long-term growth rate of the Commercial Services Business. Given the lack of consistent and reliable long-term forecasts and the uncertainty in forecasting the product mix, operating performance, future cash flows and sustainable long-term growth rate for the Commercial Services Business, Jefferies Broadview considered a discounted cash flow analysis inappropriate for valuing the Commercial Services Business in the context of the Jefferies Broadview opinion.

        The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Jefferies Broadview considered the results of all of its analyses as a whole and, except as expressly noted above, did not attribute any particular weight to any analysis or factor considered by it. Furthermore, Jefferies Broadview believes that selecting any portion of its analysis, without considering all analyses, would create an incomplete view of the process underlying its opinion.

        In performing its analyses, Jefferies Broadview made numerous assumptions with respect to industry performance and general business and economic conditions and other matters, many of which are beyond the control of the Company. The analyses performed by Jefferies Broadview are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Jefferies Broadview made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all such analyses. The foregoing summary does not purport to be a complete description of the analyses performed by Jefferies Broadview. Additionally, analyses relating to the value of businesses or securities are not appraisals. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. The Commercial Services purchase price and other terms of the Commercial Services Asset Purchase Agreement were determined through negotiations between the Company and TEKsystems, and were approved by the Board. Jefferies Broadview did not recommend any specific consideration to the Board or that any specific consideration constituted the only appropriate consideration with respect to the Commercial Services Asset Purchase Agreement and the transactions contemplated thereby, including the Commercial Services Asset Sale. In addition, Jefferies Broadview's opinion and presentation to the

Board was one of many factors taken into consideration by the Board in making its decision to approve and adopt the Commercial Services Asset Purchase Agreement and approve the transactions contemplated thereby, including the Commercial Services Asset Sale. Consequently, the Jefferies Broadview analyses as described above should not be viewed as determinative of the opinion of the Board of Directors with respect to the value of Commercial or whether the Board of Directors would have been willing to agree to different consideration.

        Based upon and subject to the foregoing qualifications and limitations and those set forth below, Jefferies Broadview was of the opinion that, as of November 7, 2006, the Commercial Services Asset Sale purchase price to be received by the Company pursuant to the Commercial Services Asset Purchase Agreement, was fair, from a financial point of view, to the Company.

        Jefferies Broadview acted as financial advisor to the Board, received a customary fee from the Company upon delivery of its opinion and will receive an additional customary fee upon the successful conclusion of the Commercial Services Asset Sale. In addition, the Company has agreed to indemnify Jefferies Broadview and its affiliates and related parties in connection with its engagement, including liabilities under the Federal securities laws, and to reimburse certain of their expenses. Jefferies Broadview was not requested to provide, or to identify potential sources of, financing to the Company. Except as set forth in the preceding sentence, no limitations were imposed on Jefferies Broadview by the Board with respect to the investigations made or procedures followed by Jefferies Broadview in rendering its opinion. In the ordinary course of their businesses, Jefferies and its affiliates may publish research reports regarding the securities of the Company, may actively trade or hold such securities for their own accounts and for the accounts of their customers and, accordingly, may at any time hold long or short positions in those securities.

Effect of the Asset Sales and the Plan of Complete Liquidation and Dissolution on Computer Horizons and our Shareholders

        See "The Chimes Sale (Proposal No. 1)—Effect of the Asset Sales and the Plan of Complete Liquidation and Dissolution on Computer Horizons and our Shareholders."

Required Vote

        All holders of Computer Horizons' common stock as of the record date are entitled to vote on Proposal No. 2. The affirmative vote of the holders of two-thirds of the votes of all outstanding shares entitled to vote thereon is required to approve and adopt the Commercial Services Asset Sale and Commercial Services Asset Purchase Agreement. Abstentions and broker "non-votes" will have the same effect as votes against Proposal No. 2.

Recommendation of the Board of Directors with Respect to Proposal No. 2

        The Board of Directors believes that the Commercial Services Asset Purchase Agreement and the Commercial Services Asset Sale are fair to and in the best interests of the Company and our shareholders. Accordingly, the Board of Directors has unanimously approved the Commercial Services Asset Purchase Agreement and the Commercial Services Asset Sale and recommends to our shareholders that they vote FOR the approval of Proposal No. 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 2.

APPROVAL OF PROPOSAL TO ADOPT PLAN OF LIQUIDATION AND DISSOLUTION
AND TO LIQUIDATE AND DISSOLVE THE COMPANY
(PROPOSAL NO. 3)

        Our Board of Directors unanimously approved the proposed plan of complete liquidation and dissolution of Computer Horizons (referred to herein as the "plan of complete liquidation and dissolution") on                      , 2006, subject to the approval of our shareholders at the special meeting. The plan of complete liquidation and dissolution provides that upon its approval by our shareholders, the Board of Directors, without further action by the shareholders, may:

  •
  dissolve the Company;

  •
  liquidate our assets;

  •
  pay, or provide for the payment of, any remaining, legally enforceable obligations of the Company; and

  •
  distribute any remaining assets to the shareholders.

        A copy of the proposed plan of complete liquidation and dissolution is attached as Annex E to this proxy statement.

        Certain material features of the plan of complete liquidation and dissolution are summarized below. This summary is qualified in its entirety by reference to the complete text of the plan of complete liquidation and dissolution. A complete copy of the plan of complete liquidation and dissolution is attached to this proxy statement as Annex E. Shareholders should carefully read the plan of complete liquidation and dissolution and the accompanying statutory provisions in their entirety.

Liquidation and Dissolution Procedure

        Following approval of the plan of complete liquidation and dissolution by our shareholders and consummation of the Asset Sales, we will the steps necessary to wind up our affairs described below at such times as the Board of Directors, in its absolute discretion, deems necessary, appropriate or advisable to maximize the value of our assets upon liquidation and we expect to file a certificate of dissolution with the Department of State of the State of New York. The dissolution will be effective on the effective date of such certificate. Once our certificate of dissolution is filed and effective, we will cease to conduct business except for the purpose of winding up our affairs.

Revocation of the Plan of Complete Liquidation and Dissolution

        The plan of complete liquidation and dissolution provides that it may be revoked by Board of Directors. By approving the plan of complete liquidation and dissolution, shareholders will also be granting the Board of Directors the authority, notwithstanding the shareholder approval of the plan of complete liquidation and dissolution, to abandon the plan of complete liquidation and dissolution without further shareholder action, if the Board of Directors determines that liquidation and dissolution are not in the best interests of the Company and our shareholders.

Conduct of our Liquidation and Dissolution

        In conducting our liquidation and dissolution, we will undertake the following tasks:

  •
  settle and close our business;

  •
  convert to cash, by sales, as much of our remaining non-cash assets as possible;

  •
  withdraw from any jurisdiction where we are qualified to do business;

  •
  pay or make provision for the payment of all of our expenses and liabilities;

  •
  prosecute and defend lawsuits, if any;

  •
  distribute our remaining assets, which should be primarily cash, but which may consist of other financial assets, to the shareholders; and

  •
  do any other act necessary to wind up and liquidate our business and affairs.

        Our Board of Directors and our remaining officers will oversee our liquidation and dissolution. As compensation for the foregoing, our remaining officers will continue to receive salary and benefits as determined by Board of Directors. We also anticipate that members of Board of Directors will receive compensation during this period, although the form and amount of such compensation has not been finally determined.

Sale of any Remaining Assets

        The plan of complete liquidation and dissolution gives the Board of Directors, to the fullest extent permitted by law, the authority to sell all of our assets. Accordingly, shareholder approval of the plan of complete liquidation and dissolution will constitute, to the fullest extent permitted by law, approval of our sale of any and all of our remaining assets, on such terms and conditions as Board of Directors, in its absolute discretion and without further shareholder approval, may determine.

Payment of Claims and Obligations

        Before distributing any assets to shareholders, we will pay and discharge, or make provisions as will be reasonably likely to provide sufficient compensation for, the following:

  •
  all claims and obligations, including all contingent, conditional or unmatured contractual claims known to us;

  •
  any claim against the Company which is the subject of a pending action, suit or proceeding to which we are a party; and

  •
  claims that have not been made known to us or that have not arisen, but that, based on facts known to us, are likely to arise or become known to us after the certificate of dissolution become effective.

        At any time after dissolution, Section 1007 of the New York Business Corporation Law allows us to give a notice requiring all creditors and claimants, including any with unliquidated or contingent claims and any with whom we have unfulfilled contracts, to present their claims in writing and in detail at a specified place and by a specified day, which shall not be less than six months after the first publication of such notice. Section 1007 has requirements concerning the manner and frequency of such publication. The claim of any such person and all other claims which are not timely filed as provided in such notice except claims which are the subject of litigation on the date of the first publication of such notice, and all claims which are so filed but are disallowed by a court under Article 10 of the New York Business Corporation Law, shall be forever barred as against the corporation, its assets, directors, officers and shareholders, except to such extent, if any, as the court may allow them against any remaining assets of the corporation in the case of a creditor who shows satisfactory reason for his failure to file his claim as so provided.

Distributions to Shareholders

        Claims, liabilities and expenses from operations, including operating costs, salaries, income taxes, payroll and local taxes, and miscellaneous office expenses, will continue to be incurred following approval of the plan of complete liquidation and dissolution. We anticipate that expenses for professional fees and other expenses of liquidation may be significant. These expenses will reduce the amount of assets available for ultimate distribution to shareholders.

        Before making any distribution to shareholders, the Board of Directors must first make adequate provision for the payment, satisfaction and discharge of all known, unknown, or contingent debts and liabilities, including costs and expenses incurred and anticipated to be incurred in connection with the sale of any assets remaining after the certificate of dissolution are filed.

        Our Board of Directors will determine, in its sole discretion and in accordance with applicable law, the timing, the amount and kind of, and the record date for, any distribution made to shareholders. Liquidating distributions will be made to shareholders on a pro rata basis. We will reserve assets in a contingency reserve deemed by management and the Board of Directors to be adequate to provide for such liabilities and obligations. Although the Board of Directors has not established a firm timetable for any distribution to shareholders, the Board of Directors expects to make a substantial distribution as promptly as practicable after consummation of the Asset Sales and, subject to exigencies inherent in winding up our business, to make further distributions thereafter.

        At this time, we estimate that the aggregate amount of such distributions may be in the range of $4.68 to $4.81 per share of Common Stock. However, uncertainties as to the precise net value of our assets and the ultimate amount of our liabilities make it impossible to predict with certainty the aggregate net amounts that will ultimately be available for distribution to shareholders or the timing of any such distribution. The actual amount of cash available for distribution will depend on a number of factors, several of which are outside our control, including:

  •
  The ultimate amount of our known, unknown and contingent debts and liabilities;

  •
  The fees and expenses incurred by us in the dissolution of the Company and the liquidation of our assets; and

  •
  Whether the purchasers in the Asset Sales meet their respective obligations to perform and discharge the Computer Horizons liabilities assumed by them.

As a result of the foregoing, no assurance can be given as to the ultimate amounts to be distributed, or the timing of any distributions. See "Computer Horizons Corp. Unaudited Condensed Pro Forma Liquidation Consolidated Balance Sheet."

        Shareholders should not send their stock certificates with the enclosed proxy. Shareholders will be sent additional instructions for receiving distributions.

Liquidating Trusts

        Although no decision has been made, if deemed advisable by Board of Directors for any reason, we may, following dissolution, transfer any of our assets to one or more trusts established for the benefit of shareholders, subject to the claims of creditors. Thereafter, these assets will be sold or distributed on terms approved by the trustees. Our Board of Directors is authorized to appoint one or more trustees of each liquidating trust and to cause the Company to enter into a liquidating trust agreement with the trustee(s) of each such trust on such terms and conditions as may be approved by Board of Directors. Shareholder approval of the plan of complete liquidation and dissolution will also constitute approval of any such appointment and any liquidating trust agreement.

Potential Creditor Claims if Reserves Insufficient

        If a court holds at any time that we have failed to make adequate provision for our expenses and liabilities or if the amount ultimately required to be paid in respect of such liabilities exceeds the amount available from the contingency reserve, our creditors could seek an injunction against the making of distributions on the grounds that the amounts to be distributed are needed to provide for the payment of our expenses and liabilities. Any such action could delay or substantially diminish the amount of any cash distributions to shareholders.

        Under certain circumstances, if we fail to create an adequate contingency reserve for payment of our expenses and liabilities, creditors could assert claims against each shareholder receiving a distribution for the payment of any shortfall, up to the amounts previously received by the shareholder in distributions from us.

Accounting Treatment

        Upon our dissolution, we plan to change our basis of accounting from the going-concern basis which contemplates realization of assets and satisfaction of liabilities in the normal course of business to the liquidation basis. Under the liquidation basis of accounting, assets are stated at their estimated net realizable values and liabilities are stated at their estimated settlement amounts. Recorded liabilities will include the estimated costs associated with carrying out the plan of complete liquidation and dissolution. For periodic reporting, a statement of net assets in liquidation will summarize the liquidation value per outstanding share of common stock. Valuations presented in the statement will represent management's estimates, based on present facts and circumstances, of the net realizable values of assets and costs associated with carrying out the plan of complete liquidation and dissolution based upon management assumptions.

        The valuation of assets and liabilities will necessarily require many estimates and assumptions, and there will be substantial uncertainties in carrying out the provisions of the plan of complete liquidation and dissolution. Ultimate values of assets and settlement amounts for liabilities are expected to differ from estimates recorded in interim statements.

Regulatory Matters

        Except for the consent of the state tax commission of the State of New York prior to our filing the certificate of dissolution with the Department of State of New York, we are not subject to any Federal or state regulatory requirements, nor are we required to obtain any Federal or state approval in order to consummate the dissolution.

Material U.S. Federal Income Tax Consequences of the Dissolution

        The following discussion is a general summary of the material U.S. Federal income tax consequences of the liquidation and dissolution of the corporation pursuant to the plan of complete liquidation and dissolution to Computer Horizons and its shareholders, but does not purport to be a complete analysis of all the potential tax effects. The discussion addresses neither the tax consequences that may be relevant to particular categories of investors subject to special treatment under certain U.S. Federal income tax laws (such as dealers in securities, banks, insurance companies, tax-exempt organizations, and foreign individuals and entities) nor any tax consequences arising under the laws of any state, local or foreign jurisdiction.

        The discussion is based upon the Code, Treasury Regulations, administrative rulings and judicial decisions now in effect, all of which are subject to change at any time, either prospectively or retrospectively, by legislative, administrative or judicial action. The following discussion has no binding effect on the Internal Revenue Service, or IRS, or the courts. No ruling has been requested from the IRS with respect to the anticipated tax treatment of the liquidation and dissolution of the corporation pursuant to the plan of complete liquidation and dissolution, and we will not seek an opinion of counsel with respect to the anticipated tax treatment summarized herein. There is no assurance that any liquidating trust, if created, will be treated as a liquidating trust for Federal income tax purposes or that the distributions made pursuant to the plan of complete liquidation and dissolution, if any, will be treated as liquidating distributions. If any of the conclusions stated herein proves to be incorrect, the result could be increased taxation to Computer Horizons and/or its shareholders, thus reducing the benefit to Computer Horizons and its shareholders from the liquidation and dissolution.

U.S. Federal Income Tax Consequences to Computer Horizons

        Even if we liquidate, we will continue to be subject to tax on our taxable income until the liquidation and dissolution is complete (i.e., until all of our remaining assets have been distributed to our shareholders or the liquidating trust). We will recognize gain or loss upon any liquidating distribution of property to shareholders or to the liquidating trust as if such property were sold to our shareholders or the liquidating trust. Ordinarily, corporate gain or loss (unless certain exceptions to loss recognition apply) is recognized in an amount equal to the amount of such gain or loss, which will equal the difference between our adjusted tax basis for each asset and the asset's fair market value on the date of distribution. It is anticipated that Computer Horizons will not incur any material tax liability from either both Asset Sales or any asset distribution.

U.S. Federal Income Tax Consequences to our Shareholders

        Our shareholders will not recognize any gain or loss for tax purposes as a result of a sale by us of our assets, including both Asset Sales pursuant to the amended and restated asset purchase agreement. If we effect the dissolution and liquidate, a shareholder will recognize gain or loss equal to the difference between (i) the sum of the amount of money and the fair market value of property (other than money) distributed to such shareholder directly or to the liquidating trust on the shareholder's behalf, and (ii) such shareholder's tax basis for his or her shares of common stock. A shareholder's tax basis in his or her shares will generally equal the shareholder's cost for his or her shares of common stock. The gain or loss will be a capital gain or loss, assuming the common stock is held as a capital asset. Long-term capital gain realized by a shareholder that is an individual, estate or trust is generally taxed at a maximum rate of 15%. A capital gain or loss will be long term with respect to stock that has been held by a shareholder for more than one year. Capital losses can generally be used to offset capital gains and, for individuals, estates or trusts, up to $3,000 of ordinary income. The tax basis of any property other than cash received by each shareholder upon our complete liquidation will be the fair market value of the property at the time of the distribution.

        If we effect the dissolution and liquidate, shareholders may receive one or more liquidating distributions, including a deemed distribution of cash and property transferred to the liquidating trust. A shareholder's gain or loss will be computed on a "per share" basis so that gain or loss is calculated separately for blocks of stock acquired at different dates and different prices. Each liquidating distribution will be allocated proportionately to each share of stock owned by a shareholder. Gain will be recognized in connection with a liquidating distribution only to the extent that the aggregate value of all liquidating distributions received by a shareholder with respect to a share exceeds such shareholder's tax basis for that share. If the amount of the distributions is less than the shareholder's basis in his or her shares of common stock, the shareholder will generally recognize a loss in the year the final distribution is received by the shareholder or by the liquidating trust on behalf of the shareholder.

        If we effect the dissolution and liquidate, we will, at the close of each taxable year, provide shareholders and the IRS with a statement of the amount of cash and our best estimates of the fair market value of any property distributed to the shareholders (or transferred to the liquidating trust) during that year as determined by us, at such time and in such manner as required by the Treasury Regulations.

U.S. Income Tax Consequences of a Liquidating Trust

        If we transfer assets to the liquidating trust in connection with the dissolution, we intend to structure such trust so that shareholders will be treated for tax purposes as having received a distribution at the time of transfer of their pro rata share of money and the fair market value of property other than money transferred to the liquidating trust, reduced by the amount of known liabilities assumed by the liquidating trust or to which the property transferred is subject, and then having contributed such property to the trust. The distribution will be treated as a distribution in liquidation of the shareholder's common stock. The effect of the distribution on a shareholder's tax basis in his or her shares of common stock is discussed above in "—U.S. Federal Income Tax Consequences to our Shareholders."

        Upon formation of a liquidating trust, shareholders, as owners of the trust, must take into account for U.S. Federal income tax purposes their pro rata portion of any income, expense, gain or loss recognized by the liquidating trust. The income, expense, gain or loss recognized by the liquidating trust will not affect the shareholder's basis in his or her common stock.

        As a result of the transfer of property to a liquidating trust and the ongoing activities of the liquidating trust, shareholders should be aware that they may be subject to tax whether or not they have received any actual distributions from the liquidating trust with which to pay such tax. The liquidating trust itself should not be subject to income tax.

U.S. Income Tax Consequences of Backup Withholding

        Unless a shareholder complies with certain reporting and/or certification procedures or is an exempt recipient under applicable provisions of the Code and Treasury Regulations, he, she or it may be subject to back-up withholding tax with respect to any payments received under the liquidation. The back-up withholding tax is imposed at a rate of 28%. Back-up withholding generally will not apply to payments made to some exempt recipients such as a corporation or financial institution or to a shareholder who furnishes a correct taxpayer identification number or provides a certificate of foreign status and provides certain other required information. If back-up withholding applies, the amount withheld is not an additional tax, but is credited against the shareholder's U.S. Federal income tax liability.

Certain U.S. State and Local Income Tax Consequences of Dissolution

        We may be subject to liability for state and local taxes with respect to the sale of assets. Shareholders may also be subject to liability for state and local taxes with respect to the receipt of liquidating distributions and their interests in the liquidating trust. State and local tax laws may differ in various respects from Federal income tax law. Shareholders should consult their tax advisors with respect to the state and local tax consequences of the proposed liquidation and dissolution pursuant to the plan of complete liquidation and dissolution.

Taxation of Other Non-United States Shareholders

        Foreign corporations or persons who are not citizens or residents of the United States should consult their tax advisors with respect to the U.S. and non-U.S. tax consequences of the proposed liquidation and dissolution pursuant to the plan of complete liquidation and dissolution.

Taxation Generally

        The foregoing summary of certain income tax consequences is included for general information only and does not constitute legal advice to any shareholder. The tax consequences of the proposed liquidation and dissolution pursuant to the plan of complete liquidation and dissolution may vary depending upon the particular circumstances of the shareholder. We recommend that each shareholder consult his or her own tax advisor regarding the tax consequences of the proposed liquidation and dissolution pursuant to the plan of complete liquidation and dissolution.

Required Vote

        All holders of Computer Horizons' common stock as of the record date are entitled to vote on Proposal No. 3. The affirmative vote of the holders of two-thirds of the votes of all outstanding shares entitled to vote thereon is required to approve and adopt the plan of complete liquidation and dissolution and to approve the liquidation and dissolution of the Company. Abstentions and broker "non-votes" will have the same effect as votes against Proposal No. 3.

Recommendation of our Board of Directors and Reasons for the Dissolution

        On            , 2006, our Board of Directors concluded unanimously that the plan of complete liquidation and dissolution is in the best interests of our shareholders under the current circumstances, authorized and approved the plan of complete liquidation and dissolution, and recommended that our shareholders approve it.

        The Board's recommendation to liquidate and dissolve Computer Horizons is based on:

  •
  assuming the successful consummation of both Assets Sales, we will have no remaining operations; and

  •
  the desire of the Board of Directors to provide shareholders with an opportunity to liquidate their investment in the Company.

        Our Board of Directors has identified and considered a number of potentially negative factors in their deliberations concerning the proposed liquidation and dissolution of the company, including that such course of action forecloses Computer Horizons from entering into any future strategic business transaction that could enhance shareholder value should any such transaction arise and be successfully consummated, the potential loss of benefits to shareholders of remaining investors in a publicly traded "shell" company, and that a dissolution necessarily has the effect of liquidating each shareholder's investment in the company. After due consideration, our board concluded that no reasonable business alternatives currently exist for Computer Horizons and that the potential benefits of the proposed dissolution to our shareholders outweigh the potential disadvantages associated with the proposed dissolution. If Computer Horizons were to continue in existence, it would continue to incur accounting, legal and other expenses in connection with its required filings with the SEC, and its day-to-day operations. The Board has determined that the benefit to our shareholders of receiving cash pursuant to an orderly liquidation of Computer Horizons over time outweighs any potential for future development of a profitable business opportunity by Computer Horizons, particularly in view of the Board's extensive efforts to identify and implement strategic and financial alternatives for the company during the past year. In addition, any potential future transaction would give rise to additional accounting, legal and financial advisory expenses for the company with no assurance that such transaction could be completed on terms favorable to our shareholders.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 3.

ADJOURNMENT OF THE SPECIAL MEETING (PROPOSAL NO. 4)

        The Company may ask its shareholders to vote on a proposal to adjourn the special meeting, if necessary or appropriate, in order to allow for the solicitation of additional proxies if there are insufficient votes at the time of the meeting to approve and adopt any of Proposal Nos. 1, 2 or 3.

Required Vote

        The approval of the adjournment proposal requires the approval of the holders of a majority of the shares of common stock voting at the special meeting. Shares that are voted "FOR" or "AGAINST" the proposal will be counted towards the vote requirement. Neither broker "non-votes" nor abstentions are included in the tabulation of the voting results and, therefore, they do not have the effect of votes against such proposal.

Recommendation of our Board of Directors

        Our Board of Directors has concluded unanimously that the adjournment proposal is in the best interests of our shareholders and recommends that shareholders approve Proposal No. 4.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 4.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

        Our executive officers and directors hold options to purchase an aggregate of 300,000 shares of our common stock: 100,000 of these options are held by our President and Chief Executive Officer, Dennis Conroy, at an exercise price of $4.16 per share; 75,000 of these options are held by our Executive Vice President and Chief Operating Officer, Brian Delle Donne, at an exercise price of $4.16 per share; and 125,000 of these options are held in the aggregate, or 25,000 individually, by our directors, at exercise prices ranging from $4.16 to $4.35 per share. The foregoing options are either currently exercisable or the vesting and the holder's ability to exercise these options will accelerate upon shareholder approval of the plan of complete liquidation and dissolution, or the consummation of either Asset Sale.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table presents certain information with respect to the beneficial ownership of shares of the Company's common stock (its only class of voting securities) as of November 15, 2006 (except as noted otherwise), by (a) persons known to the Company to own more than 5% of such shares, (b) each current director of the Company, (c) each "named executive officer", and (d) all directors and "named executive officers" as a group.

        The Company has determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. The number of shares beneficially owned by a person includes shares of Common Stock of the Company that are subject to stock options that are either currently exercisable or exercisable within 60 days following November 15, 2006. These shares are also deemed outstanding for the purpose of computing the percentage of outstanding shares owned by the person. However, these shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, to the Company's knowledge, each shareholder has sole voting and dispositive power with respect to the securities beneficially owned by that shareholder. As of November 15, 2006, there were 33,402,751 shares of common stock of the Company outstanding.

        Unless otherwise indicated, the address of each person listed below is c/o Computer Horizons Corp., 49 Old Bloomfield Avenue, Mountain Lakes, NJ 07046-1496.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Eric Rosenfeld	2,426,600	(1)	7.25%
Karl L. Meyer	25,000	(2)	*
Frank J. Tanki	25,000	(2)	*
Willem van Rijn	25,000	(2)	*
Robert F. Walters	25,000	(2)	*
Dennis Conroy	33,334	(2)	*
William J. Murphy(3) 184 Andover Drive Wayne, NJ 07470	50,000		*
Michael J. Shea(3) c/o Hooper Holmes Inc. 170 Mt. Airy Road Basking Ridge, NJ 07920
All directors and "named executive officers" as a group (eight persons)(3)	2,609,934		7.77%
A Group comprising Boston Avenue Capital, LLC, Yorktown Avenue Capital, LLC, and Herbert & Rosaline Gussman Foundation, c/o Value Fund Advisors 415 South Boston, 9th Floor Tulsa, OK 74103	2,755,320	(4)	8.24%
A Group comprising Crescendo Partners II, L.P., Series R, Crescendo Investments II, LLC and Eric Rosenfeld 10 E. 53rd St., 35th Floor New York, NY 10022	2,426,600	(5)	7.25%
Dimensional Fund Advisors Inc 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	2,307,921	(6)	6.90%
Basil P. Regan, c/o Regan Partners L.P. 32 E. 57th St., 20th Floor New York, NY 10022	2,269,137	(7)	6.79%
A Group comprising Emancipation Capital, LP, Emancipation Capital, LLC, Emancipation Capital Master, Ltd., Charles Frumberg and Hurley Capital LLC 1120 Avenue of the Americas, Suite 1504 New York, NY 10036	1,745,720	(8)	5.22%

*
Less than one percent

(1)
Comprises 25,000 shares which could be acquired within 60 days upon exercise of outstanding options held by Mr. Rosenfeld and 2,401,600 shares owned by Crescendo Partners II, L.P., Series R. Crescendo Partners II L.P., Series R filed a Schedule 13D with the Securities and Exchange Commission stating that as of the end of business on October 20, 2005, Crescendo Partners II, L.P., Series R beneficially owned 2,401,600 shares of the Company's Common Stock. As the general partner of Crescendo Partners II, Crescendo Investments II, LLC may be deemed to beneficially own the 2,401,600 shares of the Company's Common Stock owned by Crescendo Partners II. As the managing member of Crescendo Investments II, which in turn is the general partner of Crescendo Partners II, Mr. Rosenfeld may be deemed to beneficially own the 2,401,600 shares of the Company's common stock owned by Crescendo Partners II. Mr. Rosenfeld has sole voting and dispositive power with respect to the 2,401,600 shares of the Company's common stock owned by Crescendo Partners II by virtue of this authority to vote and dispose of such shares. Crescendo Investments II and Mr. Rosenfeld disclaim beneficial ownership of the shares held by Crescendo Partners II, except to the extent of their pecuniary interest therein.

(2)
Comprises shares which could be acquired within 60 days upon exercise of outstanding options.

(3)
Mr. Murphy served as the Company's chief executive officer until October 18, 2005. Mr. Murphy's employment with the Company was terminated on such date and is he no longer an executive officer of the Company. Mr. Shea, formerly Vice President and Chief Financial Officer of the Company, resigned from his positions with the Company effective April 28, 2006.

(4)
Boston Avenue Capital, LLC, Yorktown Avenue Capital, LLC, and Herbert & Rosaline Gussman Foundation, filed a Schedule 13D with the Securities and Exchange Commission on June 20, 2006 stating that they may be deemed to have sole voting power and sole dispositive power with respect to 2,755,320 shares of the Company's common stock with no shared voting power or shared dispositive power.

(5)
Crescendo Partners II L.P., Series R filed a Schedule 13D with the Securities and Exchange Commission stating that as of the end of business on October 20, 2005, Crescendo Partners II, L.P., Series R beneficially owned 2,401,600 shares of the Company's common stock. As the general partner of Crescendo Partners II, Crescendo Investments II, LLC may be deemed to beneficially own the 2,401,600 shares of the Company's common stock owned by Crescendo Partners II. As the managing member of Crescendo Investments II, which in turn is the general partner of Crescendo Partners II, Mr. Rosenfeld may be deemed to beneficially own the 2,401,600 shares of the Company's common stock owned by Crescendo Partners II, in addition to an additional 25,000 shares underlying an option which Mr. Rosenfeld holds individually. Mr. Rosenfeld has sole voting and dispositive power with respect to the 2,401,600 shares of the Company's common stock owned by Crescendo Partners II by virtue of this authority to vote and dispose of such shares. Crescendo Investments II and Mr. Rosenfeld disclaim beneficial ownership of the shares held by Crescendo Partners II, except to the extent of their pecuniary interest therein.

(6)
Dimensional Fund Advisors Inc. filed a Schedule 13G/A with the Securities and Exchange Commission on February 6, 2006, stating that it may be deemed to have sole voting power and sole dispositive power with respect to 2,307,921 shares of the Company's common stock with no shared voting power or shared dispositive power.

(7)
Basil P. Regan and Regan Partners L.P. filed a Schedule 13G/A with the Securities and Exchange Commission on May 5, 2006, stating that Mr. Regan may be deemed to have sole voting power and sole dispositive power with respect to 425,000 shares of the Company's common stock and he may be deemed to have shared voting and shared dispositive power with respect to 1,844,137 shares of the Company's common stock, and that Regan Partners L.P. may be deemed to have shared voting and shared dispositive power with respect to 1,634,137 shares of the Company's common stock with no shared voting power or shared dispositive power.

(8)
Emancipation Capital, LP, Emancipation Capital, LLC, Emancipation Capital Master, Ltd., Charles Frumberg and Hurley Capital LLC filed a Schedule 13G with the Securities and Exchange Commission on July 25, 2006 stating that they may be deemed the beneficial owners of (i) 1,595,716 shares of the Company's common stock owned by the reporting persons other than Hurley Capital LLC and (ii) 150,004 shares of the Company's common stock owned by managed accounts of Hurley Capital LLC for which Hurley Capital LLC has voting and dispositive discretion.

ELECTION OF THE BOARD OF DIRECTORS
FOLLOWING OCTOBER 2005 PROXY CONTEST

        On July 22, 2005, a group comprised of Crescendo Partners II, L.P., Series R, Crescendo Investments II, LLC, Eric Rosenfeld, F. Annette Scott Florida Trust, Richard L. Scott Florida Trust, Scott Family Florida Partnership Trust, Richard L. Scott, Stephen T. Braun and The Computer Horizons Full Value Committee, or the Full Value Committee, filed a Schedule 13D with the SEC disclosing their opposition to the Company's previously announced proposed merger with Analysts International Corporation a Minnesota Corporation, or Analysts, and their intention to solicit the Company's shareholders to vote against the Company's proposals in furtherance of such merger.

        In the Schedule 13D, the Full Value Committee disclosed its intention to call a special meeting of the Company's shareholders in order to remove up to all of the Company's existing directors and to replace them with the Full Value Committee's own slate of director nominees. At the Company's special meeting of shareholders held on September 2, 2005, the Company's shareholders voted not to approve the proposals related to the proposed merger with Analysts and, as such, the proposed merger with Analysts was not consummated.

        On July 27, 2005, the Company received from the Full Value Committee a request that a special meeting of the shareholders of the Company be called for the following purposes: (i) to remove all of the existing directors serving on the Company's Board of Directors without cause, (ii) to fix the number of members comprising the Board at five, and (iii) to elect five director nominees selected by the Full Value Committee.

        This second special meeting of shareholders took place on October 11, 2005. At this special meeting, the Company's shareholders voted (i) to remove all of the existing directors serving on the Company's Board of Directors without cause, (ii) to fix the number of members comprising the board at five, and (iii) to elect the five director nominees selected by the Full Value Committee, specifically: Messrs. Eric Rosenfeld, Karl L. Meyer, Robert F. Walters, Frank J. Tanki, and Willem van Rijn.

        Since the October 2005 special meeting, Mr. Eric Rosenfeld has been named non-executive Chairman of the Company and the Company's Board of Directors named Dennis J. Conroy, President and Chief Executive Officer, and Brian A. Delle Donne, Executive Vice President and Chief Operating Officer. Mr. Conroy replaced William J. Murphy as President and Chief Executive Officer.

        The Full Value Committee has been disbanded effective October 19, 2005. There are currently no agreements between or among F. Annette Scott Florida Trust, Richard L. Scott Florida Trust, Scott Family Florida Partnership Trust, Richard L. Scott, Stephen T. Braun, Richard L. Scott, Stephen T. Braun, Karl L. Meyer, Robert F. Walters, Frank J. Tanki and Willem van Rijn nor between any of them and Crescendo Partners II, Crescendo Investments II or Eric Rosenfeld regarding the securities of the Company.

ADDITIONAL INFORMATION ABOUT THE COMPANY

Recent Sale of a Company Subsidiary

        On September 29, 2006, the Company sold its subsidiary, RGII Technologies, Inc., to NetStar-1, Inc. for an aggregate of $15,250,000 in cash, less an estimated net asset adjustment of $1,200,000, which is subject to further adjustment.

Financial Statements Index

Chimes, Inc. Financial Statements
Commercial Services Business Financial Statements
Chimes, Inc. and Commercial Services Business Financial Statement
Computer Horizons Corp. pro forma liquidation Financial Statement

UNAUDITED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS OF CHIMES, INC.

Historical Financial Statements

        The following are unaudited condensed consolidated balance sheets of Chimes, Inc. as at September 30, 2006 and 2005 and December 31, 2005, 2004 and 2003, respectively, and the notes thereto, and unaudited condensed consolidated statements of operations, cashflows and shareholder's equity of Chimes, Inc. for the nine-month periods ended September 30, 2006 and 2005 and for the years ended December 31, 2005, 2004 and 2003, respectively, and the notes thereto.

Pro Forma Financial Statements

        The unaudited pro forma consolidated financial information of Chimes, Inc. that follows gives effect to the consummation of the proposed Chimes Asset Sale. The historical information was derived from our unaudited consolidated balance sheet as of September 30, 2006 and 2005 and December 31, 2005, 2004 and 2003, our unaudited consolidated statement of operations for the nine months ended September 30, 2006 and 2005 and for the three years ended December 31, 2005, 2004 and 2003.

        The unaudited pro forma consolidated financial statements include specific assumptions and adjustments related to the Asset Sales. The pro forma adjustments have been made to illustrate the anticipated financial effect of the Asset Sales. The pro forma adjustments are described in the notes accompanying the pro forma consolidated financial statements and should be read in conjunction with our quarterly report on Form 10Q for the period ended September 30, 2006 and our annual report on Form 10K for the year ended December 31, 2005.

        The unaudited pro forma condensed combined financial information is for informational purposes only. The pro forma information is not necessarily indicative of what the Company's financial position or results of operations actually would have been had the Asset Sales been completed as of the date presented. In addition, the unaudited pro forma condensed combined financial information does not purport to project the Company's future financial position or future results of operations.

        The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable in the circumstances. The pro forma condensed consolidated balance sheet of the Company should be read in conjunction with the notes thereto.

Chimes, Inc. Financial Information

Index

Historical Financial Statements:
Unaudited Condensed Consolidated Balance Sheets September 30, 2006, September 30, 2005, and December 31, 2005, December 31, 2004, and December 31, 2003

Unaudited Condensed Consolidated Statements of Operations for the nine months ended September 30, 2006, September 30, 2005, and the years ended December 31, 2005, December 31, 2004, and December 31, 2003
Unaudited Condensed Consolidated Cash Flows for the nine months ended September 30, 2006, September 30, 2005, and the years ended December 31, 2005, December 31, 2004, and December 31, 2003
Unaudited Condensed Consolidated Statements of Equity for the nine months ended September 30, 2006, September 30, 2005, and the years ended December 31, 2005, December 31, 2004, and December 31, 2003
Notes to Consolidated Unaudited Financial Statements
Pro-Forma Financial Statements:
Unaudited Condensed Pro-Forma Consolidated Balance Sheets for September 30, 2006

Unaudited Condensed Pro-Forma Consolidated Statements of Operations for the nine months ended September 30, 2006, September 30, 2005, and the years ended December 31, 2005, December 31, 2004, and December 31, 2003
Notes to Pro-Forma Consolidated Unaudited Financial Statements

COMPUTER HORIZONS CORP.—CHIMES, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	Nine Months Ended September 30,		Year Ended December 31,
(in thousands, except per share data)
	2006	2005	2005	2004	2003
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$16,445	$23,315	$32,893	$8,025	$8,377
Accounts receivable, net	5,957	3,054	5,182	2,882	3,544
Refundable tax credit	41	58	51	19	13
Prepaid expenses and other	594	281	541	202	387

TOTAL CURRENT ASSETS	23,037	26,708	38,667	11,128	12,321

PROPERTY AND EQUIPMENT	7,498	6,961	7,139	6,491	6,021
Less accumulated depreciation	(6,598)	(5,871)	(6,060)	(5,102)	(3,570)

TOTAL PROPERTY AND EQUIPMENT, NET	900	1,090	1,079	1,389	2,451

OTHER ASSETS—NET:
Other	105	24	24	24	24

TOTAL OTHER ASSETS	105	24	24	24	24

TOTAL ASSETS	$24,042	$27,822	$39,770	$12,541	$14,796

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$11,980	$21,440	$31,563	$1,987	$3,081
Accrued payroll, payroll taxes and benefits	1,788	435	855	646	461
Restructuring reserve	67	172	85	686	245
Other accrued expenses	1,094	560	977	338	483

TOTAL CURRENT LIABILITIES	14,929	22,607	33,480	3,657	4,270

OTHER LIABILITIES:
Other	14	501	8	372	126
Intercompany	18,023	20,561	20,263	29,009	31,989

TOTAL LIABILITIES	32,966	43,669	53,751	33,038	36,385

SHAREHOLDERS' EQUITY:
Common stock, $.10 par; authorized 100,000,000 shares; issued 33,158,105 shares at September 30, 2006 and September 30, 2005, December 31, 2005, 33,153,805 December 31, 2004 and 33,153,107 December 31, 2003	23	23	23	23	23
Accumulated other comprehensive loss	(21)	(32)	(34)	(34)	(22)
Retained earnings	(8,926)	(15,838)	(13,970)	(20,486)	(21,590)

TOTAL SHAREHOLDERS' EQUITY	(8,924)	(15,847)	(13,981)	(20,497)	(21,589)

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$24,042	$27,822	$39,770	$12,541	$14,796

COMPUTER HORIZONS CORP.—CHIMES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Nine Months Ended September 30,		Years Ended December 31,
(in thousands, except per share data)
	2006	2005	2005	2004	2003
REVENUES:	$23,474	$20,748	$28,421	$23,092	$20,018

COSTS AND EXPENSES:
Direct costs	568	697	938	1,396	1,392
Selling, general & administrative	18,836	15,811	21,682	20,276	20,803
Special charges/(credits)	—	1	(75)	502	709

Total Costs	19,404	16,509	22,545	22,174	22,904

INCOME/(LOSS) FROM OPERATIONS BEFORE CORPORATE ALLOCATIONS	4,070	4,239	5,876	918	(2,886)

OTHER INCOME/(EXPENSE):
Corporate allocation	(2,116)	(1,984)	(2,848)	(2,065)	(1,841)
Interest income	1,047	424	658	145	118
Interest expense	—	—	(1)	—	—
Other	2	(2)	22	41	16

Total Other Income/(Expense)	(1,067)	(1,562)	(2,169)	(1,879)	(1,707)

INCOME/(LOSS) BEFORE INCOME TAXES	3,003	2,677	3,707	(961)	(4,593)

INCOME (TAXES)/BENEFIT:
Current	(75)	(13)	(39)	—	—

Total Income (Taxes)/Benefit	(75)	(13)	(39)	—	—

NET INCOME/(LOSS)	$2,928	$2,664	$3,668	$(961)	$(4,593)

The accompanying notes are an integral part of these statements.

COMPUTER HORIZONS CORP.—CHIMES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

	Nine Months Ended September 30,		Years Ended December 31,
(in thousands, except per share data)
	2006	2005	2005	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES
Net income/(loss)	$2,928	$2,664	$3,668	$(961)	$(4,593)

Corporate Allocation	2,116	1,984	2,848	2,065	1,841
Depreciation	538	769	958	1,532	1,592
Provision for bad debts	79	13	47	86	—
Accounts receivable	(854)	(185)	(2,347)	576	(717)
Prepaid expenses and other current assets	(53)	(79)	(339)	185	345
Other assets	(81)	—	—	—	—
Intercompany	(2,240)	(8,448)	(8,746)	(2,980)	(6,047)
Refundable tax credit	10	(39)	(32)	(6)	2
Accrued payroll, payroll taxes and benefits	933	(211)	209	185	(203)
Accounts payable	(19,583)	19,453	29,576	(1,094)	(2,713)
Other accrued expenses /change of control reserve	117	222	639	(145)	104
Other liabilities	(12)	(385)	(965)	687	80

NET CASH PROVIDED BY/(USED IN) OPERATING ACTIVITIES	(16,102)	15,758	25,516	130	(10,309)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of furniture and equipment	(359)	(470)	(648)	(470)	(984)

NET CASH PROVIDED BY/(USED IN) INVESTING ACTIVITIES	(359)	(470)	(648)	(470)	(984)

CASH FLOWS FROM FINANCING ACTIVITIES

Foreign currency gains/(losses)	13	2	—	(12)	(32)
NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	(16,448)	15,290	24,868	(352)	(11,325)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	32,893	8,025	8,025	8,377	19,702

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$16,445	$23,315	$32,893	$8,025	$8,377

The accompanying notes are an integral part of these statements.

COMPUTER HORIZONS CORP.—CHIMES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF SHAREHOLDERS EQUITY

Nine Months Ended September 30, 2006
(dollars in thousands)
Balance at beginning of period	$(13,981)
Corporate Allocation	2,116
Net Income after taxes	2,928
Other comprehensive income	13

$(8,924)

Nine Months Ended September 30, 2005
(dollars in thousands)
Balance at beginning of period	$(20,497)
Corporate Allocation	1,984
Net Income	2,664
Other comprehensive income	2

$(15,847)

Year Ended December 30, 2005
(dollars in thousands)
Balance at beginning of period	$(20,497)
Corporate Allocation	2,848
Net Income	3,668
Other comprehensive income	—

$(13,981)

Year Ended December 30, 2004
(dollars in thousands)
Balance at beginning of period	$(21,589)
Corporate Allocation	2,065
Net Income	(961)
Other comprehensive income	(12)

$(20,497)

Year Ended December 30, 2003
(dollars in thousands)
Balance at beginning of period	$(18,805)
Corporate Allocation	1,841
Net Income	(4,593)
Other comprehensive income	(32)

$(21,589)

*
The CHC Corporate allocation represents a push-down entry through equity for the segment's share of Corporate centralized general and administrative expense. (see Note 6)

NOTES TO CHIMES HISTORICAL CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS
(unaudited)

1.    Basis of Presentation

        Financial statements of Chimes, Inc. are presented as of the nine months ended September 30, 2006, September 30, 2005, and the years ended December 31, 2005, December 31 2004, and December 31, 2003. Chimes is a wholly owned subsidiary of Computer Horizons Corp. Included are the Chimes condensed consolidated balance sheet, the condensed consolidated statements of operations, the condensed consolidated statement of cash flows, and the condensed consolidated statements of equity which includes Chimes and its wholly owned subsidiaries. These statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows for all periods presented have been made.

        It is suggested that these Chimes consolidated financial statements be read in conjunction with the Computer Horizons Corp. (CHC) financial statements and notes thereto included in the Annual Report on Form 10-K for the year ended December 31, 2005 filed by the CHC, the September 30, 2006 and September 30, 2005 financial statements included in the quarterly report of CHC on Form 10-Q. The results from operations for the periods ended September 30, 2006 and 2005 are not necessarily indicative of the operating results for the respective full years.

2.    Cash

        Included in cash and cash equivalents is restricted cash as outlined below. Restricted cash represents funds received by Chimes and held in client-specific bank accounts, to be used to make payments to vendors of the applicable client. Cash and cash equivalents also include cash to be disbursed to Chimes vendors in accordance with the client payment terms.

	9/30/2006	9/30/2005	12/31/2005	12/31/2004	12/31/2003
Operating Cash	$4,433	$2,018	$3,274	$5,734	$2,356
Restricted Cash	167	204	219	191	2,157
Other Vendor Cash	11,845	21,093	29,400	2,100	3,864

Total Cash and Cash Equivalents	$16,445	$23,315	$32,893	$8,025	$8,377

3.    Revenue

        Chimes recognizes revenue on a transaction fee basis. The Chimes service offering aggregates the suppliers of temporary workers to the customer and renders one invoice to the customer. Upon payment from the customer, Chimes deducts a transaction fee and remits the balance of the client payment to the applicable vendors. Chimes recognizes only the fee for the service as revenue, not the aggregate billing to the customer. The gross amount of the customer invoicing is not considered revenue nor a receivable to Chimes because there is no earnings process for the gross amount and by contract terms, Chimes is not obligated to pay the vendor until paid by the customer.

4.    Income Taxes

        In accordance with Accounting for Income Taxes-an interpretation of FASB Statement No. 109 (FIN 18), the Company has recorded its quarterly tax provision using the effective tax rate. The Company has determined that this method will yield a more reliable tax provision calculation due to the inclusion of the valuation allowance created during the prior year for the discontinued operations. This is a change from the prior year method as the Company was able to determine an annual effective tax rate during the year ended December 31, 2005. Accordingly, the Company is not in a position to disclose its projected December 31, 2006 annual effective tax rate but will update the actual 2006 quarterly effective tax rate in the subsequent reporting periods.

        For the third quarter ended September 30, 2006, the Company calculated its actual effective tax rate to be 2.4%. For the third quarter ended September 30, 2005, the Company calculated its actual effective tax rate to be 0.4%.

5.    Restructuring Charges

        During 2003, the Company recorded restructuring charges of approximately $245,000 relating to the closing of several Chimes offices in the United States, and the United Kingdom. During 2004, an additional $466,684 was recorded relating to severance costs in these same locations. As of December 31, 2005 all severance costs were fully paid. The remaining lease obligations relate to a single location in London, which lease has continuing obligations until January 26, 2013.

Restructure Reserve
CHIMES

(dollars in thousands)	Year Ended 12/31/2003	Paid and other adjustments	Year Ended 12/31/2004	Paid and other adjustments	Nine Months Ended September 30, 2005
Severance:
United States	$—	$468	$468	$(468)	$—
United Kingdom	47	3	50	(3)	47
Canada	—	—	—	—	—

Total Severance	$47	$471	$518	$(471)	$47

Lease Obligations:
United States	$—	$—	$—	$—	$—
United Kingdom	150	(27)	123	(28)	95
Canada	—	—	—	—	—

Total Lease Obligations	$150	$(27)	$123	$(28)	$95

General Office Closure:
United Kingdom	48	(3)	45	(15)	30
Canada	—	—	—	—	—

Total General Office	$48	$(3)	$45	$(15)	$30

Total	$245	$441	$686	$(514)	$172

(dollars in thousands)	Year Ended 12/31/2004	Paid and other adjustments	Year Ended December 31, 2005	Paid and other adjustments	Remaining September 30, 2006
Severance:
United States	$468	$(468)	$—	$—	$—
United Kingdom	50	(50)	—	—	—
Canada	—	—	—	—	—

Total Severance	$518	$(518)	$—	$—	$—

Lease Obligations:
United States	$—	$—	$—	$—	$—
United Kingdom	123	(38)	85	(18)	67
Canada	—	—	—	—	—

Total Lease Obligations	$123	$(38)	$85	$(18)	$67

General Office Closure:
United Kingdom	$45	$(45)	$—	$—	$—
Canada	—	—	—	—

Total General Office	$45	$(45)	$—	$—	$—

Total	$686	$(601)	$85	$(18)	$67

6.    Corporate Allocation

        Corporate services consisting of general and administrative services are provided from a centralized location by Computer Horizons to its business segments, including Chimes. Such costs are allocated to the applicable segments based on a combination of services received and segment revenue. Allocations may not be indicative of costs incurred if Chimes was a stand alone business.

7.    Legal Matters

        The Company is involved in various and routine litigation matters, which arise through the normal course of business. Management believes that the resolution of these matters will not have a material adverse effect on the Company's financial position or results of operations.

CHIMES, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

	Nine Months Ended September 30, 2006
(dollars in thousands)	Company Historical(1)	Sale of Chimes(2)	Chimes Pro Forma Adjustments	Note	Company Pro Forma Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$48,185	$(16,445)	$81,433	{a}{b}	$113,173
Cash in escrow	1,000	—	—		1,000
Accounts receivable, net	42,560	(5,957)	—		36,603
Refundable tax credit	7,714	(41)	—		7,673
Other Receivables	429	—	—		429
Prepaid expenses and other	2,982	(594)	—		2,388

TOTAL CURRENT ASSETS	102,870	(23,037)	81,433		161,266

PROPERTY AND EQUIPMENT	44,275	(7,498)	—		36,777
Less accumulated depreciation	(41,178)	6,598	—		(34,580)

TOTAL PROPERTY AND EQUIPMENT, NET	3,097	(900)	—		2,197

OTHER ASSETS—NET:
Deferred income taxes	1,637	85	(85)	{c}	1,637
Other	2,685	(105)	—		2,580

TOTAL OTHER ASSETS	4,322	(20)	(85)		4,217

TOTAL ASSETS	$110,289	$(23,957)	$81,348		$167,680

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$18,002	$(11,980)	$—		$6,022
Accrued payroll, payroll taxes and benefits	9,145	(1,788)	—		7,357
Income taxes payable	1,150	—	2,300	{d}	3,450
Restructuring reserve	146	(67)	—		79
Deferred income taxes	1,636	—	—		1,636
Other accrued expenses	4,569	(1,094)	—		3,475

TOTAL CURRENT LIABILITIES	34,648	(14,929)	2,300		22,019

OTHER LIABILITIES:
Deferred compensation	1,734	—	—		1,734
Change of control payable	2,330	—	—		2,330
Other	—	(14)	—		(14)

TOTAL LIABILITIES	38,712	(14,943)	2,300		26,069

SHAREHOLDERS' EQUITY:
Preferred stock, $.10 par; authorized and unissued		—

Common stock, $.10 par; authorized 100,000,000 shares;	3,315	(23)	—		3,292
Additional paid in capital	146,506	(18,023)	—		128,483
Accumulated other comprehensive loss	(179)	21	—		(158)
Retained earnings	(77,134)	9,011	79,048	{d}	10,925

	72,508	(9,014)	79,048		142,542
Less shares held in treasury, at cost; 254,914 and 1,118,014 shares at September 30, 2006	(931)	—	—		(931)

TOTAL SHAREHOLDERS' EQUITY	71,577	(9,014)	79,048		141,611

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$110,289	$(23,957)	$81,348		$167,680

(1)
As reported in Computer Horizons Corp. unaudited Quarterly Report on Form 10-Q for the nine months ended September 30, 2006.

(2)
Derived from Computer Horizons unaudited financial information as of Septmeber 30, 2006.

CHIMES, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Nine Months Ended September 30, 2006
(dollars in thousands, except per share data)	Company Historical(1)	Sale of Chimes(2)	Chimes Pro Forma Adjustments		Company Pro Forma Consolidated
REVENUES:
Commercial	$136,124	$—	$—		$136,124
Chimes	23,474	(23,474)	—		—

Total Revenues	159,598	(23,474)	—		136,125

COSTS AND EXPENSES:
Direct costs	107,689	(568)	—		107,122
Selling, general & administrative	51,758	(20,952)	2,116	{e}	32,922
Special charges/(credits)	334	—	—		334
Gain on Sale	(394)	—	—		(394)
Total Costs	159,387	(21,520)	2,116		139,984

INCOME/(LOSS) FROM OPERATIONS	211	(1,954)	(2,116)		(3,859)

OTHER INCOME/(EXPENSE):
Interest income	1,308	(1,047)	—		261
Interest expense	(1)	—	—		(1)
Other	—	(2)	—		(2)

Total Other Income/(Expense)	1,307	(1,049)	—		258

INCOME/(LOSS) BEFORE INCOME TAXES	1,518	(3,003)	(2,116)		(3,601)

INCOME (TAXES)/BENEFIT:
Current	(150)	(1,270)	1,345	{c}	(75)
Deferred	—	85	(85	){c}	—

Total Income (Taxes)/Benefit	(150)	(1,185)	1,260		(75)

NET INCOME/(LOSS) FROM CONTINUING OPERATIONS	1,368	(4,188)	(856)		(3,676)

Income/(loss) from discontinued operations	(13,232)	—	—		(13,232)
Loss on sale from discontinued operations	(4,779)	—	—		(4,779)

INCOME/(LOSS) FROM DISCONTINUED OPERATIONS NET OF TAX	(18,011)	—	—		(18,011)

NET LOSS	$(16,643)	$(4,188)	$(856)		$(21,687)

EARNINGS/(LOSS) PER SHARE FROM CONTINUING OPERATIONS—BASIC	$0.04				$(0.11)

EARNINGS/(LOSS) PER SHARE FROM DISCONTINUED OPERATIONS—BASIC	$(0.56)				$(0.56)

LOSS PER SHARE—BASIC	$(0.51)				$(0.67)

EARNINGS/(LOSS) PER SHARE FROM CONTINUING OPERATIONS—DILUTED	$0.04				$(0.11)

EARNINGS/(LOSS) PER SHARE FROM DISCONTINUED OPERATIONS—DILUTED	$(0.55)				$(0.55)

LOSS PER SHARE—DILUTED	$(0.51)				$(0.66)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING—BASIC	32,411,474				32,411,474

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING—DILUTED	32,619,000				32,619,000

(1)
As reported in Computer Horizons unaudited quarterly report on Form 10-Q for the nine months ended September 30, 2006 with Federal segment in Discontinued Operations.

(2)
Derived from Computer Horizons unaudited financial information for the nine months ended September 30, 2006.

CHIMES, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Nine Months Ended September 30, 2005
(dollars in thousands, except per share data)	Company Historical(1)	Sale of Chimes(2)	Chimes Pro Forma Adjustments		Company Pro Forma Consolidated
REVENUES:
Commercial	$148,504	$—	$—		$148,504
Chimes	20,747	(20,747)	—		—

Total Revenues	169,251	(20,747)	—		148,504

COSTS AND EXPENSES:
Direct costs	120,908	(697)	—		120,211
Selling, general & administrative	52,797	(17,795)	1,960	{e}	36,962
Amortization of intangibles	78	—	—		78
Special charges/(credits)	716	(1)	—		715
Gain on Sale	4,482	—	—		4,482
Total Costs	178,981	(18,493)	1,960		162,448

INCOME/(LOSS) FROM OPERATIONS	(9,730)	(2,254)	(1,960)		(13,944)

OTHER INCOME/(EXPENSE):
Interest income	541	(424)	—		117
Interest expense	(5)	—	—		(5)
Other	—	2	—		2

Total Other Income/(Expense)	536	(422)	—		114

INCOME/(LOSS) FROM CONTINUING OPERATTONS BEFORE INCOME TAXES	(9,194)	(2,676)	(1,960)		(13,830)
INCOME (TAXES)/BENEFIT:
Current	259	13	—		272
Deferred	(100)	—	—		(100)

Total Income (Taxes)/Benefit	159	13	—		172

NET INCOME/(LOSS) FROM CONTINUING OPERATIONS	$(9,035)	$(2,663)	$(1,960)		$(13,658)

Income/(loss) from discontinued operations net of tax	2,071	—	—		2,071

NET LOSS	$(6,964)	$(2,663)	$(1,960)		$(11,587)

LOSS PER SHARE FROM CONTINUING OPERATIONS—BASIC AND DILUTED	$(0.29)				$(0.42)

EARNINGS PER SHARE FROM DISCONTINUED OPERATIONS—BASIC AND DILUTED	$0.07				$0.06

LOSS PER SHARE BASIC AND DILUTED	$(0.22)				$(0.36)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING—BASIC AND DILUTED	31,280,000				32,411,474

(1)
As reported in Computer Horizons unaudited quarterly report on Form 10-Q for the nine months ended September 30, 2005 with Federal segment in Discontinued Operations.

(2)
Derived from Computer Horizons unaudited financial information for the nine months ended September 30, 2006.

CHIMES, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31, 2005
(dollars in thousands, except per share data)	Company Historical(1)	Sale of Chimes(2)	Chimes Pro Forma Adjustments		Company Pro Forma Consolidated
REVENUES:
Commercial	$195,435	$—	$—		$195,435
Chimes	28,421	(28,421)	—		—

Total Revenues	223,856	(28,421)	—		195,435

COSTS AND EXPENSES:
Direct costs	159,587	(938)	—		158,649
Selling, general & administrative	71,902	(24,530)	2,791	{e}	50,163
Amortization of intangibles	79	—	—		79
Special charges/(credits)	20,532	75	—		20,607

Total Costs	252,100	(25,393)	2,791		229,498

INCOME/(LOSS) FROM OPERATIONS	(28,244)	(3,028)	(2,791)		(34,063)

OTHER INCOME/(EXPENSE):
Net (loss)/gain on investments	(1,180)	—	—		(1,180)
Interest income	811	(658)	—		153
Interest expense	(6)	1	—		(5)
Other	—	(22)	—		(22)

Total Other Income/(Expense)	(375)	(679)	—		(1,054)

INCOME/(LOSS) BEFORE INCOME TAXES	(28,619)	(3,707)	(2,791)		(35,117)

INCOME (TAXES)/BENEFIT:
Current	(432)	39	—		(393)
Deferred	(16,698)	—	—		(16,698)

Total Income (Taxes)/Benefit	(17,130)	39	—		(17,091)

NET INCOME/(LOSS) FROM CONTINUING OPERATIONS	(45,749)	(3,668)	(2,791)		(52,208)

Income/(loss) from discontinued operations net of tax	(671)	—	—		(671)

NET LOSS	$(46,420)	$(3,668)	$(2,791)		$(52,879)

LOSS PER SHARE FROM CONTINUING OPERATIONS—BASIC AND DILUTED	$(1.46)				$(1.66)

EARNINGS PER SHARE FROM DISCONTINUED OPERATIONS—BASIC AND DILUTED	$(0.02)				$(0.02)

LOSS PER SHARE BASIC AND DILUTED	$(1.48)				$(1.68)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING—BASIC AND DILUTED	31,399,000				31,399,000

(1)
As reported in Computer Horizons annual report on Form 10-K for the year ended December 31, 2005 with Federal segment in Discontinued Operations.

(2)
Derived from Computer Horizons unaudited financial information for the year ended December 31, 2005.

CHIMES, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31, 2004
(dollars in thousands, except per share data)	Company Historical(1)	Sale of Chimes(2)	Chimes Pro Forma Adjustments		Company Pro Forma Consolidated
REVENUES:
Commercial	$191,096	$—	$—		$191,096
Chimes	23,092	(23,092)	—		—

Total Revenues	214,188	(23,092)	—		191,096

COSTS AND EXPENSES:
Direct costs	154,488	(1,396)	—		153,092
Selling, general & administrative	69,077	(22,341)	2,035	{e}	48,770
Amortization of intangibles	189	—	—		189
Restructuring Charges	2,859	(502)	—		2,357
Special charges/(credits)	(939)	—	—		(939)
Goodwill impairment	20,306	—	—		20,306
Write-off of assets	910	—	—		910

Total Costs	246,890	(24,239)	2,035		224,685

INCOME/(LOSS) FROM OPERATIONS	(32,702)	1,147	(2,035)		(33,589)

OTHER INCOME/(EXPENSE):
Interest income	321	(144)	—		177
Interest expense	(82)	(1)	—		(83)
Other	—	(41)	—		(41)

Total Other Income/(Expense)	239	(186)	—		53

INCOME/(LOSS) BEFORE INCOME TAXES	(32,463)	961	(2,035)		(33,536)
INCOME (TAXES)/BENEFIT:
Current	(1,493)	—	—		(1,493)
Deferred	(1,985)	—	—		(1,985)

Total Income (Taxes)/Benefit	(3,478)	—	—		(3,478)

Loss before cumulative effect of miniority interest	(28,985)	961	(2,035)		(30,103)

Minority Interest	(45)	—	—		(45)

NET INCOME/(LOSS) FROM CONTINUING OPERATIONS	(29,030)	961	(2,035)		(30,058)
Income/(loss) from discontinued operations net of tax	3,858	—	—		3,858

NET LOSS	$(25,172)	$961	$(2,035)		$(26,246)

EARNINGS/(LOSS) PER SHARE FROM CONTINUING OPERATIONS—BASIC	$(0.94)				$(0.98)

EARNINGS/(LOSS) PER SHARE FROM DISCONTINUED OPERATIONS—BASIC	$0.12				$0.12

LOSS PER SHARE—BASIC	$(0.82)				$(0.85)

EARNINGS/(LOSS) PER SHARE FROM CONTINUING OPERATIONS—DILUTED	$(0.93)				$(0.96)

EARNINGS/(LOSS) PER SHARE FROM DISCONTINUED OPERATIONS—DILUTED	$0.12				$0.12

LOSS PER SHARE—DILUTED	$(0.80)				$(0.84)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING—BASIC	30,870,000				30,870,000

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING—DILUTED	31,295,000				31,295,000

(1)
As reported in Computer Horizons annual report on Form 10-K for the year ended December 31, 2004 with Federal segment in Discontinued Operations.

(2)
Derived from Computer Horizons unaudited financial information for the year ended December 31, 2004.

CHIMES, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 30, 2003
(dollars in thousands, except per share data)	Company Historical(1)	Sale of Chimes(2)	Chimes Pro Forma Adjustments		Company Pro Forma Consolidated
REVENUES:
Commercial	$206,972	$—	$—		$206,972
Chimes	20,018	(20,018)	—		—

Total Revenues	226,990	(20,018)	—		206,972

COSTS AND EXPENSES:
Direct costs	162,880	(1,392)	—		161,488
Selling, general & administrative	74,434	(22,644)	1,841	{e}	53,631
Amortization of intangibles	63	—	—		63
Special charges/(credits)	10,113	—	—		10,113
Restructuring Charges	3,278	(709)	—		2,569

Total Costs	250,768	(24,745)	1,841		227,864

INCOME/(LOSS) FROM OPERATIONS	(23,778)	4,727	(1,841)		(20,892)

OTHER INCOME/(EXPENSE):
Gain/(loss) on sale of assets	(424)	—	—		(424)
Net (loss)/gain on investments	(432)	—	—		(432)
Interest income	517	(118)	—		399
Interest expense	(40)	—	—		(40)
Other	—	(16)	—		(16)

Total Other Income/(Expense)	(379)	(134)	—		(513)

INCOME/(LOSS) BEFORE INCOME TAXES	(24,157)	4,593	(1,841)		(21,405)

INCOME (TAXES)/BENEFIT:
Current	264	—	—		264
Deferred	(6,966)	—	—		(6,966)

Total Income (Taxes)/Benefit	(6,702)	—	—		(6,702)

Loss before cumulative effect of miniority interest	(17,455)	4,593	(1,841)		(14,703)
Minority Interest	(89)	—	—		(89)
NET INCOME/(LOSS) FROM CONTINUING OPERATIONS	(17,544)	4,593	(1,841)		(14,792)

Income/(loss) from discontinued operations net of tax	389	—	—		389

NET LOSS	$(17,155)	$4,593	$(1,841)		$(14,403)

EARNINGS/(LOSS) PER SHARE FROM CONTINUING OPERATIONS—BASIC	$(0.58)				$(0.49)

EARNINGS/(LOSS) PER SHARE FROM DISCONTINUED OPERATIONS—BASIC	$0.01				$0.01

LOSS PER SHARE—BASIC	$(0.56)				$(0.47)

EARNINGS/(LOSS) PER SHARE FROM CONTINUING OPERATIONS—DILUTED	$(0.57)				$(0.48)

EARNINGS/(LOSS) PER SHARE FROM DISCONTINUED OPERATIONS—DILUTED	$0.01				$0.01

LOSS PER SHARE—DILUTED	$(0.56)				$(0.47)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING—BASIC	30,455,000				30,455,000

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING—DILUTED	30,570,000				30,570,000

(1)
As reported in Computer Horizons annual report on Form 10-K for the year ended December 31, 2003 with Federal segment in Discontinued Operations.

(2)
Derived from Computer Horizons unaudited financial information for the year ended December 31, 2003.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

        Pro forma adjustments reflect only those adjustments which are supportable and directly attributable to the transaction and do not include the impact of contingencies. Pro forma adjustments include the following ($ in thousands):

Sale of Chimes:

  (a)
  To record cash proceeds consisting of $80 million consideration, net of transaction costs of $3 million.

  (b)
  To record operating cash of $4,433,000 not included in the sale of Chimes.

  (c)
  Adjustments represent the impact to the consolidated provision for the sale of the assets for Chimes, Inc. The consolidated provision was recalculated based upon the proforma income before income taxes as presented above. The proforma income was determined as if Chimes, Inc. was no longer part of the consolidated group. When preparing the proforma provision calculation, the Company assumed that all categories of permanent and temporary tax differences, as originally stated in the tax provision from December 31, 2003 to September 30, 2006, would have remained with the Company.

          Other assumptions made with respect to the calculation of the provision:

    1.
    As of September 2006, the stand alone operations of Chimes, Inc. would not have been required to report a valuation allowance as the operations had cumulative income for the past three years, as outlined within Financial Accounting Standard 109, Accounting for Income Taxes. This is a different result with respect to the remaining operations of Computer Horizons as the Company maintained a full valuation allowance at this time.

    2.
    Note that as of September 30, 2006, the Company is presenting the proforma balance sheet as if the Company would have been required to accrue and pay Federal, State and Foreign income taxes and record the applicable deferred taxes associated with its normal operations. As the stand alone Chimes, Inc. would have been profitable during the 2005 and 2006, there would not have been a net operating loss available to the operations to offset current taxable income. This is a different result with respect to the remaining operations of Computer Horizons as the Company has certain net operating losses available to offset taxable income.

  (d)
  Adjustment to Equity of $81,348,000 consists of net assets Computer Horizons sold to Axium International of $4,666,000, plus retained cash of $4,433,000, less the tax adjustment of $85,000 and the pro-forma estimated pre-tax gain as of September 30, 2006 on sale of Chimes of $72,334,000. The sale of the Company's affiliate's assets pursuant to the Chimes Asset Purchase Agreement will be a taxable transaction with respect to the Company to the extent that any gain or loss is realized. The Company will realize gain or loss measured by the difference between the proceeds received by it and its affiliates on such sale and the Company's (or an affiliate's) tax basis in the assets. For purposes of calculating gain or loss, the proceeds received by the Company and its affiliates will include the cash received by them, the amount of their indebtedness that is cancelled or assumed, and any other consideration received by them for their assets. It is anticipated that the Company will have sufficient current losses to offset most of the gain expected to be realized from the Chimes Asset Sale for regular Federal income tax purposes and otherwise incur approximately $1.3 million in alternative minimum taxes. The Company and/or its affiliates may be subject to state income taxes to the extent that gains exceed losses for state tax law purposes, but does not anticipate that such taxes, if any, will be significant. Based upon current projections, such state taxes are estimated to be approximately $1 million after taking into account the availability of state losses to offset the gain.

  (e)
  To adjust previously allocated corporate general expenses. The adjustment was made following the sale of the Company's Federal Division, RGII, to NetStar, Inc. on September 29, 2006, to remove RGII specific legal expense originally incurred at corporate on behalf of RGII, and then reallocate the revised corporate expense to the Chimes. Adjustments to the corporate allocation to RGII are as follows:

	Corporate Allocation	RGII Legal Expense	Total Adjustment
Years Ended:
12/31/2005	$1,809	$443	$1,366
12/31/2004	1,767	285	1,482
12/31/2003	747	—	747
Nine Months Ended:
9/30/2006	—	—	—
9/30/2005	1,314	195	1,119

        Adjustments to the Chimes corporate allocation are as follows:

	Original Corporate Allocation	Adjusted Corporate Allocation
Years Ended:
12/31/2005	$2,848	$2,791
12/31/2004	2,065	2,035
12/31/2003	1,841	1,841
Nine Months Ended
9/30/2006	$2,116	$2,116
9/30/2005	1,984	1,960

UNAUDITED CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS OF COMMERCIAL SERVICES BUSINESS

HISTORICAL FINANCIAL STATEMENTS

        The following are unaudited condensed consolidated balance sheets of our Commercial Services Business as at September 30, 2006 and 2005 and December 31, 2005, 2004 and 2003, respectively, and the notes thereto, and unaudited condensed consolidated statements of operations, cash flows and shareholder's equity of our Commercial Services Business for the nine-month periods ended September 30, 2006 and 2005 and for the years ended December 31, 2005, 2004 and 2003, respectively, and the notes thereto.

PRO FORMA FINANCIAL STATEMENTS

        The unaudited pro forma consolidated financial information of the Company that follows give effect to the consummation of the proposed Commercial Services Asset Sale. The historical information was derived from our unaudited consolidated balance sheet as of September 30, 2006 and 2005 and December 31, 2005, 2004 and 2003, our unaudited consolidated statement of operations for the nine months ended September 30, 2006 and 2005 and for the three years ended December 31, 2005, 2004 and 2003.

        The unaudited pro forma consolidated financial statements include specific assumptions and adjustments related to the Asset Sales. The pro forma adjustments have been made to illustrate the anticipated financial effect of the Asset Sales. The pro forma adjustments are described in the notes accompanying the pro forma consolidated financial statements and should be read in conjunction with our quarterly report on Form 10Q for the period ended September 30, 2006 and our annual report on Form 10K for the year ended December 31, 2005.

        The unaudited pro forma condensed combined financial information is for informational purposes only. The pro forma information is not necessarily indicative of what the Company's financial position or results of operations actually would have been had the Asset Sales been completed as of the date presented. In addition, the unaudited pro forma condensed combined financial information does not purport to project the Company's future financial position or future results of operations.

        The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable in the circumstances. The pro forma condensed consolidated balance sheet of the Company should be read in conjunction with the notes thereto.

Commercial Services Business, Financial Information

Index

Financial Statements:
Unaudited Condensed Consolidated Balance Sheets for September 30, 2006, September 30, 2005, and December 31, 2005, December 31, 2004, and December 31, 2003

Unaudited Condensed Consolidated Statements of Operations for the nine months ended September 30, 2006, September 30, 2005, and the years ended December 31, 2005, December 31, 2004, and December 31, 2003
Unaudited Condensed Consolidated Cash Flows for the nine months ended September 30, 2006, September 30, 2005, and the years ended December 31, 2005, December 31, 2004, and December 31, 2003
Unaudited Condensed Consolidated Statements of Equity for the nine months ended September 30, 2006, September 30, 2005, and the years ended December 31, 2005, December 31, 2004, and December 31, 2003
Notes to Consolidated Unaudited Financial Statements
Pro Forma Financial Statements:
Unaudited Condensed Pro Forma Consolidated Balance Sheets September 30, 2006

Unaudited Condensed Pro Forma Consolidated Statements of Operations for the nine months ended September 30, 2006, September 30, 2005, and the years ended December 31, 2005, December 31, 2004, and December 31, 2003
Notes to Pro Forma Consolidated Unaudited Financial Statements

COMPUTER HORIZONS CORP.—COMMERCIAL SERVICES BUSINESS
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,		December 31,
(dollars in thousands)
	2006	2005	2005	2004	2003
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$—	$—	$—	$—	$—
Cash in escrow	—	—	—	—	—
Accounts receivable, net	36,603	43,990	36,519	38,368	37,128
Refundable tax credit	7,672	4,772	5,853	3,045	1,080
Other Receivables	—	—	—	—	—
Prepaid expenses and other	1,586	1,560	1,938	2,206	1,658

TOTAL CURRENT ASSETS	45,860	50,322	44,311	43,619	39,867

PROPERTY AND EQUIPMENT	19,970	19,074	19,404	17,862	16,977
Less accumulated depreciation	(17,957)	(16,642)	(17,003)	(15,497)	(13,790)

TOTAL PROPERTY AND EQUIPMENT, NET	2,013	2,431	2,401	2,364	3,187

OTHER ASSETS—NET:
Goodwill	—	—	—	—	20,306
Other	18,799	18,891	18,799	18,977	19,238

TOTAL OTHER ASSETS	18,799	18,891	18,799	18,977	39,544

TOTAL ASSETS	$66,672	$71,644	$65,511	$64,960	$82,598

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$4,537	$4,158	$5,545	$3,732	$3,524
Accrued payroll, payroll taxes and benefits	6,356	6,124	6,010	4,810	4,204
Restructuring reserve	52	977	1,464	2,099	817
Other accrued expenses	2,194	1,272	1,680	1,625	380

TOTAL CURRENT LIABILITIES	13,139	12,531	14,700	12,266	8,925

OTHER LIABILITIES:
Intercompany cash transfers not on GL	(3,639)	(7,358)	(6,385)	(13,172)	(21,095)
Other	—	313	—	370	405
Intercompany	36,206	37,626	35,839	31,054	30,510

TOTAL LIABILITIES	45,705	43,113	44,154	30,517	18,745

SHAREHOLDERS' EQUITY:
Common stock, $.10 par; authorized 100,000,000 shares; issued 33,158,105 shares at September 30, 2006, September 30, 2005 and December 31, 2005 and 33,153,805 December 31, 2004 and 33,153,107 December 31, 2003	6,325	6,325	6,325	6,325	6,325
Additional paid in capital	7,628	8,215	7,875	8,215	8,215
Accumulated other comprehensive loss	(158)	(688)	(607)	(902)	(1,178)
Retained earnings	7,172	14,679	7,765	20,806	50,492

TOTAL SHAREHOLDERS' EQUITY	20,967	28,531	21,358	34,443	63,853

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$66,672	$71,644	$65,511	$64,960	$82,598

COMPUTER HORIZONS CORP.—COMMERCIAL SERVICES BUSINESS
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Nine Months Ended September 30,
			Years Ended December 31,
(dollars in thousands)
	2006	2005	2005	2004	2003
REVENUES:	$136,124	$148,504	$195,435	$191,096	$206,972

COSTS AND EXPENSES:
Direct costs	107,121	120,188	158,649	153,092	161,488
Selling, general & administrative	17,318	20,979	28,631	29,654	29,875
Special charges / (credits)	261	1,000	2,608	1,944	5,386
Goodwill impairment	—	—	—	20,306	—

	124,700	142,167	189,888	204,996	196,749

INCOME/(LOSS) FROM OPERATIONS BEFORE CORPORATE ALLOCATIONS	11,424	6,337	5,547	(13,900)	10,223

OTHER INCOME/(EXPENSE):
Corporate allocation	(12,268)	(12,693)	(17,375)	(15,600)	(18,104)
Interest income	55	—	—	—	(2)
Interest expense	—	—	—	—	6

	(12,213)	(12,693)	(17,375)	(15,600)	(18,100)

INCOME/(LOSS) BEFORE INCOME TAXES	(789)	(6,356)	(11,828)	(29,500)	(7,877)

Loss before income taxes and minority interest
INCOME (TAXES)/BENEFIT:
Current	—	—	7	(1)	(1,756)

	—	—	7	(1)	(1,756)

Loss before minority interest
Minority Interest	—	—	—	45	89

NET INCOME/(LOSS)	$(789)	$(6,356)	$(11,820)	$(29,456)	$(9,543)

COMPUTER HORIZONS CORP.—COMMERCIAL SERVICES BUSINESS
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

	Nine Months Ended September 30,
			Years Ended December 31,
(dollars in thousands)
	2006	2005	2005	2004	2003
	(dollars in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income/(loss)	$(789)	$(6,356)	$(11,820)	$29,456)	$(9,543)

Vacation accrual expensed at corporate	—	—	(1,200)	—	—
Adjustments to reconcile net income/(loss) to net cash provided by/(used in) operating activities:
Depreciation	953	1,145	1,506	1,707	1,882
Write down of Goodwill	—	—	—	20,306	—
Provision for bad debts	406	411	1,585	883	4,645
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(489)	(6,033)	263	(2,122)	15,851
Prepaid expenses and other current assets	353	646	268	(548)	161
Other receivables	—	—	—	—	—
Other assets	(0)	86	179	261	26
Intercompany	367	6,572	4,785	544	10,087
Refundable tax credit	(1,818)	(1,727)	(2,809)	(1,964)	(1,080)
Accrued payroll, payroll taxes and benefits	346	1,314	1,200	605	(498)
Accounts payable	(1,008)	426	1,813	208	(286)
Other accrued expenses /change of control reserve	514	(353)	55	1,246	(870)
Other liabilities	(1,413)	(1,178)	(1,004)	1,247	(72)

NET CASH PROVIDED BY/(USED IN) OPERATING ACTIVITIES	(2,579)	(5,047)	(5,180)	(7,085)	20,302

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of furniture and equipment	(565)	(1,212)	(1,543)	(885)	(1,244)

NET CASH PROVIDED BY/(USED IN) INVESTING ACTIVITIES	(565)	(1,212)	(1,543)	(885)	(1,244)

CASH FLOWS FROM FINANCING ACTIVITIES
Foreign currency gains/(losses)	450	214	(295)	276	2,037
NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	(2,695)	(6,044)	(7,017)	(7,693)	21,095
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	—	—	—	—	—
CASH SENT TO CORPORATE	2,695	6,044	7,017	7,693	(21,095)

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$—	$—	$—	$—	$—

The accompanying notes are an integral part of these statements.

COMPUTER HORIZONS CORP.—COMMERCIAL SERVICES BUSINESS
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF SHAREHOLDERS EQUITY

Nine Months Ended September 30, 2006
(dollars in thousands)
Balance at beginning of period	$21,358
Net Income	(789)
Transfer to Commercial Services Business	196
APIC removed SOS	(247)
Other comprehensive income	450

$20,967

Nine Months Ended September 30, 2005
(dollars in thousands)
Balance at beginning of period	$34,443
Net Income	(6,356)
Transfer to Commercial Services Business	525
Other comprehensive income	(81)

$28,531

Year Ended December 31, 2005
(dollars in thousands)
Balance at beginning of period	$34,443
Net Income	(11,820)
Commercial Services Business vacation accrual funded by Corporate	(1,200)
APIC removed Princeton Softek	(339)
Transfer to Corporate	(20)
Other comprehensive income	295

$21,358

Year Ended December 31, 2004
(dollars in thousands)
Balance at beginning of period	$63,853
Net Income	(29,456)
Transfer to Corporate	(230)
Other comprehensive income	276

$34,443

Year Ended December 31, 2003
(dollars in thousands)
Balance at beginning of period	$69,759
Net Income	(9,543)
EBNet APIC change	1,483
Issue common stock for India purchase	118
Other comprehensive income	2,037

$63,853

*
The CHC Corporate Allocation represents a push-down entry through equity for the segments share of corporate centralized general and administrative expense (See Note 10).

NOTES TO COMMERCIAL HISTORICAL CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

1.     Basis of Presentation

        Financial statements of the Computer Horizons Corp. ("CHC") Commercial Services Division ("Commercial") are presented as of the nine months ended September 30, 2006, September 30, 2005, and the years ended December 31, 2005, December 31 2004, and December 31, 2003. Commercial is an operating division of CHC. Included are the Commercial consolidated balance sheet, the consolidated statements of operations, the statement of cash flows, and a statement of equity which includes Commercial and its wholly owned subsidiaries. These statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows for all periods presented have been made.

        It is suggested that these Commercial consolidated financial statements be read in conjunction with the CHC financial statements and notes thereto included in the Annual Report on Form 10-K for the year ended December 31, 2005 filed by CHC, and the nine months ended September 30, 2006 and September 30, 2005 financial statements included in the quarterly report of CHC on Form 10-Q. The results from operations for the periods ended September 30, 2006 and 2005 are not necessarily indicative of the operating results for the respective full years.

  Background

        The Commercial business consists of providing technology consultants to large organizations on a temporary hire basis and is classified in two general categories, staff augmentation and solutions work. For the quarter ended September 30, 2006, this segment represented approximately 85% of total revenues from continuing operations, including $30 million of staff augmentation revenue and $15 million of commercial solutions revenue. For nine months ended September 30, 2006, this segment represented approximately 85% of total revenues, including $93 million of staff augmentation revenue and $43 million of commercial solutions revenue.

        For staff augmentation assignments, the consultant work is supervised and managed by the customer. Staff augmentation tends to be a lower risk, lower gross margin business with very competitive pricing. The Company's solutions work tends to be higher margin, higher risk business, due to the fact that the Company is responsible for project deliverables and other conditions contained in statements of work and/or contracts with clients. Virtually all projects performed by the Commercial solutions group are IT related and consist of practices such as application development, outsourcing arrangements, government services, technology training and managed services.

        The Company's customer relationships are memorialized in master agreements that address the terms and conditions that define the client engagement. Depending on the service to be performed for the client, either a task order (in the case of a staffing engagement) or a Statement of Work ("SOW") (in the case of a solutions engagement) is generated. The SOW is signed by both the Company and the customer. In general, no solutions work is done unless there is a SOW because the SOW provides the technical details of the work to be done. The SOW, although falling under the corresponding master agreement, is a stand-alone binding contractual document, typically outlining the project objectives, describing the personnel who will work on the project, describing phases of the project, the timeframes for work performance, and the rate of compensation. In the event that the parameters of the project expand or otherwise change, a Project Change Request is implemented to memorialize whatever change has occurred to the deliverables, personnel and/or time and materials. The master agreements, in conjunction with the SOWs, are written to define, with as much detail as possible, the client relationship and all aspects of the work to be performed for the client. With regard to revenues expected in future periods, each SOW has a defined term or sets forth the anticipated length of a project. Where a client engagement is on-going, like certain "Help Desk" type services, the master agreements would still have a term length, but would recite that the agreement was renewable. Generally, commercial solutions engagements are for a year or less. Staff augmentation engagements can and do last for more than a year, with variations in the number of consultants being provided at any given time. Staffing engagements are generally cancelable by clients with a two to four week notice period.

2.     Cash

        The Commercial Division has historically financed its operations through cash generated from operations, borrowings against bank lines of credit and the public sale of its common stock. Because Commercial cash is managed by CHC Corporate and the bank accounts are not separately maintained for this division, and because cash is not a part of the assets to be sold to the Allegis Group, these amounts are presented in CHC Corporate rather than Commercial for all periods presented.

3.     Revenue

        Commercial recognizes staff augmentation and solutions revenues either on a time-and-materials basis or on a fixed fee basis. Under a typical time-and-materials billing arrangement, customers are billed on a regularly scheduled basis, such as biweekly or monthly. At the end of each accounting period, revenue is estimated and accrued for services performed since the last billing cycle. These unbilled amounts are billed the following month.

        For fixed fee contracts, revenue is recognized on the basis of the estimated percentage of completion. Each fixed fee contract has different terms, milestones and deliverables. The milestones and deliverables primarily relate to the work to be performed and the timing of the billing. At the end of each reporting period an assessment of revenue recognized on the percentage of completion and milestones achieved criteria is made. If it becomes apparent that estimated cost will be exceeded or required milestones or deliverables will not have been obtained, an adjustment to revenue and/or costs will be made. The cumulative effect of revisions in estimated revenues and costs are recognized in the period in which the facts that give rise to the impact of any revisions become known.

        Unbilled accounts receivable represent amounts recognized as revenue based on services performed in advance of customer billings principally on a time-and-materials basis. At the end of each accounting period, revenue is accrued for services performed since the last billing cycle. For solutions contracts, unbilled revenues occur when the contractual criteria for billing are met after the final quarterly billing cycle. These unbilled amounts are billed the following month.

4.     Montreal Centre Refundable Tax Credit

        The Quebec Government through Invest Quebec has granted the Montreal Outsourcing Centre ("MOC") a 35% refundable tax credit ("The Program") on certain qualifying job positions in Information Technology. The Program has been available to the MOC since 2002.

5.     Evaluation of Bad Debt Reserve

        The Commercial Division determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, previous loss history, the customer's current ability to pay its obligation to the Company and the condition of the general economy and the industry as a whole. Commercial writes off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts.

6.     Goodwill

        In accordance with Statement of Financial Accounting Standards No. 141 "Business Combinations" ("FAS 141"), and Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets" ("FAS 142"), all business combinations initiated after June 30, 2001 must be accounted for under the purchase method. In addition, all intangible assets acquired that are obtained through contractual or legal right, or are capable of being separately sold, transferred, licensed, rented or exchanged are recognized as an asset apart from goodwill. Goodwill and intangibles with indefinite lives are not subject to amortization, but are subject to at least an annual assessment for impairment by applying a fair value based test.

        Goodwill in the Commercial Services Business was impaired and recorded a non-cash charge of $20.3 million, related to the write-off of Commercial Solutions.

Commercial (in thousands)
Balance as of January 1, 2003	$20,306
Impairment losses	0

Balance as of December 31, 2003	$20,306

Balance as of January 1, 2004	$20,306
Impairment losses	(20,306)

Balance as of December 31, 2004	$0

7.     Comprehensive Income/(Loss)

        Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (FAS 130), requires that items defined as other comprehensive income/ (loss), such as foreign currency translation adjustments and unrealized gains and losses, be separately classified in the financial statements and that the accumulated balance of other comprehensive income/ (loss) be reported separately from retained earnings and additional paid-in capital in the equity section of the balance sheet. The components of comprehensive loss for the nine months ended September 30, 2006 and 2005 and the years ended December 31, 2005, 2004 and 2003 are as follows:

	Nine Months Ended		Years Ended December 31,
(dollars in thousands)	September 30, 2006	September 30, 2005	2005	2004	2003
Comprehensive income/(loss):
Net income/(loss)	$(789)	(6,356)	$(11,820)	$(29,456)	$(9,543)
Foreign currency adjustment	449	214	295	276	2,037

Comprehensive income/(loss)	$(340)	(6,142)	$(11,525)	$(29,180)	$(7,506)

        The accumulated balances related to each component of other comprehensive income (loss) for the nine months ended September 30, 2006 and the years ended December 31, 2005, 2004 and 2003 were as follows:

(dollars in thousands)	Foreign Currency Translation	Accumulated Other Comprehensive Loss
Balance at December 31, 2005	$(607)	$(607)
Accumulated comprehensive income/(loss)	449	449

Balance at September 30, 2006	$(158)	$(158)

Balance at December 31, 2004	$(902)	(902)
Accumulated comprehensive income/(loss):	214	214

Balance at September 30, 2005	$(688)	(688)

Balance at December 31, 2004	$(902)	$(902)
Accumulated comprehensive income/(loss)	295	295

Balance at December 31, 2005	$(607)	$(607)

Balance at December 31, 2003	$(1,178)	$(1,178)
Accumulated comprehensive income/(loss)	276	276

Balance at December 31, 2004	$(902)	$(902)

Balance at December 31, 2002	$(3,215)	$(3,215)
Accumulated comprehensive income/(loss)	2,037	2,037

Balance at December 31, 2003	$(1,178)	$(1,178)

8.     Income Taxes

        In accordance with Accounting for Income Taxes-an interpretation of FASB Statement No. 109 (FIN 18), the Company has recorded its quarterly tax provision using the actual effective tax rate. The Company has determined that this method will yield a more reliable tax provision calculation due to the inclusion of the valuation allowance created during the prior year (see note below). This is a change from the prior year method as the Company was able to determine an annual effective tax rate during the year ended December 31, 2005. Accordingly, the Company is not in a position to disclose its projected December 31, 2006 annual effective tax rate but will update the actual 2006 quarterly effective tax rate in the subsequent reporting periods. If the Company utilizes its existing net operating losses, in a jurisdiction by jurisdiction basis, additional tax provisions could be recorded in the remaining quarter of the year.

        For the nine months ended September 30, 2006 and September 30, 2005, the Company has an actual effective tax rate of 0%. This is due to a loss from continuing operations and continued maintenance of a full valuation allowance against the Company's deferred tax assets.

Deferred Tax Asset and Valuation Allowance

        The Company records deferred tax assets for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and their respective tax bases, and operating loss carryforwards. Deferred tax assets are reduced by a valuation allowance if, based on available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. In assessing the realizability of deferred tax assets, management considers the scheduled reversal periods of the deferred tax assets, whether sustained profitability has been achieved and tax planning strategies.

        The Company has significant deferred tax assets resulting from net operating loss carryforwards, capital loss carryforwards, and deductible temporary differences that may reduce taxable income in future periods. The Company has provided full valuation allowances on the future tax benefits related to capital losses, foreign net operating losses, and all state net operating losses. The Company believes that the valuation allowance is appropriate because these deferred tax assets have relatively short carryforward periods or relate to taxing jurisdictions which do not allow the filing of consolidated tax returns. The Company expects to continue to maintain a valuation allowance on these deferred tax assets until an appropriate level of profitability has been achieved in the applicable taxing jurisdictions, or strategies are developed that would enable the Company to conclude that it is more likely than not that a portion of these deferred tax assets will be realized.

        In prior years, management relied primarily on future projected income in assessing the realizability of deferred tax assets resulting from federal net operating loss carryforwards and other deductible temporary differences. As of December 31, 2005, it was determined that because of continued losses through the fourth quarter of the prior year, it was no longer appropriate to rely on future projected income until sustained profitability has been achieved. Accordingly, the Company recorded a full valuation allowance on its remaining net deferred tax assets for the year end and quarter end, respectively.

9.     Restructuring Charges

        During 2003, the Company recorded restructuring charges of approximately $817,000 relating to the closing of several offices in the United States and Canada. During 2004, an additional $1,282,000 was recorded relating to additional severance costs and lease obligations in these same locations. As of December 31, 2005 all of these severance costs were fully paid, and an additional $410,000 in severance and $530,000 in lease obligations was booked for the United States and Canada. The lease obligation is calculated based on current rent commitments, less an estimated sublease amount.

Restructure Reserve

Commercial

(dollars in thousands)	Year Ended 12/31/2003	Paid and other adjustments	Year Ended 12/31/2004	Paid and other adjustments	Nine Months Ended September 30, 2005
Severance:
United States	$—	$1,135	$1,135	$(1,135)	$0
United Kingdom	—	—	—	—	—
Canada	—	535	535	(345)	187

Total Severance	$—	$1,670	$1,670	$(1,480)	$187

Lease Obligations:
United States	$78	$32	$110	$472	$582
United Kingdom	—	—	—	—	—
Canada	739	(420)	319	(111)	208

Total Lease Obligations	$817	$(388)	$429	$361	$790

General Office Closure:
United Kingdom	—	—	—	—	—
Canada	—	—	—	—	—

Total General Office	$—	$—	$—	$—	$—

Total	$817	$1,282	$2,099	$(1,119)	$977

(dollars in thousands)	Year Ended 12/31/2004	Paid and other adjustments	Year Ended December 31, 2005	Paid and other adjustments	Nine Months Ended September 30, 2005
Severance:
United States	$1,135	$(734)	$401	$(401)	$—
United Kingdom	—	—	—	—	—
Canada	535	(152)	383	(383)	—

Total Severance	$1,670	$(886)	$784	$(784)	$0

Lease Obligations:
United States	$110	$429	$539	$(527)	$12
United Kingdom	—	—	—	—	—
Canada	319	(178)	141	(101)	40

Total Lease Obligations	$429	$251	$680	$(628)	$52

General Office Closure:
United Kingdom	$—	$—	$—	$—	$—
Canada	—	—	—	—	—

Total General Office	$—	$—	$—	$—	$—

Total	$2,099	$(635)	$1,464	$(1,412)	$52

10.   Corporate Allocation

        Corporate services consisting of general and administrative services are provided from a centralized location by Computer Horizons to its business segments, including Chimes. Such costs are allocated to the applicable segments based on a combination of services received and segment revenue.

11.   Legal Matters

        The Company is involved in various and routine litigation matters, which arise through the normal course of business. Management believes that the resolution of these matters will not have a material adverse effect on the Company's financial position or results of operations.

COMPUTER HORIZONS CORP.—COMMERCIAL SERVICES BUSINESS
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

	Nine Months Ended September 30, 2006
(dollars in thousands)	Company Historical(1)	Sale of Commercial(2)	Commercial Pro Forma Adjustments		Company Pro Forma Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$48,185	$—	$54,399	{a}	$102,584
Cash in escrow	1,000	—	—		1,000
Accounts receivable, net	42,560	(36,603)	—		5,957
Refundable tax credit	7,714	(7,672)	7,672	{b}	7,714
Other Receivables	429	—	—		429
Prepaid expenses and other	2,982	(1,586)	—		1,396

TOTAL CURRENT ASSETS	102,870	(45,860)	62,071		119,081

PROPERTY AND EQUIPMENT	44,275	(19,970)	—		24,305
Less accumulated depreciation	(41,178)	17,957	—		(23,221)

TOTAL PROPERTY AND EQUIPMENT, NET	3,097	(2,013)	—		1,084

OTHER ASSETS—NET:
Deferred income taxes	1,637	—	—		1,637
Other	2,685	(18,799)	—		(16,114)

TOTAL OTHER ASSETS	4,322	(18,799)	—		(14,477)

TOTAL ASSETS	$110,289	$(66,672)	62,071		$105,688

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$18,002	$(4,537)	$—		$13,465
Accrued payroll, payroll taxes and benefits	9,145	(6,356)	—		2,789
Income taxes payable	1,150	—	134	{h}	1,284
Restructuring reserve	146	(52)	—		94
Deferred income taxes	1,636	—	—		1,636
Other accrued expenses	4,569	(2,194)	—		2,375

TOTAL CURRENT LIABILITIES	34,648	(13,139)	134		21,643

OTHER LIABILITIES:
Deferred compensation	1,734	—	—		1,734
Intercompany cash transfers not on GL	—	3,639	—		3,639
Intercompany	—	(36,206)	—		(36,206)
Change of control payable	2,330	—	—		2,330

TOTAL LIABILITIES	38,712	(45,705)	134		(6,859)

SHAREHOLDERS' EQUITY:
Common stock, $.10 par; authorized 100,000,000 shares; issued 33,158,105 shares at September 30, 2006	3,315	(6,325)	—		(3,010)
Additional paid in capital	146,506	(7,628)	—		138,878
Accumulated other comprehensive loss	(179)	158	—		(21)
Retained earnings	(77,134)	(7,172)	61,937	{c}	(22,369)

	72,508	(20,967)	61,937		113,478
Less shares held in treasury, at cost; 254,914 and 1,118,014 shares at September 30, 2006	(931)	—	—		(931)

TOTAL SHAREHOLDERS' EQUITY	71,577	(20,967)	61,937		112,547

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$110,289	$(66,672)	$62,071		$105,688

(1)
As reported in Computer Horizons Corp. unaudited Quarterly Report on Form 10-Q for the nine months ended September 30, 2006.

(2)
Derived from Computer Horizons unaudited financial information as of September 30, 2006.

COMPUTER HORIZONS CORP.—COMMERCIAL SERVICES BUSINESS
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Nine Months Ended September 30, 2006
(dollars in thousands, except per share data)	Company Historical(1)	Sale of Commercial(2)	Commercial Pro Forma Adjustments		Company Pro Forma Consolidated
REVENUES:
Commercial	$136,124	$(136,124)	$—		$—
Chimes	23,474	—	—		23,474

Total Revenues	159,598	(136,124)	—		23,474

COSTS AND EXPENSES:
Direct costs	107,689	(107,121)	—		568
Selling, general & administrative	51,758	(29,586)	12,268	{d}	34,440
Special charges / (credits)	334	(261)	—		73
Gain on Sale	(394)	—	—		(394)
TOTAL COSTS	159,387	(136,968)	12,268		34,687

INCOME/(LOSS) FROM OPERATIONS	211	844	(12,268)		(11,213)

OTHER INCOME/(EXPENSE):
Interest income	1,308	(55)	—		1,253
Interest expense	(1)	(0)	—		(1)
Total Other Income/(Expense)	1,307	(55)	—		1,252

INCOME/(LOSS) BEFORE INCOME TAXES	1,518	789	(12,268)		(9,961)

INCOME (TAXES)/BENEFIT:
Current	(150)	—	—	{e}	(150)

Total Income (Taxes)/Benefit	(150)	—	—		(150)

NET INCOME/(LOSS) FROM CONTINUING OPERATIONS	1,368	789	(12,268)		(10,111)

Income/(loss) from discontinued operations	(13,232)	—	—		(13,232)
Loss on sale from discontinued operations	(4,779)	—	—		(4,779)

INCOME/(LOSS) FROM DISCONTINUED OPERATIONS NET OF TAX	(18,011)	—	—		(18,011)

NET LOSS	$(16,643)	$789	$(12,268)		$(28,122)

EARNINGS/(LOSS) PER SHARE FROM CONTINUING OPERATIONS—BASIC	$0.04				$(0.31)

OPERATIONS—BASIC	$(0.56)				$(0.56)

LOSS PER SHARE—BASIC	$(0.51)				$(0.87)

EARNINGS/(LOSS) PER SHARE FROM CONTINUING OPERATIONS—DILUTED	$0.04				$(0.31)

EARNINGS/(LOSS) PER SHARE FROM DISCONTINUED OPERATIONS—DILUTED	$(0.55)				$(0.55)

LOSS PER SHARE—DILUTED	$(0.51)				$(0.86)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING—BASIC	32,411,474				32,411,474

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING—DILUTED	32,619,000				32,619,000

(1)
As reported in Computer Horizons unaudited quarterly report on Form 10-Q for the nine months ended September 30, 2006 with Federal segment in Discontinued Operations.

(2)
Derived from Computer Horizons unaudited financial information for the nine months ended September 30, 2006.

COMPUTER HORIZONS CORP.—COMMERCIAL SERVICES BUSINESS
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Nine Months Ended September 30, 2005
(dollars in thousands, except per share data)	Company Historical(1)	Sale of Commercial(2)	Commercial Pro Forma Adjustments		Company Pro Forma Consolidated
REVENUES:
Commercial	$148,504	$(148,504)	$—		$—
Chimes	20,747	—	—		20,747

Total Revenues	169,251	(148,504)	—		20,747

COSTS AND EXPENSES:
Direct costs	120,908	(120,189)	—		719
Selling, general & administrative	52,797	(33,672)	12,538	{d}	31,663
Amortization of intangibles	78	—	—		78
Special charges / (credits)	716	(1,010)	—		(294)
Gain on Sale	4,482	—	—		4,482
Total Costs	178,981	(154,871)	12,538		36,648

INCOME/(LOSS) FROM OPERATIONS	(9,730)	6,367	(12,538)		(15,901)

OTHER INCOME/(EXPENSE):
Interest income	541	(10)	—		531
Interest expense	(5)	—	—		(5)
Total Other Income/(Expense)	536	(10)	—		526

INCOME/(LOSS) FROM CONTINUING OPERATTONS BEFORE INCOME TAXES	(9,194)	6,357	(12,538)		(15,375)

INCOME (TAXES)/BENEFIT:
Current	259	—	—	{e}	259
Deferred	(100)	—	—	{e}	(100)

Total Income (Taxes)/Benefit	159	—	—		159

NET INCOME/(LOSS) FROM CONTINUING OPERATIONS	(9,035)	6,357	(12,538)		(15,216)

Income/(loss) from discontinued operations net of tax	2,071	—	—		2,071

NET LOSS	$(6,964)	6,357	(12,538)		$(13,145)

LOSS PER SHARE FROM CONTINUING OPERATIONS—BASIC AND DILUTED	$(0.29)				$(0.47)

EARNINGS PER SHARE FROM DISCONTINUED OPERATIONS—BASIC AND DILUTED	$0.07				$0.06

LOSS PER SHARE BASIC AND DILUTED	$(0.22)				$(0.41)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING—BASIC AND DILUTED	32,411,474				32,411,474

(1)
As reported in Computer Horizons unaudited quarterly report on Form 10-Q for the nine months ended September 30, 2005 with Federal segment in Discontinued Operations.

(2)
Derived from Computer Horizons unaudited financial information for the nine months ended September 30, 2006.

COMPUTER HORIZONS CORP.—COMMERCIAL SERVICES BUSINESS
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31, 2005
(dollars in thousands, except per share data)	Company Historical(1)	Sale of Commercial(2)	Commercial Pro Forma Adjustments		Company Pro Forma Consolidated
REVENUES:
Commercial	$195,435	$(195,435)	$—		$—
Chimes	28,421	—	—		28,421

Total Revenues	223,856	(195,435)	—		28,421

COSTS AND EXPENSES:
Direct costs	159,587	(158,649)	—		938
Selling, general & administrative	71,902	(46,006)	17,026	{d}	42,922
Amortization of intangibles	79	—	—		79
Special charges / (credits)	20,532	(2,594)	—		17,938

Total Costs	252,100	(207,249)	17,026		61,877

INCOME/(LOSS) FROM OPERATIONS	(28,244)	11,814	(17,026)		(33,456)

OTHER INCOME/(EXPENSE):
Net (loss)/gain on investments	(1,180)	—	—		(1,180)
Interest income	811	(10)	—		801
Interest expense	(6)	—	—		(6)
Other	—	23	—		23

Total Other Income/(Expense)	(375)	14	—		(361)

INCOME/(LOSS) BEFORE INCOME TAXES	(28,619)	11,828	(17,026)		(33,818)

INCOME (TAXES)/BENEFIT:
Current	(432)	(7)	—	{e}	(439)
Deferred	(16,698)	—	—	{e}	(16,698)

Total Income (Taxes)/Benefit	(17,130)	(7)	—		(17,137)

NET INCOME/(LOSS) FROM CONTINUING OPERATIONS	(45,749)	11,820	(17,026)		(50,955)

Income/(loss) from discontinued operations net of tax	(671)	—	—		(671)

NET LOSS	$(46,420)	11,820	(17,026)		$(51,626)

LOSS PER SHARE FROM CONTINUING OPERATIONS—BASIC AND DILUTED	$(1.46)				$(1.62)

EARNINGS PER SHARE FROM DISCONTINUED OPERATIONS—BASIC AND DILUTED	$(0.02)				$(0.02)

LOSS PER SHARE BASIC AND DILUTED	$(1.48)				$(1.64)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING—BASIC AND DILUTED	31,399,000				31,399,000

(1)
As reported in Computer Horizons annual report on Form 10-K for the year ended December 31, 2005 with Federal segment in Discontinued Operations

(2)
Derived from Computer Horizons unaudited financial information for the year ended December 31, 2005.

COMPUTER HORIZONS CORP.—COMMERCIAL SERVICES BUSINESS
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31, 2004
(dollars in thousands, except per share data)	Company Historical(1)	Sale of Commercial(2)	Commercial Pro Forma Adjustments		Company Pro Forma Consolidated
REVENUES:
Commercial	$191,096	$(191,096)	$—		$—
Chimes	23,092	—	—		23,092

Total Revenues	214,188	(191,096)	—		23,092

COSTS AND EXPENSES:	—
Direct costs	154,488	(153,092)	—		1,396
Selling, general & administrative	69,077	(45,254)	15,371	{d}	39,194
Amortization of intangibles	189	—	—		189
Restructuring Charges	2,859	(1,508)	—		1,351
Special charges/(credits)	(939)	(346)	—		(1,285)
Goodwill impairment	20,306	(20,306)	—		0
Write-off of assets	910	—	—		910

Total Costs	246,890	(220,506)	15,371		41,755

INCOME/(LOSS) FROM OPERATIONS	(32,702)	29,410	(15,371)		(18,663)

OTHER INCOME/(EXPENSE):
Interest income	321	(1)	—		320
Interest expense	(82)	—	—		(82)

Total Other Income/(Expense)	239	(1)	—		238

INCOME/(LOSS) BEFORE INCOME TAXES	(32,463)	29,409	(15,371)		(18,425)

INCOME (TAXES)/BENEFIT:
Current	(1,493)	(1)	—	(e)	(1,494)
Deferred	(1,985)	—	—	(e)	(1,985)

Total Income (Taxes)/Benefit	(3,478)	(1)	—		(3,479)

Loss before cumulative effect of miniority interest	(28,985)	29,411	(15,371)		(14,946)

Minority Interest	(45)	45	—		(0)
NET INCOME/(LOSS) FROM CONTINUING OPERATIONS	(29,030)	29,456	(15,371)		(14,946)

Income/(loss) from discontinued operations net of tax	3,858	—	—		3,858
NET LOSS	$(25,172)	29,456	(15,371)		$(11,088)

EARNINGS/(LOSS) PER SHARE FROM CONTINUING OPERATIONS—BASIC	$(0.94)				$(0.48)

EARNINGS/(LOSS) PER SHARE FROM DISCONTINUED OPERATIONS—BASIC	$0.12				$0.12

LOSS PER SHARE—BASIC	$(0.82)				$(0.36)

EARNINGS/(LOSS) PER SHARE FROM CONTINUING OPERATIONS—DILUTED	$(0.93)				$(0.48)

EARNINGS/(LOSS) PER SHARE FROM DISCONTINUED OPERATIONS—DILUTED	$0.12				$0.12

LOSS PER SHARE—DILUTED	$(0.80)				$(0.35)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING—BASIC	30,870,000				30,870,000

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING—DILUTED	31,295,000				31,295,000

(1)
As reported in Computer Horizons annual report on Form 10-K for the year ended December 31, 2004 with Federal segment in Discontinued Operations

(2)
Derived from Computer Horizons unaudited financial information for the year ended December 31, 2004.

COMPUTER HORIZONS CORP.—COMMERCIAL SERVICES BUSINESS
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31, 2003
(dollars in thousands, except per share data)	Company Historical(1)	Sale of Commercial(2)	Commercial Pro Forma Adjustments		Company Pro Forma Consolidated
REVENUES:
Commercial	$206,972	$(206,972)	$—		$—
Chimes	20,018	—	—		20,018

Total Revenues	226,990	(206,972)	—		20,018

COSTS AND EXPENSES:
Direct costs	162,880	(161,488)	—		1,392
Selling, general & administrative	74,434	(47,979)	18,104	{d}	44,559
Amortization of intangibles	63	(0)	—		63
Special charges/(credits)	10,113	(3,808)	—		6,305
Restructuring Charges	3,278	(1,574)	—		1,704

Total Costs	250,768	(214,849)	18,104		54,023

INCOME/(LOSS) FROM OPERATIONS	(23,778)	7,877	(18,104)		(34,005)

OTHER INCOME/(EXPENSE):
Gain/(loss) on sale of assets	(424)	—	—		(424)
Net (loss)/gain on investments	(432)	—	—		(432)
Interest income	517	(2)	—		515
Interest expense	(40)	6	—		(34)

Total Other Income/(Expense)	(379)	4	—		(375)

INCOME/(LOSS) BEFORE INCOME TAXES	(24,157)	7,881	(18,104)		(34,380)

INCOME (TAXES)/BENEFIT:
Current	264	(1,756)	—	(e)	(1,492)
Deferred	(6,966)	—	—	(e)	(6,966)

Total Income (Taxes)/Benefit	(6,702)	(1,756)	—		(8,458)

Loss before cumulative effect of miniority interest	(17,455)	9,637	(18,104)		(25,922)

Minority Interest	(89)	(89)	—		(178)
NET INCOME/(LOSS) FROM CONTINUING OPERATIONS	(17,544)	9,547	(18,104)		(26,101)

Income/(loss) from discontinued operations net of tax	389	—	—		389

NET LOSS	$(17,155)	9,547	(18,104)		$(25,712)

EARNINGS/(LOSS) PER SHARE FROM CONTINUING OPERATIONS—BASIC	$(0.58)				$(0.86)

EARNINGS/(LOSS) PER SHARE FROM DISCONTINUED OPERATIONS—BASIC	$0.01				$0.01

LOSS PER SHARE—BASIC	$(0.56)				$(0.84)

EARNINGS/(LOSS) PER SHARE FROM CONTINUING OPERATIONS—DILUTED	$(0.57)				$(0.85)

EARNINGS/(LOSS) PER SHARE FROM DISCONTINUED OPERATIONS—DILUTED	$0.01				$0.01

LOSS PER SHARE—DILUTED	$(0.56)				$(0.84)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING—BASIC	30,455,000				30,455,000

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING—DILUTED	30,570,000				30,570,000

(1)
As reported in Computer Horizons annual report on Form 10-K for the year ended December 31, 2003 with Federal segment in Discontinued Operations

(2)
Derived from Computer Horizons unaudited financial information for the year ended December 31, 2003.

NOTES TO COMMERCIAL SERVICES BUSINESS
PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Pro forma adjustments reflect only those adjustments which are supportable and directly attributable to the transaction and do not include the impact of contingencies. Pro forma adjustments include the following:

Sale of Commercial Services Business:

          (a)   To record cash proceeds consisting of $57 million consideration less an estimated Working Capital adjustment (using September 30, 2006 balances) of $600,642, net of transaction costs of $2 million.

          (b)   To record assets not included in the sale of the Commercial Services Business, consisting of a refundable tax credit of $7,672,000. The Quebec Government ("Revenu Quebec") through Invest Quebec has granted the Montreal Outsourcing Centre a refundable tax credit on certain qualifying job positions in Information Technology. This Program has been available to the MOC since 2002. To date tax refunds have been collected for 2002, 2003 and 2004. The refund is received in cash net of any taxes owing. The main categories qualified for the Program are salary and vacation pay.

          (c)   Adjustment to Equity of $62,071,000 consists of net assets Computer Horizons sold to Allegis Group, Inc. of $25,688,000, plus net assets retained of $7,672,000, and the pro-forma estimated pre-tax gain as of September 30, 2006 on sale of the Commercial Services Business of $28,711,000. The sale of the Commercial Services Business assets pursuant to the Asset Purchase Agreement will be a taxable transaction with respect to the Company to the extent that any gain or loss is realized. The Company will realize gain or loss measured by the difference between the proceeds received by it and its affiliates on such sale and the Company's (or an affiliate's) tax basis in the assets. For purposes of calculating gain or loss, the proceeds received by the Company and its affiliates will include the cash received by them, the amount of their indebtedness that is cancelled or assumed, and any other consideration received by them for their assets. It is anticipated that the Company will have sufficient current losses to offset most of the gain expected to be realized from the Commercial Services Asset Sale for regular Federal income tax purposes and otherwise incur approximately $134,000 in alternative minimum taxes. The Company and/or its affiliates may be subject to state income taxes to the extent that gains exceed losses for state tax law purposes, but does not anticipate that such taxes, if any, will be significant.

          (d)   To adjust previously allocated corporate general expenses. The adjustment was made following the sale of the Company's Federal Division, RGII, to NetStar, Inc. on September 29, 2006, to remove RGII specific legal expense originally incurred at corporate on behalf of RGII, and then reallocate the revised corporate expense to the Commercial Services Business. Adjustments to the corporate allocation to RGII are as follows:

	Corporate Allocation	RGII Legal Expense	Total Adjustment
Years Ended:
12/31/2005	$1,809	$443	$1,366
12/31/2004	1,767	285	1,482
12/31/2003	747	—	747
Nine Months Ended:
9/30/2006	—	—	—
9/30/2005	1,314	195	1,119

        Adjustments to the Commercial Services Business corporate allocation are as follows:

	Original Corporate Allocation	Adjusted Corporate Allocation
Years Ended:
12/31/2005	$17,375	$17,026
12/31/2004	15,600	15,371
12/31/2003	18,104	18,104
Nine Months Ended
9/30/2006	$12,268	$12,268
9/30/2005	12,693	12,538

Tax Provision Disclosure—Pro Forma Assumptions

          (e)   Adjustments represent the impact to the consolidated provision for the sale of the assets for Commercial. The consolidated provision was recalculated based upon the Pro Forma income before income taxes as presented above. The Pro Forma income was determined as if Commercial was no longer part of the consolidated group.

        Other assumptions made with respect to the calculation of the provision:

        As of December 31, 2002 the stand alone operations of Commercial would have been required to report a valuation allowance as the operations had cumulative losses for the past three years, as outlined within Financial Accounting Standard 109, Accounting for Income Taxes. This is a similar result with respect to the remaining operations of Computer Horizons Inc. as the Company maintained a full valuation allowance at this time.

UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS OF CHIMES, INC.
AND COMMERCIAL SERVICES BUSINESS

        The unaudited pro forma consolidated financial information of the Company that follows give effect to the consummation of both Asset Sales. The historical information was derived from our unaudited consolidated balance sheet as of September 30, 2006 and 2005 and December 31, 2005, 2004 and 2003, our unaudited consolidated statement of operations for the nine months ended September 30, 2006 and 2005 and for the three years ended December 31, 2005, 2004 and 2003.

        The unaudited pro forma consolidated financial statements include specific assumptions and adjustments related to the Asset Sales. The pro forma adjustments have been made to illustrate the anticipated financial effect of the Asset Sales. The pro forma adjustments are described in the notes accompanying the pro forma consolidated financial statements and should be read in conjunction with our quarterly report on Form 10Q for the period ended September 30, 2006 and our annual report on Form 10K for the year ended December 31, 2005.

        The unaudited pro forma condensed combined financial information is for informational purposes only. The pro forma information is not necessarily indicative of what the Company's financial position or results of operations actually would have been had the Asset Sales been completed as of the date presented. In addition, the unaudited pro forma condensed combined financial information does not purport to project the Company's future financial position or future results of operations.

        The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable in the circumstances. The pro forma condensed consolidated balance sheet of the Company should be read in conjunction with the notes thereto.

Chimes, Inc. and Commercial Services Business, Financial Information

Index

Pro Forma Financial Statements:

Unaudited Condensed Pro Forma Consolidated Balance Sheet September 30, 2006

Unaudited Condensed Pro Forma Consolidated Statements of Operations for the nine months ended September 30, 2006, September 30, 2005, and the years ended December 31, 2005, December 31, 2004, and December 31, 2003
Notes to Pro Forma Consolidated Unaudited Financial Statements

COMPUTER HORIZONS CORP.-CHIMES, INC. AND COMMERCIAL SERVICES BUSINESS
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

	Nine Months Ended September 30, 2006
(dollars in thousands)	Company Historical (1)	Sale of Chimes (2)	Chimes Pro Forma Adjustments		Sale of Commercial	Commercial Pro Forma Adjustments		Company Pro Forma Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$48,185	$(16,445)	$81,433	(a)(b)	$—	$54,399	(f)	$167,572
Cash in escrow	1,000	—	—		—	—		1,000
Accounts receivable, net	42,560	(5,957)	—		(36,603)	—		0
Refundable tax credit	7,714	(41)	—		(7,672)	7,672	(g)	7,673
Other Receivables	429	—	—		—	—		429
Prepaid expenses and other	2,982	(594)	—		(1,586)	—		802

TOTAL CURRENT ASSETS	102,870	(23,037)	81,433		(45,860)	62,071		177,477

PROPERTY AND EQUIPMENT	44,275	(7,498)	—		(19,055)	—		17,722
Less accumulated depreciation	(41,178)	6,598	—		17,957	—		(16,623)

TOTAL PROPERTY AND EQUIPMENT, NET	3,097	(900)	—		(1,099)	—		1,098

OTHER ASSETS — NET:
Deferred income taxes	1,637	85	(85	)(c)	—	—		1,637
Other	2,685	(105)	—		(190)	—		2,390

TOTAL OTHER ASSETS	4,322	(20)	(85)		(190)	—		4,027

TOTAL ASSETS	$110,289	$(23,957)	$81,348		$(47,149)	$62,071		$182,602

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$18,002	$(11,980)	$—		$(5,239)	$—		$783
Accrued payroll, payroll taxes and benefits	9,145	(1,788)	—		(6,356)	—		1,001
Income taxes payable	1,150	—	2,300	(d)	—	134	(h)	3,584
Restructuring reserve	146	(67)	—		—	—		79
Deferred Compensation	—	—	—		—	—		—
Deferred income taxes	1,636	—	—		—	—		1,636
Other accrued expenses	4,569	(1,094)	—		(2,194)	—		1,281

TOTAL CURRENT LIABILITIES	34,648	(14,929)	2,300		(13,789)	134		8,364

OTHER LIABILITIES:
Deferred compensation	1,734	—	—		—	—		1,734
Change of control payable	2,330	—	—		—	—		2,330
Other	—	(14)	—		—	—		(14)

TOTAL LIABILITIES	38,712	(14,943)	2,300		(13,789)	134		12,414

SHAREHOLDERS' EQUITY:
Common stock, $.10 par; authorized 100,000,000 shares; issued 33,158,105 shares at September 30, 2006 and December 31, 2005	3,315	(23)	—		(6,325)	—		(3,033)
Additional paid in capital	146,506	(18,023)	—		(43,834)	—		84,649
Accumulated other comprehensive loss	(179)	21	—		158	—		(0)
Retained earnings	(77,134)	9,011	79,048	(d)	16,641	61,937	(h)	89,503

	72,508	(9,014)	79,048		(33,360)	61,937		171,119
Less shares held in treasury, at cost; 254,914 and 1,118,014 shares at September 30, 2006 and December 31, 2005, respectively	(931)	—	—		—	—		(931)

TOTAL SHAREHOLDERS' EQUITY	71,577	(9,014)	79,048		(33,360)	61,937		170,188

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$110,289	$(23,957)	$81,348		$(47,149)	$62,071		$182,602

(1)
As reported in Computer Horizons unaudited Quarterly Report on Form 10-Q for the nine months ended September 30, 2006.

(2)
Derived from Computer Horizons unaudited financial information as of September 30, 2006.

COMPUTER HORIZONS CORP.- CHIMES, INC. AND COMMERCIAL SERVICES BUSINESS
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Nine Months Ended September 30, 2006
(dollars in thousands)	Company Historical (1)	Sale of Chimes (2)	Chimes Pro Forma Adjustments		Sale of Commercial (2)	Commercial Pro Forma Adjustments	Company Pro Forma Consolidated
REVENUES:
Commercial	$136,124	$—	$—		$(136,124)	$—	$—
Chimes	23,474	(23,474)	—		—	—	—

Total Revenues	159,598	(23,474)	—		(136,124)	—	—

COSTS AND EXPENSES:
Direct costs	107,689	(567)	—		(107,121)	—	1
Selling, general & administrative	51,758	(20,952)	2,116	(e)	(29,586)	12,268 (i)	15,604
Special charges / (credits)	334	—	—		(261)	—	73
Gain on Sale	(394)	—	—		—	—	(394)
Total Costs	159,387	(21,519)	2,116		(136,968)	12,268	15,284

INCOME/(LOSS) FROM OPERATIONS	211	(1,954)	(2,116)		844	(12,268)	(15,284)

OTHER INCOME/(EXPENSE):
Interest income	1,308	(1,047)	—		(55)	—	206
Interest expense	(1)	—	—		0	—	(1)
Other	—	(2)	—		—	0	(2)

Total Other Income/(Expense)	1,307	(1,049)	—		(55)	—	203

INCOME/(LOSS) BEFORE INCOME TAXES	1,518	(3,003)	(2,116)		789	(12,268)	(15,081)

INCOME (TAXES)/BENEFIT:
Current	(150)	(1,270)	1,345(c	)	—	—	(75)
Deferred	—	85	(85	)(c)	—	—	—

Total Income (Taxes)/Benefit	(150)	(1,185)	1,260		—	—	(75)

NET INCOME/(LOSS) FROM CONTINUING OPERATIONS	1,368	(4,188)	(856)		789	(12,268)	(15,156)

Income/(loss) from discontinued operations	(13,232)	—	—		—	—	(13,232)
Loss on sale from discontinued operations	(4,779)	—	—		—	—	(4,779)

INCOME/(LOSS) FROM DISCONTINUED OPERATIONS NET OF TAX	(18,011)	—	—		—	—	(18,011)

NET LOSS	$(16,643)	$(4,188)	$(856)		$789	$(12,268)	$(33,167)

EARNINGS/(LOSS) PER SHARE FROM CONTINUING	$0.04						$(0.47)

EARNINGS/(LOSS) PER SHARE FROM DISCONTINUED OPERATIONS—BASIC	$(0.56)						$(0.56)

LOSS PER SHARE—BASIC	$(0.51)						$(1.02)

EARNINGS/(LOSS) PER SHARE FROM CONTINUING OPERATIONS—DILUTED	$0.04						$(0.46)

EARNINGS/(LOSS) PER SHARE FROM DISCONTINUED OPERATIONS—DILUTED	$(0.55)						$(0.55)

LOSS PER SHARE—DILUTED	$(0.51)						$(1.02)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING—BASIC	32,411,474						32,411,474

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING—DILUTED	32,619,000						32,619,000

(1)
As reported in Computer Horizons unaudited quarterly report on Form 10-Q for the nine months ended September 30, 2006 with Federal segment in Discontinued Operations.

(2)
Derived from Computer Horizons unaudited financial information for the nine months ended September 30, 2006.

COMPUTER HORIZONS CORP.—CHIMES, INC. AND COMMERCIAL SERVICES BUSINESS
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Nine Months Ended September 30, 2005
(dollars in thousands, except per share data)	Company Historical(1)	Sale of Chimes(2)	Chimes Pro Forma Adjustments	Sale of Commercial(2)	Commercial Pro Forma Adjustments	Company Pro Forma Consolidated
REVENUES:
Commercial	$148,504	$—	$—	$(148,504)	$—	$0
Chimes	20,747	(20,747)	—	—	—	—

Total Revenues	169,251	(20,747)	—	(148,504)	—	0

COSTS AND EXPENSES:
Direct costs	120,908	(697)	—	(120,189)	—	22
Selling, general & administrative	52,797	(17,795)	1,960 (e)	(33,672)	12,538 (i)	15,828
Amortization of intangibles	78	—	—	—	—	78
Special charges/(credits)	716	(1)	—	(1,010)	—	(295)
Gain on Sale	4,482	—	—	—	—	4,482

Goodwill Impairment	—	—	—	—	—	—

Total Costs	178,981	(18,493)	1,960	(154,870)	12,538	20,116

INCOME/(LOSS) FROM OPERATIONS	(9,730)	(2,254)	(1,960)	6,367	(12,538)	(20,115)

OTHER INCOME/(EXPENSE):
Interest income	541	(424)	—	(10)	—	107
Interest expense	(5)	—	—	—	—	(5)
Intercompany Interest Income	—	—	—	—	—	—
Other	—	2	—	—	—	2

Total Other Income/(Expense)	536	(422)	—	(10)	—	104

INCOME/(LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(9,194)	(2,676)	(1,960)	6,357	(12,538)	(20,011)
INCOME (TAXES)/BENEFIT:
Current	259	13	—	—	—	272
Deferred	(100)	—	—	—	—	(100)

Total Income (Taxes)/Benefit	159	13	—	—	—	172

NET INCOME/(LOSS) FROM CONTINUING OPERATIONS	(9,035)	(2,663)	(1,960)	6,357	(12,538)	(19,839)

Income/(loss) from discontinued operations net of tax	2,071	—	—	—	—	2,071

NET LOSS	$(6,964)	(2,663)	(1,960)	6,357	(12,538)	$(17,768)

LOSS PER SHARE FROM CONTINUING OPERATIONS—BASIC AND DILUTED	$(0.29)					$(0.61)

EARNINGS PER SHARE FROM DISCONTINUED OPERATIONS—BASIC AND DILUTED	$0.07					$0.06

LOSS PER SHARE BASIC AND DILUTED	$(0.22)					$(0.55)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING—BASIC AND DILUTED	31,280,000					32,411,474

(1)
As reported in Computer Horizons quarterly report on Form 10-Q for the nine months ended September 30, 2005 with Federal segment in Discontinued Operations.

(2)
Derived from Computer Horizons unaudited financial information for the nine months ended September 30, 2005.

COMPUTER HORIZONS CORP.—CHIMES, INC. AND COMMERCIAL SERVICES BUSINESS
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31, 2005
(dollars in thousands, except per share data)	Company Historical(1)	Sale of Chimes(2)	Chimes Pro Forma Adjustments	Sale of Commercial(2)	Commercial Pro Forma Adjustments	Company Pro Forma Consolidated
REVENUES:
Commercial	$195,435	$—	$—	$(195,435)	$—	$—
Chimes	28,421	(28,421)	—	—	—	—

Total Revenues	223,856	(28,421)	—	(195,435)	—	0

COSTS AND EXPENSES:
Direct costs	159,587	(938)	—	(158,649)	—	—
Selling, general & administrative	71,902	(24,530)	2,791 (e)	(46,006)	17,026 (i)	21,183
Amortization of intangibles	79	—	—	—	—	79
Special charges/(credits)	20,532	75	—	(2,594)	—	18,013

Total Costs	252,100	(25,393)	2,791	(207,249)	17,026	39,275

INCOME/(LOSS) FROM OPERATIONS	(28,244)	(3,028)	(2,791)	11,814	(17,026)	(39,275)

OTHER INCOME/(EXPENSE):
Net (loss)/gain on investments	(1,180)	—	—	—	—	(1,180)
Interest income	811	(658)	—	(10)	—	143
Interest expense	(6)	1	—	—	—	(5)
Other	—	(22)	—	23	—	1

Total Other Income/(Expense)	(375)	(679)	—	14	—	(1,040)

INCOME/(LOSS) BEFORE INCOME TAXES	(28,619)	(3,707)	(2,791)	11,828	(17,026)	(40,316)

INCOME (TAXES)/BENEFIT:
Current	(432)	39	—	(7)	—	(400)
Deferred	(16,698)	—	—	—	—	(16,698)

Total Income (Taxes)/Benefit	(17,130)	39	—	(7)	—	(17,098)

NET INCOME/(LOSS) FROM CONTINUING OPERATIONS	(45,749)	(3,668)	(2,791)	11,820	(17,026)	(57,414)

Income/(loss) from discontinued operations net of tax	(671)	—	—	—	—	(671)

NET LOSS	$(46,420)	(3,668)	(2,791)	11,820	(17,026)	$(58,085)

LOSS PER SHARE FROM CONTINUING OPERATIONS—BASIC AND DILUTED	$(1.46)					$(1.83)

EARNINGS PER SHARE FROM DISCONTINUED OPERATIONS—BASIC AND DILUTED	$(0.02)					$(0.02)

LOSS PER SHARE BASIC AND DILUTED	$(1.48)					$(1.85)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING—BASIC AND DILUTED	31,399,000					31,399,000

(1)
As reported in Computer Horizons annual report on Form 10-K for the year ended December 31, 2005 with Federal segment in Discontinued Operations.

(2)
Derived from Computer Horizons unaudited financial information for the year ended December 31, 2005.

COMPUTER HORIZONS CORP.-CHIMES, INC. AND COMMERCIAL SERVICES BUSINESS
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31, 2004
(dollars in thousands, except per share data)	Company Historical(1)	Sale of Chimes(2)	Chimes Pro Forma Adjustments	Sale of Commercial(2)	Commercial Pro Forma Adjustments	Company Pro Forma Consolidated
REVENUES:
Commercial	$191,096	$—	$—	$(191,096)	$—	$—
Chimes	23,092	(23,092)	—	—	—	—

Total Revenues	214,188	(23,092)	—	(191,096)	—	—

COSTS AND EXPENSES:
Direct costs	154,488	(1,396)	—	(153,092)	—	—
Selling, general & administrative	69,077	(22,341)	2,035(e )	(45,254)	15,371(i )	18,888
Amortization of intangibles	189	—	—	—	—	189
Restructuring Charges	2,859	(502)	—	(1,508)	—	849
Special charges/(credits)	(939)	—	—	(346)	—	(1,285)
Goodwill impairment	20,306	—	—	(20,306)	—	—
Write-off of assets	910	—	—	—	—	910

Total Costs	246,890	(24,239)	2,035	(220,506)	15,371	19,551

INCOME/(LOSS) FROM OPERATIONS	(32,702)	1,147	(2,035)	29,410	(15,371)	(19,551)

OTHER INCOME/(EXPENSE):
Interest income	321	(144)	—	(1)	—	176
Interest expense	(82)	(1)	—	—	—	(83)
Other	—	(41)	—	—	—	(41)

Total Other Income/(Expense)	239	(186)	—	(1)	—	52

INCOME/(LOSS) BEFORE INCOME TAXES	(32,463)	961	(2,035)	29,409	(15,371)	(19,499)

INCOME (TAXES)/BENEFIT:
Current	(1,493)	—	—	(1)	—	(1,494)
Deferred	(1,985)	—	—	—	—	(1,985)

Total Income (Taxes)/Benefit	(3,478)	—	—	(1)	—	(3,479)

Loss before cumulative effect of minority interest	(28,985)	961	(2,035)	29,411	(15,371)	(16,019)

Minority Interest	(45)	—	—	45	—	—
NET INCOME/(LOSS) FROM CONTINUING OPERATIONS	(29,030)	961	(2,035)	29,456	(15,371)	(16,019)

Income/(loss) from discontinued operations net of tax	3,858	—	—	—	—	3,858

NET LOSS	$(25,172)	961	(2,035)	29,456	(15,371)	$(12,162)

EARNINGS/(LOSS) PER SHARE FROM CONTINUING OPERATIONS—BASIC	$(0.94)					$(0.52)

EARNINGS/(LOSS) PER SHARE FROM DISCONTINUED OPERATIONS—BASIC	$0.12					$0.12

LOSS PER SHARE—BASIC	$(0.82)					$(0.39)

EARNINGS/(LOSS) PER SHARE FROM CONTINUING OPERATIONS—DILUTED	$(0.93)					$(0.51)

EARNINGS/(LOSS) PER SHARE FROM DISCONTINUED OPERATIONS—DILUTED	$0.12					$0.12

LOSS PER SHARE—DILUTED	$(0.80)					$(0.39)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING—BASIC	30,870,000					30,870,000

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING—DILUTED	31,295,000					31,295,000

(1)
As reported in Computer Horizons unaudited annual report on Form 10-K for the year ended December 31, 2004 with Federal segment in Discontinued Operations.

(2)
Derived from Computer Horizons unaudited financial information for the year ended December 31, 2004.

COMPUTER HORIZONS CORP.-CHIMES, INC. AND COMMERCIAL SERVICES BUSINESS
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31, 2003
(dollars in thousands, except per share data)	Company Historical(1)	Sale of Chimes(2)	Chimes Pro Forma Adjustments	Sale of Commercial(2)	Commercial Pro Forma Adjustments	Company Pro Forma Consolidated
REVENUES:
Commercial	$206,972	$—	$—	$(206,972)	$—	$—
Chimes	20,018	(20,018)	—	—	—	—

Total Revenues	226,990	(20,018)	—	(206,972)	—	—

COSTS AND EXPENSES:
Direct costs	162,880	(1,392)	—	(161,488)	—	—
Selling, general & administrative	74,434	(22,644)	1,841(e )	(47,979)	18,104(i )	23,756
Amortization of intangibles	63	—	—	(0)	—	63
Special charges/(credits)	10,113	—	—	(3,808)	—	6,305
Restructuring Charges	3,278	(709)	—	(1,574)	—	995

Total Costs	250,768	(24,745)	1,841	(214,849)	18,104	31,119

INCOME/(LOSS) FROM OPERATIONS	(23,778)	4,727	(1,841)	7,877	(18,104)	(31,119)

OTHER INCOME/(EXPENSE):
Gain/(loss) on sale of assets	(424)	—	—	—	—	(424)
Net (loss)/gain on investments	(432)	—	—	—	—	(432)
Interest income	517	(118)	—	(2)	—	397
Interest expense	(40)	—	—	6	—	(34)
Other	—	(16)	—	—	—	(16)

Total Other Income/(Expense)	(379)	(134)	—	4	—	(509)

INCOME/(LOSS) BEFORE INCOME TAXES	(24,157)	4,593	(1,841)	7,881	(18,104)	(31,628)

INCOME (TAXES)/BENEFIT:
Current	264	—	—	(1,756)	—	(1,492)
Deferred	(6,966)	—	—	—	—	(6,966)

Total Income (Taxes)/Benefit	(6,702)	—	—	(1,756)	—	(8,458)

Loss before cumulative effect of miniority interest	(17,455)	4,593	(1,841)	9,637	(18,104)	(23,170)
Minority Interest	(89)	—	—	(89)	—	(178)
NET INCOME/(LOSS) FROM CONTINUING OPERATIONS	(17,544)	4,593	(1,841)	9,547	(18,104)	(23,349)

Income/(loss) from discontinued operations net of tax	389	—	—	—	—	389

NET LOSS	$(17,155)	$4,593	$(1,841)	$9,547	$(18,104)	$(22,960)

EARNINGS/(LOSS) PER SHARE FROM CONTINUING OPERATIONS—BASIC	$(0.58)					$(0.77)

EARNINGS/(LOSS) PER SHARE FROM DISCONTINUED OPERATIONS—BASIC	$0.01					$0.01

LOSS PER SHARE—BASIC	$(0.56)					$(0.75)

EARNINGS/(LOSS) PER SHARE FROM CONTINUING OPERATIONS—DILUTED	$(0.57)					$(0.76)

EARNINGS/(LOSS) PER SHARE FROM DISCONTINUED OPERATIONS—DILUTED	$0.01					$0.01

LOSS PER SHARE—DILUTED	$(0.56)					$(0.75)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING—BASIC	30,455,000					30,455,000

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING—DILUTED	30,570,000					30,570,000

(1)
As reported in Computer Horizons annual report on Form 10-K for the year ended December 31, 2003 with Federal segment in Discontinued Operations.

(2)
Derived from Computer Horizons unaudited financial information for the year ended December 31, 2003.

NOTES TO UNAUDITED PRO FORMA CHIMES, INC. AND
COMMERCIAL SERVICES BUSINESS COMBINED FINANCIAL STATEMENTS

Pro forma adjustments reflect only those adjustments which are supportable and directly attributable to the transaction and do not include the impact of contingencies. Pro forma adjustments include the following:

Sale of Chimes, Inc.:

  (a)
  To record cash proceeds consisting of $80 million consideration, net of transaction costs of $3 million.

  (b)
  To record operating cash of $4,433,000 not included in the sale of Chimes.

  (c)
  Adjustments represent the impact to the consolidated provision for the sale of the assets for Chimes, Inc. The consolidated provision was recalculated based upon the pro forma income before income taxes as presented above. The pro forma income was determined as if Chimes, Inc. was no longer part of the consolidated group. When preparing the pro forma provision calculation, the Company assumed that all categories of permanent and temporary tax differences, as originally stated in the tax provision from December 31, 2003 to September 30, 2006, would have remained with the Company.

    Other assumptions made with respect to the calculation of the provision:

    1.
    As of September 2006, the stand alone operations of Chimes, Inc. would not have been required to report a valuation allowance as the operations had cumulative income for the past three years, as outlined within Financial Accounting Standard 109, Accounting for Income Taxes. This is a different result with respect to the remaining operations of Computer Horizons as the Company maintained a full valuation allowance at this time.

    2.
    Note that as of September 30, 2006, the Company is presenting the pro forma balance sheet as if the Company would have been required to accrue and pay Federal, State and Foreign income taxes and record the applicable deferred taxes associated with its normal operations. As the stand alone Chimes, Inc. would have been profitable during the 2005 and 2006, there would not have been a net operating loss available to the operations to offset current taxable income. This is a different result with respect to the remaining operations of Computer Horizons as the Company has certain net operating losses available to offset taxable income.

  (d)
  Adjustment to Equity of $81,348,000 consists of net assets Computer Horizons sold to Axium International of $4,666,000, plus retained cash of $4,433,000, less the tax adjustment of $85,000 and the pro-forma estimated pre-tax gain as of September 30, 2006 on sale of Chimes of $72,334,000. The sale of the Company's affiliate's assets pursuant to the Chimes Asset Purchase Agreement will be a taxable transaction with respect to the Company to the extent that any gain or loss is realized. The Company will realize gain or loss measured by the difference between the proceeds received by it and its affiliates on such sale and the Company's (or an affiliate's) tax basis in the assets. For purposes of calculating gain or loss, the proceeds received by the Company and its affiliates will include the cash received by them, the amount of their indebtedness that is cancelled or assumed, and any other consideration received by them for their assets. It is anticipated that the Company will have sufficient current losses to offset most of the gain expected to be realized from the Chimes transaction for regular Federal income tax purposes and otherwise incur approximately $1.3 million in alternative minimum taxes. The Company and/or its affiliates may be subject to state income taxes to the extent that gains exceed losses for state tax law purposes, but does not anticipate that such taxes, if any, will be significant. Based upon current projections, such state taxes are estimated to be approximately $1 million after taking into account the availability of state losses to offset the gain.

  (e)
  To adjust previously allocated corporate general expenses. The adjustment was made following the sale of the Company's Federal Division, RGII, to NetStar, Inc. on September 29, 2006, to remove RGII specific legal expense originally incurred at corporate on behalf of RGII, and then reallocate the revised corporate expense to the Chimes. Adjustments to the corporate allocation to RGII are as follows:

	Corporate Allocation	RGII Legal Expense	Total Adjustment
Years Ended:
12/31/2005	$1,809	$443	$1,366
12/31/2004	1,767	285	1,482
12/31/2003	747	—	747
Nine Months Ended
9/30/2006	—	—	—
9/30/2005	1,314	195	1,119

  Adjustments to the Chimes corporate allocation are as follows:

	Original Corporate Allocation	Adjusted Corporate Allocation
Years Ended:
12/31/2005	$2,848	$2,791
12/31/2004	2,065	2,035
12/31/2003	1,841	1,841
Nine Months Ended
9/30/2006	$2,116	$2,116
9/30/2005	1,984	1,960

Sale of Commercial Services Business:

  (f)
  To record cash proceeds consisting of $57 million consideration less an estimated Working Capital adjustment (using September 30, 2006 balances) of $600,642, net of transaction costs of $2 million.

  (g)
  To record assets not included in the sale of the Commercial Services Business, consisting of a refundable tax credit of $7,672,000 from the Quebec government. The Quebec Government ("Revenu Quebec") through Invest Quebec has granted the Montreal Outsourcing Centre a refundable tax credit on certain qualifying job positions in Information Technology. This Program has been available to the MOC since 2002. To date tax refunds have been collected for 2002, 2003 and 2004. The refund is received in cash net of any taxes owing. The main categories qualified for the Program are salary and vacation pay.

  (h)
  Adjustment to Equity of $62,071,000 consists of net assets Computer Horizons sold to Allegis Group, Inc. of $25,688,000, plus net assets retained of $7,672,000, and the pro-forma estimated pre-tax gain as of September 30, 2006 on sale of the Commercial Services Business of $28,711,000. The sale of the Commercial Services Business assets pursuant to the Asset Purchase Agreement will be a taxable transaction with respect to the Company to the extent that any gain or loss is realized. The Company will realize gain or loss measured by the difference between the proceeds received by it and its affiliates on such sale and the

    Company's (or an affiliate's) tax basis in the assets. For purposes of calculating gain or loss, the proceeds received by the Company and its affiliates will include the cash received by them, the amount of their indebtedness that is cancelled or assumed, and any other consideration received by them for their assets. It is anticipated that the Company will have sufficient current losses to offset most of the gain expected to be realized from the Commercial Services Asset Sale for regular Federal income tax purposes and otherwise incur approximately $134,000 in alternative minimum taxes. The Company and/or its affiliates may be subject to state income taxes to the extent that gains exceed losses for state tax law purposes, but does not anticipate that such taxes, if any, will be significant.

  (i)
  To adjust previously allocated corporate general expenses. The adjustment was made following the sale of the Company's Federal Division, RGII, to NetStar, Inc. on September 29, 2006, to remove RGII specific legal expense originally incurred at corporate on behalf of RGII, and then reallocate the revised corporate expense to the Commercial Services Business. Adjustments to the corporate allocation to RGII are as follows:

	Corporate Allocation	RGII Legal Expense	Total Adjustment
Years Ended:
12/31/2005	$1,809	$443	$1,366
12/31/2004	1,767	285	1,482
12/31/2003	747	—	747
Nine Months Ended
9/30/2006	—	—	—
9/30/2005	1,314	195	1,119

  Adjustments to the Commercial Services Business corporate allocation are as follows:

	Original Corporate Allocation	Adjusted Corporate Allocation
Years Ended:
12/31/2005	$17,375	$17,026
12/31/2004	15,600	15,371
12/31/2003	18,104	18,104
Nine Months Ended
9/30/2006	$12,268	$12,268
9/30/2005	12,693	12,538

Liquidation of Computer Horizons Corp.
Pro Forma Financial Information

Index

Pro-Forma Financial Statements:

Unaudited Condensed Pro-Forma Liquidation Consolidated Balance Sheet ended September 30, 2006
Notes to Unaudited Consolidated Pro Forma Liquidation Balance Sheet

COMPUTER HORIZONS CORP.
UNAUDITED CONDENSED PRO FORMA LIQUIDATION CONSOLIDATED BALANCE SHEET

	September 30, 2006
(dollars in thousands)	Balances post Asset Sales	Liquidation Plan Adjustment Range			Note	Pro Forma after Liquidation
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$167,572	$1,008	-->	(3,328)	(1)	$168,580	-->	$164,244
Cash in escrow	1,000	(1,000)			(2)	—		—
Refundable tax credit	7,673	(7,673)			(3)	—		—
Other Receivables	429	(429)			(4)	—		—
Prepaid expenses and other	802	(802)			(5)	—		—

TOTAL CURRENT ASSETS	177,477	(8,897)	-->	(13,233)		168,580	-->	164,244

TOTAL PROPERTY AND EQUIPMENT, NET	1,098	(1,098)			(6)	—		—

OTHER ASSETS—NET:
Deferred income taxes	1,637	(1,637)			(7)	—		—
Other	2,390	(2,390)			(8)	—		—

TOTAL OTHER ASSETS	4,027	(4,027)		—		—		—

TOTAL ASSETS	$182,602	$(14,022)	-->	(18,358)		$168,580	-->	$164,244

LIABILITIES AND SHAREHOLDERS' EQUITYCURRENT LIABILITIES:
Accounts payable	$783	$(783)			(10)	$—		—
Accrued payroll, payroll taxes and benefits	1,001	(1,001)			(11)	—		—
Income taxes payable	3,584	(3,584)			(12)	—		—
Restructuring reserve	79	(79)			(13)	—		—
Deferred income taxes	1,636	(1,636)			(7)	—		—
Other accrued expenses	1,281	(1,281)			(14)	—		—

TOTAL CURRENT LIABILITIES	8,364	(8,364)	-->	(8,364)		—		—

OTHER LIABILITIES:
Deferred compensation	1,734	(1,734)			(8)	—		—
Change of control payable	2,316	(2,316)			(15)	—		—

TOTAL LIABILITIES	12,414	(12,414)	-->	(12,414)		—		—

SHAREHOLDERS' EQUITY:
Common stock, $.10 par; authorized 100,000,000 shares; issued 33,158,105 shares at September 30, 2006	(3,033)	6,869		6,869	(17)	(3,836)	-->	(3,836)
Additional paid in capital	84,649	—		—		84,649	-->	84,649
Accumulated other comprehensive loss	(0)	—		—		(0)	-->	(0)
Retained earnings	89,503	(9,544)	-->	(13,608)		79,959	-->	75,895

	171,119	(2,539)	-->	(6,875)		168,580	-->	164,244
Less shares held in treasury, at cost; 254,914 and 1,118,014 shares at September 30, 2006	(931)	931			(17)	—		—

TOTAL SHAREHOLDERS' EQUITY	170,188	(1,608)	-->	(5,944)		168,580	-->	164,244

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$182,602	$(14,022)	-->	(18,358)		$168,580	-->	$164,244

Notes related to the Liquidation Estimates and Analysis

        Uncertainties as to the precise net value of assets and the ultimate amount of liabilities make it impossible to predict the actual net amount that will ultimately be available for distribution to shareholders. The actual amount of cash available for distribution following dissolution and liquidation will depend on a number of factors, several of which are outside the control of the company. The liquidation balance sheet does not consider any amounts, if any, that may have to be paid under the indemnity provisions of the Asset Sale agreements. In addition, the balance sheet assumes that the balance sheet at the time of the closing will approximate the September 30, 2006 balance sheet.

        As a result of the above, the amount of cash remaining following completion of dissolution and liquidation could vary significantly from current estimates.

        The beginning pro forma balance sheet is taken from information appearing elsewhere in this document

Note 1—Changes in Cash and Cash equivalents is as follows:

Description:
Collection of refundable income taxes (Note 3)	$7,673	-->	$7,673
Release of cash in escrow (Note 2)	1,000	-->	1,000
Settlement of Other Receivables (Note 4)	429	-->	343
Proceeds from sale of Property & Equipment (Note 6)	100	-->	50
Trade Accounts payable (Note 10)	(783)	-->	(783)
Accrued payroll, payroll taxes and benefits (Note 11)	(1,001)	-->	(1,001)
Payment of taxes relating to the asset sales (Note 12)	(2,434)	-->	(2,434)
Payment of remaining restructure costs (Note 13)	(79)	-->	(79)
Payment of other accrued expenses (Note 14)	(1,281)	-->	(1,281)
Payment of contractual change of control payments (Note 15)	(2,316)	-->	(2,316)
Wind down expenses:
Payment of contractual and non-contractual severence & other personnel-related expense	(2,800)	-->	(3,500)
Corporate personnel expenses during wind down less anticipated recovery under transition service agreements	(800)	-->	(1,000)
Payment of lease obligations for space and equipment remaining with Computer Horizons less applicable security deposits	(1,500)	-->	(1,600)
Payment of insurance, professional fees, technology costs and contingencies	(3,600)	-->	(6,800)
Interest income is earned on outstanding cash balance	600	-->	600
Proceeds from stock option exercises (Note 17)	7,800	-->	7,800
Total impact on cash post closing	$1,008	-->	$(3,328)

Note 2—Cash in escrow

        Cash in escrow is released at the end of the contractual period.

Note 3—Refundable Tax Credit

        Receivable tax credit to be collected from Revenue Quebec

Note 4—Other Receivables

        Other Receivables will be collected during wind down. Collection of 80% of outstanding balance assumed.

Note 5—Prepaid expenses

        These prepayments are expensed in support of wind down activities

Note 6—Property & Equipment, Net

        Substantially all property and equipment will be liquidated in a bulk sale to produce an estimated $50,000 to $100,000 in proceeds.

Note 7—Deferred Income Taxes

        These amounts will be eliminated as the valuation allowance against the Computer Horizons' tax assets is released in conjunction with the realization of gains on the Asset sales

Note 8—Other Assets and Deferred Compensation

        Other assets of $1,734,000 will be converted to cash and used to satisfy obligations under deferred compensation plans

Note 9—Other Assets

        Remaining other assets of $656,000 are expensed in support of wind down activities

Note 10—Accounts Payable

        These trade accounts payable will be paid as they become due

Note 11—Accrued Payroll, payroll taxes and benefits

        Amounts owed at the date of closure of the Asset Sales will be paid

Note 12—Income Tax Payable

        Income tax payable relating to the asset sales of $2,434,000 will be paid and additional reserve of $1,150,000 will be reversed upon resolution of the tax issues or the expiration of statute of limitation.

Note 13—Restructure Reserve

        Amounts still owed at the date of closure of the Asset Sales on unused space will be paid

Note 14—Other Accrued Expenses

        Amounts still owed at the date of closure of the Asset Sales will be paid

Note 15—Change of Control Payments

        Amounts contractually owed at the date of closure of the Asset Sales relating to change of control will be paid

Note 16—Per Share Liquidation

Estimated Proceeds	$164,500,000	-->	$169,000,000
Number of shares outstanding, including estimate of stock option exercises	35,142,000		35,142,000
Range of liquidation proceeds per share	$4.68	-->	$4.81

Note 17—Exercise of Options

        It is estimated that 1,984,000 options will be exercised at a weighted average exercise price of $3.93, generating proceeds of $7.8 million

INCORPORATION BY REFERENCE

        The following documents, which have been filed by the Company with the SEC, copies of which can be found on the SEC's website at http://www.sec.gov, are incorporated into this proxy statement by reference thereto:

  •
  The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed with the SEC on March 16, 2006.

  •
  The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006, filed with the SEC on May 10, 2006.

  •
  The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2006, filed with the SEC on August 9, 2006.

  •
  The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2006, filed with the SEC on November 9, 2006.

  •
  The Company's Current Reports on Form 8-K filed with the SEC on August 9, 2006, October 6, 2006, October 18, 2006, November 8, 2006, November 9, 2006, November 14, 2006, and November 15, 2006 (as amended by the Form 8K/A filed on November 21, 2006).

        A portion of the report on Form 8-K filed on August 9, 2006 was furnished to the SEC under Item 2.02 (Results of Operations and Financial Condition). Pursuant to General Instruction B(2) and (6) of Form 8-K, the portions of such reports submitted under Items 2.02 are not deemed to be "filed" for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section. We are not incorporating by reference those portions of such report that are not deemed to be "filed" for purposes of Section 18 of the Exchange Act, and will not incorporate by reference those portions of future filings of reports on Form 8-K into a filing under the Securities Act of 1933, as amended, or the Exchange Act or into this proxy statement that are not deemed to be "filed" for purposes of Section 18 of the Exchange Act.

        All documents filed by the Company under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, after the date hereof and before the date of the special meeting are deemed to be incorporated by reference into and to be a part of this proxy statement from the date of filing of those documents.

        Any statement contained in a document incorporated or deemed to be incorporated in this proxy statement by reference will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained in this proxy statement or any other subsequently filed document that is deemed to be incorporated in this proxy statement by reference modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at the following location of the SEC, Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549.

        Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Company's public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.

        Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of reports, proxy statements or other information concerning us, including any information incorporated into this proxy statement by reference, without charge, by written or telephonic request directed to us at 49 Computer Horizons Corp., 49 Old Bloomfield Avenue, Mountain Lakes, NJ 07046-1495, Telephone: (973) 402-7986, Attention: Secretary.

        No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to Shareholders shall not create any implication to the contrary.

OTHER MATTERS

        The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, known as "householding," potentially means extra convenience for shareholders and cost savings for companies. In connection with this proxy solicitation, a number of brokers with customers who are our shareholders will be "householding" our proxy materials unless contrary instructions have been received from the customers. We will promptly deliver, upon oral or written request, a separate copy of the proxy statement to any shareholder sharing an address to which only one copy was mailed. Requests for additional copies should be directed to Computer Horizons Corp., Attention: Secretary.

        Once a shareholder has received notice from his or her broker that the broker will be "householding" communications to the shareholder's address, "householding" will continue until the shareholder is notified otherwise or until the shareholder revokes his or her consent. If, at any time, a shareholder no longer wishes to participate in "householding" and would prefer to receive separate copies of the proxy statement, the shareholder should so notify his or her broker. Any shareholder who currently receives multiple copies of the proxy statement at his or her address and would like to request "householding" of communications should contact his or her broker or, if shares are registered in the Shareholder's name, or the Company at the address or telephone number provided above.

REQUEST TO SIGN, DATE AND RETURN PROXIES

        If you do not intend to be present at the special meeting on                        , 200      please sign, date and return the enclosed proxy at your earliest convenience or follow the instructions for telephone or Internet voting detailed thereon.

By the order of the Board of Directors,
Dennis J. Conroy President and Chief Executive Officer , 200

ANNEX A

ASSET PURCHASE AGREEMENT

By and Among

AXIUM INTERNATIONAL, INC.,

DIVERSITY MSP, INC., as Buyer,

CHIMES, INC., as Seller

and

COMPUTER HORIZONS CORP.

Dated as of October 18, 2006

ii

ASSET PURCHASE AGREEMENT

        THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of October 18, 2006 by and among AXIUM INTERNATIONAL, INC., a Delaware corporation ("Axium"), DIVERSITY MSP, INC., a California corporation ("Buyer"), CHIMES, INC., a Delaware corporation ("Seller") and Computer Horizons Corp., a New York corporation ("CHC").

W I T N E S S E T H:

        WHEREAS, Seller is engaged in the business of providing business process outsourcing services and work-force procurement and management services (the "Business");

        WHEREAS, Buyer desires to purchase and Seller desires to sell substantially all of the Seller's assets, upon the terms and subject to the conditions set forth in this Agreement; and

        WHEREAS, the respective Boards of Directors of Axium and Buyer and the respective Boards of Directors of Seller and CHC deem it advisable and in the best interest of their respective shareholders that Buyer acquire the assets and assume the liabilities of Seller described in and on the terms and subject to the conditions set forth in this Agreement;

        NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

ARTICLE I

ASSETS TO BE PURCHASED AND ASSUMPTION OF OBLIGATIONS

        Section 1.1 (a) Description of Assets.    Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as hereinafter defined), Seller shall sell, convey, transfer, assign and deliver to Buyer, and Buyer shall purchase, acquire and take assignment and delivery from Seller, all of Seller's right and title to and interest in and to its business assets, properties, rights (contractual or otherwise) and claims (other than the Excluded Assets specified in Section 1.1(b)) free and clear of liens and encumbrances (the "Property"). Nothing contained herein shall require the physical delivery of the Property. The Property shall include, without limitation, all of Seller's right, title and interest in and to the following:

          (i)    All of Seller's inventory, raw materials, packaging materials, machinery, obsolete inventory, equipment, tooling, parts, furniture, supplies, vehicles, office equipment and other tangible personal property (the "Personal Property"), including, without limitation, the Personal Property listed on Schedule 1.1(a)(i) hereto;

          (ii)   All of Seller's industrial and intellectual property rights, including, without limitation, patents, patent rights, patent applications, inventions, trade secrets, processes, formulas, customer lists, proprietary rights, proprietary knowledge, computer software, websites, URLs, domain names, trademarks, names, service marks, brand marks, brand names, trade names, source or object code, copyrights, trade secrets relating to or arising from any proprietary process, symbols and logos related to the Business and all applications therefor, registrations thereof and licenses and sublicenses or agreements in respect thereof, which Seller owns or has the right to use or to which Seller is a party and all filings, registrations or issuances of any of the foregoing with or by any federal, state, local or foreign regulatory, administrative or governmental office including, without limitation, those listed on Schedule 1.1(a)(ii) and the goodwill appurtenant thereto (collectively, the "Proprietary Rights");

          (iii)  All leases of equipment, machinery or other tangible personal property to which Seller is a party, as listed on Schedule 1.1(a)(iii) hereto (the "Personal Property Leases");

          (iv)  All contracts, agreements, contract rights, license agreements, customer contracts, distribution agreements, franchise rights and agreements, purchase and sales orders, quotations and executory commitments, instruments, royalty agreements, third party guaranties, indemnifications, arrangements and understandings, whether oral or written, to which Seller is a party (whether or not legally bound thereby), including without limitation those listed on Schedule 1.1(a)(iv) hereto (the "Contracts");

          (v)   All franchises, licenses, permits, consents, authorizations, approvals and certificates of any regulatory, administrative or other Governmental Authority (as defined herein) (to the extent the same are transferable by Seller to Buyer), as listed on Schedule 1.1(a)(v) hereto (the "Permits");

          (vi)  All of Seller's rights under all of its leases for its facilities together with all buildings, structures, installations, fixtures and all other improvements, appurtenant thereto or situated thereon and all other rights, interests and appurtenances of Seller pertaining thereto (the "Office Leases");

          (vii) All of Seller's accounts receivable as listed on Schedule 1.1(a)(vii) (the "Receivables");

          (viii) All causes of action, judgments, claims or demands of whatever kind or description which Seller has or may have against any other person or entity as listed on Schedule 1.1(a)(viii) hereto (the "Causes of Action");

          (ix)  Seller's marketing and sales materials;

          (x)   Seller's backlog (sales orders which have not yet been processed);

          (xi)  All of Seller's customer or client lists, files, documentation, records and related documentation, including, without limitation, those listed on Schedule 1.1(a)(xi) hereto;

          (xii) All of Seller's security deposits, prepaid expenses, and other miscellaneous assets, including, without limitation, those listed on Schedule 1.1(a)(xii) hereto;

          (xiii) All of Seller's goodwill;

          (xiv) All of Seller's other tangible and intangible assets, other than the Excluded Assets;

          (xv) All of the cash held by Seller (i) as restricted cash received by Seller and held in client-specific bank accounts, listed on Schedule 1.1(a)(xv) hereto, to be used to make payments to vendors of the applicable client ("Vendor Restricted Funds") and (ii) to be disbursed to Seller's vendors in accordance with the client payment terms ("Vendor Cash"); and

          (xvi) All right, title and interest in and to all of the securities of Seller's subsidiaries, including, without limitation, (A) Chimes (Canada), Inc., a corporation organized under the laws of Nova Scotia, Canada, (B) Chimes Servicing Corp., a corporation organized under the laws of the State of Delaware, (C) Chimes Netherlands B.V., a private limited liability company organized under the laws of the Netherlands, (D) Chimes (UK) Limited, a private company organized under the laws of England and Wales, and (E) Chimes (Puerto Rico) Inc., a corporation organized under the laws of Puerto Rico.

        (b)   Notwithstanding the foregoing, the following assets are being retained by Seller and/or CHC, are expressly excluded from the purchase and sale contemplated hereby, and, as such, are not included in the Property (the "Excluded Assets"):

          (i)    Seller's stock record books and corporate record books containing minutes of meetings of directors and stockholders, and any other records that relate exclusively to Seller's organization or stock capitalization (collectively, the "Corporate Records");

          (ii)   Except as related to warranty obligations assumed by Buyer as set forth in Section 1.2(d), all insurance policies, including, without limitation, all rights to receive proceeds of insurance policies and all rights of offset, counterclaims and insurance coverage thereunder;

          (iii)  all cash, bank accounts, certificates of deposit, commercial paper, annuities, treasury notes and bills and other marketable securities other than Vendor Restricted Funds and Vendor Cash;

          (iv)  any and all income tax credits and refunds for the period ending on the Closing Date;

          (v)   all severance, pension, retirement and other employee benefit plans;

          (vi)  all rights of Seller with respect to the claims, refunds, causes of action, rights of recovery, rights of set-off and all other rights and assets of every kind and nature related to the Excluded Liabilities (as defined below);

          (vii) all monies to be received by, and all other rights of, Seller and/or CHC under this Agreement, including, without limitation the Purchase Price (as defined herein) and the other agreements, documents, and instruments executed or delivered in connection with this Agreement; and

          (viii) the right to receive mail and other communications addressed to Seller and/or CHC relating to any of the assets described in the foregoing clauses (i) through (vi) or the Excluded Liabilities.

        Section 1.2 Assumption of Certain Liabilities.    On the Closing Date (as hereinafter defined), Buyer shall, subject to Section 1.4 hereof, assume and hereby agrees to pay, perform and discharge when due, all accrued debts, liabilities, obligations and commitments of Seller except for the Excluded Liabilities (as defined herein) including, without limitation, the following:

        (a)   all accounts payable (the "Accounts Payable");

        (b)   all accrued liabilities relating to the Property as shown on the balance sheet dated June 30, 2006 to the extent not satisfied, and those accruing since that date in the ordinary course of business consistent with past practice;

        (c)   all debts, liabilities, obligations and commitments arising under the Permits, Personal Property Leases, Office Leases and Contracts transferred to Buyer; and

        (d)   all warranty obligations.

The liabilities of Seller being assumed by Buyer are hereinafter collectively referred to as the "Assumed Liabilities."

        Section 1.3 Non-Assignment of Certain Property.    To the extent that the assignment hereunder of any of the Permits, Personal Property Leases, Office Leases or Contracts shall require the consent of any other party (or in the event that any of the same shall be nonassignable) (each, a "Consent Contract"), neither this Agreement nor any action taken pursuant to its provisions shall constitute an assignment or an agreement to assign if such assignment or attempted assignment would constitute a breach thereof; provided, however, that in each such case, Seller shall use its good faith commercially reasonable efforts to obtain the consent of such other party to an assignment to Buyer without being obligated to pay any fees or to make any other payments to any party to obtain any such consent. If such consent is not obtained, (i) such Consent Contract shall not be deemed assigned at Closing, (ii) Buyer shall act as Seller's agent to perform Seller's obligations thereunder and shall so perform, and (iii) Seller and/or CHC, at Buyer's expense, shall cooperate with Buyer in any reasonable arrangement designed to provide for Buyer the full benefits of any such Consent Contract including, without limitation, enforcement, for the account and benefit of Buyer, of any and all rights of Seller against any other person with respect to any such Consent Contract. When such consents to the transfer, conveyance and assignment of a Consent Contract have been obtained, if ever, such Consent Contract shall thereupon automatically be transferred, conveyed and assigned to Buyer, and the obligations and liabilities of Seller under such Consent Contract shall automatically cease to be excluded from the Bill of Sale (as hereinafter defined) by reason of this Section 1.3, without the payment of any additional consideration.

        Section 1.4 Liabilities Not Assumed.    With the exception of the Assumed Liabilities, Buyer shall not, by execution and performance of this Agreement or otherwise, assume or otherwise be responsible for any debt, liability, obligation or commitment of any nature of Seller, whether relating to the Business, any of Seller's other assets, operations, businesses or activities, or claims of such liability or obligation, matured or unmatured, liquidated or unliquidated, fixed or contingent, or known or unknown, whether arising out of occurrences prior to, at or after the Closing Date. The liabilities of Seller not being assumed by Buyer are hereinafter collectively referred to as the "Excluded Liabilities."

ARTICLE II

PURCHASE PRICE

        Section 2.1 Consideration.    Upon the terms and subject to the conditions set forth in this Agreement, in consideration for the sale, assignment and transfer of the Property, Buyer shall:

        (a)   assume the Assumed Liabilities at the Closing as provided in Section 1.2 hereof pursuant to a bill of sale, assignment and assumption agreement in the form of Exhibit A hereto (the "Bill of Sale"); and

        (b)   at the Closing pay to Seller in cash by wire transfer of immediately available funds in accordance with Seller's written instructions to Buyer, the sum of EIGHTY MILLION DOLLARS ($80,000,000) (the "Purchase Price").

        Section 2.2 Prorations.    The following prorations relating to the Property will be made as of the Closing Date, with Seller liable to the extent that such items relate to any time period up to and including the Closing Date and Buyer liable to the extent that such items relate to periods subsequent to the Closing Date:

        (a)   Real and personal property taxes and assessments relating to the Property and the Business;

        (b)   Water, sewer and other similar types of taxes, and installments on special benefit assessments;

        (c)   Electric, gas, telephone and utility charges;

        (d)   Charges under maintenance and service contracts and fees under licenses transferred to or assumed by Buyer; and

        (e)   Prepaid expenses of Seller or CHC to the extent that the benefit thereof will be available to Buyer after the Closing Date.

ARTICLE III

CLOSING

        Section 3.1 Closing.    Unless this Agreement is earlier terminated pursuant to Article VIII, the consummation of the transactions contemplated by this Agreement, including the purchase and sale of the Property and the assumption of the Assumed Liabilities (the "Closing"), shall take place at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York 10022 within three (3) business days after the date on which the conditions set forth in Article VI are satisfied or waived, unless another time or place shall be agreed to by the parties (the date on which such closing occurs being herein referred to as the "Closing Date").

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

        Section 4.1 Representations and Warranties of Axium and Buyer.    Axium and Buyer hereby jointly and severally represent and warrant to Seller and CHC as of the date hereof and as of the Closing Date that:

        (a)   Corporate Organization; Requisite Authority.    Axium is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to carry on its business as now being conducted and as contemplated to be conducted immediately following the Closing. Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the State of California and has all requisite power and authority to carry on its business as now being conducted and as contemplated to be conducted immediately following the Closing. Complete and correct copies of the Certificate of Incorporation of Axium and all amendments thereto, certified by the Secretary of State of the State of Delaware and the bylaws of Axium and all amendments thereto have been previously delivered to Seller. Complete and correct copies of the Articles of Incorporation of Buyer and all amendments thereto, certified by the Secretary of State of the State of California and the bylaws of Buyer and all amendments thereto have been previously delivered to Seller.

        (b)   Authorization; Validity.    Each of Axium and Buyer has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Transition Services Agreement, the Bill of Sale and the Solvency Certificate (as such terms are defined herein), and all other agreements, documents and instruments required to be executed by Axium or Buyer pursuant hereto (collectively, the "Buyer Agreements") and to consummate the transactions contemplated hereby and thereby. All necessary corporate action has been taken by Axium and Buyer with respect to the execution, delivery and performance by Axium and Buyer of this Agreement and the applicable Buyer Agreements and the consummation of the transactions contemplated hereby and thereby, and no further corporate authorization will be necessary to authorize the execution and delivery by Axium or Buyer of, and the performance of either Axium's or Buyer's obligations under, this Agreement or the applicable Buyer Agreements. Each of Axium and Buyer has delivered to Seller a copy of the resolutions of its Board of Directors approving the execution and delivery of this Agreement and the applicable Buyer Agreements and the consummation of all of the transactions contemplated hereby and thereby, duly certified by an authorized officer of Axium or Buyer, as applicable.

        (c)   Execution and Delivery.    This Agreement has been duly executed and delivered by Axium and Buyer and this Agreement constitutes, and when executed and delivered the Buyer Agreements will constitute, legal, valid and binding obligations of Axium and Buyer, enforceable against Axium or Buyer, as applicable, in accordance with their respective terms, except (i) as such enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, (ii) as such obligations are subject to general principles of equity and (iii) as rights to indemnity may be limited by federal or state securities laws or by public policy.

        (d)   Governmental Consents.    Except pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), no action, waiver or consent by any federal, state, municipal or other governmental department, commission or agency ("Governmental Authority") is necessary to make this Agreement and the applicable Buyer Agreements, as appropriate, valid instruments binding upon Axium and Buyer in accordance with their respective terms and neither Axium nor Buyer is required to submit any notice, report or other filing with any Governmental Authority in connection with the execution, delivery or performance of this Agreement or any of the Buyer Agreements.

        (e)   No Conflicts; Absence of Default.    Neither the execution, delivery and performance of this Agreement or any of the applicable Buyer Agreements by Axium or Buyer, nor the consummation by Axium and Buyer of the transactions contemplated hereby and thereby, nor compliance by Axium and Buyer with the provisions hereof and thereof will (i) conflict with or violate Axium's or Buyer's Certificate of Incorporation or Articles of Incorporation, as the case may be, or bylaws or (ii) conflict with or violate any law, administrative regulation or rule or court order, writ, judgment or decree (a "Law" or "Laws") applicable to Axium or Buyer except for any such conflict or violation which would not reasonably be expected to have a material adverse effect on Axium's or Buyer's financial condition or ability to consummate the transactions contemplated by this Agreement (a "Buyer Material Adverse Effect") or (iii) breach, conflict with, violate or cause a default under any material contract, license or agreement, permit, instrument or obligation to which either Axium or Buyer or any of their assets is or may be bound. Neither the execution and delivery of this Agreement and the applicable Buyer Agreements, nor the consummation of the transactions contemplated hereby and thereby, will require any consent, waiver, approval, exemption, registration, declaration, license, authorization or permit of, or filing with or notification to, any other person or entity. There are no corporate, contractual, statutory or other restrictions of any kind upon the power and authority of Axium or Buyer to execute and deliver this Agreement and the applicable Buyer Agreements and to consummate the transactions contemplated hereunder and thereunder.

        (f)    Broker.    No broker, finder or investment banker is entitled to any brokerage or finder's fee or other commission from Axium or Buyer in connection with the transactions contemplated hereby based upon the arrangements made by or on behalf of Axium or Buyer.

        (g)   Litigation.    There is no suit, action or administrative or other legal proceeding, nor any order, decree or judgment in progress, pending or in effect, or to the knowledge of Axium or Buyer, threatened against Axium or Buyer in connection with or relating to the transactions contemplated by this Agreement, or any other agreement to be executed by Axium or Buyer pursuant hereto, and Axium and Buyer do not know or have any reason to be aware of any basis for the same.

        (h)   Solvency.    Each of Axium and Buyer is Solvent (as defined below). Neither Axium nor Buyer will fail to be Solvent as a result of the execution and delivery of this Agreement or any of the other agreements, documents, or instruments to which it is a party or as a result of the transactions contemplated hereunder.

        "Solvent" shall mean, when used with respect to any person or entity, that at the time of determination:

          (i)    it is then able and expects to be able to pay its debts as they mature; and

          (ii)   it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

        (i)    Financing.    Buyer has received financing commitments from GoldenTree Asset Management, LP and such commitments shall provide adequate financing to consummate the transactions contemplated hereby, by the Buyer Agreements and by the Seller Agreements, as applicable.

        (j)    No Default.    Neither Axium nor Buyer is in default with respect to any indebtedness, note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which Axium or Buyer is a party or by which it is bound, and neither Axium nor Buyer has received any notice or demands with respect to the same, which default or demand would cause a Buyer Material Adverse Effect.

        Section 4.2 Representations and Warranties of Seller and CHC.    Each of the following representations and warranties by CHC and Seller to Buyer is qualified by all of the Seller's disclosure schedules annexed hereto, which set forth certain disclosures concerning the Seller and its business. Seller and CHC hereby represent and warrant to Buyer as of the date hereof and as of the Closing Date that:

        (a)   Corporate Organization; Requisite Authority to Conduct Business.    Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, operate or lease the Property and to carry on the Business as now being conducted. CHC is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Complete and correct copies of the Certificate of Incorporation of Seller and all amendments thereto, certified by the Secretary of State of the State of Delaware, and the bylaws of Seller and all amendments thereto have been previously delivered or made available to Buyer. Seller is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which the ownership or leasing of the Property or the transaction of business by the Business requires it to be so qualified or licensed, except where the failure to be so qualified or licensed would not in the aggregate reasonably be expected to have a Seller Material Adverse Effect. As used in this Agreement, "Seller Material Adverse Effect" means a material adverse effect on the business, financial condition or results of operations of the Business or the ability of Seller to consummate the transactions contemplated by this Agreement, except in each case for any such effects resulting from, arising out of, or relating to (a) legal, accounting or investment banking fees for the negotiation, preparation and execution of this Agreement, (b) the entry into or announcement of this Agreement and the other transactions contemplated hereby, (c) any change in or interpretations of (i) GAAP or (ii) any Law, (d) any change in interest rates or general economic conditions in the industries or markets in which Seller or any of its subsidiaries operates or affecting United States or foreign economies in general or United States or foreign financial, banking or securities markets, (e) any action taken by Buyer or any of its Affiliates, or (f) any natural disaster or act of God.

        (b)    Authorization; Validity.    Seller has all requisite power and authority to execute, deliver and perform its obligations under this Agreement, and the Transition Services Agreement, the Bill of Sale, the IP Assignment (as such term is defined herein), and all other agreements, documents and instruments required to be executed by Seller pursuant hereto (collectively, the "Seller Agreements"), and to consummate the transactions contemplated hereby and thereby. CHC has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby and thereby. All necessary corporate action has been taken by Seller with respect to the execution, delivery and performance by Seller of this Agreement and the Seller Agreements and the consummation of the transactions contemplated hereby and thereby, and no further corporate authorization will be necessary to authorize the execution and delivery by Seller and the performance of its obligations under this Agreement or the Seller Agreements. All necessary corporate action has been taken by CHC with respect to the execution, delivery and performance by CHC of this Agreement and the consummation of the transactions contemplated hereby, and no further corporate authorization will be necessary to authorize the execution and delivery by CHC and the performance of its obligations under this Agreement (other than the requisite approval of the transactions contemplated hereby by the shareholders of CHC in accordance with CHC'S Certificate of Incorporation and the New York Business Corporation Law ("NYBCL")).

        (c)    Execution and Delivery.    (i) This Agreement has been duly executed and delivered by Seller and this Agreement constitutes, and when executed and delivered the Seller Agreements will constitute, legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, and (ii) this Agreement has been duly executed and delivered by CHC and constitutes a legal, valid and binding obligation of CHC enforceable against CHC in accordance with its terms; except, in both cases, (x) as such enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, (y) as such obligations are subject to general principles of equity and (z) as rights to indemnity may be limited by federal or state securities laws or by public policy.

        (d)    Governmental Consents; Permits.    Except pursuant to the HSR Act and as set forth on Schedule 4.2(d), no action, waiver or consent by any Governmental Authority is necessary to make this Agreement and the Seller Agreements, as appropriate, valid instruments binding upon Seller in accordance with their respective terms and Seller is not required to submit any notice, report or other filing with any Governmental Authority in connection with the execution, delivery or performance of this Agreement or any of the Seller Agreements, except where the failure to do so would not have a Seller Material Adverse Effect. The Permits listed on Schedule 1.1(a)(v) are all of the permits necessary to sell the products and services of the Business being sold as of the date hereof.

        (e)    Conflicts; Absence of Default.    Neither the execution, delivery or performance of this Agreement or any of the Seller Agreements by Seller, nor the execution, delivery or performance of this Agreement by CHC, nor the consummation by Seller or CHC of the transactions contemplated by such documents to which it is a party, nor compliance by Seller or CHC with any of the provisions of such documents to which it is a party will (i) in the case of Seller, conflict with or violate Seller's Certificate of Incorporation or bylaws, and in the case of CHC, conflict with or violate CHC's Certificate of Incorporation or bylaws; (ii) conflict with or violate any Law applicable to the Business or any of the Property, which would have a Seller Material Adverse Effect; or (iii) breach, conflict with, violate or cause a default under any material contract, license or agreement, permit, instrument, or obligation (the "Seller Contracts") to which Seller or any of its assets is or may be bound, except for any such breach, conflict, violation or default which would not reasonably be expected to cause a Seller Material Adverse Effect. Neither the execution and delivery of this Agreement and the Seller Agreements, in the case of Seller, nor the execution and delivery of this Agreement, in the case of CHC, nor the consummation by Seller or CHC of the transactions contemplated by such documents to which it is a party will require any consent, waiver, approval, exemption, registration, declaration, license, authorization or permit of, or filing with or notification to, any other person or entity, except for the HSR Act (as herein defined) and such consents, waivers, approvals, exemptions, registrations, declarations, licenses authorizations, permits, filings or notifications which have been obtained or are listed on Schedule 4.2(e), or which, if not obtained or made, will not allow for the termination, cancellation or acceleration of any obligation to repay under, any of the terms, conditions or provisions of any Contract or obligation. Seller's inability to obtain consents to the assignment of Contracts to Buyer shall not constitute a breach or default of any provision of this Agreement. Neither the execution, delivery or performance of this Agreement or any of the Seller Agreements by Seller, nor the execution, delivery or performance of this Agreement by CHC, nor the consummation by Seller or CHC of the transactions contemplated by such documents to which it is a party, nor compliance by Seller or CHC with any of the provisions of such documents to which it is a party, will constitute a default (in and of itself or with the giving of notice, passage of time or both) under the Seller Contracts, or result in the creation or imposition of any encumbrance upon, or giving to any other party or parties any claim, interest or right including rights of termination or cancellation in, or with respect to, the Business or Property, which would have a Seller Material Adverse Effect; or result in the loss of any license, franchise or legal privilege possessed by Seller or give a right of termination to any party to any agreement or other instrument to which Seller is a party or by which any of the Property or the Business is bound, which would have a Seller Material Adverse Effect. Except for the approval of CHC's shareholders and except as set forth on Schedule 4.2(e), there are no corporate, contractual, statutory or other restrictions of any kind upon the power and authority of Seller to execute and deliver this Agreement and the Seller Agreements, upon the power and authority of CHC to execute and deliver this Agreement, and for Seller or CHC to consummate the transactions contemplated by such documents to which it is a party.

        (f)    Environmental Matters.

          (i)    Except as set forth on Schedule 4.2(f) and in CHC's annual, quarterly and current reports as filed since January 1, 2005 with the United States Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K pursuant to the Securities and Exchange Act of 1934, as amended (the "SEC Reports"), (A) Seller is in compliance with all applicable

    Environmental Laws, except where failure to be in compliance would not have a Seller Material Adverse Effect; (B) there is no Environmental Claim pending against Seller; (C) Seller has obtained all material permits, approvals, identification numbers, licenses or other authorizations required under any applicable Environmental Laws (the "Environmental Permits") and is and has been in compliance with their requirements; (D) there are no underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed of on any real property currently owned or leased by Seller other than in compliance with Environmental Laws; (E) Seller has not undertaken or completed any investigation or assessment or remedial or response action relating to any such release, discharge or disposal of or contamination with Hazardous Materials at any site, location or operation of the Business, either voluntarily or pursuant to the order of any Governmental Entity or the requirements of any Environmental Law; and (F) except as set forth on Schedule 4.2(f), there have been no Environmental Claims against the Seller.

          (ii)   For purposes of this Section 4.2(f):

      (A)
      "Environmental Claim" shall mean any claim, action, demand, order, or notice by or on behalf of, any Governmental Authority or person alleging potential liability arising out of, based on or resulting from the violation of any Environmental Law or permit or relating to any Hazardous Materials.

      (B)
      "Environmental Laws" shall mean all Laws that are applicable to the Business or the Property relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to (A) the Releases or threatened releases of Hazardous Materials or materials containing Hazardous Materials or (B) the manufacture, generation, handling, treatment, storage, transport, disposal or handling of Hazardous Materials or materials containing Hazardous Materials.

      (C)
      "Hazardous Materials" means all substances, matters and other particles defined or listed as "hazardous" or "toxic" under Environmental Laws or are otherwise subject to or regulated by Environmental Laws.

      (D)
      "Release" shall mean any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment, including the movement of Hazardous Materials through the air, soil, surface water or groundwater.

        (g)    Absence of Certain Changes and Events.    Except as set forth on Schedule 4.2(g), since September 30, 2006, there has not been:

          (i)    Any Seller Material Adverse Effect;

          (ii)   Other than in the usual and ordinary course of business, any increase in amounts payable by Seller to or for the benefit of or committed to be paid by Seller to or for the benefit of any officer, consultant, agent or employee of Seller, in any capacity, whether in the form of salary, bonus, consulting fee, directors fee or otherwise, or in any benefits granted under any bonus, stock option, profit sharing, pension, retirement, deferred compensation, insurance, or other direct or indirect benefit plan with respect to any such person;

          (iii)  Any transaction entered into or carried out by Seller other than in the ordinary and usual course of its business resulting in the incurrence of liabilities or obligations of Seller;

          (iv)  Any material change made by Seller in the methods of doing business or in the accounting principles or practices or the method of application of such principles or practices;

          (v)   Any mortgage, pledge, lien, security interest, hypothecation, charge or other encumbrance imposed or agreed to be imposed on or with respect to the Property which will not be discharged prior to the Closing, except for Permitted Liens (as hereinafter defined);

          (vi)  Any sale, lease or other disposition of, or any agreement to sell, lease or otherwise dispose of any Property, individually in excess of $100,000, or in the aggregate in excess of $250,000, excluding sales in the ordinary course of business;

          (vii) Any purchase of or any agreement to purchase capital assets or any lease or any agreement to lease, as lessee, any capital assets of the Business individually in excess of $100,000 or in the aggregate in excess of $250,000;

          (viii) Any modification, waiver, change, amendment, release, rescission or termination of, or accord and satisfaction with respect to, any term, condition or provision of any contract, agreement, license or other instrument to which Seller is a party, which would have a Seller Material Adverse Effect, other than any satisfaction by performance in accordance with the terms thereof in the usual and ordinary course of its business;

          (ix)  Any damage, destruction or similar loss, whether or not covered by insurance, adversely affecting the Seller in excess of $100,000 individually, or $250,000 in the aggregate;

          (x)   Any strike, picketing, work slowdown or labor disturbance with respect to the Business; or

          (xi)  To the knowledge of Seller or CHC, any change in any Law applicable to or binding upon the Business or the Property, which would have a Seller Material Adverse Effect.

        (h)    Taxes and Tax Returns.    (i) For purposes of this Agreement, (A) the term "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, property, use, sales, transfer, license, payroll and franchise or other taxes of any kind whatsoever, imposed by the United States, or any state, local or foreign government or subdivision or agency thereof whether computed on a unitary, combined or any other basis; and such term shall include any interest and penalties or additions to tax; and (B) the term "Tax Return" shall mean any report, return or other information required to be filed with, supplied to or otherwise made available to a taxing authority in connection with Taxes.

          (ii)   Except for transfer tax returns in connection with the transactions contemplated by this Agreement, which will be filed promptly after the Closing Date, Seller has (A) filed with the appropriate taxing authorities all Tax Returns relating to the Property or the Business required to be filed for any period ending on or before the Closing Date (or are properly on extension), and all such filed Tax Returns are true, correct and complete in all material respects, and (B) paid in full all Taxes shown to be due on such Tax Returns, together with any penalties or fines due in connection therewith. There are no liens for Taxes upon the Property except for statutory liens for current Taxes not yet due and payable. Seller will file appropriate Tax Returns for any period ending on or before the Closing Date, and pay any Taxes for such periods when due. Seller has not received any outstanding notice of audit, and is not undergoing any audit, of Tax Returns relating to the Property or the Business and has never received any notice of deficiency or assessment from any taxing authority with respect to liability for Taxes relating to the Property or the Business which has not been fully paid or finally settled and has not been notified in writing of any potential or actual dispute or claim concerning any Tax liability of Seller relating to the Property or the Business. There have been no waivers of statutes of limitations by Seller with respect to any Tax Returns relating to the Property or the Business. Seller has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has withheld all amounts required by law to be withheld from the wages or salaries of employees and independent contractors of the Business, and is not liable for any Taxes with respect to the employees and independent contractors of the Business for failure to comply with such laws, rules and regulations.

        (i)    Employment Matters; ERISA Matters.    Except as set forth on Schedule 4.2(i) or in the SEC Reports, there are no employment, consulting, severance or indemnification contracts between the Seller and any of its employees. The Seller is not a party to any union contract or collective bargaining agreement. Schedule 4.2(i) identifies those employees of the Seller who are deemed to be key employees to the operations of the Business. Except as otherwise set forth in this Agreement, Seller has no plans to terminate any key employee, and none of the key employees is expected to terminate his employment with Seller. Seller is in compliance with Laws respecting employment and employment practices, terms and conditions of employment and wages and hours. Seller has no responsibility for and has not assumed any pension-related liability of any predecessor business or Person.

        (j)    Title to Property.    (i) Seller has good and marketable title, or valid leasehold rights (in the case of leased property), to all of the Personal Property, free and clear of all liens, claims and encumbrances of any nature, other than as disclosed on Schedule 4.2(j) (the "Permitted Liens"). On the Closing Date, Seller will convey to Buyer good and marketable title to the Personal Property or, in the case of assets constituting Personal Property which are leased or licensed by Seller pursuant to Personal Property Leases or other Contracts, valid leasehold interests or licenses to such Personal Property Leases or other Contracts, free and clear of all liens, claims and encumbrances of any nature other than Permitted Liens. Except for the Excluded Assets, (i) Schedule 1.1(a)(i) sets forth a complete and accurate list of all the Personal Property owned by Seller, including without limitation, all inventory, raw materials, packaging materials, machinery, equipment, tooling, parts, furniture, supplies, vehicles, office equipment and other tangible personal property, and (ii) Schedule 1.1(a)(iii) sets forth a complete and accurate list of all Personal Property Leases owned by Seller, including, without limitation, all leases of equipment or other personal property used in the conduct of the Business with a value in excess of $25,000 individually or $50,000 in the aggregate. All Personal Property used in the conduct of the Business is owned or leased by Seller and is held free and clear of all mortgages, pledges, liens, security interests, claims, encumbrances and restrictions of any nature whatsoever other than Permitted Liens. Except for Permitted Liens and except as disclosed on Schedule 4.2(j), no financing statement under the Uniform Commercial Code or similar law naming Seller as debtor has been filed, and not been terminated, prior to the Closing Date in any jurisdiction in respect of the Property, and, except as disclosed on Schedule 4.2(j), Seller is not a party to or bound under any agreement or legal obligation authorizing any party to file any such financing statement.

          (ii)    Schedule 1.1(a)(iii) sets forth, with respect to Personal Property Leases, the commencement date, termination date, renewal options, if any, and annual base rents. Except as disclosed on Schedule 4.2(j) and in the SEC Reports, each such Personal Property Lease is valid and enforceable in accordance with its terms in all respects and is in full force and effect. Neither Seller, nor to the knowledge of Seller or CHC, any other party to any Personal Property Lease, is in default of its obligations thereunder, and Seller (or any other party to any such Personal Property Lease) has not at any time delivered or received any notice of default which remains uncured under any such Personal Property Lease and no event has occurred which, with the giving of notice or the passage of time, or both, would constitute a default under any such Lease.

        (k)    Trademarks, Patents and Copyrights.    (i) Except as disclosed on Schedule 4.2(k), Seller owns or has the right to use, sell or license all Proprietary Rights and such Proprietary Rights are sufficient for the conduct of the Business of Seller as it is currently being conducted as of the date hereof. Schedule 1.1(a)(ii) hereto lists each patent, patent right, patent application, tradename, trademark, trade name registration, trademark registration, trademark application, copyright registration, copyright registration application, service mark, brand mark and brand name, trade secret, formula, source and object code owned or licensed by Seller, and any license for any of the foregoing in each case.

          (ii)   Except as disclosed on Schedule 4.2(k), the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any instrument or agreement governing any Proprietary Rights, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Proprietary Rights or impair the right of the Business to use, sell or license any Proprietary Rights or any portion thereof.

          (iii)  Except as disclosed on Schedule 4.2(k), neither the manufacture, marketing, license, sale or intended use of any product or service currently sold violates any license or agreement between Seller and any third party relating to such product or service or to the knowledge of Seller or CHC infringes any intellectual property right of any other party, and there is no pending or, to either Seller's or CHC's knowledge, threatened claim or litigation contesting the validity and Seller's ownership or right to use, sell, license or dispose of any Proprietary Right nor has Seller received any notice asserting that any Proprietary Right or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, and Seller has neither licensed the use of the Proprietary Rights to any third party nor permitted the use by any third party of the same in a manner which would infringe the Proprietary Rights of Seller.

          (iv)  Except as disclosed on Schedule 4.2(k), no current or prior members, officers, employees or consultants of Seller have asserted in writing, nor to the knowledge of Seller or CHC threatened, any claim to an ownership interest in any of the Proprietary Rights as a result of having been involved in the development of such property while employed by or consulting to the Business or otherwise.

        (l)    Accounts Receivable.    The Receivables listed on Schedule 1.1(a)(vii) are or will be subsisting; arose or will arise in the ordinary and usual course of Seller's business; are not and will not be subject to any counterclaim, set-off or defense known to the Seller; and are not and will not be subject to any lien or encumbrance, other than Permitted Liens.

        (m)    Legal Proceedings, Claims, Investigations, etc.    Except as disclosed on Schedule 4.2(m) and in the SEC Reports, there is no legal, administrative, arbitration or other action or proceeding or governmental investigation pending against Seller or, to the knowledge of Seller or CHC, pending against any member, officer or employee thereof. Except as disclosed on Schedule 4.2(m) and in the SEC Reports, Seller has not been informed of any violation of or default under, any laws, ordinances, regulations, judgments, injunctions, orders or decrees (including without limitation, any immigration laws or regulations) of any court, governmental department, commission, agency, instrumentality or arbitrator. Except as disclosed in Schedule 4.2(m) and in the SEC Reports, the Seller is not currently subject to any judgment, order, injunction or decree of any court, arbitral authority, administrative agency or Governmental Authority.

        (n)    Contracts.    Schedule 1.1(a)(iv) sets forth a complete and accurate list of all contracts or agreements to which Seller is a party, involving either aggregate consideration payable to or by Seller of $50,000 in a twelve month period or the Property, and Seller has provided or made available to Buyer copies of all of such Contracts ("Material Contracts"). Each Material Contract (i) is in full force and effect and is binding upon and enforceable against Seller, and, to the knowledge of Seller or CHC, all other parties thereto in accordance with its terms, (ii) has not been otherwise materially amended or modified by Seller except as specified in such Schedule and (iii) is not in material default due to the action of Seller or, to the knowledge of Seller or CHC, any other party thereto. Without limiting Section 4.2(v), neither Seller nor CHC has received notice that any party to any Material Contract intends to cancel or terminate such Contract, and neither Seller nor CHC is aware of any pending, or to either Seller's and CHC's knowledge, threatened dispute or other information that might result in any party to any Material Contract canceling or terminating such Contract.

        (o)    Certain Transactions.    No officer or employee of Seller, nor any member of any such person's family is presently a party to any material transaction with Seller, including without limitation, any contract, agreement or other arrangement (i) providing for the furnishing of services by, (ii) providing for the rental of real or personal property from, or (iii) otherwise requiring payments to (other than for services as managers, officers, directors or employees of the Seller), any such person or any corporation, partnership, trust or other entity in which any such person has a substantial interest as a stockholder, officer, director, trustee or partner.

        (p)    Broker.    Other than Jefferies Broadview, no broker, finder or investment banker is entitled to any brokerage or finder's fee or other commission from Seller in connection with the transactions contemplated hereby based on the arrangements made by or on behalf of Seller.

        (q)    Licenses.    Seller is the holder of all state, federal and local licenses, permits and approvals required to conduct the Business as it is presently being conducted, except where the failure to hold the same would not have a Seller Material Adverse Effect. Except as set forth on Schedule 4.2(q)(i) and in the SEC Reports, all of the Permits are in good standing, valid and effective, and free and clear of any liens, conditions or restrictions which might limit their full utilization as authorized by any governmental authority. Schedule 1.1(a)(v) lists each transferable Permit held by Seller and its date of expiration. Schedule 4.2(q)(ii) sets forth those Permits issued by various Governmental Authorities to Seller that are not assignable. Seller's inability to assign such Permits to Buyer shall not constitute a breach or default of any provision of this Agreement.

        (r)    Compliance with Law.    Except as set forth on Schedule 4.2(r) and in the SEC Reports, Seller has complied in all material respects with all Laws, which are applicable to or binding upon the Business or the Property.

        (s)    Books of Account; Records.    The general ledgers, books of account and other records of Seller are complete and correct in all respects and have been maintained in accordance with good business practices and on a consistent basis from period to period reflected therein.

        (t)    Condition of the Property.    EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, ALL OF THE PROPERTY IS CONVEYED TO BUYER AS IS, WHERE IS AND SELLER AND CHC HEREBY DISCLAIM ALL WARRANTIES WITH RESPECT THERETO, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

        (u)    Accounts Payable.    All of Seller's accounts payable have been incurred in the ordinary course of business consistent with past practice.

        (v)    Customers.    Except as set forth on Schedule 4.2(v) and in the SEC Reports, there are no pending, or to either Seller's and CHC's knowledge, threatened disputes between Seller and any of the licensors, licensees, vendors, suppliers, clients or customers of the Business or other parties which in any way relate to Seller's operation of the Business. Neither Seller nor CHC has any information, or is aware of any facts, indicating that any licensors, licensees, vendors, suppliers, clients or customers of the Business or other parties which in any way relate to Seller's operation of the Business, intends to cease doing business with Seller or materially alter the amount of business they are presently doing with Seller, and neither Seller nor CHC is aware of any pending, or to either Seller's and CHC's knowledge, threatened dispute or other information that might result in any licensors, licensees, vendors, suppliers, clients or customers of the Business or other parties which in any way relate to Seller's operation of the Business, ceasing to do business with Seller or materially altering the amount of business they are presently doing with Seller or any disputes between Seller and any of the vendors, suppliers, or customers of the Business or other parties which in any way relate to Seller's operation of the Business.

        (w)    Entire Business.    The sale of the Property to be sold by Seller to Buyer pursuant to this Agreement will convey to Buyer the entire Business and all of the tangible and intangible property used by Seller (whether owned, leased or held under license by Seller) in connection with the conduct of the Business as heretofore conducted by Seller.

ARTICLE V

COVENANTS

        Section 5.1    Conduct of Business.    Between the date of this Agreement and the Closing Date, Seller shall, and CHC shall cause Seller to:

        (a)   Conduct the Business and enter into transactions only in the ordinary course in accordance with past practices and, without Buyer's prior written consent, refrain from changing or introducing any method of management or operations;

        (b)   Refrain from making any changes in its accounting practices, including with respect to revenue and expense recognition methods and depreciation or amortization methods, policies or rates;

        (c)   Continue all accounts receivable collection efforts and accounts payable payments in the ordinary course consistent with past practices;

        (d)   Refrain from making any purchase, sale, or disposition of any asset or property in excess of $100,000 or, in the aggregate, in excess of $250,000 (including, without limitation, any mortgage loan in excess of such amount), other than in the ordinary course of business and from mortgaging, pledging, subjecting to a Lien or otherwise encumbering any of its properties or assets;

        (e)   Refrain from incurring any contingent liability as a guarantor or otherwise with respect to the obligations of others, and from incurring any other contingent or fixed obligations or liabilities;

        (f)    Refrain from entering into transactions with affiliated persons or entities;

        (g)   Except as set forth on Schedule 5.1 hereto, refrain from declaring, setting aside, or paying any dividend, making any other distribution in respect of its capital stock, or making any direct or indirect redemption, purchase, or other acquisition of its stock;

        (h)   Refrain from making any change in the compensation payable or to become payable to any of its officers, employees, agents, or independent contractors, and from adopting or amending in any material respect any employee benefit plan;

        (i)    Refrain from amending its Certificate of Incorporation or by-laws without the consent of Buyer;

        (j)    Refrain from canceling any material indebtedness (individually or in the aggregate) or waive any claims or rights of substantial value;

        (k)   Refrain from entering into any material contract, including any lease of real property, without the consent of Buyer, other than in the ordinary course of business;

        (l)    Refrain from materially modifying or amending, or terminating or permitting the lapse of, any material contracts or leases, without the consent of Buyer, other than in the ordinary course of business;

        (m)  Refrain from making, or committing to make, any capital expenditure in excess of $100,000 and $250,000 in the aggregate without the consent of Buyer;

        (n)   Have in effect and maintain at all times all insurance of the kind, in the amount, and with the insurers previously disclosed to Buyer or equivalent insurance with any substitute insurers approved in writing by Buyer;

        (o)   Furnish to Buyer and its attorneys, accountants, advisors and other representatives (collectively, "Representatives") such financial and other information with respect to the Business or its assets as Buyer may from time to time reasonably request;

        (p)   Provide Buyer and its Representatives with full and complete access at reasonable times and upon reasonable prior notice to all of the facilities, books and records (including marketing statistics) of the Business and of Seller;

        (q)   Provide Buyer and its Representatives with full and complete access to, and reasonably assist Buyer and its Representatives with, Seller's licensors, licensees, vendors, suppliers, clients and customers;

        (r)   Perform or permit the following: (i) permit Buyer and its Representatives to conduct a full investigation of the Property, including, but not limited to, books, records, contracts, and such other documents as Buyer may reasonably request, as well as the operating condition, environmental condition and other aspects of the Purchased Assets and (ii) cooperate fully with Buyer and its Representatives, and cause its employees, agents and other Representatives to cooperate fully with Buyer and its Representatives, for the purpose of enabling Buyer and its Representatives to conduct the activities described above; and

        (s)   Maintain the overall marketing effort of the Business at levels consistent with the past practices of Seller, except as may be modified in the ordinary course of business.

        Section 5.2    Notice of Default.    From the date hereof until the Closing, promptly upon the occurrence of, or promptly upon Seller or CHC, on the one hand, or Buyer or Axium, on the other hand, becoming aware of the impending or threatened occurrence of, any event which would cause or constitute a breach or default hereunder, or would have caused or constituted a breach or default had such event occurred or been known to Seller or CHC, on the one hand, or

Buyer or Axium, on the other hand, prior to the date hereof, of any of the representations, warranties, or covenants of Seller or CHC, on the one hand, or Buyer or Axium, on the other hand, contained in or referred to in this Agreement or in any Schedule or Exhibit referred to in this Agreement, Seller or CHC or Buyer or Axium (as applicable) shall give detailed written notice thereof to Buyer or Seller (as applicable) and shall use its reasonable best efforts to prevent or promptly remedy the same.

        Section 5.3    Confidentiality.    Subject to the provisions of Section 9.10 and except as otherwise required by law, Seller, CHC, Buyer and Axium shall protect and maintain the confidentiality of all matters related to and contemplated by this Agreement and the agreements executed and delivered in connection herewith.

        Section 5.4    Preservation of Books and Records.    Until at least the expiration of ninety (90) days after the Closing Date, CHC and Seller will preserve and maintain all of Seller's books and records and all books and records of CHC exclusively related to the Business that are in their possession and not otherwise transferred to Buyer pursuant to this Agreement and will provide Buyer and its auditors, employees and agents with full access to the records of Seller (other than Seller's attorney-client communications and work product) upon reasonable notice during normal business hours and shall allow Buyer and its auditors, employees and agents, at Buyer's expense, to make copies of such documents, records and other information pertaining to the Business as Buyer may reasonably request. If CHC or Seller desires to dispose of any such books and records before the expiration of such period, CHC or Seller, as applicable, will first give written notice thereof to Buyer and will, at Buyer's option and expense, appropriately package and deliver such books and records to Buyer at such location as Buyer shall designate. If upon receiving written notice of CHC's or Seller's desire to dispose of books and records, Buyer does not direct CHC or Seller, as applicable, to deliver such books and records within 45 days, then CHC or Seller, as applicable, may dispose of such books and records without violating the terms of this Agreement.

        Section 5.5    CHC Shareholders Meeting.    CHC, acting through its Board of Directors, shall, in accordance with the applicable provisions of its Certificate of Incorporation and the NYBCL, use its commercially reasonable efforts to obtain the approval of its shareholders and the adoption of this Agreement and the transactions contemplated hereby (the "Transaction"), including:

          (i)    As promptly as practicable following the execution and delivery of this Agreement, duly call, give notice of, convene and hold a special meeting of its shareholders (the "Special Meeting") for the purposes of considering and taking action upon the approval and adoption of the Transaction;

          (ii)   As promptly as practicable following the execution and delivery of this Agreement, subject to Section 5.10, declare advisable and recommend to its shareholders that they approve the Transaction and adopt this Agreement, and include disclosure regarding the approval of CHC's Board of Directors (the "CHC Board"); and

          (iii)  As promptly as practicable following the execution and delivery of this Agreement, but in no event later than the later of (a) the expiration of twenty (20) calendar days after the full execution and delivery of this Agreement, if a definitive agreement is not executed by CHC for the sale of all or substantially all of the assets of CHC's Commercial Services Business Unit (the "Sale of Commercial"), or (b) the expiration of thirty-four (34) calendar days after the full execution and delivery of this Agreement, if a definitive agreement is executed by CHC for the Sale of Commercial, prepare and file with the Securities and Exchange Commission (the "SEC") a preliminary proxy or information statement (y) relating solely to the Transaction and this Agreement, if a definitive agreement is not executed by CHC for the Sale of Commercial, or (z) relating solely to the Transaction, this Agreement, the Sale of Commercial and the adoption of a plan of liquidation for CHC, if a definitive agreement is executed by CHC for the Sale of Commercial, and, in either case, obtain and furnish the information required to be included by the SEC in the proxy or information statement and, after consultation with Buyer, respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement, including any amendments or supplements thereto (the "Proxy Statement") to be mailed to its shareholders at the earliest practicable date.

        Notwithstanding anything herein to the contrary, in no event shall CHC or its Board of Directors be required to take any of the actions set forth in this Section 5.5 prior to the date specified in subclause (a) or (b) of Section 5.5(iii), as applicable.

        Section 5.6    Additional Covenants.    Seller, Buyer, CHC and Axium covenant and agree, subject to the conditions set forth herein, to proceed diligently and to use reasonable efforts to take or cause to be taken all actions and to do or cause to be done all things necessary, proper and advisable to consummate the transactions contemplated by this Agreement and to prepare and execute such additional documents and to take or cause to be taken such additional actions, as either party may reasonably request pursuant to the terms and conditions of this Agreement.

        Section 5.7    Sales and Transfer Taxes.    All sales and transfer taxes, recording taxes, and similar taxes and charges, incurred in connection with the sale of the Property under this Agreement will be borne by Buyer.

        Section 5.8    Transferred Employees.

        (a)    Offer of Employment.    Subject to and in accordance with the provisions of this Section 5.8, Buyer shall, effective upon the Closing, offer full-time employment to substantially all (i.e., at least 90% and up to 100%) of the employees who are employed by Seller as of the Closing Date (the "Employees") on terms and conditions comparable to the terms and conditions of employment and benefits for current employees of Buyer in similar job classifications and grades. Buyer shall hire all of the Employees who accept such offer. Buyer will deliver to Seller a list of all of the Employees who have accepted an offer of employment from Buyer promptly after the Closing. Each of the Employees who actually becomes a full-time employee of Buyer upon the Closing is hereinafter referred to as a "Transferred Employee."

        (b)    Transition.    The employment of each Transferred Employee by Seller shall end effective as of the close of business on the day before the Closing Date and the employment of the Transferred Employees by Buyer shall commence at or after 12:01 a.m. on the day of the Closing Date.

        (c)   Retention of Employees Prior to Closing.    Seller shall expend its reasonable efforts to assist Buyer in securing the employment on the Closing Date of the Employees; provided, however, that Seller shall not be required to incur any financial obligation beyond continuing to pay for current employee compensation and benefits prior to the Closing in connection with the foregoing unless otherwise required by this Agreement.

        (d)   Compensation and Benefits of Transferred Employees.    Coverage for Transferred Employees under Buyer's benefit plans and programs shall commence as of 12:01 a.m. on the Closing Date. Buyer shall maintain for the benefit of Transferred Employees a package of employee benefits that is comparable in the aggregate to the employee benefit programs for current employees of Buyer in similar job classifications and grades.

        (e)   Employees Other than Transferred Employees.    Seller shall retain responsibility only for employees of Seller who do not accept offers of employment from Buyer.

        Section 5.9    Noncompete.    For a period of three (3) years from and after the Closing Date, neither CHC nor Seller shall engage or compete, directly or indirectly, on its own account or as an equity holder, agent, partner, joint venturer or consultant, in or with any business entity that is engaged in the sale, distribution, manufacture or provision of products or services heretofore sold, distributed, manufactured or provided by the Business; provided that CHC and its affiliates shall be entitled to conduct and operate the businesses and operations of the Commercial Services Business Unit of CHC as currently conducted by CHC even if such businesses or operations might be deemed to be the same as or to compete with the products or services heretofore sold, distributed, manufactured or provided by the Business.

        Section 5.10    Superior Offer.    Notwithstanding anything in this Agreement to the contrary, the CHC Board may at any time prior to the Closing, (x) withdraw or modify its approval or recommendation of this Agreement or the Transaction or (y) approve or recommend a Superior Offer (as herein defined) if: (A) a bona fide written offer is made to CHC by a third party for an Acquisition Proposal, and such offer is not withdrawn; (B) the CHC Board determines in good faith, after consultation with its financial advisor, that such offer constitutes a Superior Offer; (C) following consultation with outside legal counsel, the CHC Board or a committee of disinterested directors determines that the withdrawal or modification of its approval or recommendation of this Agreement or the Transaction is required to comply with the fiduciary duties of the CHC Board to the shareholders of CHC under applicable Law; (D) such approval or recommendation is not withdrawn or modified in a manner adverse to Buyer at any time prior to five (5) business days after Buyer and Axium receive written notice from CHC confirming that the CHC Board has determined that such offer is a Superior Offer, setting forth in reasonable detail all material terms of such Superior Offer; and (E) at the end of such five (5) business day period, after taking into account any adjustment or modification of the terms of this Agreement proposed by Buyer or Axium (and any adjustment or modification of the terms of such Acquisition Proposal), the CHC Board again makes the determination in good faith that the withdrawal or modification of such approval or recommendation of this Agreement or the Transaction is required to comply with the fiduciary duties of the CHC Board to the shareholders of CHC under applicable Law. For purposes of this Agreement, (i) the term "Superior Offer" means an Acquisition Proposal on terms that the CHC Board determines, in good faith, based upon consultations with its outside legal counsel and its financial advisor, that if consummated, is more favorable to CHC's shareholders than the Transaction or this Agreement and is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the offer and the person making the offer and would, if consummated, be in the best interests of the shareholders of CHC and (ii) the term "Acquisition Proposal" means (other than the transaction contemplated by this Agreement) any inquiry, proposal or offer from any person relating to (1) any direct or indirect acquisition or purchase of the Business or (2) any direct or indirect acquisition or purchase of assets representing 20% or more of the assets of CHC, (3) any issuance, sale, or other disposition of (including by way of merger, consolidation, business combination, share exchange, joint venture, or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 20% or more of the voting power of CHC, (4) any tender offer, exchange offer or other transaction in which, if consummated, any person shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership, of 20% or more of the outstanding voting capital stock of CHC, or (5) any merger, consolidation, share exchange, business combination, recapitalization, liquidation or dissolution involving CHC.

        Section 5.11    Name Change.    Within twenty (20) business days after the Closing Date, Seller shall change its name to a name not confusingly similar with its current name.

        Section 5.12    Conversion to LLC.    Notwithstanding any other provision of this Agreement, CHC shall be entitled to convert Seller to a limited liability company or liquidate and dissolve Seller at any time in its discretion without the consent of Buyer or Axium.

        Section 5.13    Transition Services Agreement.    The parties hereto intend to enter into a Transition Services Agreement on the Closing Date substantially in the form set forth as Exhibit F hereto (the "Transition Services Agreement") providing for such Items of Service (as defined in the Transition Services Agreement) as the Buyer may reasonably request by notice to the Seller given not later than forty-five (45) days prior to the Closing.

        Section 5.14    No Amendment of Financing.    Neither Axium nor Buyer shall amend, supplement or modify its financing of the acquisition of the Property and its assumption of the Assumed Liabilities, as to be provided by GoldenTree Asset Management, LP pursuant to its commitment letter with Axium of October 16, 2006, a copy of which has been provided to CHC and Seller, so as to prevent the transactions contemplated by this Agreement.

ARTICLE VI

CONDITIONS TO CLOSING

        Section 6.1    Conditions to Obligations of Seller and CHC.    The obligations of Seller and CHC to consummate the transactions contemplated this Agreement are subject to the fulfillment, or waiver by Seller or CHC, as of the Closing, of the following conditions precedent:

        (a)   Representations: Warranties; Covenants.    All of the representations and warranties of Axium and Buyer contained in Section 4.1 shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date and Axium and Buyer shall, on or before the Closing, have performed all of their obligations hereunder which by the terms hereof are to be performed on or before the Closing.

        (b)   Certificates from Officer of Axium and Buyer.    Axium and Buyer shall have delivered to Seller and CHC a certificate of the President of Axium and Buyer dated as of the Closing Date to the effect that the statements set forth in paragraph (a) above in this Section 6.1 are true and correct.

        (c)   No Adverse Proceedings.    No law, rule or regulation shall have been enacted or promulgated, and no investigation, action, suit or proceeding shall have been threatened or instituted against Seller, CHC, Axium or Buyer, which, in any such case, in the reasonable judgment of Seller or CHC, prohibits or precludes the consummation of the transactions contemplated hereby, or which claims, or might give rise to a claim for, damages against Seller or CHC as a result of the consummation of such transaction.

        (d)   Shareholder Approval.    The shareholders of CHC shall have duly approved this Agreement and the transactions contemplated hereby in accordance with CHC's Certificate of Incorporation and the NYBCL and as contemplated by this Agreement.

        (e)   Fairness Opinion Not Withdrawn or Modified.    Any financial advisor's opinion received by the CHC Board to the effect that this Agreement and the Transaction and the consideration to be received Seller in connection herewith is fair to Seller from a financial point of view shall not have been withdrawn or materially modified.

        (f)    Buyer's Secretary's Certificate.    Buyer shall have delivered a certificate, dated the Closing Date, executed by Buyer's Secretary, to the effect that (A) the Certificate of Incorporation and by-laws of Buyer shall have not been amended since the date upon which certified copies of each had been delivered to Seller and CHC and remain in full force and effect and (B) the officers executing this Agreement and the Buyer Agreements are duly elected and hold the offices set forth therein, with copies of resolutions approved by the Board of Directors of Buyer attached as an exhibit thereto.

        (g)   Axium's Secretary's Certificate.    Axium shall have delivered a certificate, dated the Closing Date, executed by Axium's Secretary, to the effect that (A) the Certificate of Incorporation and by-laws of Axium shall have not been amended since the date upon which certified copies of each had been delivered to Seller and CHC and remain in full force and effect and (B) the officers executing this Agreement and the Buyer Agreements are duly elected and hold the offices set forth therein, with copies of resolutions approved by the Board of Directors of Axium attached as an exhibit thereto.

        (h)   Bill of Sale.    Buyer shall have delivered a duly executed copy of the Bill of Sale and such deeds, assignments, certificates of title and other instruments of transfer and conveyance, conveying, selling, transferring and assigning to Buyer title to all of the Property (subject to Section 1.3), free and clear of all security interests, liens, charges or encumbrances whatsoever, except for Permitted Liens and those liens assumed by Buyer pursuant to this Agreement or the Bill of Sale; together with the written consents of all parties necessary in order to duly transfer such title to the extent obtained.

        (i)    Purchase Price.    Buyer shall have paid the Purchase Price as provided in Section 2.1(b).

        (j)    Solvency Certificate.    Buyer shall have delivered a certificate dated the Closing Date, in substantially in the form of Exhibit C, signed by the Chief Financial Officer of Buyer, certifying that Buyer is Solvent on the Closing Date after giving effect to the transactions contemplated hereby (the "Buyer's Solvency Certificate").

        (k)   HSR Act.    The required waiting period under the HSR Act shall have expired or been terminated without adverse action by the Federal Trade Commission or United States Department of Justice.

        (l)    Consents.    Buyer shall have delivered a copy of the consent of each Governmental Authority and each other person whose consent is required for the consummation of the transactions contemplated by this Agreement or for the assignment of any of the Property of Seller to Buyer.

        Section 6.2    Conditions to the Obligations of Buyer and Axium.    The obligations of Axium and Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment, or waiver by Axium and Buyer, as of the Closing, of the following conditions precedent:

        (a)   Representations; Warranties; Covenants.    All of the representations and warranties of Seller and CHC contained in Section 4.2 shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date; and Seller and CHC shall, on or before the Closing, have performed all of their obligations hereunder which by the terms hereof are to be performed on or before the Closing.

        (b)   Certificates from Officer of Seller and CHC.    Seller and CHC shall have delivered to Buyer a certificate of the President of Seller and CHC dated as of the Closing Date to the effect that the statements set forth in paragraph (a) above in this Section 6.2 are true and correct.

        (c)   No Adverse Proceedings.    No law, rule or regulation shall have been enacted or promulgated, and no investigation, action, suit or proceeding shall have been threatened or instituted against Seller, CHC, Buyer or Axium, which, in any such case, in the reasonable judgment of Buyer or Axium, prohibits or precludes the consummation of the transactions contemplated hereby, or which claims, or might give rise to a claim for, damages against Seller or CHC as a result of the consummation of such transaction.

        (d)   Shareholder Approval.    The shareholders of CHC shall have duly approved this Agreement and the transactions contemplated hereby in accordance with CHC's Certificate of Incorporation and the NYBCL and as contemplated by this Agreement.

        (e)   Seller's Secretary's Certificate.    Seller shall have delivered a certificate, dated the Closing Date, executed by Seller's Secretary, to the effect that (A) the Certificate of Incorporation and bylaws of Seller shall have not been amended since the date upon which certified copies of each had been delivered to Buyer and remain in full force and effect and (B) the officers executing this Agreement and Seller Agreements on behalf of Seller are duly elected and hold the offices set forth therein, with copies of resolutions approved by the Board of Directors of Seller attached as an exhibit thereto.

        (f)    CHC's Secretary's Certificate.    CHC shall have delivered a certificate, dated the Closing Date, executed by CHC's Secretary, to the effect that the officers executing this Agreement on behalf of CHC are duly elected and hold the offices set forth therein, with copies of resolutions approved by the CHC Board attached as an exhibit thereto.

        (g)   Bill of Sale.    Seller shall have delivered a duly executed copy of the Bill of Sale and such deeds, assignments, certificates of title and other instruments of transfer and conveyance, conveying, selling, transferring and assigning to Buyer title to all of the Property (subject to Section 1.3), free and clear of all security interests, liens, charges or encumbrances whatsoever, except for Permitted Liens and those liens assumed by Buyer pursuant to this Agreement or the Bill of Sale; together with the written consents of all parties necessary in order to duly transfer such title to the extent obtained.

        (h)   IP Assignment.    Seller shall have delivered the Assignment of Intellectual Property Rights in the form attached hereto as Exhibit D (the "IP Assignment").

        (i)    Consents.    Seller shall have delivered a copy of the consent of each Governmental Authority whose consent is required for the consummation of the transactions contemplated by this Agreement or for the assignment of any of the Property.

        (j)    HSR Act.    The required waiting period under the HSR Act shall have expired or been terminated without adverse action by the Federal Trade Commission or United States Department of Justice.

        (k)   Solvency Certificate.    Seller shall have delivered a certificate dated the Closing Date, in substantially in the form of Exhibit E, signed by the Chief Financial Officer of Seller, certifying that Seller is Solvent on the Closing Date after giving effect to the transactions contemplated hereby ("Seller's Solvency Certificate").

        (l)    Vendor Cash.    Seller shall have delivered to Axium and Buyer an accounting as of the Closing Date of all Vendor Cash to be disbursed to Seller's vendors in accordance with the client payment terms, identifying the client-specific bank accounts in which such Vendor Cash has been deposited, the clients to which such Vendor cash relates and the amounts and dates of the payments to be made.

ARTICLE VII

INDEMNIFICATION

        Section 7.1    Indemnification of Axium and Buyer.    Subject to the limitations contained in this Article VII, Seller and CHC, jointly and severally, agree to indemnify, defend and hold harmless Axium and Buyer and their respective directors, officers, stockholders, Affiliates, partners, employees, consultants, successors and assigns from and against any and all indebtedness, liabilities, claims, losses, damages, deficiencies or responsibilities, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise (including punitive or exemplary damages and fines or penalties and any interest thereon), expenses (including reasonable fees and disbursements of counsel and expenses of investigation and defense), liens or other obligations of any nature whatsoever (hereinafter individually, a "Loss" and collectively, "Losses") which, directly or indirectly, arise out of, result from or relate to: (a) any inaccuracy in or any breach of any representation and warranty, or any breach of any covenant or agreement, of Seller or CHC contained in this Agreement or in any document or other papers delivered pursuant to this Agreement, provided that a claim for indemnity is asserted on or before the expiration of six (6) months after the Closing Date, provided that the indemnification liability of Seller and CHC to Axium and Buyer under this Article VII shall not exceed the aggregate amount of eight million dollars ($8,000,000) and that neither Axium nor Buyer shall make any claim for indemnification by Seller and CHC until the total claims for indemnification of Axium or Buyer are at least two hundred fifty thousand dollars ($250,000); and (b) any claim for indemnification, or any litigation whether listed on the litigation schedule or not, by Hewlett-Packard Company, or its affiliates or subsidiaries, for any Loss which arises out of, results from or relates to occurrences prior to or at the Closing Date.

        Section 7.2    Indemnification of CHC and Seller.    Subject to the limitations contained in this Article VII, both Axium and Buyer, jointly and severally, agree to indemnify, defend and hold harmless Seller and CHC from and against any and all Losses which, directly or indirectly, arise out of, result from or relate to any inaccuracy in or any breach of any representation and warranty, or any breach of any covenant or agreement, of Axium or Buyer contained in this Agreement or in any documents or other papers delivered pursuant to this Agreement, provided that a claim for indemnity is asserted on or before the expiration of six (6) months after the Closing Date, provided that the indemnification liability of Axium and Buyer to Seller and CHC under this Article VII shall not exceed the aggregate amount of eight million dollars ($8,000,000) and that neither Seller nor CHC shall make any claim for indemnification by Axium and Buyer until the total claims for indemnification of Seller or CHC are at least two hundred fifty thousand dollars ($250,000).

        Section 7.3    Method of Asserting Claims.    The party making a claim under this Article VII is referred to as the "Indemnified Party" and the party against whom such claims are asserted under this Article VII is referred to as the "Indemnifying Party." All claims by any Indemnified Party under this Article VII shall be asserted and resolved as follows:

        (a)   In the event that any claim or demand for which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against or sought to be collected from such Indemnified Party by a third party, said Indemnified Party shall with reasonable promptness, but in no event later than thirty (30) days after knowledge of the claim or demand, notify in writing the Indemnifying Party of such claim or demand, specifying the basis for such claim or demand, and the amount or the estimated amount thereof to the extent then determinable (which estimate shall not be conclusive of the final amount of such claim and demand; the "Claim Notice"); provided, however, that any failure to give such Claim Notice will not be deemed a waiver of any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are actually prejudiced by such failure. The Indemnifying Party, upon request of the Indemnified Party, shall retain counsel (who shall be reasonably acceptable to the Indemnified Party) to represent the Indemnified Party and shall pay the reasonable fees and disbursements of such counsel with regard thereto, provided, however, that any Indemnified Party is hereby authorized prior to the date on which it receives written notice from the Indemnifying Party designating such counsel, to retain counsel, whose reasonable fees and expenses shall be at the expense of the Indemnifying Party, to file any motion, answer or other pleading and take such other action which it reasonably shall deem necessary to protect its interests or those of the Indemnifying Party until the date on which the Indemnified Party receives such notice from the Indemnifying Party. After the Indemnifying Party shall retain such counsel, the Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (x) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (y) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party shall not, in connection with any proceedings or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one such firm for the Indemnified Party (except to the extent the Indemnified Party retained counsel to protect its (or the Indemnifying Party's) rights prior to the selection of counsel by the Indemnifying Party.) If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any claim or demand which the Indemnifying Party defends. A claim or demand may not be settled by the Indemnifying Party without the prior written consent of the Indemnified Party (which consent will not be unreasonably withheld) unless, as part of such settlement, the Indemnified Party shall receive a full and unconditional release reasonably satisfactory to the Indemnified Party.

        (b)   In the event any Indemnified Party shall have a claim against any Indemnifying Party hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Party shall send a Claim Notice with respect to such claim to the Indemnifying Party.

        (c)   After delivery of a Claim Notice, so long as any right to indemnification exists pursuant to this Article VII, the affected parties each agree to retain all Books and Records related to such Claim Notice. In each instance, the Indemnified Party shall have the right to be kept fully informed by the Indemnifying Party and its legal counsel with respect to any legal proceedings. Any information or documents made available to any party hereunder and designated as confidential by the party providing such information or documents and which is not otherwise generally available to the public and not already within the knowledge of the party to whom the information is provided (unless otherwise covered by the confidentiality provision of any other agreement among the parties hereto, or any of them), and except as may be required by applicable law, shall not be disclosed to any third Person (except for the representatives of the party being provided with information, in which event the party being provided with the information shall request its representatives not to disclose any such information which it otherwise required hereunder to be kept confidential).

        Section 7.4    Exclusive Remedy.    Except for fraud, willful or intentional misrepresentation or willful or intentional breach of warranty, covenant or agreement, the indemnification provided in this Article VII shall be the sole and exclusive post-Closing remedy available to any party against any other party for any claim arising out of any breach of a representation, warranty or covenant made pursuant to this Agreement.

ARTICLE VIII

TERMINATION OF AGREEMENT

        Section 8.1    Termination.    At any time prior to the Closing, this Agreement may be terminated:

        (a)   by mutual written consent of all of the parties to this Agreement; and

        (b)   by any of Buyer, Seller or CHC, provided such party has not previously been declared in default hereunder, pursuant to written notice to the other parties hereto, if the Closing shall not have occurred by March 18, 2007 or by such later date as may be mutually agreed upon by the parties; and

        (c)   by any of Buyer, Seller or CHC if there shall be in effect a final non-appealable court order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; and

        (d)   by Buyer, provided neither Seller nor CHC has previously declared Buyer in default hereunder and terminated this Agreement pursuant to Section 8.l(e) hereof, pursuant to written notice to Seller, if Seller or CHC breaches any of their respective material representations, warranties, covenants or agreements contained herein and, if such breach is curable, such breach is not cured within five (5) business days after written notice thereof; and

        (e)   by Seller or CHC, provided neither Buyer nor Axium has previously declared Seller or CHC in default hereunder and terminated this Agreement pursuant to Section 8.1(d) hereof, pursuant to written notice to Buyer, if Buyer or Axium breaches any of its material representations, warranties, covenants or agreements contained herein, and if such breach is curable, such breach is not cured within five (5) business days after written notice thereof; and

        (f)    by CHC or Seller, if the CHC Board shall have withdrawn or modified in a manner adverse to Buyer the approval or recommendation of this Agreement and the Transaction in accordance with Section 5.10 of this Agreement, but only (i) after providing written notice to Buyer (a "Notice of Superior Offer") advising Buyer that the CHC Board has received a

Superior Offer, specifying the material terms and conditions of such Superior Offer in reasonable detail and identifying the person making such Superior Offer, and (ii) if Buyer does not, within five (5) business days of Buyer's receipt of the Notice of Superior Offer, make an offer that the CHC Board determines, in its good faith judgment (after consultation with its advisors), to be at least as favorable to CHC's shareholders as the Superior Offer; provided that during such five (5) business day period, CHC shall negotiate in good faith with Buyer (to the extent Buyer wishes to negotiate) to enable Buyer to make such an offer; provided further, that Buyer acknowledges and agrees that concurrently with such termination CHC may enter into a definitive agreement providing for implementation of such Superior Offer.

        Section 8.2    Effect of Termination.    All obligations of the parties hereunder shall cease upon any termination pursuant to Section 8.1 (the date such termination occurs, a "Termination Date"), provided, however, that the provisions of Article VII, this Article VIII and Section 5.3, Section 9.4, Section 9.5, and Section 9.10 hereof shall survive any termination of this Agreement and nothing herein shall relieve any party from any liability for a material error or omission in any of its representations or warranties contained herein or a material failure to comply with any of its covenants, conditions, or agreements contained herein.

        Section 8.3    Termination Payment.    CHC and Seller, jointly and severally, agree that in order to compensate Buyer for the direct and substantial expense and damages suffered by Buyer in the event of termination of this Agreement under certain circumstances, which damages cannot be determined with reasonable certainty, CHC and Seller shall pay to Buyer an amount equal to four million dollars ($4,000,000) (the "Termination Payment") if Seller or CHC terminates this Agreement pursuant to Section 8.1(f) hereof.

        Section 8.4    Expenses.

        (a)   Except as otherwise set forth in this Section 8.4, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, whether or not the transactions contemplated hereby are consummated. As used in this Agreement, the term "Expenses" shall mean all reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement, the solicitation of shareholder approvals and all other matters related to the closing of the transactions contemplated by this Agreement. Buyer and Axium, on the one hand, and Seller and CHC, on the other hand, shall each pay one-half of the total filing fees in connection with the filing by Buyer and Axium and Seller and CHC under the HSR Act.

        (b)   If this Agreement shall be terminated:

          (i)    by Buyer pursuant to Section 8.1(d), Seller and CHC shall pay the reasonably documented Expenses of Buyer and Axium up to a maximum amount of $250,000, and

          (ii)   by Seller or CHC pursuant to Section 8.1(e), Buyer and Axium shall pay the reasonably documented Expenses of Seller and CHC up to a maximum amount of $250,000.

        Section 8.5    Payment.    Amounts payable in accordance with Section 8.3 or Section 8.4(b) shall be paid in immediately available funds within two business days after receipt by the party obligated to pay of a written demand for, and reasonable documentation with respect to, such Expenses.

        Section 8.6    Waiver.    Seller and CHC may extend the time for the performance of any of the obligations or other acts of Buyer or Axium hereunder, waive any inaccuracies in the representations and warranties of Buyer or Axium contained herein or in any document delivered pursuant hereto, or waive compliance by Buyer or Axium with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by Seller and CHC. Axium or Buyer may extend the time for the performance of any of the obligations or other acts of Seller or CHC hereunder, waive any inaccuracies in the representations and warranties of Seller or CHC contained herein or in any document delivered pursuant hereto, or waive compliance by Seller or CHC with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by Buyer and Axium.

ARTICLE IX

MISCELLANEOUS

        Section 9.1    Notices.    All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when (i) delivered personally or by facsimile transmission (and a copy is mailed by regular mail within 24 hours of such transmission), in either case with receipt acknowledged, (ii) three business days after being sent by registered or certified mail, return receipt requested, or (iii) one business day after being sent by prepaid overnight carrier, with a record of receipt, to the parties at the following addresses:

        (a)   If to Buyer or Axium to:

    Axium International, Inc.
    5800 Wilshire Boulevard
    Los Angeles, California 90036
    Facsimile: 323-857-9028
    Attention: John Visconti and Ronald D. Garber

    with a copy (which shall not constitute notice) to:

    Alschuler, Grossman, Stein & Kahan LLP
    1620 26th Street North Tower Fourth Floor
    Santa Monica, California 90404
    Facsimile: 310-907-2097
    Attention: Louis R. Dienes, Esq.

        (b)   If to Seller or CHC to:

    Computer Horizons Corp.
    49 Old Bloomfield Avenue
    Mountain Lakes, NJ 07046-1495
    Facsimile: 973-402-7988
    Attention: Dennis J. Conroy

    with a copy (which shall not constitute notice) to:

    Olshan Grundman Frome Rosenzweig & Wolosky LLP
    Park Avenue Tower
    65 East 55th Street
    New York, New York 10022
    Facsimile: (212) 451-2222
    Attention: Steven Wolosky, Esq.

or to such other address as any party shall have specified by notice in writing to the other in compliance with this Section 9.1.

        Section 9.2    Entire Agreement.    This Agreement, the Schedules and Exhibits attached hereto, the Buyer Agreements and the Seller Agreements constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, representations and understandings among the parties hereto.

        Section 9.3    Binding Effect, Benefits, Assignments.    This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; nothing in this Agreement, expressed or implied, is intended to confer on any other person, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement. This Agreement may not be assigned without the prior written consent of the other parties hereto.

        Section 9.4    Applicable Law.    This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law rules of such state.

        Section 9.5    Jurisdiction.    Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of any New York state court or federal court sitting in the State of New York for the Southern District of New York over any action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby and each of the parties hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent legally possible, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each of the parties hereto irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to such party at its address set forth in this Agreement. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

        Section 9.6    Further Assurances.    At, and from time to time after the date hereof, at the request and expense of Buyer but without further consideration, Seller will execute and deliver such other instruments of conveyance, assignment, transfer, and delivery and take such other action as Buyer reasonably may request in order more effectively to convey, transfer, assign and deliver to Buyer, and to place Buyer in possession and control of, any of the rights, properties, assets and business constituting part of the Property, or to assist in the collection or reduction to possession of any and all of such rights, properties, and assets or to enable Buyer to exercise and enjoy all rights and benefits of Seller with respect to the Property.

        Section 9.7    Counterparts.    This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        Section 9.8    Headings.    The headings used herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

        Section 9.9    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by virtue of any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the maximum extent possible.

        Section 9.10    Publicity and Disclosures.    From the date hereof to the first to occur of a Termination Date or the Closing, and except as and to the extent required by Law, without the prior written consent of the other parties hereto (which consent shall not be unreasonably withheld), none of Buyer, CHC, Seller or Axium shall, and each shall direct its Representatives not to, directly or indirectly, make any public comment, statement, or communication with respect to, or otherwise disclose or permit the disclosure of the existence of discussions regarding a possible transaction between the parties hereto or any of the terms, conditions or other aspects of the transactions contemplated by this Agreement or any confidential information, except that such comments, statements, communications and disclosures may be made (a) by each of Axium, Buyer, CHC and Seller to such of their Representatives as need to know such information for the purpose of evaluating or otherwise effecting the transactions contemplated by this Agreement, (b) by CHC and Seller to their employees in connection with the Closing, and (c) by each of Axium, Buyer, CHC and Seller if it is required to do so by applicable securities laws, provided, that Axium and Buyer shall notify Seller in advance of any such disclosure. If a party hereto is required by law to make any such disclosure, it shall provide to the other parties the content of the proposed disclosure, the reasons that such disclosure is required by law and the time and place that such disclosure will be made.

        Section 9.11    Amendment.    This Agreement may be amended, supplemented or modified only by a written instrument duly executed by each party hereto.

        Section 9.12    Knowledge of Seller or CHC.    Any reference to the words "knowledge of Seller", "knowledge of CHC", "knowledge of Seller or CHC" or similar words means the knowledge, after due inquiry, of the persons named in and acting in such capacities described on Schedule 9.12 or any of his or her direct reports or any person who is deemed to have primary functional responsibility for the area in question.

[Remainder of page intentionally left blank.]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first set forth.

BUYER:
DIVERSITY MSP, INC.
By:	/s/ RONALD D. GARBER
Name:	Ronald D. Garber
Title:	Chief Operating Officer
AXIUM:
AXIUM INTERNATIONAL, INC.
By:	/s/ JOHN VISCONTI
Name:	John Visconti
Title:	Chairman and Chief Executive Officer
SELLER:
CHIMES, INC.
By:	/s/ DENNIS J. CONROY
Name:	Dennis J. Conroy
Title:	Chairman
CHC:
COMPUTER HORIZONS CORP.
By:	/s/ DENNIS J. CONROY
Name:	Dennis J. Conroy
Title:	President and CEO

Jefferies Broadview 520 Madison Avenue, 10th Floor New York, NY 10022 www.jefferiesbroadview.com
A division of Jefferies & Company, Inc.

ANNEX B

October 13, 2006

The Board of Directors
Computer Horizons Corp.
49 Old Bloomfield Avenue
Mountain Lakes, NJ 07046

Members of the Board:

        We understand that Computer Horizons Corp. ("Computer Horizons"), Chimes, Inc., a wholly owned subsidiary of Computer Horizons ("Chimes" or the "Company"), Axium International ("Axium") and Diversity MSP, Inc., a wholly owned subsidiary of Axium (the "Acquiror") propose to enter into an Asset Purchase Agreement, substantially in the form of the draft dated as of October 11, 2006 (the "Agreement"), pursuant to which Computer Horizons will sell to the Acquiror (the "Transaction") substantially all of the assets of Chimes and assign certain liabilities of Chimes, each as more particularly described in the Agreement, for $80.0 million in cash (the "Consideration"). The terms and conditions of the Transaction are more fully set forth in the Agreement.

        Jefferies Broadview, a division of Jefferies & Company, Inc. ("Jefferies Broadview"), as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, financial restructurings and other financial services. We have been engaged by Computer Horizons to act as its financial advisor in connection with the Transaction and will receive a fee for our services, a substantial portion of which is payable upon consummation of the Transaction. We also will be reimbursed for expenses incurred. Computer Horizons has agreed to indemnify Jefferies Broadview against liabilities arising out of or in connection with the services rendered and to be rendered by Jefferies Broadview under such engagement. We are currently providing financial advisory services to Computer Horizons and may in the future provide services to Computer Horizons and the Acquiror and/or their affiliates, and we have received, and may receive, fees for the rendering of such services. In the ordinary course of our business, we and our affiliates may trade or hold securities of Computer Horizons for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions in those securities.

        You have asked for our opinion as investment bankers as to whether the Consideration to be received by the Company pursuant to the Transaction is fair, from a financial point of view, to Computer Horizons.

        In conducting our analysis and arriving at the opinion expressed herein, we have, among other things, (i) reviewed a draft of the Agreement dated as of October 11, 2006, which for purposes of this opinion we have assumed to be identical in all material respects to the definitive Agreement; (ii) reviewed certain financial and other information about Computer Horizons that was publicly available; (iii) reviewed information concerning the Company and Computer Horizons furnished to us by the managements of the Company and Computer Horizons, including certain internal financial forecasts and analyses, budgets, reports and other information; (iv) held discussions with senior management of the Company and Computer Horizons concerning the Company's historical and current operations, financial condition and prospects, including recent financial performance; (v) held discussions with senior management of the Company and Computer Horizons concerning the Company's historical and current operations, financial condition and prospects, including recent financial performance, as well as the importance of engaging in the Transaction in light of Computer Horizons' other business plans and strategic objectives; (vi) reviewed the valuations of publicly traded companies in lines of business that we deemed comparable in certain respects to the Company; (vii) reviewed, to the extent publicly available, the financial terms of selected acquisition transactions involving companies in lines of business that we deemed comparable in certain respects to the business of the Company; (viii) assisted in negotiations and discussions related to the Transaction among the Company, Computer Horizons and Axium and their respective financial and legal advisors; and (ix) reviewed the offer submitted by Axium. In addition, in rendering this opinion we have conducted such other quantitative reviews, analyses and inquiries relating to the Company as we considered appropriate and took into account various qualitative factors described to the Board of Directors of Computer Horizons under separate cover regarding the Company's current situation.

        In our review and analysis and in rendering this opinion, we have assumed and relied upon, but have not assumed any responsibility to independently investigate or verify, the accuracy, completeness and fair presentation of all financial and other information that was provided to us by the Company or Computer Horizons, or that was publicly available (including, without limitation, the information described above), or that was otherwise reviewed by us. This opinion is expressly conditioned upon such information (whether written or oral) being complete, accurate and fair in all respects material to our analysis.

        With respect to the financial forecasts provided to and examined by us, we note that projecting future results of any company is inherently subject to uncertainty. The Company and Computer Horizons have informed us, however, and we have assumed, that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company and Computer Horizons as to the future performance of the Company. We express no opinion as to any financial forecasts or the assumptions on which they are made. In addition, in rendering this opinion, we have assumed that the Company will perform in accordance with the financial forecasts for the Company for all periods specified therein. Although such financial forecasts did not form the principal basis for our opinion, but rather constituted one of many items that we employed, changes to such financial forecasts could affect the opinion rendered herein.

        Accordingly, Jefferies Broadview's analyses must be considered as a whole. Considering any portion of such analyses or the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the conclusions expressed herein. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof.

        In our review, we did not obtain any independent evaluation or appraisal of the assets or liabilities of, nor did we conduct a comprehensive physical inspection of any of the assets of, the Company, nor have we been furnished with any such evaluations or appraisals or reports of such physical inspections, nor do we assume any responsibility to obtain any such evaluations, appraisals or inspections. Our opinion is based on economic, monetary, regulatory, market and other conditions existing and which can be evaluated as of the date hereof. We have made no independent investigation of any legal or accounting matters affecting the Company, and we have assumed the correctness in all respects material to our analysis of all legal and accounting advice given to Computer Horizons and its Board of Directors, including, without limitation, advice as to the legal, accounting and tax consequences of the terms of, and transactions contemplated by, the Agreement.

        In rendering this opinion we have also assumed with your consent that: (i) the transactions contemplated by the Agreement will be consummated on the terms described in the Agreement without any waiver of any material terms or conditions which would affect the amount or timing of receipt of the Consideration; (ii) there is not now, and there will not as a result of the consummation of the Transaction be, any default, or event of default, under any indenture, credit agreement or other material agreement or instrument to which the Company or any of its subsidiaries or affiliates is a party; and (iii) all material assets and liabilities (contingent or otherwise, known or unknown) of the Company were as set forth in the consolidated financial statements provided to us as of the dates of such financial statements.

        We note that Computer Horizons publicly announced in September 2005 that its Board of Directors had retained the services of Jefferies Broadview to assist Computer Horizons in exploring strategic alternatives, including the possible sale of all or certain parts of Computer

Horizons. We also note that, at Computer Horizons' request, we have contacted more than 50 parties during the past eleven months to solicit their interest in acquiring the Company.

        It is understood that our opinion is solely for the use and benefit of the Board of Directors of Computer Horizons in its consideration of the Transaction, and our opinion does not address the relative merits of the Transaction as compared to any alternative transactions that might be available to Computer Horizons, nor does it address the underlying business decision by Computer Horizons to engage in the Transaction or the terms of the Agreement or the documents referred to therein. We express no opinion as to the price at which shares of Computer Horizons' common stock will trade at any future time. Our opinion may not be used or referred to by Computer Horizons, or quoted or disclosed to any person in any matter, without our prior written consent.

        Based upon and subject to the foregoing, we are of the opinion as investment bankers that, as of the date hereof, the Consideration to be received by the Company pursuant to the Transaction is fair, from a financial point of view, to Computer Horizons.

Very truly yours,
/s/ JEFFERIES BROADVIEW JEFFERIES BROADVIEW A division of Jefferies & Company, Inc.

ANNEX C

ASSET PURCHASE AGREEMENT
by and among
TEKSYSTEMS, INC. ALLEGIS GROUP, INC. TEKSYSTEMS EF&I SOLUTIONS, LLC and ALLEGIS GROUP CANADA CORPORATION
and
COMPUTER HORIZONS CORP. GBS HOLDINGS PRIVATE LIMITED and CHC HEALTHCARE SOLUTIONS, LLC
dated as of November 7, 2006

i

Page
	11.8	Further Assurances	70
	11.9	Bulk Sales	71
	11.10	Passage of Title and Risk of Loss	71
	11.11	Applicable Law; Dispute Resolution; Jury Trial Waiver	71
	11.12	Execution in Counterparts	71
	11.13	Titles and Headings	71
Exhibits:
A		Form of Bill of Sale
B		Form of Stock Power
C		Form of Assumption Agreement
D		Form of Transition Services Agreement
E		Form of Non-Compete
F		Form of License Agreement
G		Form of Certificate of Non-U.S. Real Property Interest
H		Form of Seller's Counsel's Opinion
I		Letter to Investissement Quebec
J		Form of Purchaser's Counsel's Opinion
K		Form of Solvency Certificate

Schedules:
1.1(a)		Reserve Calculation Methodology
1.1(b)		Seller's Knowledge
2.1(b)(iii)		Tangible Personal Property
2.2(g)		Excluded Contracts
2.2(j)		Excluded Assets
2.4(d)		Excluded Liabilities
5.1(b)		Seller Subs
5.1(c)		Foreign Qualifications
5.3(a)		No Conflict
5.3(b)		Approvals
5.4(c)		Financial Statements
5.4(g)		Bank Accounts
5.5(a)		Absence of Changes
5.5(b)		Absence of Changes
5.6(b)		Permits
5.9		Exceptions to Real Property
5.10		Insurance

5.11(a)	Patents, Trademarks and Copyrights
5.11(b)	Inbound License Agreements
5.11(c)	Outbound License Agreements
5.11(d)	Owned Soctware
5.11(e)	Owned Technical Identifiers
5.11(o)	Maintenance and Support Obligations
5.12	Legal Proceedings
5.13(a)	Material Contracts
5.13(b)	Exceptions to Material Contracts
5.14(a)	Business Personnel
5.14(b)	Labor & Employment Matters
5.15(a)	Employee Benefit Plans
5.15(f)	Agreements Causing Acceleration
5.16	Guarantees
5.18	Tax Matters
5.18(g)	Canadian Tax Assessment / Reassessment Notices
5.19(a)	Customer Relations
5.19(c)	Warranties
5.20	Seller's Brokers
5.21	Related Party Transactions; No Improper Payments or Influence
8.1(f)	Approvals to be Delivered
8.1(m)	Client Consents
8.2(e)	Seller's Approvals to be Delivered

v

ASSET PURCHASE AGREEMENT

        THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of November 7, 2006 by and among TEKsystems, Inc., a Maryland corporation ("Purchaser"), TEKsystems EF&I Solutions, LLC, a Maryland limited liability company ("TEFIS"), Allegis Group Canada Corporation, a Nova Scotia unlimited liability corporation ("AGCC"), Computer Horizons Corp., a New York corporation ("Seller"), GBS Holdings Private Limited, a corporation organized under the laws of Mauritius ("GBS"), CHC Healthcare Solutions, LLC, a Maryland limited liability company ("Healthcare Sub" and, together with Seller and GBS, the "Seller Parties"), and, solely for purposes of Section 11.14, Allegis Group, Inc., a Maryland corporation (the "Sponsor"). Purchaser, TEFIS, AGCC, Sponsor, GBS, Healthcare Sub and Seller are sometimes referred to herein individually as a "Party" and collectively as the "Parties."

        WHEREAS, through the Seller's Commercial Services Business Unit, the Seller Entities (as defined herein) are and have been engaged in the business (the "Business") of (1) providing skilled information technology personnel to clients on a temporary basis, including support personnel, programmers, architects and project managers and (2) providing clients with a range of technical knowledge and solutions, focusing on application management and support, application development and software quality management; and

        WHEREAS, the Seller Parties desire to sell and assign to Purchaser, TEFIS and AGCC, and Purchaser, TEFIS and AGCC desire to purchase and assume from the Seller Parties, substantially all of the assets of the Business (other than the Excluded Assets (as defined herein)) and the Assumed Liabilities (as defined herein) on the terms and subject to the conditions set forth in this Agreement.

        NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

Article I.    Definitions; Interpretation

1.1   Definitions.

        The terms defined in this Section 1.1 shall, for all purposes of this Agreement, have the meanings herein specified:

        "Acquisition Agreements" means, interchangeably and collectively as context requires, this Agreement, the Non-Compete, the License Agreement, the Transfer Documents, the Transition Services Agreement and the Assumption Agreement.

        "Action" means any action, claim, proceeding, arbitration or suit (whether civil, criminal, administrative or judicial), or any appeal therefrom (including any claim, audit, litigation, administrative proceeding or arbitration against any Person involving any matter related to employment including, but not limited to, claims of discrimination, claims of unpaid wages, claims of wrongful discharge, claims of unfair labor practices, workers' compensation claims, and claims related to occupational safety and health law).

        "Affiliate" has the meaning given to that term in Rule 405 under the Securities Act, and includes any Subsidiary.

        "Alternative Transaction" means (other than the transactions contemplated by this Agreement) a transaction involving the acquisition of all or a substantial portion of the Assets (but not a material portion of any of Seller's other assets) whether through asset purchase, merger, consolidation or other business combination.

        "Approval" means any approval, authorization, consent, license, franchise, order, registration, permit or other confirmation of or by, filing with, or notice to, a Person.

        "Arm's Length" has the meaning set out in the ITA.

        "Benchmark Net Working Capital" means Twenty-Five Million Dollars ($25,000,000).

        "Business Day" means any day except Saturday, Sunday or any day on which banks are authorized or required by Law to close in New York, New York.

        "Business Personnel" means, interchangeably and collectively as context requires, Employees and individuals engaged as independent contractors (whether engaged on an individual basis or through another Person) in connection with the Business.

        "Canada Intercompany Note" means a promissory note dated December 23, 1998 from Canada Sub to Seller in the amount (as of the date hereof) of CAN$22,133,580.

        "Canada Benefit Plans" means Canada Plans that are not Pension Plans.

        "Canada Plans" means Plans for which Canada Sub or an Affiliate of Canada Sub (which Affiliate is incorporated or organized in Canada) is the Plan Sponsor.

        "Canada Sub" means Computer Horizons (Canada) Corp., an Ontario corporation.

        "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. §§9601 et seq.

        "CIT" means CIT Group/Business Credit, Inc.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Contract" means any written or oral agreement, lease (including all real and personal property leases), mortgage, policy, plan, instrument, contract, note, power of attorney, insurance policy covenant, guaranty arrangement, escrow account, commitment or other instrument.

        "Controlled Group Benefit Plan" means "employee benefit plan", as such term is defined in Section 3(3) of ERISA, that provides welfare, retirement or deferred compensation benefits, and each other employment, bonus, incentive compensation, severance, salary continuation, change of control, retention, stock option, other equity based performance, vacation, sick leave, holiday pay, fringe benefit, reimbursement program, incentive, insurance, welfare, or other employee benefit plan, program, agreement or policy that provides benefits or compensation and that is maintained by any Seller Entity or any ERISA Affiliate, or to which any Seller Entity or any ERISA Affiliate contributes, has any obligation to contribute, or is a party.

        "Copyrights" means all copyrights, the content contained on or the "look and feel" of any World Wide Web site, all mask works, registrations and applications for any of the foregoing, and the right to sue for past infringement for any of the foregoing.

        "Damages" means any damages, Liabilities, losses, fines, penalties, judgments, awards, costs or expenses (including, without limitation, reasonable attorneys' fees or any other reasonable out-of-pocket expenses) arising from or incurred in connection with any Action.

        "Dollars" and "$" shall mean United States Dollars.

        "Eligible Employee" means an employee of Canada Sub who (i) holds, in the course of carrying out the Eligible Contract, a full-time job, with a minimum of 26 hours of work a week, for a stipulated minimum of 40 weeks, (ii) spends at least seventy-five percent (75%) of his or her time and duties devoted to carrying out, supervising or directly supporting activities carried out in the course of the Eligible Contract, and (iii) is not a shareholder of Canada Sub.

        "Eligible Contract" means the Master Consulting Agreement dated as of January 3, 2005 between Seller and Canada Sub, which Master Consulting Agreement has been approved by Investissement Quebec as the "eligible contract" for purposes of Canada Sub's participation in the refundable tax credit program for Major Employment-Generating Projects offered by Investissement Quebec.

        "Employee" means any employee of any Seller Entity or any ERISA Affiliate employed or formerly employed in the operation of the Business (including those who are actively employed or on leave, disability or other absence from employment, and including officers).

        "Environmental Laws" means all Laws relating to the protection of the environment, safety or health; the conservation, management, or use of soil, land surface, subsurface strata, wildlife, plants, surface water, groundwater, ambient air, and other natural resources; or the management, manufacture, processing, distribution, emission, discharge, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation or handling of, or exposure to any Hazardous Substances including CERCLA, the Resource Conservation and Recovery Act, 42 U.S.C. §§ 690 et seq., the Clean Water Act, 33 U.S.C. §§ 1251 et seq., the Clean Air Act, 42 U.S.C. §§ 7401 et seq. and the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq., each as amended and any "transaction triggered" or "responsible property transfer" statute or similar requirement.

        "Environmental Permits" means any federal, state, provincial or local permit, license, registration, consent, order, administrative consent order, certificate, approval or other authorization necessary for the operation of the Business or use of any owned Real Property or Leased Property as currently operated or used.

        "ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

        "ERISA Affiliate" means any other trade or business, whether or not incorporated, which, together with any Seller Entity, is or would be treated as a single employer under Section 4001(b) of ERISA (excluding any such subsidiary or trade or business only employing persons with no U.S. source income, as defined in Section 862 of the Code).

        "ETA" means the Canadian Excise Tax Act, as amended.

        "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        "Excluded Subs" means, interchangeably and collectively as context requires, GBS, Healthcare Sub, Horizon Enterprises, Inc., Horizon Technologies, Inc., Computer Horizons E-Solutions (Europe) Ltd., GBTS America LLC, Integrated Computer Management, Inc., CG Computer Services Corp., CHC/Prince Co., Inc. (f/k/a Princeton Softech, Inc.), Computer Horizons Web Development Corp., eB Networks, Inc., eB Networks, LLC, G. Triad Development Corp., Millenium Users Group, Inc., Spargo Holdings, Inc., Spargo Holdings II, Inc. and Strategic Outsourcing Services, Inc.

        "Facilities" means the real property leased by (i) Canada Sub at 2700 Matheson Boulevard East, 4th Floor, Mississauga, Ontario, (ii) Canada Sub at 1500 University Avenue, Montreal, Quebec, and (iii) India Sub at SAI Business Point, No. 17, Mount Road, Chennai, India.

        "Facility Leases" means the leases or leave and license agreements pursuant to which Canada Sub or India Sub, as applicable, leases the Facilities.

        "GAAP" means United States generally accepted accounting principles as in effect on the applicable date, consistently applied.

        "GBTSA, Inc." means GBTS America, Inc., a Delaware corporation.

        "Governmental Authority" means any federal, state or local or foreign government or any court, administrative, arbitrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign.

        "Hazardous Substances" means any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant or material that (a) is defined, listed, identified or regulated as a "hazardous waste," "hazardous material" or "hazardous substance", "pollutant," "contaminant," "toxic substance" or words of similar meaning and regulatory effect under CERCLA, the Resource Conservation and Recovery Act or any other Environmental Law (including petroleum, petroleum derivatives and products and fractions thereof) and (b) requires investigation, removal or remediation under Environmental Law.

        "Inactive Contract" means a Contract to which any Seller Party is a party and under which there are no unperformed duties of, and no rights accruing to, such Seller Party as of the Closing Date.

        "Inbound License Agreement" means any License Agreement pursuant to which any Seller Entity is granted any rights in any Intellectual Property.

        "Indemnified Party" means any party entitled to indemnification pursuant to Article IX.

        "Indemnifying Party" means any party required to indemnify an Indemnified Party pursuant to Article IX.

        "India Intercompany Payable" means the collective net intercompany payables from GBS, India Sub and GBTSA, Inc. to Seller appearing on the books of GBS, India Sub and GBTSA, Inc., which net amount is $319,000 as of the date hereof.

        "India Plans" means Plans for which India Sub or an Affiliate of India Sub is the Plan Sponsor.

        "India Sub" means Global Business Technology Services Private Limited, a corporation organized under the laws of India.

        "India Tax Act" means the Indian Income-Tax Act of 1961, as amended.

        "Intellectual Property" means, interchangeably and collectively as context requires, the following: (a) Copyrights; (b) Patents; (c) Trademarks; (d) Trade Secrets; (e) rights of publicity and privacy relating to the use of the names, likenesses, voices, signatures and biographical information of natural Persons; (f) all rights with respect to Software, to the extent not otherwise embodied in the foregoing clauses (a)-(e); (g) all rights with respect to Technical Identifiers, to the extent not otherwise embodied in the foregoing clauses (a)-(e); and (h) all moral rights and/or rights of attribution and/or integrity in any of the foregoing.

        "ITA" means the Canadian Income Tax Act, as amended.

        "Laws" means all applicable federal, state, local or foreign laws (including common law), codes, statutes, ordinances, orders, judgments, arbitration awards, decrees, administrative or judicial promulgations, injunctions, determinations, approvals, rules, regulations, permits, certificates, licenses and authorizations of, and agreements with, all Governmental Authorities with jurisdiction having the force of law and binding on or affecting the Person referred to in the context in which such word is used, including all Environmental Laws.

        "Liability" means any debt, liability, loss, commitment or obligation of any kind, character or nature whatsoever, secured or unsecured, accrued, fixed, absolute, contingent or otherwise, and whether due or to become due.

        "License Agreement" means any agreement (including, without limitation, any outstanding decrees, orders, judgments, settlement agreements or stipulations) pursuant to which a Person is granted any rights in any Intellectual Property, including any right to distribute, promote, market or sell any Intellectual Property.

        "Licensed Intellectual Property" means Intellectual Property in which any Seller Entity is granted any rights pursuant to an Inbound License Agreement.

        "Liens" means all mortgages, hypothecs, liens, pledges, security interests, charges, claims, restrictions, leases, possessory rights, options, rights of first refusal, covenants, easements, title and survey matters and any other encumbrance of any kind or character.

        "Leased Real Property" means any and all real property in which any Seller Entity has any leasehold interest.

        "Material Adverse Effect" means with respect to a Party other than a Seller Entity, any event, change or effect that has occurred that (when taken together with all other events, changes or effects that have occurred) is likely to prevent or materially delay the performance of a Party under this Agreement or the transactions contemplated hereby.

        "Medical Leave" means, in respect of any Business Personnel of Canada Sub, any leave of absence from active employment for medical reasons, statutorily authorized or otherwise, including sick leave, short term disability leave, long term disability leave and workplace safety and insurance leave, worker's compensation leave or health and safety leave.

        "Net Working Capital" means the following Assets and Liabilities of the Business transferred to the Purchaser Entities pursuant to Sections 2.1 and 2.3 below, determined as of the Closing Date in accordance with GAAP (except to the extent item (c)(iii) below and the reserve calculation methodology set forth on Schedule 1.1(a) deviates from GAAP, if at all) and the requirements of Schedule 1.1(a) and Section 3.2:

        (a)   the accounts receivable, less a reserve for uncollectible accounts calculated in accordance with the methodology set forth on Schedule 1.1(a);

        (b)   plus the other current assets (but in no event shall the Quebec Tax Receivable be included in other current assets);

        (c)   less the sum of:

          (i)    the accounts payable;

          (ii)   the accrued payroll expenses; and

          (iii)  the other accrued expenses.

        "NYBCL" means the New York Business Corporation Law as in effect from time to time.

        "Ordinary Course" means the ordinary course of the Business, consistent with past practice in nature, scope and magnitude; provided, the definition of "Ordinary Course" excludes any and all actions requiring any approval or consent of the Seller Board, any committee of the Seller Board, the shareholders of Seller, or the board of directors (or any committee thereof), manager(s), shareholders, members or partners of any Affiliate of Seller (including, for avoidance of doubt, any of the Seller Subs).

        "Organizational Documents" means (a) with respect to a corporation, the corporation's articles or certificate of incorporation and by-laws; or (b) with respect to a limited liability company, the limited liability company's articles or certificate of organization or formation and operating agreement; (c) with respect to a partnership, the partnership's certificate of partnership and partnership agreement; (d) with respect to a trust, the trust's certificate or declaration of trust and other governing instruments; (e) with respect to any other form of entity, the documents that are reasonably similar to the documents described in the preceding clauses (a) through (d); and (f) all amendments and supplements to any of the foregoing.

        "Other Canadian Leases" means any and all leases under which Canada Sub leases real property other than the Lease dated September 27, 2002 between Ivanhoe Cambridge Inc., 9084-4069 Quebec Inc. and Canada Sub relating to at 1500 University Avenue, Montreal, Quebec.

        "Outbound License Agreement" means any License Agreement pursuant to which any Seller Entity grants any rights in any Owned Intellectual Property to any other Person.

        "Owned Intellectual Property" means Intellectual Property owned by any Seller Entity.

        "Owned Technical Identifier" means a Technical Identifier owned by, allocated to (in the case of ranges of internet protocol addresses and individual internet protocol addresses), or issued to (in the case of secure socket layer certificates and Software code signing certificates) any Seller Entity.

        "Owned Software" means Software included in the Owned Intellectual Property.

        "Patents" means all patents, industrial designs and invention disclosures, including any continuations, divisionals, continuations-in-part, renewals, reissues and applications for any of the foregoing, and the right to sue for past infringement thereof.

        "Pension Plans" means those Canada Plans that provide pension benefits for the benefit of current or former Business Personnel of Canada Sub, and their respective beneficiaries.

        "Permits" means all notifications, licenses, permits (including environmental, construction and operation permits), governmental franchises, registrations, certificates, approvals, exemptions, classifications, registrations and other similar documents, rights and authorizations issued by any Governmental Authority, including Environmental Permits, but not including any Patents, Copyrights and Trademarks.

        "Permitted Liens" means: (a) liens imposed by Law for Taxes, assessments or charges or claims by Governmental Authorities that are not yet due or are being properly contested, which contest tolls collection of such taxes and the lien thereof and provided that reasonably acceptable reserves are being maintained; (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlords' and other like liens imposed by Law or contract, arising in the Ordinary Course and securing obligations that are not due and payable; (c) solely with respect to personal property, pledges and deposits made in the Ordinary Course in compliance with workers' compensation, unemployment insurance and other social security Laws or regulations; and (d) solely with respect to personal property, deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety, indemnity and appeal bonds, performance and return-of-money and fiduciary bonds and other obligations of a like nature, in each case in the Ordinary Course.

        "Person" means an individual, a sole proprietorship, a partnership, a corporation, an association, an institution, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization, or a Governmental Authority or any other legal entity.

        "Potential Acquirer" means the person making an inquiry, offer or proposal with respect to an Alternative Transaction or a Total Company Sale.

        "Proposed Total Company Sale" means, collectively, (a) the transactions to be consummated under this Agreement, and (b) the transactions that Seller is separately and contemporaneously negotiating for the sale of Seller's business units other than Seller's Commercial Services Business Unit.

        "Purchaser Entities" means, collectively, Purchaser, Sponsor, TEFIS and AGCC.

        "Quebec Sales Tax Act" means an Act Respecting the Quebec Sales Tax.

        "Quebec Tax Receivable" means the refundable tax credit payable by Revenu Quebec to Canada Sub with respect to the E-Commerce tax credit program for tax years 2005 and 2006.

        "Release" shall have the meaning assigned thereto in CERCLA, the Resource Conservation and Recovery Act, the Federal Clear Water Act, or any other Environmental Law defining such term.

        "Remedial Action" means all actions required by Governmental Authority pursuant to Environmental Law or otherwise taken as necessary to comply with any Environmental Law to (i) clean up, remove, treat or in any other way remediate any Hazardous Substances; (ii) prevent the Release or threatened Release of Hazardous Substances so that they do not migrate or endanger or threaten to endanger public health or welfare or the environment; (iii) perform studies, investigations or monitoring in respect of any such matter; or (iv) comply with any Environmental Law.

        "Representatives" means with respect to any Person, its stockholders, employees, officers, directors, investment bankers, accountants, attorneys, agents, representatives or Affiliates.

        "Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "Seller Board" means the board of directors of Seller.

        "Seller Entities" means, interchangeably and collectively as context requires, Seller, each of the Seller Subs, and each of the Excluded Subs.

        "Seller Material Adverse Effect" means a material adverse effect on the business, financial condition or results of operations of the Business or the ability for any Seller Party to consummate the transactions contemplated by this Agreement, except in each case for any such effects resulting from, arising out of, or relating to (a) the taking of any action or incurring of any expense in connection with this Agreement or the transactions contemplated hereby, (b) any change in or interpretations of GAAP, (c) any change in interest rates or general economic conditions in the industries or markets in which Seller or any of its subsidiaries operates or affecting United States or foreign economies in general or the United States or foreign financial, banking or securities markets, (d) any action taken by Purchaser or any of its Affiliates, or (e) any natural disaster or act of God. Seller Material Adverse Effect does not include any changes, events, conditions, or effects relating solely to Purchaser or its subsidiaries' or Affiliates' financial condition, results of operations or business.

        "Seller's Knowledge" (and any similar phrase) shall mean the best knowledge, after reasonable inquiry, of the Persons named in and acting in the capacities described on Schedule 1.1(b) or any of his or her direct reports.

        "Software" means all (a) computer programs, including software implementations of algorithms, models and methodologies, whether in source code or object code form; (b) libraries, functions, subroutines, development tools, interfaces, displays and other work product or tools used to design, plan, organize, develop, implement or operate any computer program; (c) databases and compilations, including data and collections of data, in any form or format whatsoever, and (d) documentation, including user manuals, training materials, design documents and flowcharts relating to any of the foregoing.

        "Solvent" means, when used with respect to any person or entity, that at the time of determination it is then able and expects to be able to pay its debts as they mature and it has capital sufficient to carry on its business as conducted as proposed to be conducted.

        "Source Code" means the source code for (a) Owned Software and/or (b) Software included in the Licensed Intellectual Property.

        "Subsidiary" has the meaning given to that term in Rule 1-02 of Regulation SX under the Securities Act.

        "Superior Alternative Transaction" means an Alternative Transaction on terms that the Seller Board determines, in good faith, based upon consultations with its outside legal counsel and its financial advisor, that if consummated, is more favorable to Seller's shareholders than the transactions contemplated by this Agreement.

        "Tax" or "Taxes" means any or all federal, state, county, local, foreign and other taxes, governmental assessments, levies, charges, fees and duties of any kind whatsoever, including income taxes, profit taxes, franchise taxes, capital taxes, use taxes, gross receipts taxes, sales taxes, value added taxes, goods and services taxes, occupation taxes, real property taxes, transfer taxes, excise taxes, personal property taxes, ad valorem taxes, payroll related taxes, employment taxes, social security taxes, license fees, import and export duties, and any estimated withholding, or minimum taxes with respect thereto, together with any related penalties, fines, additions to tax or interest.

        "Technical Identifiers" means (a) internet domain names; (b) ranges of internet protocol addresses and, to the extent not included in such ranges, individual internet protocol addresses, but not including any such addresses within the three blocks reserved by the Internet Assigned Numbers Authority for private internets (i.e., 10.0.0.0/8, 172.16.0.0/12 and 192.168.0.0/15); (c) secure socket layer certificates; (d) Software code signing certificates; and (e) telephone numbers and telephone directory listings.

        "Third Party Software" means Software not owned by any Seller Entity.

        "Total Company Sale" means a merger or consolidation in which Seller would not be the surviving entity, a purchase of all of the outstanding capital stock of Seller, or an acquisition of all or substantially all of Seller's assets (including, for avoidance of doubt, the assets of all of Seller's business units, and not merely Seller's Commercial Services Business Unit).

        "Trademarks" means all trademarks, service marks, trade names, trade dress, designs, logos, emblems, signs or insignia, slogans, and other similar designations of source or origin, together with all goodwill symbolized by any of the foregoing, registrations and applications for any of the foregoing, and the right to sue for past infringement thereof.

        "Trade Secrets" means any and all forms and types of technology, trade secrets and other confidential information, know-how, customer lists, prospect lists, business plans, inventions, proprietary processes, formulae, algorithms, models and methodologies.

        "US Plans" means, interchangeably and collectively as context requires, all Plans that are neither a Canada Plan or an India Plan.

        "WARN Act" means the Worker Adjustment and Retraining Act, Public Law 100-379.

        "Wire" means a wire transfer, in Dollars, of immediately available funds sent in accordance with instructions provided by the recipient of the wire transfer.

1.2    Additional Defined Terms

        In addition to the terms defined in Section 1.1, each of the following terms is defined in the Section set forth opposite such term:

Term	Section
AGCC	Preamble
91-180 Account	7.8(e)(iii)(C)
Agreement	Preamble
Assets	2.1(b)
Assumed Contracts	2.1(b)(iv)
Assumed Liabilities	2.3
Assumption Agreement	4.2(a)(v)
Auditor	3.2(c)(ii)
Base Balance Sheet	2.1(b)(xii)
Base Balance Sheet Date	2.1(b)(xii)
Benefit Cutoff Time	7.7(b)(i)

Bill of Sale	4.2(a)(i)
Bring-Down Statements	7.12(c)
Business	Recitals
Claim Notice	9.3
Claims Period	9.5(a)
Client Contract	5.13(a)(iv)
Closing	4.1
Closing Date	4.1
COBRA	7.7(b)(vi)
Completed Obligations	5.22
Escrow Agent	4.2(b)(i)
Excess Amount	3.2(f)(i)
Excluded Assets	2.2
Excluded Liabilities	2.4
Final Net Working Capital	3.2(d)
Final Statement	3.2(d)
Financial Statements	5.4(b)
GBS	Preamble
GBS India Shares	2.1(a)(ii)
Guarantees	5.16
Healthcare Sub	Preamble
HSR Act	8.1(d)
India Sub Shares	2.1(a)(iii)
Insurance	2.6
IP Transfer Documents	4.2(a)(iii)
License Agreement	4.2(a)(viii)
Material Contracts	5.13(a)
Non-Compete	4.2(a)(vii)
Over 180 Account	7.8(e)(iii)(C)
Parties	Preamble
Plan Sponsor	5.15(a)
Plans	5.15(a)
Proposed Net Working Capital	3.2(a)
Proposed Statement	3.2(a)
Purchase Price	3.1
Purchaser	Preamble
Purchaser Compliance Certificate	4.3(h)
Purchaser Indemnitees	9.1
Records	7.8(b)(i)
Response Period	9.4(a)
Retained Records	7.8(b)(i)
Seller	Preamble
Seller Board Approval	5.2(b)
Seller Compliance Certificate	4.2(a)(x)
Seller Indemnitees	9.2
Seller India Shares	2.1(a)(iii)

Seller Parties	Preamble
Seller Sub	2.1(b)(i)
September 30 Statements	7.12(b)
Shortfall Amount	3.2(f)(ii)
Sponsor	Preamble
Statement Dispute Notice	3.2(b)
Statement Disputed Matters	3.2(b)
Stock Power	4.2(a)(ii)
Shareholder Approval	8.1(g)
Subsidiary Shares	2.1(a)(iv)
TEFIS	Preamble
Termination Fee	10.3(a)
Third Party Action	9.4(a)
Third Party Action Notice	9.4(a)
Threshold	9.6(a)
Transfer	2.1(a)
Transfer Documents	4.2(a)(iv)
Transferred Intellectual Property	2.1(b)(vi)
Transferred Personnel	7.7(a)
Transferred Tangible Personal Property	2.1(b)(iii)
Transition Services Agreement	4.2(a)(vi)
Withheld Amount	4.2(b)
Withholding Certificate	4.2(b)

1.3    Construction and Interpretation

        Unless the context of this Agreement otherwise clearly requires, (a) references to the plural include the singular, and references to the singular include the plural, (b) references to any gender include the other genders, (c) the words "include," "includes" and "including" do not limit the preceding terms or words and shall be deemed to be followed by the words "without limitation", (d) the terms "hereof", "herein", "hereunder", "hereto" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, (e) the terms "day" and "days," if not capitalized, mean and refer to calendar day(s) and (f) the terms "year" and "years" mean and refer to calendar year(s). Unless otherwise set forth herein, each reference in this Agreement to any document, instrument or agreement (including this Agreement) (A) includes and incorporates all schedules and other attachments thereto, (B) includes all documents, instruments or agreements issued or executed in replacement thereof, and (C) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified or supplemented from time to time in accordance with its terms and in effect at any given time. All Article, Section and Schedule references herein are to Articles, Sections and Schedules of this Agreement, unless otherwise specified. All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP. All references in this Agreement to Seller shall, notwithstanding the absence of explicit references, be deemed to include, respectively, the Seller Subs to the extent necessary to give effect to Article II.

Article II.    Purchase and Sale of Assets; Assumption of Liabilities

2.1    Purchase and Sale of Assets.

        (a)   Transfer.    Except as otherwise expressly set forth in Section 2.2, on the terms and subject to the conditions hereof, at the Closing, Seller will sell, transfer, convey, assign and deliver ("Transfer") to Purchaser, and Purchaser will purchase and acquire from Seller, all the Assets (as defined below); provided, however, that:

          (i)    Healthcare Sub shall sell, transfer, convey, assign and deliver to Purchaser, and Purchaser shall purchase from Healthcare Sub, all of the Assets held by Healthcare Sub;

          (ii)   GBS shall sell, transfer, convey, assign and deliver to Purchaser, and Purchaser shall purchase from GBS, all of the shares of capital stock of India Sub held by GBS (the "GBS India Shares");

          (iii)  Seller shall sell, transfer, convey, assign and deliver to TEFIS, and TEFIS shall purchase from Seller, all of the shares of capital stock of India Sub held by Seller (the "Seller India Shares" and, together with the GBS India Shares, the "India Sub Shares"); and

          (iv)  Seller shall sell, transfer, convey, assign and deliver to AGCC, and AGCC shall purchase from Seller, all of the shares of capital stock of Canada Sub (together with the India Sub Shares, the "Subsidiary Shares").

        (b)   Scope of Assets.    The "Assets" consist of all the properties and rights of the Seller Entities, whether tangible or intangible, used or held for use in the Business, including the following:

          (i)    All ownership interests in Subsidiaries of Seller, other than the Excluded Subs, that are engaged in or relate to the Business, including Canada Sub, India Sub and GBTSA, Inc. (each, a "Seller Sub"), and all goodwill associated with the portion of the Business conducted by each such Seller Sub;

          (ii)   Each and every Seller Entity's interests in the Facilities and the Facility Leases;

          (iii)  All tangible personal property (collectively, the "Transferred Tangible Personal Property"), owned by any Seller Entity and used or held for use in the Business, wherever located, including those items listed on Schedule 2.1(b)(iii);

          (iv)  All Contracts relating to the Business to which any Seller Entity is a party, including all Material Contracts, but not including any of the Contracts listed on Schedule 2.2(g) and not including any Inactive

  Contracts (collectively, the "Assumed Contracts"), and all rights of every Seller Entity in each Assumed Contract;

          (v)   All accounts, notes and other receivables relating to the Business of any and all Seller Entities as of the Closing and all rights to bill and receive payment for services performed or products sold by the Business but unbilled or unpaid as of the Closing;

          (vi)  All Owned Intellectual Property used in or relating to the Business and all rights of any and all Seller Entities therein (the "Transferred Intellectual Property");

          (vii) All transferable Permits issued to any Seller Entity by any Governmental Authority that relate to the Business;

          (viii) All prepaid expenses, advances to third parties and deposits with third parties of any and all Seller Entities as of the Closing relating to the Business other than payments made in support of Seller's general overhead (such as, for example, advance payments for software licenses used to support Seller's general ledger or email or telephone); provided, for avoidance of doubt, that such payments made in support of Seller's general overhead shall not be included in the calculation of Net Working Capital;

          (ix)  All Records, including all Organizational Documents, corporate records and minute books of the Seller Subs;

          (x)   All rights and interests of any and all Seller Entities as of the Closing in and to indemnity claims, judgments, rights of recovery, rights of set-off and causes of action of the Business against third parties in each case; all insurance, warranty and condemnation proceeds received after the Closing Date with respect to damage, nonconformance of or loss to the Assets occurring on or prior to the Closing Date; all rights to proceeds under insurance policies in respect of any such damage or loss; and all rights to enforce restrictive covenants (including non-competition, non-solicitation, non-hire and confidentiality provisions) contained in any Contract with any current or former Business Personnel, even if such Contract is not an Assumed Contract;

          (xi)  All advertising, marketing and promotional materials, and all other printed, written or electronic materials prepared for use in the Business;

          (xii) All such other assets, properties, interests in properties and rights owned by any and all Seller Entities as of the Closing that relate to, are used in, or are necessary to the operation of the Business, including those which are: (a) reflected in the June 30, 2006 balance sheet contained in Schedule 5.4(c) (the "Base Balance Sheet") (or not so reflected as a result of being fully amortized or depreciated as of June 30, 2006 (the "Base

  Balance Sheet Date")) or on the books and records of any and all Seller Entities relating to the Business, but excluding any such other assets, properties, interests and rights which have been disposed of by any and all Seller Entities in the Ordinary Course after the Base Balance Sheet Date in accordance herewith; (b) acquired by any and all Seller Entities after the Base Balance Sheet Date and relating to the Business in accordance herewith; or (c) located as of the Closing on the Leased Real Property and relating to the Business;

          (xiii) All Canada Plans and the rights of each and every Seller Entity therein; and

          (xiv) All India Plans and the rights of each and every Seller Entity therein.

        For the sake of clarity, the Parties acknowledge that the Assets held by Canada Sub, India Sub and GBTSA, Inc. are being acquired through the acquisition of the Subsidiary Shares as described in Sections 2.1(a)(iii) and 2.1(a)(iv). For the avoidance of doubt, the Parties agree that the Assets do not include the capital stock of or any of the assets or rights of Seller's Subsidiary, Chimes, Inc.

2.2   Excluded Assets.

        Notwithstanding anything contained in this Agreement to the contrary, the following assets, properties, interests in properties and rights (the "Excluded Assets") will not be included in the Assets, but will be retained by Seller:

        (a)   All Retained Records;

        (b)   All guarantees, warranties, indemnities and rights, claims and causes of action against any Person in favor of any and all Seller Entities that would entitle any and all Seller Entities to recompense in respect of any Excluded Liability, except to the extent such guarantees, warranties, indemnities, rights, claims and causes of action would entitle Purchaser to recompense, whether in whole or in part, for any Assumed Liability or any other liability arising out of the conduct of the Business after the Closing;

        (c)   All US Plans and the rights of each and every Seller Entity therein;

        (d)   Subject to Section 2.6, all rights of any and all Seller Entities under any past or current insurance policy or contract, and all prepaid expenses in respect of insurance;

        (e)   All cash, marketable securities and other cash equivalents;

        (f)    Each and every Seller Entity's interest in Leased Real Property other than the Facilities;

        (g)   The Contracts listed on Schedule 2.2(g);

        (h)   The Quebec Tax Receivable;

        (i)    All ownership interests in the Excluded Subs

        (j)    The assets listed on Schedule 2.2(j);

        (k)   the Inactive Contracts; and

        (l)    all other rights of the Seller Parties under this Agreement and the other Acquisition Agreements, including, without limitation all rights to receive the Purchase Price (as defined herein) and all other monies to be received by them hereunder and thereunder.

2.3   Assumed Liabilities.

        At the Closing, Purchaser shall, by delivery to Seller and Healthcare Sub of the Assumption Agreement, assume and agree to perform, pay or discharge when due, to the extent not theretofore performed, paid or discharged, the following specific Liabilities of Seller and Healthcare Sub, and only such Liabilities (collectively, the "Assumed Liabilities"):

        (a)   post-Closing Liabilities of Seller and/or Healthcare Sub, as the case may be, under the Assumed Contracts; provided, however, that Purchaser shall not assume any contingent liabilities arising out of (i) the failure of Seller or Healthcare Sub to comply with the terms of any Assumed Contract during the period ending prior to the Closing, or (ii) indemnity obligations under any Assumed Contract arising out of events occurring prior to the Closing; and

        (b)   the Liabilities of Seller and Healthcare Sub specifically included in the calculation of the Final Net Working Capital, as provided in Section 3.2(a).

        For the sake of clarity, the Parties acknowledge that, except to the extent set forth in Section 11.14 (Obligation of Sponsor), (i) AGCC, TEFIS and Sponsor are not assuming any Liabilities of the Seller Entities and (ii) the Liabilities of Canada Sub, India Sub and GBTSA, Inc. are not being transferred to Purchaser and shall remain Liabilities of Canada Sub, India Sub and GBTSA, Inc., respectively, upon the transfer of the stock of those entities as provided in this Agreement.

2.4   Excluded Liabilities.

        Notwithstanding anything herein to the contrary, Purchaser does not hereby and shall not assume or in any way undertake to pay, perform, satisfy or discharge any other Liability of Seller or any Affiliate of Seller whether existing on, before or after the Closing Date, all of which Liabilities shall be retained by Seller (collectively, the "Excluded Liabilities"), including the following:

        (a)   all Taxes of any and all Seller Entities or which relate to the Excluded Assets;

        (b)   all Taxes which relate to the Business or the Assets and which have accrued on or before the Closing Date;

        (c)   any and all Liabilities relating to, arising out of or incurred in performance, or lack of performance, by any Seller Entity before the Closing under any Contract, Permit, and/or Guarantee;

        (d)   any and all Liabilities (other than the Liabilities assumed by Purchaser pursuant to Sections 2.3(a) and (b)) with respect to the employment by any Seller Entity of its respective Employees, or its engagement of its professional work force as independent contractors, and salaries, payroll taxes, withholding taxes, workers' compensation and unemployment compensation, and contributions or payments to be made in respect of service during periods through the termination of employment and thereafter under any employee pension benefit plan (as defined in Section 3(2) of ERISA) or other employee benefit plan maintained for any Business Personnel, and any and all liabilities that may arise by virtue of the transaction contemplated herein being deemed an actual or constructive termination of any Employee or change of control under any agreement between Seller, GBS or Healthcare Sub and any Employee, including, without limitation, the agreements set forth on Schedule 2.4(d),or applicable Law;

        (e)   any and all Liabilities with respect to the products and services produced or provided by any Seller Entity prior to the Closing Date arising out of injury, death or damage, including any such liabilities for failure to warn or breach of express or implied warranties, including warranties of merchantability or fitness for any purpose or use, or the obligation to perform warranty or follow-up services relative to services performed or solutions provided by any Seller Entity prior to the Closing Date;

        (f)    any and all Liabilities of any Seller Entity in respect of (i) lawsuits, claims, administrative or other proceedings, governmental or other investigations pending or threatened by or against any Seller Entity arising out of events occurring at or prior to the Closing; and (ii) any litigation matters or claims described on Schedule 5.12, Schedule 5.14(b) or Schedule 5.15(a);

        (g)   any other Liability of any Seller Entity, except those specifically assumed pursuant to Section 2.3, regardless of when a claim thereto may be asserted (whether known or unknown, accrued, absolute, contingent or otherwise);

        (h)   any and all Liabilities of any of the Excluded Subs; and

        (i)    any other Liability that is otherwise attributable to or arising out of the ownership or operation of any Assets or the Business prior to the Closing.

        Except as and to the extent otherwise expressly provided in this Agreement, Purchaser has not agreed to pay, will not be required to assume and will not have any obligation with respect to any liability or obligation, direct or indirect, absolute or contingent, of any Seller Entity or any other Person, regardless of when asserted.

2.5   Non-Assignable Contracts.

        (a)   Notwithstanding anything to the contrary contained in this Agreement, to the extent that the grant, sale, assignment, transfer or delivery to Purchaser, of any Contract that would be an Assumed Contract, or any claim or right or any benefit arising thereunder or resulting therefrom would require any Approval of a Governmental Authority or other third Person and such Approvals shall not have been obtained prior to the Closing, and Purchaser has waived in writing the applicable condition precedent in Article VIII pursuant to which Seller is obligated to obtain such Approvals prior to the Closing, the Closing shall proceed, without the grant, sale, assignment, transfer or delivery of such Contract, and this Agreement shall not constitute a grant, sale, assignment, transfer or delivery of such Contract or an attempt thereof.

        (b)   If the Closing proceeds without the grant, sale, transfer, assignment or delivery of any Contract that would be an Assumed Contract, then following the Closing, the Parties shall use commercially reasonable efforts, and cooperate with each other, to obtain promptly all such Approvals. Pending such Approval, Seller shall use commercially reasonable efforts, and the Parties shall cooperate with each other in any mutually agreeable, reasonable and lawful arrangements designed to provide to Purchaser all of the benefits of use of such Contract and to Seller the benefits that Seller would have obtained had the Contract been conveyed to Purchaser at the Closing.

        (c)   To the extent that Purchaser is provided all of the material benefits pursuant to this Section 2.5 of any Contract, Purchaser shall perform for the benefit of the other Persons that are parties thereto all of the obligations of Seller thereunder and any related liabilities that, but for the lack of an Approval to assign such liabilities to such Purchaser, would be Assumed Liabilities.

        (d)   Once Approval for the grant, sale, assignment, transfer or delivery of any such Contract not granted, sold, assigned, transferred or delivered at the Closing is obtained, such Contract shall be deemed to have been granted, assigned, transferred and delivered to Purchaser at no additional cost to Purchaser. To the extent that any such Contract cannot be transferred or the material benefits of any such Contract cannot be provided to the applicable Purchaser following the Closing pursuant to this Section 2.5, then Purchaser and Seller shall enter into such arrangements (including subleasing, sublicensing or subcontracting) to provide to the Parties the material economic (taking into account Tax costs and benefits) and operational equivalent, of obtaining such Approval. Seller shall hold in trust for, and pay to Purchaser promptly upon receipt thereof, all income, proceeds and other monies received by any Seller Entity (other than any Seller Sub) in connection with its use of any Contract (net of any Taxes and any other costs imposed upon such Seller Entity) in connection with the arrangements under this Section 2.5.

2.6   Insurance.

        With respect to any loss or damage relating to the Assets occurring prior to the Closing Date and for which any and all Seller Entities would be entitled to assert, or cause any other Person to assert, a claim under any policy of insurance maintained by, for the benefit of or insuring any and all Seller Entities in respect of the Business or the Assets ("Insurance"), at the request of Purchaser, each and every Seller Entity will use commercially reasonable efforts to assert for Purchaser's benefit, or if for any reason any Seller Entity is not able so to assert, to assign its rights and otherwise assist and permit Purchaser to assert, one or more claims under such Insurance covering such loss or damage.

2.7   Affiliates.

        To the extent that Assets or Assumed Liabilities are held by or reside in any Affiliate of Seller that is not a Seller Sub, Seller will cause each such Affiliate to transfer such Assets and Assumed Liabilities and Purchaser will purchase and/or assume such Assets and Assumed Liabilities.

Article III.    Purchase Price

3.1   Purchase Price.

        The aggregate amount to be paid for the Assets will be Fifty-Seven Million Dollars ($57,000,000.00), subject to adjustment pursuant to Section 3.2 (the "Purchase Price"). In addition to the foregoing payment, as consideration for the grant, sale, assignment, transfer and delivery of the Assets, Purchaser shall assume and discharge the Assumed Liabilities.

3.2   Purchase Price Adjustment.

        (a)   On or before the sixtieth (60th) day following the Closing Date, Purchaser shall prepare and deliver to Seller a statement of the Net Working Capital of the Business as of the Closing Date prepared in accordance with this Agreement and GAAP (the "Proposed Statement"). The Net Working Capital of the Business, calculated based on the Proposed Statement, is herein called the "Proposed Net Working Capital."

        (b)   If Seller determines that there are any inaccuracies in the Proposed Statement, Seller shall deliver to Purchaser a written notice (a "Statement Dispute Notice") setting forth such alleged inaccuracies (the "Statement Disputed Matters") no later than 5:00 p.m., New York City time on the thirtieth (30th) day after receipt of the Proposed Statement from Purchaser. If Seller does not deliver a Statement Dispute Notice to Purchaser by such date and time, Seller shall be deemed to have accepted the Proposed Statement as prepared by Purchaser.

        (c)   Purchaser and Seller shall endeavor in good faith to resolve the Statement Disputed Matters by mutual agreement. If, within thirty (30) Business Days after Seller delivers a Statement Dispute Notice to Purchaser:

          (i)    Purchaser and Seller are able to reach a mutually satisfactory resolution of the Statement Disputed Matters, then the Proposed Statement shall be revised to reflect such resolution, and such Proposed Statement will be final, binding and conclusive (but only with respect to those Statement Disputed Matters as to which Purchaser and Seller have reached such a mutually satisfactory resolution); or

          (ii)   Purchaser and Seller are unable to reach a mutually satisfactory resolution of the Statement Disputed Matters, then (A) Purchaser and Seller shall promptly submit any remaining Statement Disputed Matters to RSM McGladrey, independent public accountants (the "Auditor"); (B) Purchaser and Seller shall supply to the Auditor only such supporting documentation and information as the Auditor may request; (C) the scope of the Auditor's responsibility shall be limited to resolving only the Statement Disputed Matters; (D) the Auditor will deliver to Purchaser and Seller a written determination (such determination to include a work sheet setting forth all material calculations used in arriving at such determination and to be based solely on the information provided to the Auditor by Purchaser and Seller) of the Statement Disputed Matters within thirty (30) days of receipt thereof; and (E) all determinations of the Auditor shall be final and non-appealable.

        (d)   The Proposed Statement, as prepared by Purchaser and accepted by Seller pursuant to Section 3.2(a), as agreed upon by Purchaser and Seller pursuant to Section 3.2(c)(i), or as determined by the Auditor pursuant to Section 3.2(c)(ii), as the case may be, is herein called the "Final Statement," and the Net Working Capital of the Business calculated based on the Final Statement is herein called the "Final Net Working Capital."

        (e)   All costs and expenses of the Auditor shall be borne one-half (1/2) by Purchaser and one-half (1/2) by Seller.

        (f)    If the Final Net Working Capital is:

          (i)    greater than the Benchmark Net Working Capital (the amount of such excess, the "Excess Amount"), Purchaser shall pay to Seller, by Wire, within five (5) Business Days after the determination of the Final Statement, such Excess Amount; or

          (ii)   less than the Benchmark Net Working Capital (the amount of such shortfall, the "Shortfall Amount"), Seller shall pay to Purchaser, by Wire, within five (5) Business Days after the determination of the Final Statement, such Shortfall Amount.

3.3   Allocation of Purchase Price.

        The Purchase Price shall be allocated in the manner determined by Seller and Purchaser pursuant to Section 7.11. After the Closing, the Parties shall make consistent use of such allocation for all Tax purposes and in all filings with, and declarations and reports to, all Governmental Authorities in respect thereof. In any Action relating to the determination of any Tax, no Party shall contest such allocation, represent that such allocation is not correct, or take any reporting position inconsistent with such allocation.

3.4   Currency Conversions.

        If it is necessary in connection with any calculation relating to this Agreement or the transactions contemplated hereby to convert any component of such calculation to Dollars from another currency, such conversion shall be performed using the applicable noon buying rate published by the Federal Reserve Bank of New York on the date as of which the calculation is made.

Article IV.    Closing

4.1   The Closing.

        The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Venable LLP in Baltimore, Maryland as soon as reasonably practicable, but in any event no later than the fifth (5th) Business Day following the day upon which all of the conditions to Closing have been satisfied or waived (other than those conditions which by their terms cannot be satisfied until the Closing) or such other date and/or location as is mutually agreed upon in writing by the Parties (the "Closing Date").

4.2   Seller's Closing Deliveries.

        (a)   Subject to Section 2.5, at the Closing, Seller will execute (as applicable) and deliver (or cause to be delivered) to Purchaser the following, at the expense of Seller and in proper form for recording and/or registration (as the case may be) in all relevant jurisdictions when appropriate:

    (i)
    bills of sale and general assignments, each in the form attached as Exhibit A (each, a "Bill of Sale") from:

    (A)
    Seller to Purchaser, and

    (B)
    Healthcare Sub to Purchaser;

    (ii)
    stock transfer powers, each in the form attached as Exhibit B, or, with respect to the India Sub Shares, share transfer deeds/forms in the prescribed format (each, a "Stock Power"), in each case together with all applicable stock certificates, to effect the transfer of:

    (A)
    the GBS India Shares from GBS to Purchaser;

    (B)
    the Seller India Shares from Seller to TEFIS; and

    (C)
    all of the capital stock of Canada Sub from Seller to AGCC;

    (iii)
    all documents as may be reasonably requested by Purchaser to evidence and effectuate the conveyance of the Transferred Intellectual Property, each in form and substance satisfactory to Purchaser and duly stamped where required in accordance with applicable Law (the "IP Transfer Documents");

    (iv)
    such other instruments or deeds of transfer conveying and transferring to Purchaser title to any of the Assets as contemplated herein or by any Schedule as provided in this Agreement (together with the Bill of Sale, the Stock Powers, and the IP Transfer Documents, the "Transfer Documents");

  (v)
  an assumption agreement in the form attached as Exhibit C (the "Assumption Agreement");

  (vi)
  a transition services agreement in the form attached hereto as Exhibit D (the "Transition Services Agreement");

  (vii)
  a non-competition agreement in the form attached hereto as Exhibit E (the "Non-Compete");

  (viii)
  a license agreement in the form of Exhibit F hereto (the "License Agreement");

  (ix)
  a Certificate of Non-United States Real Property Interest in the form attached hereto as Exhibit G;

  (x)
  a certificate of the President of Seller dated as of the Closing Date to the effect that the statements set forth in Sections 8.1(a) and (b) are true and correct (the "Seller Compliance Certificate"); and

  (xi)
  all other documents and papers required to be delivered by Section 8.1 as conditions to the Closing and such other documents and papers with respect to the corporate and other proceedings contemplated by this Agreement and the Acquisition Agreements (including such documentation as has been theretofore received by Seller relating to Approvals of third Persons that Seller is required to obtain hereunder as a condition of Closing) as Purchaser shall reasonably request.

        (b)   Seller, which is a non-resident of Canada, shall have delivered to Purchaser a certificate pursuant to Section 116 of the ITA and any corresponding provision of an applicable provincial Law (each a "Withholding Certificate") or, if any such certificate is not delivered at the Closing, Seller hereby acknowledges and agrees that such amount of the allocation of the Purchase Price attributable to the shares of Canada Sub as may be required to be withheld under applicable Law (the "Withheld Amount") will be withheld by Purchaser as required by Law and:

  (i)
  at the Closing, deposited in escrow with an independent escrow agent mutually satisfactory to Purchaser and Seller (the "Escrow Agent") at Seller's expense pursuant to an escrow agreement among Seller, Purchaser and the Escrow Agent in form and substance reasonably satisfactory to the parties thereto, and

  (ii)
  if no Withholding Certificate is delivered to Purchaser prior to the date Purchaser is required by Law to remit the Withheld Amount to the applicable Governmental Authority (subject to any written extension of time to make such remittance by the applicable Governmental Authority), Purchaser and Seller shall cause the Escrow Agent to release the Withheld Amount from escrow to Purchaser, whereupon Purchaser shall remit the Withheld Amount to the applicable Governmental Authority.

4.3   Purchaser's Closing Deliveries.

        At the Closing, Purchaser will execute (as applicable) and deliver to Seller the following, at the expense of Purchaser:

        (a)   the Purchase Price by Wire;

        (b)   each of the Transfer Documents that Purchaser is required to countersign;

        (c)   the Assumption Agreement;

        (d)   the Transition Services Agreement;

        (e)   the Non-Compete;

        (f)    the License Agreement;

        (g)   the Solvency Certificate (as hereinafter defined)

        (h)   a certificate of the President of Purchaser dated as of the Closing Date to the effect that the statements set forth in Sections 8.2(a) and (b) are true and correct (the "Purchaser Compliance Certificate"); and

        (i)    all other documents and papers required to be delivered by Section 8.2 as conditions to the Closing and such other documents and papers with respect to the corporate and other proceedings contemplated by this Agreement and the Acquisition Agreements as Seller shall reasonably request.

Article V.    Representations and Warranties of Seller

        Seller, acknowledging that Purchaser is relying thereon, represents and warrants to Purchaser, on the date hereof and as of the Closing Date, as follows:

5.1   Corporate Organization; Good Standing.

        (a)   Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and has all requisite corporate power and authority to own, lease or otherwise hold the Assets and to carry on the Business as presently conducted.

        (b)   Schedule 5.1(b) sets forth a true and complete list of all Subsidiaries of Seller that are used in the Business or hold any of the Assets, indicating for each (A) the type of entity, and (B) the jurisdiction of organization. Each Subsidiary listed on Schedule 5.1(b) is duly organized, validly existing and in good standing as an entity of the type specified for such Subsidiary on Schedule 5.1(b) under the laws of the jurisdiction of organization specified for such Subsidiary on Schedule 5.1(b).

        (c)   Schedule 5.1(c) sets forth a true and complete list of each jurisdiction in which each Seller Party and Seller Sub is qualified or registered to transact business as a foreign or alien corporation. Except as described on Schedule 5.1(c), each Seller Party and Seller Sub is duly qualified or registered to transact business and is in good standing as a foreign or alien corporation in each jurisdiction in which the failure to be so qualified or registered could reasonably be expected to have a Seller Material Adverse Effect.

        (d)   The corporate records and minutes books of the Seller Subs contain complete and accurate minutes of all meetings of, and all written resolutions adopted by, the directors and shareholders of each Seller Sub.

5.2   Authorization and Effect of Agreement.

        (a)   Each Seller Entity has all requisite corporate (or other entity type, if applicable) power and authority to execute and deliver the Acquisition Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each Seller Entity of the Acquisition Agreements to which it is a party, and the consummation by each such Seller Entity of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate or limited liability company action on the part of such Seller Entity (other than the requisite approval of the transactions contemplated hereby by the shareholders of Seller in accordance with Seller's Organizational Documents and the NYBCL). This Agreement has been, and each of the Acquisition Agreements, when executed and delivered by each Seller Entity that is a party hereto and thereto, will have been, duly and validly executed and delivered by such Seller Entity and each constitutes or will constitute a valid and binding obligation of such Seller Entity, enforceable against such Seller Entity in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to creditors rights generally, and subject to general principles of equity.

        (b)   The Seller Board, by resolutions duly adopted at a meeting duly called and held (the "Seller Board Approval"), has (i) determined that this Agreement and the transactions contemplated hereby are advisable and in the best interests of the Seller and its shareholders, (ii) approved the transactions contemplated by this Agreement, including the Transfer, and (iii) recommended that the shareholders of the Company adopt this Agreement and the Transfer.

5.3   No Conflict.

        (a)   The execution, delivery and performance of this Agreement by each Seller Entity that is a party hereto does not, and the execution and delivery by each Seller Entity of the other Acquisition Agreements to which it is a party, and the consummation by each such Seller Entity of the transactions contemplated hereby and thereby, will not, conflict with, result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of any material benefit under, or result in the creation of any Lien upon the Business or any of the Assets under any provision of (A) the Organizational Documents of any Seller Entity, (B) any Contract or Permit (whether or not such Contract or Permit relates primarily to the Business), or (C) any order, writ, judgment, injunction or decree applicable to any Seller Entity or any of their respective properties other than any such conflicts, violations, defaults, rights of termination, cancellation or acceleration, losses or Liens which are described on Schedule 5.3(a).

        (b)   No Approval of any Governmental Authority or other Person is required in connection with the execution, delivery and performance by any Seller Entity of the Acquisition Agreements to which it is a party, or the consummation by each Seller Entity of the transactions contemplated by any Acquisition Agreement to which it is a party, except for: (A) the requisite approval of the transactions contemplated hereby by the shareholders of Seller in accordance with Seller's Organizational Documents and the NYBCL; (B) the filing of a premerger notification report under the HSR Act; and (C) the Approvals listed on Schedule 5.3(b).

        (c)   No Person other than the Purchaser Entities has any option, right of first refusal, right of first offer or similar right to purchase or otherwise acquire the Assets or the Business, and neither Seller nor any of its Affiliates has entered into any letter of intent, commitment or agreement (whether oral or written) regarding any such purchase or acquisition other than with the Purchaser Entities.

        (d)   Except for the rights of the applicable Purchaser Entities hereunder, there are no outstanding options, warrants, conversion or other rights or Contracts of any kind for the subscription or acquisition of any of the Subsidiary Shares or any other ownership interest in any Seller Sub. None of the Subsidiary Shares or other ownership interests in the Seller Subs are subject to any Contract restricting or otherwise relating to the voting, dividend rights or disposition thereof.

5.4   Financial Statements and Related Financial Matters.

        (a)   Seller has filed all forms, reports, schedules, statements and other documents required to be filed by Seller with the United States Securities and Exchange Commission (the "SEC") since January 1, 2003 under the Exchange Act or the Securities Act and has made available to Purchaser such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that Seller may file subsequent to the date hereof) are referred to herein as the "Seller SEC Reports." At the time when filed (or if amended or superseded by a subsequent filing prior to the date hereof then on the date of such filing), the Seller SEC Reports (i) as amended to date complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC thereunder applicable to such Seller SEC Reports and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact or disclose any matter or proceeding required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (b)   Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Seller SEC Reports as amended to date (the "Financial Statements"), including each Seller SEC Report filed after the date hereof until the Closing, (i) was prepared from, are in accordance with and accurately reflect in all material respects, Seller's books and records as of the times and for the period referred to therein, (ii) complied in all material respects with the published rules and regulations of the SEC with respect thereto, (iii)

was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act), (iv) fairly presented the consolidated financial position of Seller as at the respective dates thereof and the consolidated results of Seller's operations and cash flows for the footnotes and were or are subject to normal and recurring year-end adjustments and (v) was prepared from and in accordance with Seller's books and records.

        (c)   Each of the unaudited balance sheets for the Business as of December 31, 2005, March 31, 2006 and June 30, 2006, each of which has been attached as Schedule 5.4(c), and each Summary of Income and Expenses for Staffing and Solutions, respectively, for the year ended December 31, 2005, and the year to date periods ended March 31, 2006 and June 30, 2006, respectively, each of which have been attached as Schedule 5.4(c) hereto, and each balance sheet and each Summary of Income and Expenses for Staffing and Solutions included in the Bring-Down Statements (i) was prepared from, are in accordance with, and accurately reflect in all material respects, the Seller Entities' books and records as of the times and for the period referred to therein, (ii) was to the extent of the detail included in each such financial report, prepared in accordance with GAAP (other than notes to financial statements which are not included) applied on a consistent basis throughout the periods involved, (iii) fairly present the financial position and results of operations for the Business as of the times and for the periods referred to therein, and (iv) was prepared from and in accordance with the books and records of the Business.

        (d)   No Seller Entity has any liability or obligation of any nature, whether primary or secondary, direct or indirect, or absolute, accrued, contingent or otherwise, arising out of or relating to the Business, or the use, manufacture, sale, lease, ownership or operation of any assets or property used, manufactured, sold, owned, leased or operated in connection with the Business, in each case as conducted at any time on or prior to the Closing, except for (i) liabilities or obligations reflected or reserved against in the Base Balance Sheet or to be reflected or reserved against in the Final Statement, (ii) liabilities or obligations which have arisen after the Base Balance Sheet Date, in the Ordinary Course (other than those that will not be reflected or reserved against in the Final Statement and that result from or arise out of or which are in the nature of any breach of contract, breach of warranty, tort, infringement, or violation of law, all of which are Excluded Liabilities hereunder) none of which are material, and (iii) Excluded Liabilities.

        (e)   All accounts receivable included in the Assets represent sales actually made in the Ordinary Course, and, to Seller's Knowledge, are current and collectible, net of any reserves shown on the Final Statement.

        (f)    No inventory is maintained in connection with the Business.

        (g)   Schedule 5.4(g) sets forth a complete and accurate list of each bank or other depository in which Seller Subs maintain any bank account, trust account or safety deposit box, and identified for each the names of all individuals authorized to draw thereon or who have access thereto.

5.5   Absence of Changes.

        Since June 30, 2006:

        (a)   except (i) as disclosed in any filing made by Seller with the SEC prior to execution of this Agreement, or (ii) as described on Schedule 5.5(a) hereto, the Business has been conducted in the Ordinary Course and there has not been any event, occurrence or development which, individually or in the aggregate, would have a Seller Material Adverse Effect; and

        (b)   except as described on Schedule 5.5(b) hereto, there has not occurred any action, event or failure to act, that if it had occurred after the date of this Agreement, would have required the consent of the Purchaser under Section 7.6.

5.6   Compliance with Laws; Permits.

        (a)   Each Seller Entity, the Assets and the Business are in compliance with all Laws, and neither Seller nor any other Seller Entity has received any notification that has not lapsed or been withdrawn by any Governmental Authority (i) asserting a violation by any Seller Entity or the Business of any Law, (ii) threatening to revoke any Permit applicable to the conduct of the Business, or (iii) materially restricting or in any material way limiting the operations of the Business.

        (b)   Schedule 5.6(b) lists all Permits required for the operation of the Business. Seller (or the applicable Seller Sub) has obtained and maintained all such Permits.

5.7   Sufficiency of Assets.

        (a)   The Assets:

    (i)
    include all assets, properties, interests in properties and rights (real, personal and mixed, tangible and intangible) used or held for use in the Business; and,

    (ii)
    are all of the assets necessary to operate the Business as it is currently conducted.

        (b)   No Excluded Sub (other than Healthcare Sub and GBS) owns or possesses any properties or rights, whether tangible or intangible, used or held for use in the Business.

5.8   Title to Assets.

        (a)   Each Seller Entity has good, valid and marketable title to the respective Assets free and clear of all Liens, except for Permitted Liens. This Agreement and the Transfer Documents are sufficient to Transfer to the Purchaser Entities all right, title and interest of the Seller Entities in and to the Assets that are being Transferred to the Purchaser Entities free and clear of all Liens (other than Permitted Liens) and to vest in the Purchaser Entities good, valid and marketable title thereto and title sufficient to conduct the Business as conducted as of the Closing Date.

        (b)   The Subsidiary Shares constitute all of the issued and outstanding ownership interests in the Seller Subs.

        (c)   Except for the GBS India Shares, Seller holds all right, title and interest in and to the Subsidiary Shares, free and clear of all Liens. GBS holds all right, title and interest in and to the GBS India Shares free and clear of all Liens.

        (d)   All the issued and outstanding shares of capital stock of, or other ownership interests of any kind whatsoever in, the Seller Subs have been duly authorized, validly issued and are fully-paid and non-assessable.

5.9   Real Property.

        (a)   No Seller Entity owns any real property.

        (b)   Except as described on Schedule 5.9 hereto, with respect to each Facility and the Facility Leases:

    (i)
    a Seller Entity has a good and valid leasehold interest in, or license to use, such Facility;

    (ii)
    no Seller Entity has subleased any Facility or any part thereof, or given any third Person any license or other right to occupy any portion of any Facility;

    (iii)
    neither any Seller Entity nor any other party to any Facility Lease has waived any term or condition thereof, and all covenants to be performed under any Facility Lease by any Seller Entity, or any other party to such Facility Lease, prior to the Closing have been performed;

    (iv)
    no Seller Entity has collaterally assigned or granted any security interest in any Facility Lease or any interest therein;

    (v)
    no Seller Entity is obligated under or a party to, any option, right of first refusal or other contractual right to purchase any Facility or any portion thereof or interest therein; and

    (vi)
    to the extent required by applicable Law, each Facility Lease has been duly stamped and registered with applicable Governmental Authorities.

5.10 Insurance.

        Seller has made available to Purchaser complete and accurate schedules of all policies of fire, liability and other forms of Insurance in effect as of the date hereof and maintained by or for the benefit of any Seller Entity with respect to the Business or the Assets. All such policies are listed on Schedule 5.10 and, except as set forth on Schedule 5.10, each of such policies is in full force and effect on the date hereof. No Seller Entity has received any notification or threat by any insurer to revoke or rescind any policy of insurance in any respect material to the Business or the Assets. To the extent any Seller Entity is required by applicable Law to maintain any insurance with respect to the Business, the Assets and/or the Business Personnel, such Seller Entity maintains such insurance.

5.11 Intellectual Property.

        (a)   Schedule 5.11(a) sets forth a complete and correct list of all Copyrights, Patents and Trademarks included in the Owned Intellectual Property included in the Assets.

        (b)   Schedule 5.11(b) sets forth a complete and correct list of all Inbound License Agreements included in the Assets, identifying for each: (i) the licensor(s) thereunder; (ii) the date thereof; and (iii) the Intellectual Property licensed thereunder.

        (c)   Schedule 5.11(c) sets forth a complete and correct list of all Outbound License Agreements included in the Assets, identifying for each: (i) the licensee(s) thereunder; (ii) the date thereof; and (iii) the Owned Intellectual Property licensed thereunder.

        (d)   Schedule 5.11(d) sets forth a complete and correct list of all Owned Software included in the Assets, identifying for each all Third Party Software that is (i) required to be used in conjunction with such Owned Software in order for such Owned Software to function in accordance with its design specifications; or (ii) otherwise used by any Seller Entity in conjunction with such Owned Software in the Ordinary Course.

        (e)   Schedule 5.11(e) sets forth a complete and correct list of all Owned Technical Identifiers included in the Assets.

        (f)    One or more Seller Entities owns all right, title and interest in and to the Owned Intellectual Property included in the Assets, free and clear of all Liens. The Owned Intellectual Property included in the Assets has been duly maintained, is valid and subsisting, is in full force and effect and has not been cancelled, expired or abandoned.

        (g)   To Seller's Knowledge, the Licensed Intellectual Property in which any Seller Entity is granted any rights pursuant to any Inbound License Agreement that is included in the Assets has been duly maintained, is valid and subsisting, is in full force and effect and has not been cancelled, expired or abandoned.

        (h)   All Owned Software included in the Assets and other works protectable by Copyright that are included in the Owned Intellectual Property included in the Assets were created, developed and authored by either (i) Employees within the scope of their employment; or (b) independent contractors who have assigned all of their rights to a Seller Entity pursuant to a written agreement. No Owned Software included in the Assets was jointly developed with any third Person who has not assigned all of his, her or its rights to a Seller Entity pursuant to a written agreement.

        (i)    None of the Owned Intellectual Property included in the Assets and, to Seller's Knowledge, no other product, service or technology used, sold, licensed, offered for sale or license, or proposed to be developed, used, sold, licensed or offered for sale or license by any Seller Entity as part of the Business, infringes, violates or dilutes, or interferes with, any Intellectual Property rights of any Person.

        (j)    No Seller Entity has brought or threatened a claim against any Person (i) alleging infringement, violation, misappropriation, or dilution of, or interference with, any Intellectual Property included in the Assets or any License Agreement included in the Assets; (ii) challenging any Person's ownership or use of, or the validity or enforceability of, any Intellectual Property included in the Assets; or (iii) challenging the validity or enforceability of any License Agreement included in the Assets and, to Seller's Knowledge, there are no facts or circumstances that might reasonably provide a basis for any claim described in the foregoing clauses (i)-(iii).

        (k)   All pending and registered Trademarks included in the Owned Intellectual Property included in the Assets are in use by one or more Seller Entities in the form appearing in, and in connection with the goods and services listed in, their respective registration certificates (with respect to registered Trademarks) or applications (with respect to unregistered Trademarks for which an application has been filed).

        (l)    The Seller Entities take commercially reasonable measures to protect the confidentiality of (i) the Source Code and (ii) Trade Secrets included in the Owned Intellectual Property included in the Assets and the Licensed Intellectual Property in which any Seller Entity is granted any rights pursuant to any Inbound License Agreement that is included in the Assets, including requiring all Business Personnel and third Persons having access thereto to execute written non-disclosure agreements. No Trade Secrets included in the Owned Intellectual Property included in the Assets or the Licensed Intellectual Property included in the Assets have been disclosed or authorized to be disclosed to any third Person other than pursuant to a written non-disclosure agreement; and (ii) to Seller's Knowledge, no third Person that is a party to any non-disclosure agreement with any Seller Entity is in breach or default thereof. No Person other than a Seller Entity is in possession of any Source Code included in the Assets.

        (m)  No Owned Software included in the Assets is a derivative of any Software (i) for which the source code is in the public domain, or (ii) that includes "open source" code or is licensed pursuant to an "open source" license, including by way of example, but not in limitation, the GNU General Public License, the Mozilla Public License, the BSD License or the Apache Software License.

        (n)   In each Outbound License Agreement included in the Assets, no Seller Entity has warranted the performance, functionality or capability of the Software licensed thereunder, except to state that such Software would perform in accordance with its published specifications and/or documentation.

        (o)   Except as set forth on Schedule 5.11(o), no Seller Entity has any obligation to provide technical support or Software maintenance services to any third Person.

5.12 Legal Proceedings.

        Except as disclosed in Schedule 5.12, there are no Actions pending, or to Seller's Knowledge threatened, by or against any Seller Entity relating to the Business or any of the Assets. There are no pending or, to Seller's Knowledge threatened, judgments, writs, orders, injunctions or decrees or similar actions of any Governmental Authority applicable to the conduct of the Business or the Assets.

5.13 Material Contracts.

        (a)   Schedule 5.13(a) sets forth a complete and accurate list of all Contracts relating to the Assets or the Business (that are not Excluded Assets) of the following types to which any Seller Entity is a party, by which any Seller Entity or any of its properties or assets are bound, or which otherwise relate to the Business (the contracts listed below in this Section 5.13(a), together with the Facility Leases, the Inbound License Agreements and the Outbound License Agreements are herein collectively called the "Material Contracts"):

    (i)
    any agreement relating to employment, consulting, continuation of benefits, retention, change of control, severance or termination with any Business Personnel;

    (ii)
    any collective bargaining agreement with any labor union relating to current Employees;

    (iii)
    any agreement for capital expenditures or the acquisition or construction of fixed assets which requires aggregate future payments in excess of $25,000;

    (iv)
    any agreement to provide services (including consulting services and temporary staffing services) to a client or customer of the Business (each, a "Client Contract")

    (v)
    any agreement (other than a purchase order issued by any Seller Entity in connection with the conduct of the Business in the Ordinary Course) for (i) the purchase, maintenance or acquisition of materials, supplies, merchandise, equipment or other property which requires aggregate future payments or expenses by any Seller Entity in excess of $25,000 or which cannot be cancelled by any Seller Entity without payment of a fee in excess of $25,000 or (ii) the sale, lease, license or furnishing of materials, supplies, merchandise, equipment or other property, rights or services (including consulting services) which requires aggregate future payments to any Seller Entity in excess of $25,000 or which cannot be cancelled by such Seller Entity without payment of a fee in excess of $25,000;

    (vi)
    except for agreements relating to the sale of Products in the Ordinary Course, any agreement granting to any Person a right to purchase or acquire any Assets;

    (vii)
    any license or royalty agreement having an aggregate payment obligation of $10,000 or more;

    (viii)
    any indenture, mortgage, loan or credit agreement under which any Seller Entity has borrowed any money or issued any note, bond, debenture or other evidence of indebtedness, or pledged Assets or otherwise created any Lien or directly or indirectly guaranteed indebtedness or financial obligations of others;

    (ix)
    any agreement with any distributor, dealer, sales or advertising agency or manufacturer's representative, franchise or similar contract or any other contract relating to the payment of a commission or other compensation;

    (x)
    any lease under which Seller or any other Seller Entity is (i) a lessee of any real or personal property owned by a third Person or (ii) a lessor of, or makes available for use by any third Person, any real or personal property owned by any Seller Entity, in either such case which requires aggregate annual payments in excess of $25,000;

    (xi)
    any intercompany agreement or agreement with any Affiliate or ERISA Affiliate;

    (xii)
    any agreement which restricts any Seller Entity or any Business Personnel in any respect from engaging in the Business as presently conducted;

    (xiii)
    any agreement pursuant to which any Seller Entity has granted any power of attorney to any Person; or

    (xiv)
    any other agreement material to the Business, whether or not entered into in the Ordinary Course.

        (b)   Except as set forth on Schedule 5.13(b):

    (i)
    Seller has made available a complete and accurate copy of each Material Contract to Purchaser (together with all amendments thereto);

    (ii)
    each Material Contract is in full force and effect and is legal, valid, binding and enforceable against each Seller Entity that is a party thereto and, to Seller's Knowledge, all other parties thereto in accordance with its terms,

    (iii)
    there does not exist under any Material Contract any default or condition or event that, after notice or lapse of time or both, would constitute a material default on the part of any Seller Entity, or to Seller's Knowledge, on the part of any other party to such Material Contract;

    (iv)
    with respect to each Client Contract, the applicable Seller Entity is capable of completing the performance of such Contract in accordance with its terms; and

    (v)
    no Seller Entity is a party to any Contract pursuant to which a current or former Business Personnel or director of Seller is, or could reasonably be, entitled to indemnification by Seller.

5.14 Labor and Employment Matters.

        (a)   Schedule 5.14(a) sets forth a true and complete list of all Business Personnel and:

    (i)
    also sets forth, as of August 14, 2006, for each employee listed thereon, (A) the employee's 2006 base annual salary or base hourly pay rate, as the case may be, (B) the amount of salary or hourly pay, as the case may be, and any other wages (as "wages" is defined in Section 3401 of the Code) actually paid to such employee since December 31, 2005, and (C) to the extent that such employee was assigned to a customer to perform services, the name of each customer of the Business for whose benefit such employee has performed any services since December 31, 2005;

    (ii)
    also sets forth, as of August 14, 2006, for each independent contractor listed thereon, (A) the total amount paid by any Seller Entity to such independent contractor since December 31, 2005, and (B) the name of each customer of the Business for whose benefit such independent contractor has performed any services since December 31, 2005; and

    (iii)
    in the aggregate, there has been no material change in the information set forth on Schedule 5.14(b) since August 14, 2006.

        (b)   Except as set forth on Schedule 5.14(b), there is/are no:

    (i)
    collective bargaining agreements or union contracts to which any Seller Entity is a party or otherwise bound;

    (ii)
    labor unions representing any Business Personnel;

    (iii)
    to Seller's Knowledge, overt organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened by Business Personnel;

    (iv)
    to Seller's Knowledge, pending or threatened strike, slowdown, work stoppage or lockout with respect to any Business Personnel;

    (v)
    written personnel policy, rule or procedure generally applicable to Business Personnel; or

    (vi)
    trade union, association, council of trade unions, employee bargaining agency or affiliated bargaining agent that:

    (A)
    holds bargaining rights with respect to any of the Business Personnel of Canada Sub by way of certification, interim certification, voluntary recognition, designation or successor rights;

    (B)
    to Seller's Knowledge, has applied to be certified or requested to be voluntarily recognized as the bargaining agent of any of the Business Personnel of Canada Sub;

    (C)
    to Seller's Knowledge, has applied to have Canada Sub declared a related or successor employer under applicable Canadian provincial labor or employment legislation; or

    (D)
    to Seller's Knowledge, has filed a complaint or charge under applicable Canadian provincial labor or employment legislation.

        (c)   During the past three (3) years, no Seller Entity has (i) effectuated a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of any Seller Entity; (ii) effectuated a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of any Seller Entity; or (iii) been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state Law. No Business Personnel have suffered an "employment loss" (as defined in the WARN Act) since three months prior to the date of this Agreement.

        (d)   The Seller Entities have at all times properly classified (A) Business Personnel as employees or independent contractors, as appropriate; and (B) those Business Personnel who are employees as exempt or non-exempt for purposes of the Fair Labor Standards Act. All Employees have been paid appropriately under applicable federal, state, local and, to the extent applicable, foreign wage and hour Laws.

        (e)   All employment terminations effectuated by any Seller Entity including, but not limited to, layoffs, were effectuated in compliance, in all material respects, with all Laws governing employment or separation from employment including, but not limited to, the Age Discrimination In Employment Act (29 U.S.C. §§ 626 et seq.), Title VII of the Civil Rights Acts of 1964 and 1991 as amended (42 U.S.C. §§ 2000e et seq.), the Consolidated Omnibus Budget Reconciliation Act of 1985 (29 U.S.C. §§ 1161 et seq.), the Americans With Disabilities Act (42 U.S.C. §§ 12101 et seq.), the Rehabilitation Act of 1973 (29 U.S.C. §§ 701 et seq.), the Family and Medical Leave Act (29 U.S.C. §§ 2601 et seq.), the Fair Labor Standards Act (29 U.S.C. §§ 201 et seq.), ERISA and the WARN Act. No Seller Entity has any liability in respect of any contract of service or for services for redundancy payments or for compensation for wrongful dismissal or unfair dismissal or for failure to comply with any order for the reinstatement or re-engagement of any Business Personnel.

        (f)    With respect to Canada Sub:

          (i)    To Seller's Knowledge, no Business Personnel of Canada Sub is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of that individual to be employed by or to contract with, Canada Sub because of the nature of the business to be conducted by Canada Sub, and, to Seller's Knowledge, the continued employment or contractual engagement (as applicable) by Canada Sub of its present Business Personnel, will not result in any such violation. Canada Sub has not received any notice alleging that any such violation has occurred.

          (ii)   All of the Business Personnel of Canada Sub who are employees are employed for an indefinite term and are not subject to written employment agreements other than any such agreements that may be identified on Schedule 5.13(a). To Seller's Knowledge, no officer or key employee of Canada Sub, nor any group of key employees, has given notice, oral or written, of their intention to terminate their employment with Canada Sub nor does Canada Sub intend to terminate the employment of any officer, key employee or group of key employees, other than as may be required in the Ordinary Course.

          (iii)  There are no employment Law-related Actions, grievances, proceedings or outstanding orders, awards or rulings relating to the Business which are pending or, to Seller's Knowledge, threatened which might materially and adversely affect, or could reasonably be expected to materially and adversely affect, Canada Sub or the portion of the Business conducted through Canada Sub.

          (iv)  Seller or Canada Sub has obtained such consents as are necessary for the collection, use and disclosure of personal information of Canadian Business Personnel to Purchaser, including but not limited to any health information relating to the non active status of any such Business Personnel, in accordance with applicable Canadian privacy legislation.

5.15 Employee Benefit Plans.

        (a)   Schedule 5.15(a) identifies (i) each "employee benefit plan", as such term is defined in Section 3(3) of ERISA, that provides welfare, retirement or deferred compensation benefits, and each other employment bonus, incentive compensation, severance, salary continuation, change of control, retention, stock option, other equity based performance, vacation, sick leave, holiday pay, fringe benefit, reimbursement program, incentive, insurance, welfare, or other employee benefit plan, program, agreement or policy that provides benefits or compensation in respect of any Employee and that is maintained by any Seller Entity incorporated in the United States or to which any Seller Entity incorporated in the United States contributes, has any obligation to contribute, or is a party, and (ii) each "employee benefit plan" maintained by a Seller Entity not incorporated in the United States or to which a Seller Entity not incorporated in the U.S. contributes (collectively, the "Plans"). Seller has made available to Purchaser a true and complete copy of the Plans, trust agreements, annuity contracts and other funding arrangements, IRS determination or opinion letters and all related summary Plan descriptions, relating to the Plans. Schedule 5.15(a) identifies, for each Plan listed thereon, the Seller Entity who maintains, contributes to, has any obligation to contribute to, or is a party to such Plan (the "Plan Sponsor").

        (b)   Except as required by Section 4980B of the Code, neither any Seller Entity nor any ERISA Affiliate maintains has promised, contributes to, or has an obligation to provide or contribute to, any post-employment (or post-service, in the case of a service provider who is not an employee), medical, life or other benefit coverage, plan, policy or arrangement For greater certainty, there is no (and has never been any) Canada Plan providing post employment or post retirement benefits pertaining to current or former business personnel of Canada Sub.

        (c)   Except as disclosed in Schedule 5.15(a), each Plan sponsored by a Seller Entity incorporated in the United States intended to be qualified under Section 401(a) of the Code, and the trust (if any) forming a part thereof, has received a favorable determination letter from the IRS as to its qualification under the Code and to the effect that each such trust is exempt from taxation under Section 501(a) of the Code, and no event has occurred since the date of such determination letter which could adversely affect such qualified or tax exempt status.

        (d)   No Seller Entity nor any ERISA Affiliate has ever maintained, sponsored, contributed to, or had any obligation to contribute to (i) any "pension plan" (within the meaning of Section 3(2) of ERISA) subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code, or (ii) any "multiemployer plan" (within the meaning of Section 3(37) of ERISA). No Seller Entity has engaged in any transaction that could be subject to Section 4069 of ERISA. No Seller Entity has incurred any liability under Title IV of ERISA, and no event has occurred with respect to any Plan which could result in any such liability to Purchaser. No Seller Entity has engaged in any non exempt "prohibited transaction" in connection with which such Seller Entity could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed pursuant to Section 4975 of the Code. To Seller's Knowledge, each of the Plans has been operated and administered in all material respects in accordance with the Plan and all Laws, including but not limited to ERISA, the Code and COBRA requirements thereof. The Controlled Group Benefit Plans that are subject to COBRA have been operated and administered in all material respects in accordance with the requirements of COBRA. There are no material pending or, to Seller's Knowledge, threatened claims by any Employee, spouse or other beneficiary involving any Plan (other than routine claims for benefits). All contributions required to have been made by Seller or any ERISA Affiliate to any Controlled Group Benefit Plan pursuant to such plan and Law (including ERISA and the Code) have been made within the time prescribed by such plan and Law.

        (e)   Schedule 5.15(a) identifies each Employee who, as of the third Business Day prior to the date of this Agreement was hospitalized or on short term disability status, long term disability status, worker's compensation leave, or other leave of absence status from employment in connection with the Business or otherwise not at work for a period of over five (5) days.

        (f)    No amounts payable under the Plans will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code. Except as disclosed on Schedule 5.15(f), the consummation of the transactions contemplated by this Agreement will not accelerate the time of payment or vesting, or increase the amount of compensation or benefits due any Employee or liability under any Plan. Full payments of all amounts which Seller or any ERISA Affiliate is required or committed to pay to each of the Plans has been made for all periods prior to and as of the Closing Date; provided, however, that the profit sharing contribution to Seller's 401(k) plan for 2006 will not be made as of the Closing Date, but will be fully accrued on Seller's financial statements.

        (g)   Seller has made available to Purchaser the last annual return, including the actuarial report and all attachments thereto, filed for each Plan and such returns and reports fully and accurately set forth the financial and actuarial condition of such Plans and each trust funding such Plans.

        (h)   Seller has made available to Purchaser an accurate and complete copy of each Seller Entity's standard severance policy. Except for such policies and as disclosed in Schedule 5.15(a), the Seller Entities and ERISA Affiliates do not maintain, and do not have any potential liability for, severance or other termination obligations to any Business Personnel.

        (i)    No Canada Plan is a registered pension plan, or a plan, whether funded or not funded, which provides retirement income and is not registered.

        (j)    All employee data necessary to administer each Canada Plan in respect of current and former Business Personnel of Canada Sub and their respective beneficiaries is in the possession of Canada Sub, and is complete, correct and in a form which is sufficient for the proper administration of the Canada Plans in respect of current and former Business Personnel of Canada Sub and their respective beneficiaries.

        (k)   To the Seller's knowledge, there exists no Liability in connection with any former benefit plan relating to the current or former Business Personnel of Canada Sub or any of their respective beneficiaries that has terminated, and all procedures for termination of each former pension or benefit plan has been properly followed in accordance with the terms of the former pension or benefit plan and applicable Laws.

        (l)    None of the execution and delivery of this Agreement, the performance of the Seller Entities' obligations under this Agreement or the consummation of any of the transactions contemplated in this Agreement will:

          (i)    result in any payment (including bonus, golden parachute, retirement, severance, unemployment compensation, or other benefit or enhanced benefit) becoming payable under any Canada Plan;

          (ii)   increase any benefits otherwise payable under any Canada Plan;

          (iii)  entitle any Business Personnel of Canada Sub to any job security or similar benefit or any enhanced benefits; or

          (iv)  result in the acceleration of the time of payment or vesting of any benefits otherwise payable under any Canada Plan, or result in any Canada

  Plan becoming terminable other than at the sole and unfettered discretion of Canada Sub.

        (m)  The summary plan descriptions prepared for, and circulated to, the current and former Business Personnel of Canada Sub and their respective beneficiaries concerning each Canada Plan, together with all written communications of a general nature provided to those persons or any of them, accurately describe in all material respects the benefits provided under each Canada Plan referred to therein.

        (n)   Upon termination of employment, all sick leave benefits accrued by any Business Personnel of Canada Sub will lapse and no payment is required to be made by Canada Sub in respect of the lapsed benefit.

5.16 Guarantees.

        Schedule 5.16 sets forth an accurate and complete list of all guarantees, bid bonds, performance bonds, payment bonds, cash deposits, letters of credit, foreign exchange contracts and other agreements or commitments relating to the foregoing guaranteeing or securing liabilities or obligations arising out of or relating to the Business pursuant to which any Seller Entity has any liability (collectively "Guarantees"), and setting forth with respect to each such Guaranty, the amount thereof and the beneficiary thereof, complete and accurate copies of which Seller has made available to Purchaser.

5.17 Environmental, Safety and Health Matters.

        (a)   No Seller Entity has entered into any written agreement with any Governmental Authority or any other Person by which any Seller Entity has assumed responsibility, either directly or as an indemnitor, guarantor or surety, for the investigation or remediation of any condition arising from or relating to a Release or threatened Release of Hazardous Substances in connection with or relating to the Assets or any location to which Hazardous Substances related to or generated by the Business come to be located.

        (b)   There is not now and has not been at any time in the past a Release into the environment of Hazardous Substances in violation of or in a manner that could result in liability under any Environmental Laws for which any Seller Entity, with respect to the Assets or any location to which Hazardous Substances related to or generated by the Business are located, may be directly or indirectly responsible.

        (c)   No Seller Entity has transported, stored, treated or disposed of, nor has it allowed or arranged for any third Person to transport, store, treat or dispose of, any Hazardous Substances to or at any location other than a site lawfully permitted to receive such substances; nor has it performed, arranged for or allowed by any method or procedure such transportation, storage, treatment or disposal in violation of or in a manner that could result in liability under any Environmental Laws.

        (d)   Seller has made available copies to Purchaser of any reports, assessments, analytical results, correspondence, pleadings, or other documents related to compliance with or liability under any Environmental Law of the Business, including any Phase I or II reports and any compliance audits.

5.18 Tax Matters.

        Except as set forth on Schedule 5.18:

        (a)   Each Seller Entity has duly filed, in accordance with Laws, all Tax returns and reports required to be filed on or prior to the Closing Date by or on behalf of such Seller Entity relative to the Business (including all declarations, reports and statements required to be filed with relevant Governmental Authorities regulating software technology park units in India). Such Tax returns and reports as filed (or to be filed) are (or will be) true, correct and complete in all respects. All Taxes due and payable as shown in such Tax returns and reports or otherwise (including all Taxes any Seller Entity was required to withhold from Employees, agents, contractors, and nonresidents) or otherwise required to be paid by any Seller Entity, have been paid.

        (b)   No Tax deficiency, assessment or penalty is proposed or assessed against any Seller Entity with respect to the Business or Assets. Seller has made available to Purchaser copies of all federal, state and foreign tax returns filed by any Seller Entity in the past three (3) years. Except as set forth on Schedule 5.18, there is no ongoing audit, litigation, or similar proceeding concerning any Tax returns of any Seller Entity.

        (c)   None of the Assets is property required to be treated as being owned by any other person or entity pursuant to the so-called safe harbor provisions of former section 168(f)(8) of the Code. None of the Assets is property that is tax exempt use property under section 168(h) of the Code.

        (d)   None of the Assets secures any debt the interest on which is tax exempt under section 103 of the Code.

        (e)   No Seller Entity is a foreign person within the meaning of Code Section 1445.

        (f)    India Sub:

          (i)    has not been required, and is not required, to file any Tax return with any Governmental Authority outside India, and no Governmental Authority has made any claim that India Sub is or may be subject to Tax in any jurisdiction where India Sub has not filed a Tax return;

          (ii)   is a software technology park unit as referred to in Section 10A of the India Tax Act;

          (iii)  is entitled to exemption from Tax on income under Section 10A of the India Tax Act; and

          (iv)  has fully complied with all the terms, conditions and obligations required to be fulfilled by it as a software technology park unit.

        (g)   Canada Sub:

          (i)    has not been required, and is not required, to file any Tax return with any Governmental Authority outside Canada, and no Governmental Authority has made any claim that Canada Sub is or may be subject to Tax in any jurisdiction where Canada Sub has not filed a Tax return;

          (ii)   has not previously claimed reserves under the ITA or any other Tax Law for the most recent taxation year ending prior to the date hereof;

          (iii)  has not, directly or indirectly, transferred property to, or acquired property from, any Person with whom Canada Sub was not dealing at Arm's Length, or provided services to or received services from any such Person for consideration that is materially less than the fair market value of the property or service at the time of the disposition or acquisition thereof (in the case of property) or the provision or receipt thereof (in the case of services), or been a party to any contract or transaction that could result in a liability for Tax under Section 160 of the ITA or any substantially similar provisions of other applicable Tax Laws;

          (iv)  has made available to Purchaser copies of all Contracts and other documents relating to transactions entered into by it prior to the Closing Date with Persons with whom the Canada Sub was not dealing at Arm's Length at the time the transaction occurred;

          (v)   is registered for purposes of the ETA;

          (vi)  has complied, in all material respects, on a timely basis with all registration, reporting, collection, remittance and other requirements in respect of all applicable sales and value-added Tax Laws, including the ETA, the Quebec Sales Tax Act and the Retail Sales Tax Act (Ontario);

          (vii) has made available to Purchaser all invoices, purchase orders and all such other documents as are necessary to make any claim for input tax credits, refunds or rebates claimed or to be claimed under the applicable sales tax and value-added Tax Laws;

          (viii) has not made any elections or designations for the purposes of the ITA or the ETA or other applicable Tax Law;

          (ix)  without limiting the generality of clause (viii) of this Section 5.18(g), has not acquired any property on a tax-deferred or rollover basis and no election under Sections 13, 44, 83 or 85 of the ITA (or any substantially similar provision of any applicable Tax Law) has been made or filed by or on behalf of Canada Sub with respect to the acquisition or disposition of property;

          (x)   without limiting the generality of clause (viii) of this Section 5.18(g), except for elections under section 167 of the ETA and under section 75 of the Quebec Sales Tax Act, Canada Sub is not a party to any elections made under the ETA or the Quebec Sales Tax Act;

          (xi)  has not made or authorized any payments to its directors, officers, former directors, shareholders or employees or to any person or corporation not dealing at Arm's Length with any of the foregoing except in the Ordinary Course and at the regular rates payable to them of salary, pension, bonuses, rents or other payments of any nature;

          (xii) has no loans or indebtedness outstanding made to directors, former directors, officers, shareholders or employees of Canada Sub or to any person not dealing at Arm's Length with any of the foregoing;

          (xiii) in the three (3) years prior to the date of this Agreement, has not received or taken advantage of, directly or indirectly, any grants, Tax benefits,, subsidies, loan guarantees, government contracts, or other forms of preferential treatment or assistance from any Governmental Authority, other than those provided for in the ITA or other Tax Laws;

          (xiv) has not changed its taxation year end (which is December 31) since its incorporation; and

          (xv) has, in all material respects, properly and timely deducted, withheld and remitted all Taxes required to be deducted, withheld or remitted by Canada Sub under any applicable Law from amounts paid or credited by Canada Sub to or for the account or benefit of any Person, including Taxes on payments to any of its present or former Business Personnel, officers or directors, and Taxes on payments to any Person who is a non-resident of Canada.

          (xvi) There are no circumstances existing which could result, and the Closing will not result, in the application to the Canada Sub of Sections 80 through 80.4 of the ITA or any substantially similar provisions of any applicable provincial Tax Laws.

          (xvii) The Records of Canada Sub fairly and correctly set out and disclose in all material respects, all liabilities and unclaimed input tax credits under the ETA for purposes of the goods and services or harmonized sales tax and any unclaimed credits or refunds under other similar provincial value added or multi staged Tax. All financial transactions of Canada Sub have been recorded in its Records for Tax purposes in all material respects in accordance with generally accepted accounting principles of Canada.

          (xviii) Copies of all Tax rulings pertaining to Canada Sub have been made available to Purchaser. There is no action or, to Seller's Knowledge, threatened action to revoke any such Tax ruling. There are no requests for

  Tax rulings pertaining to Canada Sub that could affect the liability of Canada Sub or any affiliate of Canada Sub for Taxes or the amount of the taxable income or loss for any taxation year or period ending after the Closing Date.

          (xix) Schedule 5.18(g) accurately reflects all notices of assessment and reassessment of Taxes that have been received by Canada Sub from all relevant Governmental Authorities with respect to the Tax liabilities of Canada Sub for all taxation years and other periods subsequent to January 1, 1998, and no Governmental Authority is entitled to assess or reassess Canada Sub for any Tax in respect of a taxation year or other period prior to January 1, 1998.

          (xx) For purposes of this Section 5.18 and Section 2.4(a), reference to a Seller Entity shall include any predecessor to such Seller Entity or any Person from which such Seller Entity incurs a liability for Taxes as a result of joint and several liability, transferee liability, a contract or otherwise.

5.19 Customer Relations; Warranties.

        (a)   Except as set forth on Schedule 5.19(a), since December 31, 2005, no Seller Entity has received any indication from any customer to the effect that such customer will stop, or materially decrease the rate of, buying services, materials or products from the Business.

        (b)   Seller has made available Purchaser with complete and accurate copies of all written (and accurate written summaries of all oral) customer warranties currently in effect with respect to the Business.

        (c)   There are no service warranty or product liability claims or causes of action pending or, to Seller's Knowledge threatened, against any Seller Entity relating to the Business. Complete and accurate summaries of the types and durations of the warranties provided to customers are contained in Schedule 5.19(c).

5.20 Brokers.

        Except as set forth on Schedule 5.20, no Seller Entity has any obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

5.21 Related Party Transactions; No Improper Payments or Influence.

        (a)   Except as described on Schedule 5.21:

          (i)    no officer or director of any Seller Entity, or any immediate family member or Affiliate of any such officer or director, is currently indebted to any Seller Entity, nor is any Seller Entity indebted (or committed to make loans or extend or guarantee credit) to any of such Persons; and

          (ii)   no officer or director of any Seller Entity, or any immediate family member or Affiliate of any such officer or director, has any direct or indirect ownership interest in any Person with which any Seller Entity has a business relationship; provided, however, that the foregoing representation in this Section 5.21(a)(ii) shall not apply in cases where an officer or director of a Seller Entity, or immediate family member or Affiliate thereof, owns stock of a publicly-traded company, provided that such ownership constitutes less than one percent (1%) of the outstanding capital stock of such publicly traded company.

        (b)   Without limiting the generality of Section 5.6:

          (i)    Neither any Seller Entity nor any Affiliate, agent or Employee of Seller has used any funds or assets or otherwise made any payment in connection with the Business that would violate any Law. Neither any Seller Entity nor any Affiliate, agent or Employee of Seller has used any corporate or other funds in connection with the Business for unlawful contributions, payments, gifts, or entertainment, or made an unlawful expenditure in connection with the Business relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in connection with the Business in violation of Section 30A of the Exchange Act. Neither any Seller Entity nor any Affiliate, agent or Employee of Seller has accepted or received any unlawful contributions, payments, gifts, or expenditures in connection with the Business.

          (ii)   Each Seller Entity and its Affiliates have complied with the U.S. Foreign Corrupt Practices Act and the Export Administration Regulations promulgated by the Office of Export Administration, United States Department of Commerce. Each Seller Entity and its Affiliates have not, directly or indirectly, offered, paid, promised to pay or authorized the payment of any money or anything of value to: (a) any governmental official, any political party or official, or any candidate for political office; or (b) any other Person, in any case, while knowing or having reason to know that all or a portion of such money or thing of value has been offered, given or promised, directly or indirectly, to any such official, to any political party or party official, or to any candidate for political office, for the purpose of (i) influencing any action or decision of such official, party or party official, or candidate in his, her or its official capacity, including a decision to fail to perform his, her or its official functions, or (ii) inducing such official, party or party official, or candidate to use his, her or its influence with any Governmental Authority to affect or influence any act or decision of such Governmental Authority in order to assist Seller or its Affiliates, directly or indirectly, in obtaining or retaining business for or with, or directing business to, any Person.

5.22     Performance Under Client Contracts.

        With respect to each Client Contract under which any Seller Entity purports to have fully performed any of its obligations ("Completed Obligations") prior to the Closing Date:

        (a)   there exist no facts, circumstances or events that constitute a breach of any warranty made by the applicable Seller Entity in or in connection with such Completed Obligations; and

        (b)   the applicable Seller Entity has fully performed such Completed Obligations in accordance with the terms and conditions of the applicable Client Contract.

5.23     Disclosure.

        None of the representations or warranties made by Seller herein or in any Exhibit or Schedule hereto, or in any certificate furnished by Seller pursuant to this Agreement, when all such documents are read together in their entirety, contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

Article VI.    Representations and Warranties of Purchaser.

        Purchaser, acknowledging that Seller is and will be relying thereon, represents and warrants to Seller, on the date hereof and as of the Closing Date, as follows:

6.1   Corporate Organization.

        (a)   Each of Purchaser and Sponsor is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has all requisite corporate power and authority to own, lease or otherwise hold its assets, properties, interests in properties and rights and to carry on its business as presently conducted and to carry on the Business upon consummation of the transactions contemplated hereby.

        (b)   TEFIS is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Maryland and has all requisite limited liability company power and authority to own, lease or otherwise hold its assets, properties, interests in properties and rights and to carry on its business as presently conducted..

        (c)   AGCC is an unlimited liability company duly organized, validly existing and in good standing under the laws of Nova Scotia and has all requisite unlimited liability company power and authority to own, lease or otherwise hold its assets, properties, interests in properties and rights and to carry on its business as presently conducted.

6.2   Authorization and Effect of Agreement.

        Each of the Purchaser Entities has all requisite corporate power and authority to execute and deliver this Agreement and the other Acquisition Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each of the Purchaser Entities of its respective obligations under this Agreement and the other Acquisition Agreements to which it is to be a party, and the consummation by the Purchaser Entities of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of each such Purchaser Entity. This Agreement has been and each of the other Acquisition Agreements to which each Purchaser Entity is to be a party when executed and delivered will have been, duly and validly executed and delivered by such Purchaser Entity, and constitutes or will constitute a valid and binding obligation of such Purchaser Entity, enforceable against such Purchaser Entity in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to creditors rights generally, and subject to general principles of equity.

6.3   No Conflict.

        (a)   The execution, delivery and performance by each Purchaser Entity of this Agreement and the other Acquisition Agreements to which it is to be a party does not, and the consummation by the Purchaser Entities of the transactions contemplated hereby and thereby will not, conflict with, result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of any material benefit under, or result in the creation of any Lien upon any of its assets under any provision of (A) the Organizational Documents of any Purchaser Entity, (B) any contract to which any Purchaser Entity is a party, or (C) any order, writ, judgment, injunction or decree applicable to any Purchaser Entity or any of its properties.

        (b)   No Approval of any Governmental Authority or other Person is required in connection with the execution, delivery and performance by each of the Purchaser Entities of the Acquisition Agreements to which it is a party, or the consummation by each Purchaser Entity of the transactions contemplated by the Acquisition Agreement(s) to which it is a party, except for the filing of a premerger notification report under the HSR Act.

6.4   Litigation.

        There are no actions, suits or proceedings pending or, to the knowledge of Purchaser, threatened, which question the validity of this Agreement or any other Acquisition Agreement or any action taken or to be taken in connection herewith or therewith.

6.5   Brokers.

        Neither Purchaser nor any of its Affiliates has any obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

6.6   Financial Ability.

        Purchaser has, and will have at Closing, cash on hand sufficient to pay the Purchase Price in full.

6.7   Disclosure.

        None of the representations or warranties made by Purchaser herein or in any Exhibit or Schedule hereto, or in any certificate furnished by Purchaser pursuant to this Agreement, when all such documents are read together in their entirety, contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

Article VII.    Covenants

7.1   Press Releases.

        Prior to the Closing, no Party will issue or cause publication of any press release or other announcement or public communication with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other, which consent will not be unreasonably withheld; provided, however, that nothing herein will prohibit any Party from issuing or causing publication of any such press release, announcement or public communication to the extent that such Party reasonably determines such action to be required by Law, the rules of any national stock exchange applicable to it or its Affiliates or any other regulatory authority.

7.2   Regulatory Filings; Steps to Obtain Shareholder Approval.

        (a)   As soon as practicable after the date hereof, Purchaser and Seller will make such filings as are required by the HSR Act with respect to the consummation of the transactions contemplated by this Agreement. As soon as practicable after the date hereof, Purchaser and Seller will make or cause to be made such filings as may be required by any comparable Law of any other country with respect to the consummation of the transactions contemplated by this Agreement. Purchaser and Seller will file or cause to be filed as promptly as practicable with the United States Federal Trade Commission and the United States Department of Justice and any comparable foreign government agency any supplemental information which may be required pursuant to the HSR Act or foreign Law. All such filings comply or will comply in all material respects with the requirements of the respective Laws pursuant to which they are filed. Seller and Purchaser shall each pay its own costs and expenses incurred in connection with such filings; provided, however, that all filing fees required under the HSR Act shall be paid one-half (1/2) by Purchaser and one-half (1/2) by Seller.

        (b)   Purchaser and Seller shall coordinate and cooperate with one another and shall each use reasonable best efforts to comply with, and shall each refrain from taking any action that would impede compliance with, all Laws, and, as promptly as practicable after the date hereof, each of the Purchaser and Seller shall make all filings, notices, petitions, statements, registrations, submissions of information, applications or submissions of other documents required by any Governmental Authority in connection with the Transfer and the transactions contemplated hereby, including any filings required under the Securities Act of 1933 (as amended), the Exchange Act, any applicable state securities or "blue sky" laws and the securities laws of any foreign country. Each of the Purchaser and the Seller Entities will cause all documents that it is responsible for filing with any Governmental Authority under this Section 7.2(b) to comply in all material respects with all Laws.

        (c)   Each of the Parties will use its commercially reasonable efforts to obtain, and to cooperate with the other in obtaining, all Approvals of Governmental Authorities that may be or become necessary in connection with the consummation of the transactions contemplated by this Agreement prior to or after the Closing.

        (d)   Seller, acting through the Seller Board, shall, in accordance with the applicable provisions of its Organizational Documents and the NYBCL:

          (i)    As promptly as practicable following the execution and delivery of this Agreement, duly call, give notice of, convene and hold a special meeting of its shareholders for the purposes of considering and taking action upon the approval of this Agreement and the transactions contemplated hereby and, subject to Section 7.3(d), include disclosure regarding the Seller Board Approval in the materials disseminated to the Seller's shareholders; and

          (ii)   As promptly as practicable, but in no event later than thirty (30) days following the execution and delivery of this Agreement, file with the SEC a preliminary proxy or information statement relating to this Agreement and the transactions contemplated hereby. Such proxy statement may also include, in Seller's sole discretion, proposals relating to the sale of substantially all of the assets of or related to the operations of Seller's Chimes, Inc. subsidiary and the adoption of a plan of liquidation for Seller. Seller shall obtain and furnish the information required to be included by the SEC in the proxy or information statement, respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement, including any amendments or supplements thereto, to be mailed to its shareholders at the earliest practicable date. Seller shall provide to Purchaser drafts of the preliminary proxy or information statement and any amendments thereto prior to filing them or disseminating them to its shareholders and shall not include therein any description of any of the Purchaser Entities without Purchaser's prior written consent, which consent shall not be unreasonably withheld.

        Notwithstanding anything herein to the contrary, in no event shall Seller or the Seller Board be required to take any of the actions set forth in this Section 7.2(d) prior to the date that is thirty (30) days following the execution and delivery of this Agreement.

7.3   Exclusivity.

        (a)    No Solicitation of Alternative Transactions.    The Seller Entities will not, and will not permit or authorize any of their Representatives to, directly or indirectly, take any of the following actions with any Person other than the Purchaser without the prior written consent of the Purchaser: (i) solicit, initiate, facilitate or encourage, or furnish information with respect to any of the Seller Entities, in connection with any inquiry, proposal or offer with respect to an Alternative Transaction; (ii) negotiate, discuss, explore or otherwise communicate or cooperate in any way with any third Person with respect to any Alternative Transaction; or (iii) enter into any agreement, arrangement or understanding with respect to an Alternative Transaction or requiring any Seller Entity to abandon, terminate or refrain from consummating the transactions contemplated by this Agreement with the Purchaser. Each Seller Entity shall immediately cease any discussions or negotiations existing as of the date hereof with any third Person relating to any proposed Alternative Transaction, and shall request that all confidential information furnished on behalf of any Seller Entity to any such Persons be returned. This Section 7.3(a) shall not apply to a Total Company Sale.

        (b)    Alternative Transaction.    Notwithstanding the provisions of Section 7.3(a), Seller may, in response to an unsolicited bona fide written inquiry, offer or proposal with respect to an Alternative Transaction furnish confidential or nonpublic information to (pursuant to a customary confidentiality agreement), and engage in discussions and negotiate with, the Potential Acquirer making such written inquiry, offer or proposal.

        (c)    Notice to Purchaser.    Seller shall, and shall use its best efforts to cause its Representatives to, notify the Purchaser orally and in writing no later than forty-eight (48) hours after receipt by Seller of any inquiry, offer or proposal with respect to an Alternative Transaction or Total Company Sale, including the identity of the Potential Acquirer and stating the terms thereof, and shall thereafter keep Purchaser reasonably informed of any material change in the status of any discussions or negotiations with such Potential Acquirer and any material changes to the terms and conditions of such Alternative Transaction or Total Company Sale, and shall promptly give the Purchaser a copy of any business or financial information related to any Seller Entity delivered to such Potential Acquirer which has not previously been reviewed by the Purchaser.

        (d)    Fiduciary "Out".    Notwithstanding anything in this Agreement to the contrary, including Section 7.3(a), the Seller Board may at any time prior to the effectiveness of the Shareholder Approval, (x) withdraw or modify its approval or recommendation of this Agreement and the transactions contemplated hereby or (y) approve or recommend an Alternative Transaction or a Total Company Sale provided that, in the case of an Alternative Transaction: (A) an unsolicited bona fide written offer or proposal is made to Seller by a third party with respect to such Alternative Transaction and such offer or proposal for an Alternative Transaction is not withdrawn; (B) the Seller Board determines in good faith, after consultation with its financial advisor, that such offer or proposal constitutes a Superior Alternative Transaction; and (C) following consultation with outside legal counsel, the Seller Board or a committee of disinterested directors determines that the withdrawal or modification of its approval or recommendation of this Agreement or the transactions contemplated hereby is required to comply with the fiduciary duties of the Seller Board to the shareholders of Seller under applicable Law.

7.4   Investigation by Purchaser.

        Prior to the Closing, upon reasonable notice from Purchaser to Seller given in accordance with this Agreement, the Seller Entities will afford to the officers, attorneys, accountants and other authorized representatives of Purchaser complete access during normal business hours

(upon reasonable advance notice) to the assets, properties, officers, Employees and books and records of the Seller Entities so as to afford Purchaser full opportunity to make such review, examination and investigation of the Business as Purchaser may desire to make. Purchaser will be permitted to make extracts from or to make copies of the Seller Entities' books and records as it may deem necessary. Prior to the Closing, the Seller Entities will furnish or cause to be furnished, to the extent it is available, such financial and operating data and other information as to the Business as Purchaser may reasonably request.

7.5   Confidential Nature of Information.

        Subject to Section 7.1, for the period from the date hereof until the Closing, the provisions of that certain Confidentiality Agreement between Seller and Allegis Group Services, Inc. dated January 6, 2006 are hereby incorporated herein in all respects by reference thereto and shall also apply to Evaluation Material (as defined therein) which is disclosed to Purchaser hereunder prior to Closing. In addition to using such Evaluation Material for the purpose of evaluation as permitted under such Confidentiality Agreement, the Purchaser shall also be permitted to use such Evaluation Material to carry out the transactions contemplated by this Agreement.

7.6   Operation of the Business.

        Except as expressly contemplated by this Agreement or otherwise consented to by Purchaser in writing, between the date hereof and the Closing, Seller will, and will cause the other Seller Entities to:

        (a)   conduct their business in the Ordinary Course, and use all commercially reasonable efforts to maintain the goodwill and reputation associated with the Business and to avoid taking any action that would cause or constitute a breach of any of the warranties contained in Article V;

        (b)   use commercially reasonable efforts to maintain the employment of all Business Personnel who have executed employment agreements with a Purchaser Entity that are contingent upon the Closing;

        (c)   not enter into any contract or commitment by or on behalf of the Business, except (i) contracts or commitments to provide the services regularly offered by the Business in the Ordinary Course, and (ii) other contracts and commitments in the Ordinary Course requiring payments not in excess of $100,000 in the aggregate;

        (d)   not amend or terminate any Material Contract, other than any such amendment or termination of any Material Contract in the Ordinary Course;

        (e)   not license, transfer, pledge, mortgage or otherwise dispose of any tangible or intangible asset that is material to the Business, except in the Ordinary Course;

        (f)    not cancel, amend, release, waive or compromise, except in the Ordinary Course, any debts or claims in favor of any Seller Entity in excess of $100,000;

        (g)   except in the Ordinary Course, not institute any material change in the method of purchase, sale, lease, management, marketing, operation or accounting, in each case in respect of the Business;

        (h)   not materially increase the compensation payable to any Business Personnel or grant to any Business Personnel any unusual or extraordinary bonuses, benefits or other forms of direct or indirect compensation (including, without limitation, severance, termination or "change of control" benefits);

        (i)    not amend any employment terms for any Business Personnel whose compensation from the Business in the last fiscal year exceeded $75,000;

        (j)    not amend or make any changes with respect to any other plan, program, policy or arrangement covering such Employees, including any Plan;

        (k)   not change any accounting method, practice or policy used by the Business;

        (l)    not incur any capital expenditure or acquire any assets, properties, capital stock or business of any other Person (except for the acquisition of assets used in the Ordinary Course); and

        (m)  not agree or commit to do anything described in the foregoing clauses (c) through (l).

7.7   Personnel Matters.

        (a)   Employment of Seller's Employees.    Purchaser will offer employment to a substantial number of Business Personnel employed or engaged by Seller or Healthcare Sub. Purchaser may, upon prior notice to Seller, interview and discuss potential employment with all Business Personnel. Purchaser will provide Seller with a list of Business Personnel to whom Purchaser has made an offer of employment that has been accepted to be effective upon the Closing (the "Transferred Personnel") (the foregoing is in addition to, and not in limitation of, any rights of access provided to Purchaser pursuant to Section 7.4). After the Closing, Seller and Healthcare Sub shall be solely responsible for, and shall pay and discharge, all Liabilities (including any severance benefits or dues, whether statutory or otherwise) arising in connection with the end of the independent contractor relationship or employment (as applicable) with Seller or Healthcare Sub of all Transferred Personnel. The foregoing sentence shall not apply to any termination by any Purchaser Entity of the independent contractor relationship or employment (as applicable) of any person except that Seller shall reimburse Canada Sub for any severance obligations Canada Sub is required to be pay to those employees of Canada Sub the employment of whom Purchaser has notified Seller in writing prior to Closing that it intends to terminate.

        (b)   Employee Benefit Arrangements.

          (i)    Seller shall cause all group health plans that are US Plans and under which Business Personnel and their beneficiaries are covered on the Closing Date to continue to cover such Business Personnel until 11:59 p.m., New York City time, on the last calendar day of the month in which the Closing Date occurs (the "Benefit Cutoff Time"). As of the Benefit Cutoff Time, all Transferred Personnel shall cease participation in all US Plans, except with respect to benefits accrued as of, or claims incurred on or prior to, such time. Purchaser shall bear all responsibility for providing to Transferred Personnel and their beneficiaries who are otherwise eligible under the terms of Purchaser's group health plans, coverage under a group health plan beginning as of the Benefit Cutoff Time.

          (ii)   Seller shall continue to maintain a "group health plan" (within the meaning of Section 4980B(g)(2) of the Code) until the date that Seller completes the winding up of its business. Seller shall provide Purchaser with written notice at least 30 days before Seller will cease to maintain a group health plan. Such notice will include such information regarding the individuals covered under Seller's group health plan as Purchaser may reasonably request in order to permit Purchaser to comply with any obligations it might have under COBRA when Seller ceases to maintain the group health plan.

          (iii)  Purchaser assumes no liability with respect to, and receives no right or interest in, any Controlled Group Benefit Plan.

          (iv)  With respect to claims by Transferred Personnel and their beneficiaries and dependents for workers' compensation or for the type of benefits described in Section 3(1) of ERISA (whether or not covered by ERISA), (i) Seller shall assume and be responsible for such claims that are incurred on or prior to the Closing Date; and (ii) Purchaser shall assume and be responsible for such claims that are incurred after the Closing Date. For purposes of the foregoing, a medical/dental claim shall be considered incurred when the medical services are rendered or medical supplies are provided, and not when the condition arose; provided that claims relating to a hospital confinement that commences on or prior to the Closing Date but continuing thereafter shall be treated as incurred on or prior to the Closing Date. A disability or workers' compensation claim shall be considered incurred on or prior to the Closing Date if the injury or condition giving rise to the claim occurred on or prior to the Closing Date.

          (v)   Seller shall not offer to any Business Personnel healthcare flexible spending account coverage for 2007.

          (vi)  Seller shall be responsible for satisfying any and all obligations and liabilities under the continuation coverage provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and any applicable state Law to provide continuation coverage to or with respect to all employees or former employees of Seller and Healthcare Sub and their beneficiaries as a result of any "qualifying event" occurring prior to the Closing or as a result of the transactions contemplated by this Agreement. Seller shall not take any action or cause any action to be taken that would trigger liability to Purchaser with respect to any M&A qualified beneficiary within the meaning of Section 54.4980B-9 of the Treasury Regulations of the Code.

          (vii) Purchaser will absorb all accrued but unpaid vacation pay for all Transferred Personnel up to forty hours per Transferred Person. All bonuses due to employees to be paid in the year of closing shall be prorated between Seller and Purchaser as of the Closing Date with the Seller being responsible for the fraction of such bonus equal to the number of days from the first day of the calendar year in which the Closing Date occurs to the Closing Date divided by 365. Any severance pay due to Transferred Personnel who are subsequently terminated by the Purchaser shall be payable by the Purchaser. All bonuses paid or payable to Transferred Personnel with respect to 2006 shall be paid by Seller.

        (c)   WARN Act Notices.    In respect of notices and payments relating to events occurring on or prior to the Closing, Seller shall be responsible for and assume all liability for any and all notices, payments, fines or assessments due to any government authority, pursuant to any Law with respect to the employment, discharge or layoff of Business Personnel by any Seller Entity as of or before the Closing, including but not limited to the WARN Act.

        (d)   No Third Party Rights.    Nothing expressed or implied in this Section 7.7 will confer upon any Business Personnel, any employee or independent contractor of Purchaser, or any legal representative of any such Person, any rights or remedies, including any right to employment or continued employment for any specified period, of any nature or kind whatsoever under or by reason of this Agreement. Except as provided in Section 7.7(b)(ii), nothing in this Agreement will limit or restrict in any way the right of the Seller or the Purchaser to modify, amend, terminate or establish employee benefit plans or arrangements in whole or in part at any time after the Closing Date.

        (e)   Number of Employees.    Seller agrees to cause Canada Sub to maintain the employment of Eligible Employees so that the number of Eligible Employees employed by Canada Sub on December 31, 2006 and on each day thereafter up to and including the Closing Date shall be equal to or greater than three hundred fifteen (315).

7.8   General Post Closing Matters.

        (a)   Post Closing Notifications; Cooperation.

          (i)    Each of Purchaser and Seller will, and will cause its Affiliates to, comply with any applicable post-Closing notification or other requirements relating to the transactions contemplated hereby of any antitrust, trade competition, investment or control, export or other Law of any Governmental Authority having jurisdiction over the Business.

          (ii)   To the extent lawful, Purchaser and Seller will cooperate to obtain favorable unemployment insurance and workers' compensation ratings with respect to those states in which any material operations of the Business are conducted.

        (b)   Access.

          (i)    On the Closing Date or as soon thereafter as practicable, but in no event later than ninety (90) calendar days after the Closing Date, Seller will deliver or cause to be delivered to Purchaser all original agreements, documents, books, records and files (whether in machine or human-readable format) in the possession of Seller and its Affiliates relating to the Business or the Assets, including property records, production records, engineering records, purchasing and sales records, personnel and payroll records (to the extent permitted by Law), accounting records, mailing lists, customer and vendor lists and records, contractor and candidate lists and records, and databases containing any of the foregoing (collectively, "Records"), except that, subject to Purchaser's right to have reasonable access, Seller shall retain and not Transfer to Purchaser (i) Records which contain only incidental information relating to the Business or primarily relating to Seller or the businesses of Seller other than the Business; (ii) personnel and payroll Records that Seller is prohibited by Law from transferring to Purchaser; and (iii) the Organizational Documents of Seller, Healthcare Sub and GBS (collectively, the "Retained Records").

          (ii)   For a period of five (5) years after the Closing, upon reasonable notice, each of Purchaser and Seller will give, or cause to be given, to the Representatives of the other access to and permission to copy, at the requesting Party's expense, during normal business hours, Records relating to periods prior to the Closing and access to employees, to the extent reasonably requested by the other Party in connection with financial reporting matters, audits, legal proceedings, employee benefit claims, governmental investigations and other reasonable business purposes related to the fact of its ownership of the Business; provided, however, that nothing herein will obligate any Party to take actions that would unreasonably disrupt the normal course of its business, violate the terms of any contract to which it is a party or to which it or any of its assets is subject, or grant access to any of its proprietary, confidential or classified information which does not relate to the Business or the Assets; provided, however, that Purchaser, its Affiliates and the employees, officers, directors and agents of any of them shall not have any liability in connection therewith. Notwithstanding anything herein to the contrary, this Section 7.8(b)(ii) shall not apply with respect to Actions or other disputes between the Parties.

          (iii)  In the event and for so long as any Party actively is pursuing an affirmative recovery or contesting or defending against any charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand in connection with (i) any transaction contemplated under this

  Agreement or any Acquisition Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving the Business or the Assets, the other Party will cooperate with such Party and its counsel in the pursuit, contest or defense as may be reasonably requested.

        (c)   Certain Tax Matters.

          (i)    Except as otherwise expressly provided in this Agreement, Purchaser and Seller will share equally and promptly reimburse the other for its share of any applicable sales, use, transfer, stamp, conveyance, value added or other similar taxes, duties, excises or governmental charges imposed by any taxing jurisdiction, domestic or foreign, with respect to the Transfer of the Assets (including but not limited to Transferred Intellectual Property) and any deficiency, interest or penalty asserted with respect thereto; and for all recording or filing fees, notaries fees and other similar costs of closing with respect to Transfer of the Assets or otherwise on account of this Agreement or the transactions contemplated hereby.

          (ii)   Seller and Purchaser shall each (i) provide the other Party with such information or assistance as may be reasonably requested of such Party in connection with the preparation and filing of any return or report, any audit or examination by any taxing authority, any judicial or administrative proceeding, or any other reasonable business purpose relating to liability for Taxes with respect to the Business or Assets; (ii) retain for the statute of limitations (including any extensions) applicable with respect to such returns, audits, examinations, or proceedings, such material records or information as may be relevant thereto; (iii) provide the other Party with reasonable access to, and allow the other Party to make copies and extracts of, such records or information, and prior to disposing of any such records or information allow the other Party (at the first Party's cost and expense of shipping) the right to obtain the originals of such records or information; (iv) in connection with such returns, audits, examinations, and proceedings, cause its relevant employees and representatives to be reasonably available to the other Party and to provide to the other Party reasonable technical support (including the provision of interpretations, analyses, and testimony with respect to operation of the Business and other intangibles); and (v) provide the other Party with any final determination of any such audit, examination, or proceeding that affects the amount required to be shown on any tax return of the other Party for any period. The Party requiring assistance shall reimburse the other Party for all reasonable out of pocket costs incurred as a direct result thereof (excluding costs of time expended by employees and representatives), but only if and to the extent that the first Party was informed of and approved of the costs prior to the provision of assistance.

  Access to records and information relating to Taxes shall be governed by this Section 7.8(c)(ii), and not Section 7.8(b)(ii).

          (iii)  Notwithstanding any other provision in this Agreement, Seller shall indemnify and hold Purchaser harmless from all Taxes attributable to the ownership or sale of the Assets or the operations of the Business for all taxable periods ending on or before the Closing Date. In case of a period that includes, but does not end on the Closing Date, Taxes which are in the nature of real property or personal property Taxes shall be allocated to the Seller for the portion of the period ending on or before the Closing Date, pro rata based on the ratio of the number of days in the portion of the period ending on or before the Closing Date to the total number of days in the period. All other Taxes shall be allocated based on the date they actually accrue.

          (iv)  Seller hereby agrees and acknowledges that after the Closing Date Purchaser shall be entitled to make an election pursuant to Section 338(g) of the Code.

        (d)   Materials Received After Closing.    Following the Closing, Purchaser may receive and open all mail, electronic mail and telecopies addressed to any Seller Entity or any of their Affiliates and deal with the contents thereof in its discretion to the extent that such mail, electronic mail or telecopies and the contents thereof relate to the Business or the Assets. Seller agrees to promptly deliver to Purchaser all of the mail, electronic mail, checks, money, telecopies and any other information related to the Business, the Assumed Liabilities or the Assets received by Seller or any of its Affiliates following the Closing. Seller will cooperate with Purchaser, and take such actions as Purchaser reasonably requests, to assure that customers of the Business send their remittances directly to Purchaser. Purchaser agrees to promptly deliver to Seller all of the mail, electronic mail, checks, money, telecopies and other information related to the Excluded Assets or the Excluded Liabilities received by Purchaser following the Closing.

        (e)   Collection and Remittance of Accounts Receivable.

          (i)    Seller agrees to promptly remit to Purchaser all amounts collected by any Seller Entity (other than any Seller Sub) or any of their Affiliates after the Closing in respect of any account receivable related to the Business that was included in the Assets, or otherwise relates to or arises from the operation of the Business by Purchaser after the Closing.

          (ii)   Purchaser agrees to promptly remit to Seller all amounts collected by Purchaser after the Closing in respect of (x) any account receivable related to the Business that was not included in the Assets and (y) the Quebec Tax Receivable and to file, or cause Canada Sub to file, such forms with such Governmental Authorities and take, or cause Canada Sub to take, such other actions as Seller may reasonably request promptly after any such request with respect to collection of the Quebec Tax Receivable and otherwise to use reasonable efforts to collect, or cause Canada Sub to collect, such receivables and the Quebec Tax Receivable; provided, however, that if it is reasonably necessary for Purchaser or Canada Sub to engage any third party professional service provider to provide assistance with the actions contemplated by this clause (y), Seller shall be responsible for the fees and expenses of such third party professional service provider. If Seller has ceased to exist at the time Purchaser would otherwise make any such remittance, Purchaser shall remit such amount to Seller's successors or assigns, as the case may be. If Purchaser is unable to locate any successors or assigns of Seller after reasonable good faith efforts to do so (not including individual shareholders of Seller), Purchaser shall be entitled to retain amounts collected by Purchaser that would otherwise be payable to Seller under this Section 7.8(e).

          (iii)  Notwithstanding anything to the contrary in this Section 7.8(e):

            (A)  if any Over 180 Account is collected by a Purchaser Entity, in whole or in part, within sixty (60) days after the Closing Date, Purchaser shall pay to Seller ninety-five percent (95%) of such collected amount (and Purchaser shall be entitled to retain the remaining five percent (5%) of such collected amount);

            (B)  to the extent the aggregate amount of 91-180 Accounts collected by the Purchaser Entities exceeds the amount of 91-180 Accounts that are reserved as uncollectible for purposes of calculating Net Working Capital, and such excess amounts are collected within sixty (60) days after the Closing Date, Purchaser shall pay to Seller ninety-five percent (95%) of such excess collected amounts (and Purchaser shall be entitled to retain the remaining five percent (5%) of such excess collected amounts); and

            (C)  as used herein, (1) "Over 180 Account" means any account receivable related to the Business that was included in the Assets and that was aged over 180 days as of the Closing Date; and (2) "91-180 Account" means any account receivable related to the Business that was included in the Assets and that was aged more than 90 days and less than 181 days as of the Closing Date.

7.9   Best Efforts.

        Without limiting the generality or effect of any provision of Articles VIII or IX and subject to Section 2.5, prior to the Closing, each of the parties hereto will use reasonable best efforts with due diligence and in good faith to satisfy promptly all conditions required hereby to be satisfied by such Party in order to expedite the consummation of the transactions contemplated hereby.

7.10   Client Meetings.

        Prior to the Closing, Seller shall assist Purchaser in all reasonable respects in promptly scheduling and conducting meetings with mutually agreed-upon clients of the Business.

7.11   Determination of Purchase Price Allocation.

        Prior to the Closing, Seller and Purchaser shall use their best efforts to agree in writing to an allocation of the Purchase Price among the Purchased Assets for all purposes (including Tax and financial accounting). The failure of Seller and Purchaser to reach agreement on a Purchase Price allocation shall not constitute grounds for termination of this Agreement by any Party and agreement by Seller and Purchaser to a Purchase Price allocation shall not be a condition to the obligation of any Party to consummate the transactions contemplated by this Agreement.

7.12   Bring-Down Reports.

        Seller shall deliver to Purchaser:

        (a)   a true and complete revised version of Schedule 5.14(a), as of a date no less than seven (7) days prior to the Closing Date;

        (b)   an unauditied balance sheet of the Business as of September 30, 2006 and a Summary of Income and Expenses for Staffing and Solutions for the year-to-date period ended September 30, 2006 (the "September 30 Statements"), as soon as each is available, but in any event no later than fifteen (15) days after the date on which Seller files a Quarterly Report on Form 10-Q for the quarter ended September 30, 2006; and

        (c)   if available prior to Closing, an unauditied balance sheet of the Business as of December 31, 2006 and a Summary of Income and Expenses for Staffing and Solutions for the year ended December 31, 2006 (together with the September 30 Statements, the "Bring-Down Statements"), as soon as each is available.

Article VIII.    Conditions to Closing

8.1   Conditions Precedent to Obligations of Purchaser.

        The obligations of Purchaser under this Agreement to consummate the transactions contemplated hereby are subject to the satisfaction, at or prior to the Closing, of all of the following conditions, any one or more of which may be waived at the option of Purchaser (in its sole discretion):

        (a)   Performance of Covenants.    Seller and each other Seller Entity shall have performed, in all material respects, all of their respective obligations required to be performed by each of them under this Agreement at or prior to the Closing (except that Seller and Canada Sub shall have complied with the covenant in Section 7.7(e) in all respects).

        (b)   Representations and Warranties.    The representations and warranties of Seller set forth in this Agreement shall be true and correct in all material respects (except that those representations and warranties that are limited by materiality shall be true and correct in all respects) as of the Closing Date as if made at and as of the Closing Date (except where such representations or warranties are made expressly as of a specific date, and then as of such date).

        (c)   Certificate from Officer of Seller.    Seller shall have delivered to Purchaser the Seller Compliance Certificate.

        (d)   No Legal Obstruction.    All required waiting periods under the Hart Scott Rodino Antitrust Improvement Act of 1976, as amended ("HSR Act") or any similar act, foreign or domestic, shall have expired or been terminated. There shall not have been entered a preliminary or permanent injunction, temporary restraining order or other judicial or administrative order or decree in any jurisdiction, the effect of which prohibits the Closing. No law, rule or regulation shall have been enacted or promulgated, and no investigation, action, suit or proceeding shall have been threatened or instituted against Seller or Purchaser which, in any such case, in the reasonable judgment of Purchaser, challenges, or might result in a challenge to, the consummation of the transactions contemplated hereby, or which claims, or might give rise to a claim for, damages against Purchaser as a result of the consummation of such transaction.

        (e)   Absence of Changes.    There shall not have occurred any Seller Material Adverse Effect.

        (f)    Consents.    All consents of any Governmental Authority that are necessary for the consummation of the transactions contemplated by this Agreement or for the assignment of any of the Assets by Seller and each other Seller Entity to Purchaser shall have been obtained. Seller shall have obtained, and delivered to Purchaser copies of, (i) all Approvals listed on Schedule 8.1(f), each of which shall be in form and substance reasonably acceptable to Purchaser; and (ii) written evidence from CIT that CIT has released all Liens on the Assets.

        (g)   Shareholder Approval.    This Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite affirmative vote of the shareholders of Seller in accordance with the NYBCL and the Organizational Documents of Seller ("Shareholder Approval"). Seller shall have delivered to Purchaser a copy of the resolutions adopted by the shareholders of Seller for the Shareholder Approval, which shall be certified by the Secretary of Seller.

        (h)   Opinion of Counsel.    Purchaser shall have received an opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP, counsel to Seller, covering the matters set forth in Exhibit H, addressed to Purchaser and dated as of the Closing Date.

        (i)    Corporate Documents.    Seller shall have delivered the following documents to Purchaser:

          (i)    the certificate of incorporation or organization of each Seller Party and Seller Sub, certified as of a recent date by the applicable Governmental Authority;

          (ii)   a certificate of the Secretary or Assistant Secretary of each Seller Party as to the incumbency of persons signing this Agreement on their behalf,

  the Organizational Documents of such Seller Party and Seller Sub (other than those Organizational Documents delivered pursuant to clause (i) of this Section 8.1(i)) and, (A) in the case of the certificate delivered in respect of Seller, the resolutions for the Seller Board Approval, (B) in the case of the certificate delivered in respect of GBS, the resolutions of the board of directors of GBS authorizing the execution, delivery and performance by GBS of the Acquisition Agreements, (C) in the case of the certificate delivered in respect of Healthcare Sub, the resolutions of the manager or managing member of Healthcare Sub authorizing the execution, delivery and performance by Healthcare Sub of the Acquisition Agreements all of which shall be attached thereto; and

          (iii)  a certificate of good standing for each Seller Party and Seller Sub from the applicable Governmental Authority in the jurisdiction where such entity was incorporated or organized and each jurisdiction where such entity is required to be qualified or registered to transact business as a foreign or alien corporation except where the failure to be so qualified or registered would not have a Seller Material Adverse Effect; provided, however, that Seller shall only be obligated to use commercially reasonable efforts to obtain a certificate of good standing for India Sub from the applicable Governmental Authorities in India.

        (j)    Canada Intercompany Note.    Seller shall have contributed the Canada Intercompany Note to Canada Sub as capital of Canada Sub, such that all of Canada Sub's obligations under the Canada Intercompany Note have been fully and forever paid in full and satisfied.

        (k)   India Intercompany Payable.    Seller shall have taken all such actions as are necessary to cause all of India Sub's obligations under the India Intercompany Payable to have been fully and forever paid in full and satisfied.

        (l)    Investissement Quebec Confirmation.    Purchaser shall have received a letter from Investissement Quebec confirming the matters set forth in the letter attached hereto as Exhibit I.

        (m)  Consent of Certain Clients.    Eighty percent (80%) of the clients in each of the two categories listed on Schedule 8.1(m) shall have either (as indicated on such Schedule) (i) consented to the assignment to the applicable Purchaser Entity of the contract between the applicable Seller Entity and such client, or (ii) agreed that future business between the applicable Purchaser Entity and such client will be governed by such Purchaser Entity's existing contract with such client.

        (n)   Termination or Assignment of Other Canadian Leases.    Canada Sub shall have terminated or assigned all of its rights and obligations under the Other Canadian Leases.

8.2   Conditions Precedent to Obligations of Seller.

        The obligations of Seller under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to the Closing, of all the following conditions, any one or more of which may be waived at the option of Seller (in its sole discretion).

        (a)   Performance of Covenants.    Purchaser and each other Purchaser Entity shall have performed, in all material respects, all of their respective obligations required to be performed by each of them under this Agreement at or prior to the Closing.

        (b)   Representations and Warranties.    The representations and warranties of Purchaser set forth in this Agreement shall be true and correct in all material respects (except that those representations and warranties that are limited by materiality shall be true and correct in all respects) as of the Closing Date as if made at and as of the Closing Date (except where such representations or warranties are made expressly as of a specific date, and then as of such date).

        (c)   Certificate from Officer of Purchaser.    Purchaser shall have delivered to Seller the Purchaser Compliance Certificate.

        (d)   No Legal Obstruction.    All required waiting periods under the HSR Act and any similar act, foreign or domestic, shall have expired or been terminated. There shall not have been entered a preliminary or permanent injunction, temporary restraining order or other judicial or administrative order or decree in any jurisdiction, the effect of which prohibits the Closing. No law, rule or regulation shall have been enacted or promulgated, and no investigation, action, suit or proceeding shall have been threatened or instituted against Seller or Purchaser which, in any such case, in the reasonable judgment of Seller, challenges, or might result in a challenge to the consummation of the transactions contemplated hereby, or which claims, or might give rise to a claim for, damages against Seller as a result of the consummation of such transactions.

        (e)   Consents.    All consents of any Governmental Authority that are necessary for the consummation of the transactions contemplated by this Agreement or for the assignment of any of the Assets by Seller and each other Seller Entity to Purchaser shall have been obtained. Seller shall have obtained all Approvals listed on Schedule 8.2(e), each of which shall be in form and substance reasonably acceptable to Purchaser.

        (f)    Shareholder Approval.    This Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite affirmative vote of the shareholders of Seller in accordance with the NYBCL and the Organizational Documents of Seller.

        (g)   Opinion of Counsel.    Seller shall have received an opinion of Venable LLP, counsel to Purchaser, covering the matters set forth in Exhibit J, addressed to Seller and dated as of the Closing Date.

        (h)   Purchase Price.    Purchaser shall have paid the Purchase Price as provided in Section 3.1.

        (i)    Solvency Certificate.    Purchaser shall have delivered a certificate dated the Closing Date, substantially in the form attached as Exhibit K, signed by the principal financial officer of Purchaser, certifying that Purchaser is Solvent on the Closing Date and after giving effect to the transactions contemplated hereby (the "Solvency Certificate").

        (j)    Fairness Opinion Not Withdrawn or Modified.    Any financial advisors' opinion received by the Seller Board to the effect that this Agreement and the transactions contemplated hereby and the consideration to be received by Seller in connection herewith is fair to Seller from a financial point of view shall not have been withdrawn or materially and adversely modified.

        (k)   Corporate Documents.    The following documents or agreements shall have been obtained and delivered to Seller:

          (i)    the articles of incorporation of each Purchaser Entity, certified as of a recent date by the Maryland State Department of Assessments and Taxation or, in the case of AGCC, the appropriate Governmental Authority of the Province of Nova Scotia;

          (ii)   a certificate of the Secretary or Assistant Secretary of each of the Purchaser Entities as to incumbency, the bylaws of such Purchaser Entity and the resolutions of the board of directors of such Purchaser Entity authorizing and approving the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereunder, each of which shall be attached thereto; and

          (iii)  a certificate of good standing for each Purchaser Entity from the Maryland State Department of Assessments and Taxation or, in the case of AGCC, the appropriate Governmental Authority of the Province of Nova Scotia.

Article IX.    Indemnification

9.1   Indemnification by Seller.

        From and after the Closing Date, Seller shall, in accordance with this Article IX, indemnify, defend, protect and hold harmless the Purchaser Entities and their respective assigns, successors and Affiliates (collectively, the "Purchaser Indemnitees") from, against and in respect of all Actions asserted against, and all Damages actually suffered, sustained, incurred or paid by, any Purchaser Indemnitee in connection with, resulting from or arising out of:

        (a)   the breach of any representation or warranty of Seller set forth in this Agreement, any Transfer Document or the Seller Compliance Certificate;

        (b)   the nonfulfillment of any covenant or agreement on the part of any Seller Entity set forth in an Acquisition Agreement;

        (c)   the Excluded Liabilities;

        (d)   the failure by any Person to which Canada Sub has assigned an Other Canada Lease pursuant to Section 8.1(n) to comply with any term or condition of such Other Canada Lease; and

        (e)   any and all Tax Liabilities resulting from or arising in connection with the (i) contribution of the Canada Intercompany Note pursuant to Section 8.1(j); or (ii) satisfaction of the India Intercompany Payable pursuant to Section 8.1(k).

9.2   Indemnification by Purchaser.

        From and after the Closing Date, Purchaser shall, in accordance with this Article IX, indemnify, defend, protect and hold harmless Seller, GBS and Healthcare Sub and their respective assigns, successors and Affiliates (collectively, the "Seller Indemnitees") from, against and in respect of all Actions asserted against, and all Damages actually suffered, sustained, incurred or paid by, any Seller Indemnitee in connection with, resulting from or arising out of:

          (a)   the breach of any representation or warranty of Purchaser set forth in this Agreement, any Transfer Document or the Purchaser Compliance Certificate;

          (b)   the nonfulfillment of any covenant or agreement on the part of Purchaser set forth in an Acquisition Agreement; and

          (c)   the Assumed Liabilities.

9.3   Notice of Claims.

        The Indemnified Party shall notify the Indemnifying Party in writing promptly after becoming aware of any Damages which an Indemnified Party shall have determined has given rise to a claim for indemnification under this Article IX. Such written notice (a "Claim Notice") shall include an estimate of the Damages, if known, the method of computation thereof and a reference to the specific provisions of this Agreement in respect of which it seeks indemnification. As soon as practicable after the date of such Claim Notice, the Indemnified Party shall provide the Indemnifying Party or his or her agents access to all books and records in the possession or control of the Indemnified Party which the Indemnifying Party reasonably determines to be related to such claim. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim or the estimated amount of Damages described in such Claim Notice, or fails to notify the Indemnified Party within thirty (30) days after delivery of such Claim Notice whether the Indemnifying Party disputes the claim or the estimated amount of Damages described in such Claim Notice, the estimated Damages in the amount specified in the Indemnified Party's Claim Notice will be conclusively deemed a Liability of the Indemnifying Party and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party. If the Indemnifying Party has timely disputed its liability with respect to such claim or the estimated amount of Damages, the dispute shall be resolved, and the amount, if any, of Damages payable by the Indemnifying Party to the Indemnified Party shall be determined, in accordance with Section 11.11 below. It is agreed that no delay on the part of any Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from its obligations hereunder, except to the extent said Indemnifying Party is prejudiced by such failure to give notice. The provisions of this Section 9.3 do not apply to Third Party Actions.

9.4   Procedure for Third Party Claims.

        (a)   If any third Person shall commence an Action against any Indemnified Party with respect to any matter (a "Third Party Action") which may give rise to a claim for indemnification under this Article IX, then the Indemnified Party shall notify the Indemnifying Party in writing promptly after becoming aware of such Third Party Action describing in reasonable detail the Third Party Action (such notice being hereinafter called a "Third Party Action Notice"), which notice shall include a reference to the specific provisions of this Agreement in respect of which it seeks indemnification. It is agreed that no delay on the part of any Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from its obligations hereunder, except to the extent said Indemnifying Party is prejudiced by such failure to give notice. The Indemnifying Party will have thirty (30) days from the delivery of such Third Party Action Notice (the "Response Period") to determine whether or not (i) the Indemnifying Party will, at its sole cost and expense, defend against such Third Party Action and/or (ii) the Indemnifying Party is disputing the claim for indemnity hereunder.

        (b)   If the Indemnifying Party (i) does not respond to the Third Party Action Notice by 5:00 p.m., New York City time, on the last day of the Response Period, (ii) responds to the Third Party Action Notice, but disputes the claim for indemnity hereunder and elects not to assume the defense, or (iii) responds to the Third Party Action Notice and does not dispute the claim for indemnity but elects not to assume the defense, in each case within the period allowed after delivery of the Third Party Action Notice, the Indemnified Party shall have the right to defend against any such Third Party Action by appropriate proceedings or to settle or pay any such Third Party Action for such an amount as the Indemnified Party shall deem appropriate and the Indemnifying Party shall promptly pay all Damages resulting from such Third Party Action in accordance with subparagraph (e) below; provided that in the case of clause (ii), any right of the Indemnified Party to recover from the Indemnifying Party shall depend on the resolution of the dispute as to the right of indemnity in accordance with Section 11.11 hereof.

        (c)   If the Indemnifying Party affirmatively disputes the right to indemnity, but nevertheless elects to defend against any such Third Party Action or settle or pay any such Third Party Action, any right of the Indemnified Party to recover from the Indemnifying Party shall depend on the resolution of the dispute as to the right of indemnity in accordance with Section 11.11 hereof.

        (d)   Notwithstanding anything herein to the contrary, if the Indemnifying Party notifies the Indemnified Party that it will defend against or settle any Third Party Action:

          (i)    such defense or settlement shall be at the sole cost and expense of the Indemnifying Party, except for costs and expenses of the Indemnified Party's counsel, if any, pursuant to items (v) and (vi) below;

          (ii)   the Indemnifying Party and its counsel shall conduct such defense or settlement at all times in good faith;

          (iii)  the Indemnifying Party and its counsel shall, at the reasonable request of the Indemnified Party, provide periodic updates to the Indemnified Party in order to keep the Indemnified Party reasonably informed as to its conduct of such defense or settlement, and shall not compromise or settle such Third Party Action without the prior written consent of the Indemnified Party (not to be unreasonably withheld or delayed) unless such settlement or compromise does not subject the Indemnified Party to any monetary liability, and includes a complete, unconditional release of the Indemnified Party from all Liability with respect to such Third Party Action;

          (iv)  the Indemnified Party shall reasonably cooperate with the Indemnifying Party, including making available to the Indemnifying Party, all relevant witnesses and pertinent documents and information and appropriate personnel;

          (v)   the Indemnified Party may elect to employ its own counsel and participate in such defense or settlement at the Indemnified Party's sole cost and expense, but the control of such defense and the settlement shall rest with the Indemnifying Party;

          (vi)  notwithstanding the Indemnifying Party's election to defend against or settle the Third Party Action, the Indemnified Party may, upon written notice to the Indemnifying Party, elect to employ its own counsel (who shall be reasonably acceptable to the Indemnifying Party) at the Indemnifying Party's expense (except that the Indemnifying Party shall not be obligated to pay the fees of more than one separate counsel for all Indemnified Parties, taken together) if (A) the Indemnifying Party is also a Person against whom the Third Party Action is made and the Indemnified Party has been advised by counsel that (x) representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct or (y) the Indemnified Party has available to it one or more defenses or counterclaims that are inconsistent with, different from, or in addition to one or more of those that may be available to the Indemnifying Party with respect to such Third Party Action; or (B) the Indemnifying Party shall not in fact have employed counsel reasonably satisfactory to the Indemnified Party for the defense or settlement of such Third Party Action; provided, however, that the assumption of control of the defense or settlement of a Third Party Action by the Indemnified Party pursuant to this item (vi) shall not relieve the Indemnifying Party of its obligation to indemnify and hold the Indemnified Party harmless; and

          (vii) in no event shall the Indemnified Party consent to the entry of any judgment or enter into any settlement with respect to such Third Party Action without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

        (e)   Subject to the other provisions of this Section 9.4, the Damages resulting from the settlement or the final, non-appealable adjudication of such Third Party Action, or that portion thereof as to which the defense is unsuccessful, shall promptly be paid by the Indemnifying Party to (x) Purchaser, if any Purchaser Indemnitee is the Indemnified Party, or (y) Seller, if any Seller Indemnitee is the Indemnified Party, if, in either case, the Indemnifying Party:

          (i)    does not respond to a Third Party Action Notice by 5:00 p.m., New York City time on the last day of the Response Period;

          (ii)   does not elect to defend against any Third Party Action for which it does not dispute the Indemnified Party's right to indemnity;

          (iii)  does not elect to defend against any Third Party Action for which it disputes the Indemnified Party's right to indemnity, and such dispute is resolved, in accordance with Section 11.11, in a manner affirming the Indemnified Party's right to indemnity;

          (iv)  elects to defend against any Third Party Action for which it does not dispute the Indemnified Party's right to indemnity hereunder; or

          (v)   elects to defend against any Third Party Action for which it does dispute the right to indemnity, to the extent the dispute is resolved, in accordance with Section 11.11, in a manner affirming the Indemnified Party's right to indemnity.

9.5   Claims Period; Survival.

        (a)   The period during which a claim for indemnification may be asserted under this Agreement by an Indemnified Party (the "Claims Period") shall begin on the Closing Date and shall terminate on the date that is nine (9) months after the date of this Agreement; provided, however, that notwithstanding the foregoing, the Claims Period during which a claim for indemnification may be asserted with respect to Sections 5.2 and 5.8 shall begin on the Closing Date and shall continue until the final liquidation or dissolution of Seller.

        (b)   Notwithstanding the foregoing, if, prior to the close of business on the last day of the Claims Period, an Indemnifying Party shall have been properly notified of a claim for indemnity hereunder and such claim shall not have been finally resolved or disposed of at such date, such claim shall continue to survive and shall remain a basis for indemnity hereunder until such claim is finally resolved or disposed of in accordance with the terms hereof.

        (c)   All representations and warranties herein shall survive the Closing until the last day of the Claims Period.

        (d)   Seller shall maintain assets reasonably sufficient to satisfy its reasonably foreseeable indemnification obligations hereunder at all times during the Claims Period. Seller shall not finally liquidate or dissolve prior to the end of the Claims Period unless a liquidating trust has assumed in writing all of the obligations of the Seller Parties under this Agreement and Seller has given notice to Purchaser of such event.

9.6   Limits on Indemnification.

        The Parties' liability under this Article IX shall be limited as follows:

        (a)    Threshold.    No Purchaser Indemnitee, on the one hand, and no Seller Indemnitee, on the other hand, shall be entitled to assert any claim for indemnification pursuant to this Article IX unless and until the total aggregate cumulative Damages incurred by all Purchaser Indemnitees or all Seller Indemnitees, as applicable, exceed One Hundred Thousand Dollars ($100,000) (the "Threshold"), in which case such Indemnified Party shall be entitled to recover the full amount of such Damages (including the initial Threshold amount).

        (b)    Maximum Liability.    The aggregate monetary liability of Seller, on one hand, and Purchaser, on the other hand, pursuant to this Article IX shall be limited, with respect to each of them, to a maximum amount of Ten Million Dollars ($10,000,000).

9.7   Exclusive Remedy.

        Except for fraud, willful or intentional misrepresentation or willful or intentional breach of warranty, covenant or agreement, the indemnification provided in this Article IX shall be the sole and exclusive post-Closing remedy available to any party against any other party for any claim arising out of any breach of a representation, warranty or covenant made in or pursuant to this Agreement, any Transfer Document or the Seller Compliance Certificate or for any Excluded Liability or Assumed Liability.

Article X.    Termination

10.1     Termination.

        This Agreement may be terminated at any time prior to the Closing:

  (a)
  by mutual written consent of Purchaser and Seller;

  (b)
  by Purchaser:

          (i)    if the Seller Board withdraws, or modifies in any manner adverse to Purchaser, the Seller Board Approval; or

          (ii)   if there has been a material breach by Seller of any representation or warranty contained herein or in the due and timely performance of any covenant or agreement contained herein and Purchaser shall have notified Seller of such breach in writing and the breach has not been cured within twenty (20) Business Days after the notice of the breach; or

            (iii)  if the Closing shall not have occurred on or before March 31, 2007 by reason of the failure of any condition precedent under Section 8.1 (unless such failure was within the control of Purchaser); or

            (iv)  if there shall be in effect a final non-appealable court order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby.

  (c)
  by Seller:

            (i)    if Seller Board shall have withdrawn or modified in a manner adverse to Purchaser the approval or recommendation of this Agreement or the transactions contemplated hereby; and Purchaser acknowledges and agrees that concurrently with such termination the Seller Entities may enter into a definitive agreement providing for implementation of a Superior Alternative Transaction in accordance with Section 7.3(d); or

            (ii)   if there has been a material breach by Purchaser of any representation or warranty contained herein or in the due and timely performance of any covenant or agreement contained herein and Seller shall have notified Purchaser of such breach in writing and the breach has not been cured within twenty (20) Business Days after the notice of the breach; or

            (iii)  if the Closing shall not have occurred on or before March 31, 2007 by reason of the failure of any condition precedent under Section 8.2 (unless such failure was within the control of Seller); or

            (iv)  if there shall be in effect a final non-appealable court order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; or

            (v)   if Seller desires to accept an offer with respect to a Total Company Sale.

10.2     Effect of Termination.

        Subject to Section 10.3: (a) each Party's right of termination under Section 10.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of such right of termination will not be an election of remedies; and (b) if this Agreement is terminated pursuant to Section 10.1, all obligations of the Parties under this Agreement will terminate, provided, however, that, if this Agreement is terminated because of a breach of this Agreement by the nonterminating Party or because one or more of the conditions to the terminating Party's obligations under this Agreement is not satisfied as a result of the Party's failure to comply with its obligations under this Agreement, the terminating Party's right to pursue all legal remedies will survive such termination unimpaired.

10.3     Termination Fee; Termination Expenses.

          (a)   If this Agreement is terminated pursuant to Section 10.1(b)(i), (c)(i) or (c)(v), Seller shall pay to Purchaser a termination fee of Two Million Dollars ($2,000,000) (the "Termination Fee"), which includes all fees and expenses incurred in connection with the negotiation and execution of this Agreement, by Wire contemporaneously therewith.

          (b)   Notwithstanding anything to the contrary in this Agreement, Purchaser's right to receive payment of the Termination Fee pursuant to this Section 10.3 shall be the exclusive remedy of Purchaser for the loss suffered as a result of the failure of the transactions contemplated hereby to be consummated in connection with a termination pursuant to Section 10.1(b)(i), 10.1(c)(i) or 10.1(c)(v), and upon payment of the Termination Fee in accordance with this Section 10.3, Seller shall have no further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby. This Section 10.3(b) shall only apply to terminations pursuant to Section 10.1(b)(i), 10.1(c)(i) and 10.1(c)(v).

Article XI.    Miscellaneous

11.1     Notices.

        Unless otherwise provided in this Agreement, all notices and other communications required or permitted hereunder will be in writing and will be deemed to have been duly given when delivered in person or when dispatched by telegram or electronic facsimile transfer (confirmed in writing by mail within 24 hours of such dispatch), three Business Days after being sent by registered or certified mail, return receipt requested or one Business Day after having been dispatched by a nationally recognized overnight carrier service to the appropriate Party at the address specified below:

If to Seller, GBS or Healthcare Sub:	Computer Horizons Corp. 49 Old Bloomfield Avenue Mountain Lakes, New Jersey 07046 Attn: President Facsimile: (973)-402-7988
with a copy to:	Olshan Grundman Frome Rosenzweig & Wolosky LLP Park Avenue Tower 65 East 55th Street New York, New York 10022 Attn: Steven Wolosky, Esq. Facsimile: (212) 451-2222
If to the Purchaser or TEFIS:	TEKsystems, Inc. 7437 Race Road Hanover, Maryland 21076 Attn: Keith Bozeman, President Facsimile: (410) 540-7802

(with a copy to Sponsor)
If to Sponsor or AGCC:	Allegis Group, Inc. 7301 Parkway Drive Hanover, Maryland 21076 Attn: Randall D. Sones, Esq., General Counsel Facsimile: (410) 579-3136
With copies of notices to Purchaser, Sponsor, TEFIS or AGCC to:	Venable LLP 1800 Mercantile Bank & Trust Building Two Hopkins Plaza Baltimore, Maryland 21201 Attn: Michael J. Baader, Esq. Facsimile: (410) 244-7742

or to such other address or addresses as any such Party may from time to time designate as to itself by like notice.

11.2     Expenses.

        Except as otherwise expressly provided herein (i) Seller will pay any expenses incurred by the Seller Entities with respect to the preparation and negotiation of this Agreement and in preparing to consummate and consummating the transactions provided for herein and (ii) Purchaser will pay any expenses incurred by the Purchaser Entities with respect to the preparation and negotiation of this Agreement and in preparing to consummate and consummating the transactions provided for herein. Purchaser and Seller shall each pay one-half of the filing fee in connection with the filing by Purchaser and Seller under the HSR Act.

11.3     Successors and Assigns; Guarantee of Affiliate Obligations.

        (a)   This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, but will not be assignable or delegable by any Party without the prior written consent of the other Party, except that Purchaser may assign its rights, but not its obligations, under this Agreement, in whole or in part, to any Subsidiary of Purchaser. Nothing in this Agreement is intended to limit Purchaser's ability to assign or to transfer any of the Assets following the Closing Date.

        (b)   Seller and Purchaser each unconditionally guarantees the full and timely performance by their respective Affiliates of all obligations of such entities under this Agreement and any other Acquisition Agreement and agrees to cause their respective Affiliates to take all action contemplated by this Agreement.

11.4     Waiver.

        Purchaser and Seller, by written notice to the other, may (a) extend the time for performance of any of the obligations or other actions of the other under this Agreement, (b)

waive any inaccuracies in the representations or warranties of the other contained in this Agreement, (c) waive compliance with any of the conditions or covenants of the other contained in this Agreement or (d) waive or modify performance of any of the obligations of the other under this Agreement; provided, however, that no Party may, without the prior written consent of such other Party, make or grant such extension of time, waiver of inaccuracies or compliance or waiver or modification of performance with respect to its own obligations, representations, warranties, conditions or covenants hereunder. Except as provided in the immediately preceding sentence, no action taken pursuant to this Agreement will be deemed to constitute a waiver of compliance with any representations, warranties, covenants or agreements contained in this Agreement and will not operate or be construed as a waiver of any subsequent breach, whether of a similar or dissimilar nature.

11.5     Entire Agreement.

        Subject to Section 7.5, this Agreement (together with the Exhibits and Schedules hereto) constitutes the entire agreement by and among Seller and Purchaser and their Affiliates relating to the matters contemplated hereby, and supersedes all other agreements and understandings, whether written or oral, that may have been made or entered into by Purchaser or Seller (or by any Representative thereof) relating to the matters contemplated hereby.

11.6     Amendments, Supplements, etc.

        This Agreement may not be amended, supplemented or waived orally, but only by an instrument in writing signed by each of the Parties hereto.

11.7     Rights of the Parties.

        Nothing expressed or implied in this Agreement is intended or will be construed to confer upon or give any Person or entity other than the Parties (and their respective Affiliates any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby. Without limiting the generality of the foregoing, the assumption of the Assumed Liabilities by Purchaser pursuant to the terms of this Agreement shall be solely for the benefit of Seller, and all claims, demands and rights of any nature whatsoever arising under this Agreement as a result of the assumption of such Assumed Liabilities, shall be enforced solely by Seller and its permitted successors and assigns and shall not inure to the benefit of any other Person.

11.8     Further Assurances.

        (a)   After the Closing, Seller will, from time to time, at Purchaser's request and subject to Sections 2.5 and 8.1(b), execute and deliver to Purchaser such other instruments of conveyance and transfer and take such other action as Purchaser may reasonably request so as to effectuate the Transfer of the Assets to Purchaser.

        (b)   After the Closing, Purchaser will from time to time, at Seller's request, execute and deliver to Seller such other instruments of assumption or transfer and take such other action as Seller may reasonably request so as to effectuate the assumption by Purchaser of the Assumed Liabilities and to Transfer to Seller any Excluded Assets.

11.9   Bulk Sales.

        To the extent applicable, if at all, the Parties waive compliance with the provisions of the so called bulk sales or transfer laws of any jurisdiction in connection with the Transfer of the Assets pursuant to this Agreement.

11.10   Passage of Title and Risk of Loss.

        Legal title, equitable title and risk of loss with respect to the Assets will not pass to Purchaser until the Assets are Transferred at the Closing, which Transfer, once it has occurred, will be deemed effective for Tax, accounting and other computational purposes as of 11:59 p.m. (New York City time) on the Closing Date.

11.11   Applicable Law; Dispute Resolution; Jury Trial Waiver.

        (a)   This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Maryland without regard to principles of conflicts of laws.

        (b)   Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of any Maryland state or federal court regarding any and all disputes between the parties hereto, whether in law or equity, arising out of or relating to this Agreement and the agreements, instruments and documents contemplated hereby and the parties consent to and agree to submit to the jurisdiction of such courts. Each of the parties hereby waives and agrees not to assert in any such dispute, to the fullest extent permitted by applicable Law, any claim that (i) such Party is not personally subject to the jurisdiction of such courts, (ii) such Party and such Party's property is immune from any legal process issued by such courts, or (iii) any litigation or other proceeding commenced in such courts is brought in an inconvenient forum.

        (c)   EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

11.12   Execution in Counterparts.

        This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

11.13   Titles and Headings.

        Titles and headings to sections herein are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

11.14   Obligation of Sponsor.

        Sponsor hereby guarantees the due and punctual payment and performance when due of each of the obligations of Purchaser, AGCC and TEFIS under this Agreement and the other Acquisition Agreements.

The remainder of this page is left blank intentionally. Signatures follow on the next page.

        IN WITNESS WHEREOF, the parties hereto have executed this Asset purchase agreement as of the date first written above.

TEKSYSTEMS, INC. ("Purchaser")		COMPUTER HORIZONS CORP. ("Seller")
By:	/s/ PAUL J. BOWIE	By:	/s/ DENNIS J. CONROY
Name:	Paul J. Bowie	Name:	Dennis J. Conroy
Title:	Vice President — Finance	Title:	President & CEO
TEKSYSTEMS EF&I SOLUTIONS, LLC ("TEFIS")		GBS HOLDINGS PRIVATE LIMITED ("GBS")
By:	/s/ PAUL J. BOWIE	By:	/s/ BRIAN DELLE DONNE
Name:	Paul J. Bowie	Name:	Brian Delle Donne
Title:	Manager	Title:	Director C.O.O. CHC
ALLEGIS GROUP CANADA CORPORATION ("AGCC")		CHC HEALTHCARE SOLUTIONS, LLC ("Healthcare Sub")
By:	/s/ DAVID J. STANDEVEN	By:	/s/ DENNIS J. CONROY
Name:	David J. Standeven	Name:	Dennis J. Conroy
Title:	Vice President — Finance	Title:	President & CEO
ALLEGIS GROUP, INC. ("Sponsor")
By:	/s/ DAVID J. STANDEVEN
Name:	David J. Standeven
Title:	Executive Vice President

Signature page to Asset Purchase Agreement

Jefferies Broadview
520 Madison Avenue, 7th Floor New York, New York 10022 www.jefferiesbroadview.com
A division of Jefferies & Company, Inc.

ANNEX D

November 7, 2006

Board of Directors
Computer Horizons Corp.
49 Old Bloomfield Avenue
Mountain Lakes, NJ 07046-1495

Dear Members of the Board:

We understand that Computer Horizons Corp. ("Computer Horizons"), GBS Holdings Private Limited and CHC Healthcare Solutions, LLC (together with Computer Horizons, the "Seller Parties"), TEKsystems, Inc., TEKsystems EF&I Solutions, LLC and Allegis Group Canada Corporation (collectively, "TEKsystems" or the "Acquiror"), and Allegis Group, Inc. ("Allegis" or the "Sponsor") propose to enter into an Asset Purchase Agreement, substantially in the form of the draft dated as of November 2, 2006 (the "Agreement"), pursuant to which the Seller Parties will sell to the Acquiror (the "Transaction") substantially all of the assets of Computer Horizons' Commercial Services Business Unit ("Commercial") and assign certain liabilities of Commercial, each as more particularly described in the Agreement, for $57.0 million in cash (the "Consideration"). The terms and conditions of the Transaction are more fully set forth in the Agreement.

Jefferies Broadview, a division of Jefferies & Company, Inc. ("Jefferies Broadview"), as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, financial restructurings and other financial services. We have been engaged by Computer Horizons to act as its financial advisor in connection with the Transaction and will receive a fee for our services, a substantial portion of which is payable upon consummation of the Transaction. We will also be reimbursed for expenses incurred. Computer Horizons has agreed to indemnify Jefferies Broadview against liabilities arising out of or in connection with the services rendered and to be rendered by Jefferies Broadview under such engagement. We are currently providing financial advisory services to Computer Horizons and may in the future provide services to Computer Horizons and the Acquiror and/or their affiliates, and we have received, and may receive, fees for the rendering of such services. In the ordinary course of our business, we and our affiliates may trade or hold securities of Computer Horizons for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions in those securities.

You have asked for our opinion as investment bankers as to whether the Consideration to be received by Computer Horizons pursuant to the Transaction is fair, from a financial point of view, to Computer Horizons.

In conducting our analysis and arriving at the opinion expressed herein, we have, among other things, (i) reviewed a draft of the Agreement dated as of November 2, 2006, which for purposes of this opinion we have assumed to be identical in all material respects to the definitive Agreement; (ii) reviewed certain financial and other information about Computer Horizons that was publicly available; (iii) reviewed information concerning Commercial and Computer Horizons furnished to us by the management of Computer Horizons, including certain internal financial forecasts and analyses, budgets, reports and other information; (iv) held discussions with senior management of Computer Horizons concerning Commercial's historical and current operations, financial condition and prospects, including recent financial performance; (v) held discussions with senior management of Computer Horizons regarding the importance of engaging in the Transaction in light of Computer Horizons' other business plans and strategic objectives; (vi) reviewed the valuations of publicly traded companies in lines of business that we deemed comparable in certain respects to Commercial; (vii) reviewed, to the extent publicly available, the financial terms of selected acquisition transactions involving companies in lines of business that we deemed comparable in certain respects to the business of Commercial; (viii) assisted in negotiations and discussions related to the Transaction among Computer Horizons, the Acquiror and the Sponsor and their respective financial and legal advisors; and (ix) evaluated and assessed the offer submitted by the Acquiror. In addition, in rendering this opinion we have conducted such other quantitative reviews, analyses and inquiries relating to Commercial as we considered appropriate and took into account various qualitative factors described to the Board of Directors of Computer Horizons under separate cover regarding Commercial's current situation.

In our review and analysis and in rendering this opinion, we have assumed and relied upon, but have not assumed any responsibility to independently investigate or verify, the accuracy, completeness and fair presentation of all financial and other information that was provided to us by Computer Horizons, or that was publicly available (including, without limitation, the information described above), or that was otherwise reviewed by us. Specifically, we have also assumed, with your permission, that the allocation of Computer Horizons' corporate expenses to Commercial provided to us by management accurately reflects the portion of such expenses directly applicable to Commercial, and that such allocated expenses represent a true cost of doing business for Commercial. This opinion is expressly conditioned upon such information (whether written or oral) being complete, accurate and fair in all respects material to our analysis.

With respect to the financial forecasts provided to and examined by us, we note that projecting future results of any company is inherently subject to uncertainty. Computer Horizons has informed us, however, and we have assumed, that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Computer Horizons as to the future performance of Commercial. We express no opinion as to any financial forecasts or the assumptions on which they are made. In addition, in rendering this opinion, we have assumed that Commercial will perform in accordance with the financial forecasts for Commercial for all periods specified therein. Although such financial forecasts did not form the principal basis for our opinion, but rather constituted one of many items that we employed, changes to such financial forecasts could affect the opinion rendered herein.

Accordingly, Jefferies Broadview's analyses must be considered as a whole. Considering any portion of such analyses or the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the conclusions expressed herein. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof.

In our review, we did not obtain any independent evaluation or appraisal of the assets or liabilities of, nor did we conduct a comprehensive physical inspection of any of the assets of, Commercial, nor have we been furnished with any such evaluations or appraisals or reports of such physical inspections, nor do we assume any responsibility to obtain any such evaluations, appraisals or inspections. Our opinion is based on economic, monetary, regulatory, market and other conditions existing and which can be evaluated as of the date hereof. We have made no independent investigation of any legal or accounting matters affecting Commercial, and we have assumed the correctness in all respects material to our analysis of all legal and accounting advice given to Computer Horizons and its Board of Directors, including, without limitation, advice as to the legal, accounting and tax consequences of the terms of, and transactions contemplated by, the Agreement.

In rendering this opinion we have also assumed with your consent that: (i) the transactions contemplated by the Agreement will be consummated on the terms described in the Agreement without any waiver of any material terms or conditions which would affect the amount or timing of receipt of the Consideration; (ii) there is not now, and there will not as a result of the consummation of the Transaction be, any default, or event of default, under any indenture, credit agreement or other material agreement or instrument to which Computer Horizons or any of its subsidiaries or affiliates is a party; and (iii) all material assets and liabilities (contingent or otherwise, known or unknown) of Commercial were as set forth in the consolidated financial statements provided to us as of the dates of such financial statements.

We note that Computer Horizons publicly announced in September 2005 that its Board of Directors had retained the services of Jefferies Broadview to assist Computer Horizons in exploring strategic alternatives, including the possible sale of all or certain parts of Computer Horizons. We also note that, at Computer Horizons' request, we have contacted approximately 50 parties during the past eleven months to solicit their interest in acquiring Commercial.

It is understood that our opinion is solely for the use and benefit of the Board of Directors of Computer Horizons in its consideration of the Transaction, and our opinion does not address the relative merits of the Transaction as compared to any alternative transactions that might be available to Computer Horizons, nor does it address the underlying business decision by Computer Horizons to engage in the Transaction or the terms of the Agreement or the documents referred to therein. We express no opinion as to the price at which shares of Computer Horizons' common stock will trade at any future time. Our opinion may not be used or referred to by Computer Horizons, or quoted or disclosed to any person in any matter, without our prior written consent.

Based upon and subject to the foregoing, we are of the opinion as investment bankers that, as of the date hereof, the Consideration to be received by Computer Horizons pursuant to the Transaction is fair, from a financial point of view, to Computer Horizons.

                                                                                        Sincerely,

                                                                                        /s/ JEFFERIES BROADVIEW

                                                                                        Jefferies Broadview,
                                                                                        a division of Jefferies & Company, Inc.

ANNEX E

PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION

OF

COMPUTER HORIZONS CORP.

        This Plan of Complete Liquidation and Dissolution (the "Plan") provides for the complete liquidation and dissolution of Computer Horizons Corp., a New York corporation (the "Corporation"), in accordance with the New York Business Corporation Law (the "BCL") and Section 331 of the Internal Revenue Code of 1986, as amended (the "Code").

        1.     The Board of Directors of the Corporation (the "Board") has heretofore adopted a plan to liquidate the Corporation and has entered into asset purchase agreements to sell certain of its affiliates. The Board has adopted this Plan and called a meeting (the "Meeting") of the Corporation's shareholders to take action on the Plan. If shareholders holding a majority of the Corporation's outstanding common stock, par value $.10 per share (the "Common Stock"), vote for the adoption of this Plan, the Plan shall constitute the adopted Plan of the Corporation as of the date of the Meeting, or such later date on which shareholders approve the Plan if the Meeting is adjourned to a later date (the "Adoption Date").

        2.     The Corporation shall submit a certificate of dissolution (the "Certificate of Dissolution") to the Department of State of the State of New York (the "Department of State") in accordance with the BCL on or after the Adoption Date. Promptly after the Department of State files the Certificate of Dissolution, the Corporation shall commence the liquidation process by providing notice to creditors as required under Section 1007 of the BCL. Thereafter, the Corporation shall cease to be a going concern, and shall continue its activities merely for the purpose of preserving the value of the Corporation's assets, winding up its affairs, paying its debts and distributing the balance of its assets to its shareholders. In addition, on or after Adoption Date, at the discretion of the Board, the Corporation will close its stock transfer books and discontinue recording transfers of Common Stock, and thereafter certificates representing Common Stock will not be assignable or transferable on the books of the Corporation except by will, intestate succession, or operation of law.

        3.     Following the Adoption Date, the Corporation shall sell, exchange, transfer, lease, license or otherwise dispose of all of the Corporation's property and assets, to the extent and at such time(s), for such consideration (which may consist in whole or in part of forgiveness of obligations of the Corporation, money or other property), and upon such other terms and conditions, as the Board deems expedient and in the best interests of the Corporation and its shareholders, without any further vote or action by the Corporation's shareholders. Following adoption of the Plan by the Corporation's shareholders, the Board shall be authorized to take appropriate actions with a view towards consummating as soon as possible one or more of the transactions referred to in this paragraph 3, in an effort to attain the highest value for the Corporation's properties and assets and maximize the value for the Corporation's shareholders. The Corporation's properties and assets may be sold, exchanged, transferred, leased, licensed or otherwise disposed of in bulk to one person or entity or to a small number of persons or entities or on a piecemeal basis to numerous persons or entities. The Corporation will not be required to obtain appraisals or other third party opinions as to the value of its properties and assets in connection with this liquidation process. As part of the liquidation of its property and assets, the Corporation shall collect, or make provision for the collection of, all accounts receivable, debts and claims owing to the Corporation to the extent feasible and cost efficient.

        4.     Approval and adoption of the Plan by the Corporation's shareholders shall constitute approval by the shareholders of any sale, exchange, transfer, lease, license or other disposition in liquidation of the property and assets of the Corporation, whether such sale, exchange, transfer, lease, license or other disposition occurs in one transaction or a series of transactions, and shall also constitute ratification of (a) all contracts and any related instruments for the sale, exchange, transfer, lease, license or other disposition of any of the Corporation's property or assets which are conditioned on approval and adoption of the Plan by the Corporation's shareholders and (b) all actions previously or thereafter taken by any director, officer, employee or agent of the Corporation, including without limitation the incurrence and payment by the Corporation of related fees, costs and expenses, to facilitate or cause or permit the Corporation to enter into any such contract or other instrument.

        5.     Following the Adoption Date, the Corporation shall also:

        (a)   pay, or make reasonable provision to pay, all claims and obligations, including all contingent, conditional, or unmatured contractual claims, and all expenses relating to the sale of the Corporation's assets and the liquidation and dissolution of the Corporation (collectively, "Claims") known to the Corporation;

        (b)   make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the Corporation which is the subject of a pending action, suit or proceeding to which the Corporation is a party; and

        (c)   make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Corporation or that have not arisen but that, based on facts known to the Corporation, are likely to arise or to become known to the Corporation.

        Notwithstanding the foregoing, the Corporation will not be required to pay or make adequate provisions for any claims or other claims that are assumed by a buyer or buyers or other third party in connection with a sale, exchange, transfer, lease, license or other disposition of property or assets of the Corporation as contemplated by paragraph 3 above, if and to the extent that the Board or the trustee(s) of a Trust referred to in paragraph 10 below determine that such buyer, buyers or other third party is reasonably capable of satisfying such claims.

        6.     Claims shall be paid in full and any provisions required by subparagraphs 5(b) and 5(c) hereof shall be provided for in full if there are sufficient assets. If there are insufficient assets for the payment of Claims and the provisions referred to above, Claims and provisions shall be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of assets legally available therefore.

        7.     Subject to paragraph 8 and paragraph 10 below, all assets of the Corporation remaining after payment of Claims and the making of the provisions required by subparagraphs 5(b) and 5(c) will be distributed pro rata to the Corporation's shareholders in complete liquidation of the Corporation. Such distribution may occur in a single distribution or in a series of distributions and shall be in cash or assets, in such amounts, and at such time or times, as the Board or the Trustees (as defined in paragraph 10 below), in their absolute discretion, may determine.

        8.     If and to the extent deemed necessary, appropriate or desirable by the Board, in its absolute discretion, the Corporation may establish and set aside a reasonable amount of cash and/or property (the "Contingency Reserve") to satisfy actual, contingent or anticipated claims against the Corporation, including, without limitation, tax obligations, and all expenses of the sale of the Corporation's property and assets, of the collection and defense of the Corporation's property and assets, and the liquidation and dissolution provided for in the Plan.

        9.     If any distribution to a shareholder cannot be made, whether because the shareholder cannot be located, has not surrendered its certificates evidencing Common Stock as may be required hereunder or for any other reason, the distribution to which such shareholder is entitled (unless transferred to a Trust established pursuant to paragraph 10 hereof) shall be transferred, at such time as the final liquidating distribution is made by the Corporation, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such shareholder as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of the Corporation.

        10.   If deemed necessary, appropriate or desirable by the Board, in its absolute discretion, the Corporation may at any time transfer to one or more liquidating trusts (each a "Trust"), for the benefit of the Corporation's shareholders, any of the then remaining property and assets of the Corporation, including, if determined by the Board, all amounts in any Contingency Reserve. The Corporation and any officer thereof, as authorized by the Board, may appoint one or more corporations, partnerships or other persons or entities, or any combination thereof, including, without limitation, any one or more officers, directors, employees, agents or representatives of the Corporation, to act as the initial trustee or trustees of a Trust ("Trustees"). Each Trust shall succeed to all right, title and interest of the Corporation of any kind and character with respect to the property and assets transferred to it and, to the extent of the property and assets so transferred, shall assume all of the liabilities and obligations of the Corporation, including, without limitation, any unsatisfied claims and unascertained or contingent liabilities. For the purposes of the Plan, any conveyance of property and assets to a Trust shall be deemed to be a distribution of property and assets by the Corporation to the shareholders, subject to such liabilities, followed by a contribution of such property and assets, subject to such liabilities, to such Trust in exchange for a pro rata interest therein. The Corporation, subject to this paragraph 10 and as authorized by the Board, in its absolute discretion, may enter into a liquidating trust agreement with the Trustees of each Trust, on such terms and conditions as the Board, in its absolute discretion, may deem necessary, appropriate or desirable. Approval and adoption of the Plan by the Corporation's shareholders shall constitute the approval by the shareholders of such appointment, any such liquidating trust agreement and the transfer of property and assets by the Corporation to a Trust pursuant thereto.

        11.   Any distributions to the Corporation's shareholders pursuant to paragraph 7 of the Plan shall be in complete redemption and cancellation of all of the outstanding Common Stock of the Corporation. No distribution of property or assets representing earned but unreported income will be made by the Corporation to its shareholders in the liquidation. No part of the consideration to be received by any shareholder of the Corporation pursuant to paragraph 7 will be received by a shareholder of the Corporation as a creditor, employee, or in any other capacity other than that of a shareholder. Moreover, no property or assets will be retained or used to satisfy claims of any shareholders with respect to their stock. As a condition to such distributions to the Corporation's shareholders, the Board or the Trustees, in their absolute discretion, may (but shall not be required to) require shareholders to surrender their certificates evidencing Common Stock to the Corporation, the Trustees, or an agent for cancellation. Under such circumstances, if a shareholder's certificate for shares of Common Stock has been lost, stolen or destroyed, such shareholder may be required, as a condition to the disbursement of any distribution to such shareholder under the Plan, to furnish to the Corporation, the Trustees or an agent satisfactory evidence of the loss, theft or destruction thereof, together with a surety bond or other security or indemnity reasonably satisfactory to the Corporation, such Trustees or such agent.

        12.   The Corporation shall continue to indemnify its officers, directors, employees and agents in accordance with its certificate of incorporation, bylaws and any contractual arrangements as therein or elsewhere provided, and such indemnification shall apply to acts or omissions of such persons in connection with the adoption and implementation of the Plan and the winding up of the affairs of the Corporation. The Corporation's obligation to indemnify such persons may be satisfied out of any cash of the Corporation on hand from time to time, any Contingency Reserve or out of property or assets transferred to a Trust, if any. The Board and the Trustees are authorized to obtain and maintain such directors and officers or other fiduciary liability insurance coverage as they determine to be appropriate in connection with the Plan and its implementation.

        13.   In connection with and for the purposes of implementing the Plan, the Corporation may, in the absolute discretion of the Board, pay any brokerage, agency, professional and other fees and expenses of persons rendering services to the Corporation in connection with the collection, sale, exchange, transfer, lease, license or other disposition of the Corporation's property and assets and otherwise in connection with the implementation of the Plan.

        14.   In connection with and for the purpose of implementing and assuring completion of the Plan, the Corporation may, in the absolute discretion of the Board, pay the Corporation's officers, directors, employees, agents and representatives, compensation or additional compensation above their regular compensation, in money or other property, as severance, bonus, acceleration of vesting of stock or stock options or in recognition of any extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with carrying out the Plan. Approval and adoption of the Plan by the Corporation's shareholders shall constitute approval by the Corporation's shareholders of the payment of any such compensation.

        15.   Notwithstanding any approval and adoption of the Plan and the transactions contemplated hereby by the shareholders of the Corporation, the Board may modify, amend, or abandon the Plan and the transactions contemplated hereby without further action by the shareholders to the extent permitted under the BCL; provided, however, that the Corporation will not amend or modify the Plan under circumstances that would require additional shareholder approval under the BCL or the Federal securities laws without complying with the BCL or the Federal securities laws, as applicable.

        16.   The Board and the officers of the Corporation are authorized to approve changes to the terms of any of the transactions referred to herein, to interpret any of the provisions of the Plan, and to make, execute and deliver such other agreements, conveyances, assignments, transfers, certificates and other documents and take such other action as the Board and/or the officers of the Corporation deem necessary or desirable in order to carry out the provisions of the Plan and effect the complete liquidation and dissolution of the Corporation in accordance with the Code, the BCL and other applicable law, rules or regulations including, without limitation, any instruments of dissolution or other documents, and any withdrawal of any qualification to conduct business in any state in which the Corporation is so qualified, as well as the preparation and filing of any tax returns.

ANNEX F

Copy of Sections 623 and 910 of the New York Business Corporation Law
Explaining Appraisal Rights

Section 623. Procedure to enforce shareholder's right to receive payment for shares

        (a)   A shareholder intending to enforce his right under a section of this chapter to receive payment for his shares if the proposed corporate action referred to therein is taken shall file with the corporation, before the meeting of shareholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action. The objection shall include a notice of his election to dissent, his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares if the action is taken. Such objection is not required from any shareholder to whom the corporation did not give notice of such meeting in accordance with this chapter or where the proposed action is authorized by written consent of shareholders without a meeting.

        (b)   Within ten days after the shareholders' authorization date, which term as used in this section means the date on which the shareholders' vote authorizing such action was taken, or the date on which such consent without a meeting was obtained from the requisite shareholders, the corporation shall give written notice of such authorization or consent by registered mail to each shareholder who filed written objection or from whom written objection was not required, excepting any shareholder who voted for or consented in writing to the proposed action and who thereby is deemed to have elected not to enforce his right to receive payment for his shares.

        (c)   Within twenty days after the giving of notice to him, any shareholder from whom written objection was not required and who elects to dissent shall file with the corporation a written notice of such election, stating his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares. Any shareholder who elects to dissent from a merger under section 905 (Merger of subsidiary corporation) or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations) or from a share exchange under paragraph (g) of section 913 (share exchanges) shall file a written notice of such election to dissent within twenty days after the giving to him of a copy of the plan of merger or exchange or an outline of the material features thereof under section 905 or 913.

        (d)   A shareholder may not dissent as to less than all of the shares, as to which he has a right to dissent, held by him of record, that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary.

        (e)   Upon consummation of the corporate action, the shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights under this section. A notice of election may be withdrawn by the shareholder at any time prior to his acceptance in writing of an offer made by the corporation, as provided in paragraph (g), but in no case later than sixty days from the date of consummation of the corporate action except that if the corporation fails to make a timely offer, as provided in paragraph (g), the time for withdrawing a notice of election shall be extended until sixty days from the date an offer is made. Upon expiration of such time, withdrawal of a notice of election shall require the written consent of the corporation. In order to be effective, withdrawal of a notice of election must be accompanied by the return to the corporation of any advance payment made to the shareholder as provided in paragraph (g). If a notice of election is withdrawn, or the corporate action is rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenters' rights, he shall not have the right to receive payment for his shares and he shall be reinstated to all his rights as a shareholder as of the consummation of the corporate action, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

        (f)    At the time of filing the notice of election to dissent or within one month thereafter the shareholder of shares represented by certificates shall submit the certificates representing his shares to the corporation, or to its transfer agent, which shall forthwith note conspicuously thereon that a notice of election has been filed and shall return the certificates to the shareholder or other person who submitted them on his behalf. Any shareholder of shares represented by certificates who fails to submit his certificates for such notation as herein specified shall, at the option of the corporation exercised by written notice to him within forty-five days from the date of filing of such notice of election to dissent, lose his dissenter's rights unless a court, for good cause shown, shall otherwise direct. Upon transfer of a certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name of the original dissenting holder of the shares and a transferee shall acquire no rights in the corporation except those which the original dissenting shareholder had at the time of transfer.

        (g)   Within fifteen days after the expiration of the period within which shareholders may file their notices of election to dissent, or within fifteen days after the proposed corporate action is consummated, whichever is later (but in no case later than ninety days from the shareholders' authorization date), the corporation or, in the case of a merger or consolidation, the surviving or new corporation, shall make a written offer by registered mail to each shareholder who has filed such notice of election to pay for his shares at a specified price which the corporation considers to be their fair value. Such offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. If the corporate action has been consummated, such offer shall also be accompanied by (1) advance payment to each such shareholder who has submitted the certificates representing his shares to the corporation, as provided in paragraph (f), of an amount equal to eighty percent of the amount of such offer, or (2) as to each shareholder who has not yet submitted his certificates a statement that advance payment to him of an amount equal to eighty percent of the amount of such offer will be made by the corporation promptly upon submission of his certificates. If the corporate action has not been consummated at the time of the making of the offer, such advance payment or statement as to advance payment shall be sent to each shareholder entitled thereto forthwith upon consummation of the corporate action.

Every advance payment or statement as to advance payment shall include advice to the shareholder to the effect that acceptance of such payment does not constitute a waiver of any dissenters' rights. If the corporate action has not been consummated upon the expiration of the ninety-day period after the shareholders' authorization date, the offer may be conditioned upon the consummation of such action. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or if divided into series, of the same series and shall be accompanied by a balance sheet of the corporation whose shares the dissenting shareholder holds as of the latest available date, which shall not be earlier than twelve months before the making of such offer, and a profit and loss statement or statements for not less than a twelve month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such twelve month period, for the portion thereof during which it was in existence. Notwithstanding the foregoing, the corporation shall not be required to furnish a balance sheet or profit and loss statement or statements to any shareholder to whom such balance sheet or profit and loss statement or statements were previously furnished, nor if in connection with obtaining the shareholders' authorization for or consent to the proposed corporate action the shareholders were furnished with a proxy or information statement, which included financial statements, pursuant to Regulation 14A or Regulation 14C of the United States Securities and Exchange Commission. If within thirty days after the making of such offer, the corporation making the offer and any shareholder agree upon the price to be paid for his shares, payment therefor shall be made within sixty days after the making of such offer or the consummation of the proposed corporate action, whichever is later, upon the surrender of the certificates for any such shares represented by certificates.

        (h)   The following procedure shall apply if the corporation fails to make such offer within such period of fifteen days, or if it makes the offer and any dissenting shareholder or shareholders fail to agree with it within the period of thirty days thereafter upon the price to be paid for their shares:

          (1)   The corporation shall, within twenty days after the expiration of whichever is applicable of the two periods last mentioned, institute a special proceeding in the supreme court in the judicial district in which the office of the corporation is located to determine the rights of dissenting shareholders and to fix the fair value of their shares. If, in the case of merger or consolidation, the surviving or new corporation is a foreign corporation without an office in this state, such proceeding shall be brought in the county where the office of the domestic corporation, whose shares are to be valued, was located.

          (2)   If the corporation fails to institute such proceeding within such period of twenty days, any dissenting shareholder may institute such proceeding for the same purpose not later than thirty days after the expiration of such twenty-day period. If such proceeding is not instituted within such thirty-day period, all dissenter's rights shall be lost unless the supreme court, for good cause shown, shall otherwise direct.

          (3)   All dissenting shareholders, excepting those who, as provided in paragraph (g), have agreed with the corporation upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons, and upon each nonresident dissenting shareholder either by registered mail and publication, or in such other manner as is permitted by law. The jurisdiction of the court shall be plenary and exclusive.

          (4)   The court shall determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation does not request any such determination or if the court finds that any dissenting shareholder is so entitled, it shall proceed to fix the value of the shares, which, for the purposes of this section, shall be the fair value as of the close of business on the day prior to the shareholders' authorization date. In fixing the fair value of the shares, the court shall consider the nature of the transaction giving rise to the shareholder's right to receive payment for shares and its effects on the corporation and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair value of the shares without a jury and without referral to an appraiser or referee. Upon application by the corporation or by any shareholder who is a party to the proceeding, the court may, in its discretion, permit pretrial disclosure, including, but not limited to, disclosure of any expert's reports relating to the fair value of the shares whether or not intended for use at the trial in the proceeding and notwithstanding subdivision (d) of section 3101 of the civil practice law and rules.

          (5)   The final order in the proceeding shall be entered against the corporation in favor of each dissenting shareholder who is a party to the proceeding and is entitled thereto for the value of his shares so determined.

          (6)   The final order shall include an allowance for interest at such rate as the court finds to be equitable, from the date the corporate action was consummated to the date of payment. In determining the rate of interest, the court shall consider all relevant factors, including the rate of interest which the corporation would have had to pay to borrow money during the pendency of the proceeding. If the court finds that the refusal of any shareholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

          (7)   Each party to such proceeding shall bear its own costs and expenses, including the fees and expenses of its counsel and of any experts employed by it. Notwithstanding the foregoing, the court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by the corporation against any or all of the dissenting shareholders who are parties to the proceeding, including any who have withdrawn their notices of election as provided in paragraph (e), if the court finds that their refusal to accept the corporate offer was arbitrary, vexatious or otherwise not in good faith. The court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by any or all of the dissenting shareholders who are parties to the proceeding against the corporation if the court finds any of the following:

            (A)  that the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay;

            (B)  that no offer or required advance payment was made by the corporation;

            (C)  that the corporation failed to institute the special proceeding within the period specified therefor; or

            (D)  that the action of the corporation in complying with its obligations as provided in this section was arbitrary, vexatious or otherwise not in good faith.

  In making any determination as provided in clause (A), the court may consider the dollar amount or the percentage, or both, by which the fair value of the shares as determined exceeds the corporate offer.

          (8)   Within sixty days after final determination of the proceeding, the corporation shall pay to each dissenting shareholder the amount found to be due him, upon surrender of the certificates for any such shares represented by certificates.

        (i)    Shares acquired by the corporation upon the payment of the agreed value therefor or of the amount due under the final order, as provided in this section, shall become treasury shares or be cancelled as provided in section 515 (Reacquired shares), except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

        (j)    No payment shall be made to a dissenting shareholder under this section at a time when the corporation is insolvent or when such payment would make it insolvent. In such event, the dissenting shareholder shall, at his option:

          (1)   Withdraw his notice of election, which shall in such event be deemed withdrawn with the written consent of the corporation; or

          (2)   Retain his status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the non-dissenting shareholders, and if it is not liquidated, retain his right to be paid for his shares, which right the corporation shall be obliged to satisfy when the restrictions of this paragraph do not apply.

          (3)   The dissenting shareholder shall exercise such option under subparagraph (1) or (2) by written notice filed with the corporation within thirty days after the corporation has given him written notice that payment for his shares cannot be made because of the restrictions of this paragraph. If the dissenting shareholder fails to exercise such option as provided, the corporation shall exercise the option by written notice given to him within twenty days after the expiration of such period of thirty days.

        (k)   The enforcement by a shareholder of his right to receive payment for his shares in the manner provided herein shall exclude the enforcement by such shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in paragraph (e), and except that this section shall not exclude the right of such shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is unlawful or fraudulent as to him.

        (l)    Except as otherwise expressly provided in this section, any notice to be given by a corporation to a shareholder under this section shall be given in the manner provided in section 605 (Notice of meetings of shareholders).

        (m)  This section shall not apply to foreign corporations except as provided in subparagraph (e) (2) of section 907 (Merger or consolidation of domestic and foreign corporations).

Section 910. Right of shareholder to receive payment for shares upon merger or consolidation, or sale, lease, exchange or other disposition of assets, or share exchange

        (a)   A shareholder of a domestic corporation shall, subject to and by complying with section 623 (Procedure to enforce shareholder's right to receive payment for shares), have the right to receive payment of the fair value of his shares and the other rights and benefits provided by such section, in the following cases:

          (1)   Any shareholder entitled to vote who does not assent to the taking of an action specified in clauses (A), (B) and (C).

            (A)  Any plan of merger or consolidation to which the corporation is a party; except that the right to receive payment of the fair value of his shares shall not be available:

              (i)    To a shareholder of the parent corporation in a merger authorized by section 905 (merger of parent and subsidiary corporations), or paragraph (c) of section 907 (merger or consolidation of domestic and foreign corporations); or

              (ii)   To a shareholder of the surviving corporation in a merger authorized by this article, other than a merger specified in subclause (i), unless such merger effects one or more of the changes specified in subparagraph (b) (6) of section 806 (Provisions as to certain proceedings) in the rights of the shares held by such shareholder; or

              (iii)  Notwithstanding subclause (ii) of this clause, to a shareholder for the shares of any class or series of stock, which shares or depository receipts in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to vote upon the plan of merger or consolidation, were listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

            (B)  Any sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation which requires shareholder approval under section 909 (Sale, lease, exchange or other disposition of assets) other than a transaction wholly for cash where the shareholders' approval thereof is conditioned upon the dissolution of the corporation and the distribution of substantially all of its net assets to the shareholders in accordance with their respective interests within one year after the date of such transaction.

            (C)  Any share exchange authorized by section 913 in which the corporation is participating as a subject corporation; except that the right to receive payment of the fair value of his shares shall not be available to a shareholder whose shares have not been acquired in the exchange or to a shareholder for the shares of any class or series of stock, which shares or depository receipt in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to vote upon the plan of exchange, were listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

          (2)   Any shareholder of the subsidiary corporation in a merger authorized by section 905 or paragraph (c) of section 907, or in a share exchange authorized by paragraph (g) of section 913, who files with the corporation a written notice of election to dissent as provided in paragraph (c) of section 623.

          (3)   Any shareholder, not entitled to vote with respect to a plan of merger or consolidation to which the corporation is a party, whose shares will be cancelled or exchanged in the merger or consolidation for cash or other consideration other than shares of the surviving or consolidated corporation or another corporation.

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED NOVEMBER 21, 2006

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND
INTERNET VOTING INSTRUCTIONS

COMPUTER HORIZONS CORP.
49 Old Bloomfield Avenue
Mountain Lakes, NJ 07046-1495
(973) 402-7986

This Proxy is Solicited on Behalf of the Board of Directors

        The undersigned appoints                        and                         , and each of them, as the undersigned's attorneys and agents with full power of substitution to vote all shares of common stock, par value $.10 per share, of Computer Horizons Corp. (the "Company") which the undersigned would be entitled to vote if personally present at the special meeting of shareholders of the Company scheduled to be held at                        , on                        , 200  at             a.m. local time, and including at any adjournments or postponements thereof and at any meeting called in lieu thereof (the "Special Meeting").

        The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all actions the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of such attorneys and proxies and their substitutes with respect to any other matters as may properly come before the Special Meeting. Mark each vote with an X in the box.

        IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED FOR EACH OF PROPOSALS NOS. 1, 2, 3 & 4.

        This Proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Special Meeting.

        If any of your shares are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such shares and only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and instruct that person to execute the proxy card representing your shares. In addition, if you hold your shares in a brokerage or bank account, your broker or bank may allow you to provide your voting instructions by telephone or Internet. Please consult the materials you receive from your broker or bank prior to authorizing a proxy by telephone or Internet. Computer Horizons Corp. urges you to confirm in writing your instructions to the Company in care of at the address provided below so that Computer Horizons Corp. will be aware of all instructions given and can attempt to ensure that such instructions are followed.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 & 4.

        Please specify your vote by checking the box to the left of your choice for the proposal.

1.	PROPOSAL NO. 1: A proposal to approve the sale by the Company of substantially all of the assets of its Chimes, Inc. subsidiary to an affiliate of Axium International, Inc. pursuant to the Asset Purchase Agreement dated as of October 18, 2006 by and among Axium International, Inc., Diversity MSP, Inc., Chimes, Inc., and the Company.
☐ FOR ☐ AGAINST ☐ ABSTAIN
2.
PROPOSAL NO. 2: A proposal to approve the sale by the Company of substantially all the assets of its Commercial Services business to an affiliate of Allegis Group, Inc. pursuant to an Asset Purchase Agreement dated as of November 7, 2006 by and among TEKsystems, Inc., Allegis Group, Inc., TEKsystems EF&I Solutions, LLC, Allegis Group Canada Corporation, GBS Holdings Private Limited, CHC Healthcare Solutions, LLC and the Company.
☐ FOR ☐ AGAINST ☐ ABSTAIN
3.
PROPOSAL NO. 3: A proposal to approve a proposed plan of complete liquidation and dissolution of the Company and to approve the transactions contemplated thereby pursuant to which Computer Horizons Corp. will be dissolved.
☐ FOR ☐ AGAINST ☐ ABSTAIN
4.
PROPOSAL NO. 4: A proposal to approve one or more adjournments of the Special Meeting if deemed necessary to facilitate the approval of any of Proposal Nos. 1, 2, and 3, including to permit the solicitation of additional proxies if there are not sufficient votes at the time of the Special Meeting to establish a quorum or to approve Proposal Nos. 1, 2, and 3.
☐ FOR ☐ AGAINST ☐ ABSTAIN
5.
To vote and otherwise represent the undersigned on any other matter that may properly come before the Special Meeting or any adjournment or postponement thereof, including voting on adjournment of the Special Meeting with respect to one or more matters in the discretion of the proxy holder.

        This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR each of the proposals.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

        Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATE:	, 200
Signature
Signature if held jointly

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS
SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS,
TRUSTEES, ETC. SHOULD INDICATE THE CAPACITY IN
WHICH SIGNING. PLEASE SIGN EXACTLY AS NAME
APPEARS ON THIS PROXY.

TELEPHONE AND INTERNET VOTING INSTRUCTIONS

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the telephone (within U.S. and Canada)		To vote using the Internet
•	Call toll free in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	•	Go to the following web site:
•	Follow the simple instructions provided by the recorded message.	•	Enter the information requested on your computer screen and following the simple instructions

If you vote by telephone or the internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by             a.m., local time, on                        , 200  .

THANK YOU FOR VOTING

QuickLinks

IMPORTANT

SUMMARY TERM SHEET
The Chimes Asset Sale (Proposal No. 1)
The Commercial Services Asset Sale (Proposal No. 2)
Plan of Complete Liquidation and Dissolution (Proposal No. 3)
Adjournment of the Special Meeting (Proposal No. 4)
THE SPECIAL MEETING
SPECIAL FACTORS
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION
THE CHIMES ASSET SALE (PROPOSAL NO. 1)
THE COMMERCIAL SERVICES ASSET SALE (PROPOSAL NO. 2)
APPROVAL OF PROPOSAL TO ADOPT PLAN OF LIQUIDATION AND DISSOLUTION AND TO LIQUIDATE AND DISSOLVE THE COMPANY (PROPOSAL NO. 3)
ADJOURNMENT OF THE SPECIAL MEETING (PROPOSAL NO. 4)
INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
ELECTION OF THE BOARD OF DIRECTORS FOLLOWING OCTOBER 2005 PROXY CONTEST
ADDITIONAL INFORMATION ABOUT THE COMPANY
Financial Statements Index
UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF CHIMES, INC.
Chimes, Inc. Financial Information
Index
COMPUTER HORIZONS CORP.—CHIMES, INC. UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
COMPUTER HORIZONS CORP.—CHIMES, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
COMPUTER HORIZONS CORP.—CHIMES, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
COMPUTER HORIZONS CORP.—CHIMES, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF SHAREHOLDERS EQUITY
NOTES TO CHIMES HISTORICAL CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)
CHIMES, INC. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
CHIMES, INC. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
CHIMES, INC. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
CHIMES, INC. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
CHIMES, INC. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
CHIMES, INC. UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF COMMERCIAL SERVICES BUSINESS
Index
COMPUTER HORIZONS CORP.—COMMERCIAL SERVICES BUSINESS UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
COMPUTER HORIZONS CORP.—COMMERCIAL SERVICES BUSINESS UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
COMPUTER HORIZONS CORP.—COMMERCIAL SERVICES BUSINESS UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
COMPUTER HORIZONS CORP.—COMMERCIAL SERVICES BUSINESS UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF SHAREHOLDERS EQUITY
NOTES TO COMMERCIAL HISTORICAL CONSOLIDATED FINANCIAL STATEMENTS (unaudited)
COMPUTER HORIZONS CORP.—COMMERCIAL SERVICES BUSINESS UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
COMPUTER HORIZONS CORP.—COMMERCIAL SERVICES BUSINESS UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
COMPUTER HORIZONS CORP.—COMMERCIAL SERVICES BUSINESS UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
COMPUTER HORIZONS CORP.—COMMERCIAL SERVICES BUSINESS UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
COMPUTER HORIZONS CORP.—COMMERCIAL SERVICES BUSINESS UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
COMPUTER HORIZONS CORP.—COMMERCIAL SERVICES BUSINESS UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
NOTES TO COMMERCIAL SERVICES BUSINESS PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF CHIMES, INC. AND COMMERCIAL SERVICES BUSINESS
Chimes, Inc. and Commercial Services Business, Financial Information
Index
COMPUTER HORIZONS CORP.-CHIMES, INC. AND COMMERCIAL SERVICES BUSINESS UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
COMPUTER HORIZONS CORP.- CHIMES, INC. AND COMMERCIAL SERVICES BUSINESS UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
COMPUTER HORIZONS CORP.—CHIMES, INC. AND COMMERCIAL SERVICES BUSINESS UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
COMPUTER HORIZONS CORP.—CHIMES, INC. AND COMMERCIAL SERVICES BUSINESS UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
COMPUTER HORIZONS CORP.-CHIMES, INC. AND COMMERCIAL SERVICES BUSINESS UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
COMPUTER HORIZONS CORP.-CHIMES, INC. AND COMMERCIAL SERVICES BUSINESS UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
NOTES TO UNAUDITED PRO FORMA CHIMES, INC. AND COMMERCIAL SERVICES BUSINESS COMBINED FINANCIAL STATEMENTS
Liquidation of Computer Horizons Corp. Pro Forma Financial Information
Index
COMPUTER HORIZONS CORP. UNAUDITED CONDENSED PRO FORMA LIQUIDATION CONSOLIDATED BALANCE SHEET
Notes related to the Liquidation Estimates and Analysis
INCORPORATION BY REFERENCE
WHERE YOU CAN FIND ADDITIONAL INFORMATION
OTHER MATTERS
REQUEST TO SIGN, DATE AND RETURN PROXIES

ASSET PURCHASE AGREEMENT
W I T N E S S E T H
ARTICLE I ASSETS TO BE PURCHASED AND ASSUMPTION OF OBLIGATIONS
ARTICLE II PURCHASE PRICE
ARTICLE III CLOSING
ARTICLE IV REPRESENTATIONS AND WARRANTIES
ARTICLE V COVENANTS
ARTICLE VI CONDITIONS TO CLOSING
ARTICLE VII INDEMNIFICATION
ARTICLE VIII TERMINATION OF AGREEMENT
ARTICLE IX MISCELLANEOUS

ASSET PURCHASE AGREEMENT
PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION OF COMPUTER HORIZONS CORP.
Copy of Sections 623 and 910 of the New York Business Corporation Law Explaining Appraisal Rights